Exhibit 3.4

CURALEAF HOLDINGS, INC. NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF CURALEAF HOLDINGS, INC. AND MANAGEMENT INFORMATION CIRCULAR FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON JUNE 22, 2026 (https://meetings.lumiconnect.com/200-400-246-452) May 7, 2026 TAKE ACTION AND VOTE TODAY These materials are important and require your immediate attention. The shareholders of Curaleaf Holdings, Inc. are required to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal, tax or other professional advisors. No securities regulatory authority or stock exchange in Canada, the United States or elsewhere has expressed an opinion about, or passed upon the fairness or merits of, the transactions described in this document or the adequacy of the information contained in this document and it is a criminal offense to claim otherwise. No securities regulatory authority or stock exchange in Canada, the United States or elsewhere has approved or registered this document, and this document is not required to be registered with a securities regulatory authority or stock exchange in any such jurisdiction. Information has been incorporated by reference in this management information circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Curaleaf Holdings, Inc. at 290 Harbor Drive, Stamford, Connecticut 06902, United States of America, telephone (781) 451-0150, and are also available electronically at www.sedarplus.ca

- i - CURALEAF HOLDINGS, INC. 290 Harbor Drive Stamford, CT 06902 NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS NOTICE IS HEREBY GIVEN that the annual general and special meeting of shareholders (the “Meeting”) of Curaleaf Holdings, Inc. (the “Company”) will be held on June 22, 2026 at 9:00 a.m. (Eastern Time). This year again, the Meeting will be held in a virtual format only. Our virtual Meeting will allow all shareholders an equal opportunity to attend, vote and submit questions, no matter where they may physically be located on June 22, 2026. The Meeting will be held in virtual form only via live webcast at https://meetings.lumiconnect.com/200-400-246-452. The items for consideration at the Meeting are as follows: 1. to receive and consider the annual audited financial statements of the Company for the financial year ended December 31, 2025, together with the notes thereto and the auditors’ report thereon (the “Financial Statements”); 2. to set the number of directors to ten (10) and elect as directors for the forthcoming year the nominees proposed by the Company, as more particularly described in the accompanying management Circular (the “Circular”); 3. to appoint BDO USA, P.C. (“BDO”), as auditors of the Company and authorize the board of directors of the Company (the “Board”) to fix the auditors’ remuneration and terms of engagement, as more particularly described in the Circular; 4. to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the continued ability of the Company to issue awards under the Company’s 2018 Stock and Incentive Plan (as amended from time to time), including the approval of unallocated awards thereunder, as more particularly described in the Circular; 5. to consider and, if deemed advisable, to pass, with or without variation, a special resolution to approve an amendment to the articles of the Company having the effect of amending the share capital of the Company, as more particularly described in the Circular; 6. to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the implementation of a proposed exchange program whereby up to 10,070,478 of the Company’s currently outstanding stock options having an exercise price or subject to performance vesting conditions tied to a trading price per share equal to or exceeding $5.00 would be exchanged for restricted share units of the Company (the “Option/RSU Exchange”), provided that the Option/RSU Exchange, as it relates to insiders of the Company, shall be subject to an ordinary resolution of disinterested Shareholders of the Company as required under applicable stock exchange rules and applicable securities legislation, as more particularly described in the Circular; 7. to consider and, if thought advisable, to pass, with or without variation, a special resolution to approve a plan of arrangement (the “Plan of Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving, among other things, the

- ii - continuation of the Company out of British Columbia, Canada to the State of Delaware in the United States, as more particularly described in the Circular; and 8. to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. As a shareholder of the Company (a “Shareholder”), it is very important that you read the Circular and other Meeting Materials (as defined herein) carefully. They contain important information with respect to the matters to be considered at the Meeting, on how to vote your shares and to attend and participate at the Meeting. The record date for the determination of the Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment(s) or postponement(s) thereof is May 5, 2026 (the “Record Date”). Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting or any adjournment(s) or postponement(s) thereof. This year again, the Company is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast, where all Shareholders (or their duly appointed proxyholders) will have an equal opportunity to participate in the Meeting regardless of geographic location and the size of equity ownership. Shareholders will not be able to attend the Meeting in person. Registered Shareholders and duly appointed proxyholders will be able to attend the Meeting online at https://meetings.lumiconnect.com/200-400-246-452, where they can participate, vote, or submit questions during the Meeting’s live webcast. Non-registered holders of subordinate voting shares of the Company (“Non-Registered Holders”) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but will not be able to participate or vote at the Meeting. If you are a Non-Registered Holder and have received these materials through your broker or through another intermediary, please follow the instructions set out in the voting instruction form or other instructions received from your financial intermediary to ensure that your subordinate voting shares of the Company will be voted at the Meeting by a duly appointed proxyholder or to ensure that you will be able to personally attend, participate and vote at the Meeting. To be effective, the enclosed proxy or voting instruction must be returned to the Company’s registrar and transfer agent, Odyssey Trust Company (“Odyssey”) by: (i) mail using the enclosed return envelope; or (ii) hand delivery to Odyssey at Odyssey Trust Company, 1230, 300 5th Ave SW, Calgary, AB, T2P 3C4. Alternatively, you may vote by Internet at https://vote.odysseytrust.com and by clicking “Vote.” All instructions are listed on the proxy or voting instruction form. Your proxy or voting instruction form must be received in each case no later than 4:00 p.m. (Eastern Time) on June 18, 2026 or at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the beginning of anyadjournment(s) or postponement(s) to the Meeting. A Shareholder who wishes to appoint a person other than the management nominees identified on the form of proxy or voting instruction form, to represent him, her or it at the Meeting (including Non-Registered Holders who wish to appoint themselves as proxyholder in order to assist and vote at the Meeting directly) may do so by inserting such person’s name in the blank space provided in the form of proxy or voting instruction form and following the instructions for submitting such form of proxy or voting instruction form. Such appointed person need not be a Shareholder. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the Meeting as your proxy and vote your shares, including if you are a Non-Registered Holder and wish to appoint yourself as proxyholder to attend, participate and vote at the Meeting, you MUST register such proxyholder after having submitted your form

- iii - of proxy or voting instruction form identifying such proxyholder. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the Meeting. Without a Username, proxyholders will not be able to participate or vote at the Meeting and will only be able to attend as guests. To register a proxyholder, Shareholders MUST send an email to appointee@odysseytrust.com and provide Odyssey with their proxyholder’s contact information, amount of shares appointed, name in which the shares are registered if they are a registered Shareholder, or name of broker where the shares are held if they are a beneficial Shareholder, so that Odyssey may provide the proxyholder with a Username via email. If you are a Non-Registered Holder, a voting instruction form, instead of a form of proxy, will be enclosed. You must follow the instructions provided by your intermediary in order to vote your shares. Non-Registered Holders are Shareholders that do not hold their shares of the Company in their own name and whose shares are held through an intermediary. Whether or not you plan to attend the Meeting via live webcast, we encourage you to read the accompanying management information circular and promptly vote your shares. DISSENT RIGHTS ON PLAN OF ARRANGEMENT Pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”), the Plan of Arrangement and the interim order issued by the Supreme Court of British Columbia on May 7, 2026, each registered shareholder of the Company has the right to dissent in respect of the special resolution approving the Plan of Arrangement. To exercise such dissent right: (a) a written notice of dissent must be received by the Company c/o Stikeman Elliott LLP, at 1155, René-Lévesque Boulevard West, 41st Floor, Montréal (Québec) H2B 3V2, Canada, to the attention of Vanessa Coiteux by 5:00 p.m. (Vancouver time) on June 18, 2026 or the business day that is two business days before the Meeting or any date to which the Meeting may be postponed or adjourned; (b) such shareholder must not have voted in favor of the special resolution approving the Plan of Arrangement; and (c) such shareholder must have otherwise complied with the provisions of sections 237 to 247 of the BCBCA, as modified and supplemented by the Plan of Arrangement, the interim order and a final order made by the court approving the Plan of Arrangement. The right to dissent is described in the accompanying Circular and the text of each of the Plan of Arrangement, sections 237 to 247 of the BCBCA and the interim order of the court, which are set forth in Appendices D, E and F, respectively, to the accompanying Circular. Persons who are beneficial holders of the Company’s shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent in respect of the special resolution should be aware that only registered shareholders are entitled to dissent. Accordingly, a beneficial Shareholder desiring to exercise this right of dissent must make arrangements for the shares beneficially owned by such person to be registered in their name prior to the time the written notice of dissent to the special resolution is required to be received by the Company or, alternatively, make arrangements for the registered shareholder to dissent on their behalf. Failure to strictly comply with the requirements set forth in sections 237 to 247 of the BCBCA, as modified and supplemented by the Plan of Arrangement, the interim order and the final order of the court (if applicable), may result in the loss of any right of dissent with respect to the special resolution. In the event that Shareholders entitled to vote at the Meeting have exercised rights of dissent in respect of the Plan of Arrangement, the Board may, in its sole discretion, decide not to proceed with the Arrangement.

- iv - NOTICE OF AVAILABILITY OF MEETING MATERIALS Notice is also hereby given that the Company has decided to use the notice-and-access method to deliver the Information Circular, the Financial Statements and related management’s discussion and analysis, and other meeting materials of the Meeting (the “Meeting Materials”) to both Non-Registered Holders and registered Shareholders. The notice-and-access mechanism allows the Company to deliver the Meeting Materials over the Internet in accordance with the notice-and-access rules adopted by the Canadian Securities Administrators under National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer. Under the notice-and-access system, registered Shareholders will receive a form of proxy and Non-Registered Holders will receive a voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Meeting Materials, Shareholders will receive a notification with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the printing and mailing costs of the Meeting Materials. Shareholders are reminded to review carefully the Meeting Materials prior to voting. Websites Where Meeting Materials Are Posted Meeting Materials can be viewed online under the Company’s profile on SEDAR+ at www.sedarplus.ca or at https://odysseytrust.com/client/crlf-holdings-inc/, the website for the Meeting Materials maintained by Odyssey. The Meeting Materials will remain posted on the Company’s profile on SEDAR+ and on Odyssey’s website at least until the date that is one year after the date the Meeting Materials were posted. How to Obtain Paper Copies of the Meeting Materials Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made at any time up to one year from the date the Meeting Materials are posted on Odyssey’s website. In order to receive a paper copy of the Meeting Materials, or if you have questions concerning notice-and-access, please call Odyssey, at 1-888-290-1175 (toll-free in North America) or at 1-587-885-0960 (direct from outside of North America). To receive paper copies of the Meeting Materials in advance of the voting deadline and the Meeting date, requests for paper copies must be received by no later than June 1, 2026. If you do request a paper copy of the Meeting Materials, please note that another form of proxy or voting instruction form will not be sent; please retain the one received with this notice of Meeting and availability of Meeting Materials, for voting purposes. DATED at Stamford, Connecticut this 7th day of May, 2026. BY ORDER OF THE BOARD (signed) “Boris Jordan” Boris Jordan, Chairman and Chief Executive Officer 26-23363-4 C1.1 P5

- i - TABLE OF CONTENTS CURALEAF HOLDINGS, INC. MANAGEMENT INFORMATION CIRCULAR................................ 1 Information Contained in this Circular ................................................................................................... 2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................... 2 CAUTION REGARDING CANNABIS OPERATIONS IN THE UNITED STATES.............................. 3 GENERAL INFORMATION ABOUT THE MEETING AND VOTING................................................. 4 The Special Matters to be Considered at the Meeting............................................................................. 4 The Arrangement .................................................................................................................................... 8 The Meeting ............................................................................................................................................ 9 Voting and Proxy Matters..................................................................................................................... 10 Take-Over Bid Protection ..................................................................................................................... 22 SHAREHOLDER PROPOSALS.............................................................................................................. 23 ADDITIONAL INFORMATION............................................................................................................. 24 MATTERS TO BE VOTED AT THE MEETING ................................................................................... 23 PRESENTATION OF THE FINANCIAL STATEMENTS..................................................................... 23 NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS ......................................................... 23 Nominees for Election to the Board of Directors.................................................................................. 24 Compensation of Directors.................................................................................................................... 31 APPOINTMENT OF AUDITORS ........................................................................................................... 35 APPROVAL OF UNALLOCATED AWARDS UNDER THE LTIP...................................................... 35 AMENDMENT TO THE ARTICLES OF THE COMPANY.................................................................. 37 Summary of the Proposed Amendment ................................................................................................ 37 Background to the Proposed Amendment............................................................................................. 37 Board Evaluation Process...................................................................................................................... 43 Recommendation of the Board of Directors.......................................................................................... 43 Shareholder Approval ........................................................................................................................... 43 Minority Approval ................................................................................................................................ 44 Events Subsequent to the Approval ...................................................................................................... 45 OPTION EXCHANGE PROGRAM ........................................................................................................ 45 Terms of the Option/RSU Exchange..................................................................................................... 46 Approval of the Option/RSU Exchange................................................................................................ 47 THE ARRANGEMENT AND THE CONTINUANCE ........................................................................... 48 Certain Defined Terms.......................................................................................................................... 48 The Arrangement .................................................................................................................................. 52 Benefits of the Arrangement ................................................................................................................. 53 Potential Disadvantages of the Arrangement ........................................................................................ 54 Election Shares Alternative................................................................................................................... 55 Recommendation of the Board.............................................................................................................. 55 Details of the Arrangement and Continuance ....................................................................................... 56 Procedure for the Arrangement to Become Effective ........................................................................... 77 26-23363-4 C1.1 P6

- ii - INFORMATION CONCERNING THE COMPANY.............................................................................. 80 Documents Incorporated by Reference ................................................................................................. 80 Corporate Structure ............................................................................................................................... 81 Summary Description of the Business.................................................................................................. 81 Prior Sales ............................................................................................................................................. 82 Trading Price and Volume .................................................................................................................... 82 Consolidated Capitalization .................................................................................................................. 83 TAX MATTERS....................................................................................................................................... 83 Certain Canadian Federal Income Tax Considerations......................................................................... 83 Certain United States Federal Income Tax Consequences.................................................................... 89 SECURITIES LAWS MATTERS ............................................................................................................ 96 Canada................................................................................................................................................... 96 United States ......................................................................................................................................... 96 Reporting and Trading .......................................................................................................................... 97 RIGHTS OF DISSENT............................................................................................................................. 97 RISK FACTORS..................................................................................................................................... 100 Risks Related to the Company ............................................................................................................ 100 Risk Factors Related to the Proposed Amendment............................................................................. 101 Risks Related to the Arrangement....................................................................................................... 103 STATEMENT OF EXECUTIVE COMPENSATION ........................................................................... 104 Compensation Governance and Philosophy........................................................................................ 105 Comparator Group .............................................................................................................................. 106 Compensation Risk Management........................................................................................................ 106 Compensation Consulting Services..................................................................................................... 107 Elements of Compensation.................................................................................................................. 107 Employment Agreements.................................................................................................................... 120 Termination and Change of Control Benefits ..................................................................................... 121 Summary Compensation Table ........................................................................................................... 122 Incentive Plan Awards ........................................................................................................................ 123 STATEMENT OF CORPORATE GOVERNANCE.............................................................................. 127 Board of Directors............................................................................................................................... 127 Chair and Vice-Chair .......................................................................................................................... 127 Meetings of Independent Directors..................................................................................................... 128 Board Mandate .................................................................................................................................... 128 Position Descriptions .......................................................................................................................... 128 Limitations on Other Board Service.................................................................................................... 129 Orientation and Continuing Education................................................................................................ 129 Ethical Business Conduct.................................................................................................................... 130 Nomination of Directors...................................................................................................................... 130 Term Limits......................................................................................................................................... 131 Diversity.............................................................................................................................................. 131 Assessments ........................................................................................................................................ 131 BOARD COMMITTEES........................................................................................................................ 132 Compensation and Nominating Committee ........................................................................................ 132 26-23363-4 C1.1 P7

- iii - Audit Committee................................................................................................................................. 133 Reliance on Certain Exemptions......................................................................................................... 135 Governance Committee....................................................................................................................... 135 NON-GAAP FINANCIAL AND PERFORMANCE MEASURES....................................................... 137 APPENDIX A BOARD CHARTER ......................................................................................................A-1 APPENDIX B LTIP RESOLUTION......................................................................................................B-1 APPENDIX C AMENDMENT RESOLUTION ....................................................................................C-1 APPENDIX D ARRANGEMENT RESOLUTION ...............................................................................C-1 APPENDIX E PLAN OF ARRANGEMENT ........................................................................................ E-1 APPENDIX F ARRANGEMENT DISSENT PROVISIONS ................................................................ F-1 APPENDIX G INTERIM ORDER.........................................................................................................G-1 APPENDIX H NOTICE OF ORDER.....................................................................................................H-1 APPENDIX I NOTICE OF ARTICLES AND ARTICLES .................................................................... I-1 APPENDIX J CHANGE OF AUDITOR PACKAGE.............................................................................J-1 26-23363-4 C1.1 P8

- 1 - CURALEAF HOLDINGS, INC. MANAGEMENT INFORMATION CIRCULAR This management information circular (the “Circular”) is dated May 7, 2026 and is furnished in connection with the solicitation of proxies by and on behalf of the management (“Management”) of Curaleaf Holdings, Inc. (“Curaleaf” or the “Company”) for use at the annual general and special meeting (the “Meeting”) of the holders (collectively, the “Shareholders”) of subordinate voting shares of the Company (the “Subordinate Voting Shares”) and multiple voting shares of the Company (the “Multiple Voting Shares” and collectively with the Subordinate Voting Shares, the “Shares”) to be held on June 22, 2026 at 9:00 a.m. (Eastern Time) at https://meetings.lumiconnect.com/200-400-246-452 for the following purposes: 1. to receive and consider the annual audited financial statements of the Company for the financial year ended December 31, 2025, together with the notes thereto and the auditors’ report thereon (the “Financial Statements”); 2. to set the number of directors to ten (10) and elect as directors for the forthcoming year the nominees proposed by the Company (refer to page 23); 3. to appoint BDO USA, P.C. (“BDO”), as auditors of the Company and authorize the board of directors of the Company (the “Board”) to fix the auditors’ remuneration and terms of engagement (refer to page 35); 4. to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to approve the continued ability of the Company to issue awards under the Company’s 2018 Stock and Incentive Plan (as amended from time to time, the “LTIP”), including the approval of unallocated awards thereunder (the “LTIP Resolution”) (refer to page 35); and 5. to consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Amendment Resolution”) to approve an amendment to the articles of the Company having the effect of amending the share capital of the Company (the “Proposed Amendment”) (refer to page 37); 6. to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution (the “Option Exchange Resolution”) to approve the implementation of a proposed exchange program whereby up to 10,070,478 of the Company’s currently outstanding stock options having an exercise price or subject to performance vesting conditions tied to a trading price per share equal to or exceeding $5.00 would be exchanged for restricted share units of the Company (the “Option/RSU Exchange”), provided that the Option/RSU Exchange, as it relates to insiders of the Company, shall be subject to an ordinary resolution of disinterested Shareholders of the Company as required under applicable stock exchange rules and applicable securities legislation (refer to page 45); 7. to consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”) to approve a plan of arrangement (the “Plan of Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) involving, among other things, the continuation of the Company out of British Columbia, Canada to the State of Delaware in the United States (the “Continuance”) (refer to page 48); and 8. to transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof 26-23363-4 C1.1 P9

- 2 - This year again, the Meeting will be held in a virtual format only. Our virtual Meeting will allow all shareholders an equal opportunity to attend, vote and submit questions, no matter their equity ownership or where they may physically be located on the Meeting date. All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke it at any time up to and including the day that is two business days preceding the day of the Meeting by following the instructions set forth in this Circular. See “Revocation of Proxy.” See “General Information About the Annual General and Special Meeting – Attendance and Participation at the Meeting” for more information on how to attend, participate and vote at the Meeting. All dollar amounts herein are expressed in U.S. dollars, unless otherwise indicated. Information Contained in this Circular The information contained in this Circular is given as at May 7, 2026, except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein. This Circular does not constitute the solicitation of an offer to purchase any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. Information contained in this Circular should not be construed as legal, tax or financial advice and Shareholders are urged to consult their own professional advisors in connection therewith. THIS CIRCULAR AND THE MATTERS TO BE APPROVED AT THE MEETING, INCLUDING THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF ARRANGEMENT, THE PROPOSED AMENDMENT AND THE OPTION EXCHANGE RESOLUTION, HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY NOR HAS ANY SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION Certain statements in this Circular may constitute “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States (the “U.S.”) securities laws (together, “forward-looking statements”). The words “scheduled”, “may”, “will”, “would”, “should”, “could”, “expects”, “plans”, “intends”, “trends”, “indications”, “anticipates”, “believes”, “estimates”, “predicts”, “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, statements in this Circular in respect of the Proposed Amendment, the Option/RSU Exchange, the Arrangement, including the Continuance, including timing of implementation of any such item, as well as the expected benefits to be derived therefrom by the Company and its Shareholders, are forward-looking statements. Forward-looking statements are based on estimates and assumptions made by the Company believed to be reasonable at the time such forward-looking statements are made, in light of Management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors 26-23363-4 C1.1 P10

- 3 - that the Company believes are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct or that the Company’s business guidance, objectives, plans and strategic priorities will be achieved. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this Circular are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Many risks, uncertainties and other factors could cause the Company’s actual results or affairs to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks, uncertainties and other factors discussed in the “Risk Factors” sections of our annual management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2025 and 2024 dated February 26, 2026 and of our annual information form for the year ended December 31, 2025 dated February 26, 2026, both of which are available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking statements contained in this Circular are made as of the date of this Circular, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities regulations. The forward-looking statements contained in this Circular are expressly qualified by this cautionary statement. We caution investors not to rely on the forward-looking statements contained in this Circular when making an investment decision in the Company’s securities. You are encouraged to read our filings with Canadian securities regulatory authorities available on SEDAR+ at www.sedarplus.ca and with the U.S. Securities Exchange Commission available on EDGAR at www.sec.gov/edgar under the Company’s profile for a discussion of these and other risks and uncertainties. CAUTION REGARDING CANNABIS OPERATIONS IN THE UNITED STATES Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the U.S. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis in the U.S. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the U.S. has trended toward non-enforcement against individuals and businesses that comply with medical- or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company. The enforcement of federal laws in the U.S. is a significant risk to the business of the Company and any proceedings brought against the Company thereunder may adversely affect the Company’s operations and financial performance. 26-23363-4 C1.1 P11

- 4 - GENERAL INFORMATION ABOUT THE MEETING AND VOTING The Special Matters to be Considered at the Meeting Why am I receiving this Circular? The Board and management of the Company are using this Circular and other proxy materials to solicit proxies for voting on matters to be brought before the Meeting which will be held via live webcast on June 22, 2026. As a Shareholder of the Company, you are invited to attend the Meeting and are entitled to vote, in addition to the elections of the directors of the Company and the appointment of the auditors of the Company, on the following special matters: • an ordinary resolution approving the unallocated awards under the Company’s LTIP; • a special resolution approving the Proposed Amendment to the articles of the Company having the effect of amending the share capital of the Company to remove the Listing-Based Sunset Event (as defined below); • an ordinary resolution approving the implementation by the Company of the Option/RSU Exchange, provided that the Option/RSU Exchange, as it relates to insiders of the Company, shall be subject to an ordinary resolution of disinterested Shareholders of the Company as required under applicable stock exchange rules and applicable securities legislation; and • a special resolution approving the Plan of Arrangement which involves, among other things, the Continuance of the Company in the State of Delaware. The Proposed Amendment provides for an amendment to the articles of the Company such that the automatic conversion feature of the dual-class share structure of the Company pursuant to which the Multiple Voting Shares would automatically convert into Subordinate Voting Shares, on a one-to-one basis, on the date following the first annual general meeting of the shareholders of the Company following the date on which the Subordinate Voting Shares become listed or quoted on the Nasdaq Stock Market, New York Stock Exchange or another exchange or marketplace approved by the Board, would be removed from the articles of Company. See “Matters to be Voted at the Meeting – Amendment to the Articles of the Company.” The Option/RSU Exchange, if approved by the Shareholders at the Meeting, will provide for the automatic and unvoluntary exchange of all of the issued and outstanding stock options to acquire Subordinate Voting Shares having an exercise price or subject to performance vesting conditions tied to a trading price per share equal to or exceeding $5.00 (each, an “Eligible Option”) for one restricted share units (each, a “RSU”) issued under the Company’s 2018 Stock and Incentive Plan dated effective as of October 25, 2018 (as amended from time to time, the “LTIP”), vesting over three years, with 1/3 of the replacement RSUs issued to each holder of Eligible Options vesting on each of December 11, 2026, December 11, 2027 and December 11, 2028, being each of the first three anniversaries of the date on which the Board approved the Option Exchange Program in principle, which approval was subject to further consideration of applicable regulatory requirements and approval of Shareholders at this Meeting, subject to certain other conditions. If approved at the Meeting, such exchange will be made without any action required on the part of the holders of Eligible Options. The participation of the insiders of the Company in the Option/RSU Exchange will only be permitted if the Option Exchange Resolution is also approved by the disinterested Shareholders 26-23363-4 C1.1 P12

- 5 - at the Meeting, as required under applicable stock exchange rules and applicable securities legislation. See “Matters to be Voted at the Meeting – Option Exchange Program.” The Arrangement includes the Company’s adoption of new charter documents, being the Certificate of Domestication, the Certificate of Incorporation and the Bylaws, in the forms attached as Schedules A, B and C, respectively, to the Plan of Arrangement attached to this Circular as Appendix C (the “Plan of Arrangement”), and the adoption of the authorized capital structure contemplated in the charter documents, as described in this Circular. See “Matters to be Voted at the Meeting – The Arrangement and the Continuance.” The solicitation of proxies by this Circular is being made by and on behalf of Management. Although it is expected that the solicitation of proxies will be primarily by mail to the latest address shown on the register of Shareholders or by electronic mail to the email address you provided, proxies may also be solicited in person by phone or other ways at a nominal cost to the Company. Proxies may also be solicited by any other means approved by the Court in the Interim Order (as such terms are defined herein). The costs of solicitation of proxies will be borne by the Company. This Circular is designed to assist you in voting your shares and we request that you vote on the Arrangement, including the Continuance, as described herein. Why is the Company proposing the Proposed Amendment? Following a review of the dual-class share structure of the Company under the supervision of the Special Committee (as defined herein), and after consideration of various multiple voting share structures and the long-term strategic plan of the Company, the Special Committee and the Board have determined that removing the automatic conversion trigger included in the articles of the Company, that would cause the dual-class share structure to automatically terminate at the first annual meeting of shareholders following the listing of the Company’s Subordinate Voting Shares on a national U.S. securities exchange, such as NASDAQ or NYSE (the “Listing-Based Sunset Event”), would be in the best interests of the Company. The Proposed Amendment would not otherwise affect the existing Minimum Ownership Threshold (as defined herein). In reaching their conclusions to recommend to the Board the approval of the Proposed Amendment, and to submit to the Shareholders the Proposed Amendment and recommend to the Shareholders to approve it and vote in favour of the Proposed Amendment, the Special Committee considered, among other things, the following factors as well as the additional factors discussed under “Matters to be Voted at the Meeting – Amendment to the Articles of the Company – Background to the Proposed Amendment”: a) Governance and Long-term Strategy of Curaleaf. The Special Committee considered management’s view that the Proposed Amendment would allow the Company to remain focused on the execution of its long-term strategy by avoiding automatic governance changes triggered by a potential U.S. listing, which management views primarily as a financing and liquidity decision. b) Continuity of Leadership and Execution. The Special Committee considered that removing the Listing-Based Sunset Event could support continuity of leadership and governance during a period in which the Company may be operating in an evolving and complex regulatory environment, including following a potential U.S. uplisting. c) Minimum Ownership Threshold. The Special Committee noted that the Proposed Amendment would not affect the existing minimum ownership threshold, such that if Mr. Jordan and his 26-23363-4 C1.1 P13

- 6 - Permitted Holders were to reduce their ownership of Multiple Voting Shares below the 5% threshold, the dual-class share structure would automatically terminate. d) Coattail Arrangements. The Proposed Amendment, if approved by the Shareholders and effected, will not affect the existing coattail arrangements, which ensure that equal treatment is afforded to the holders of Multiple Voting Shares and the holders of Subordinate Voting Shares in a take-over bid situation. e) Governance Stability Considerations. Management expressed the view that the Proposed Amendment would support the Company’s ability to continue executing its long-term strategy without introducing governance changes that could result from short term market dynamics. f) Approval by Minority Shareholders. The Proposed Amendment is subject to a separate vote by the holders of Subordinate Voting Shares, including a “majority of the minority” vote (in accordance with MI 61-101) which excludes the Subordinate Voting Shares owned by Mr. Jordan and the entities over which he exercises control. g) Market Practice. The Special Committee Special Committee considered market precedents, including the sunset frameworks adopted by other U.S.- and Canadian-listed companies with dual-class share structures, in assessing the reasonableness of the Proposed Amendment. In the course of its deliberations, the Special Committee also identified and considered a variety of risks and potentially negative factors in connection with the Proposed Amendment. The Special Committee believed that, overall, the anticipated benefits of the Proposed Amendment to Curaleaf outweighed the risks and negative factors identified in the review process. The recommendation of the Special Committee was made after consideration of all of the above-noted and other factors and in light of their respective knowledge of the business, financial condition and prospects of Curaleaf and were based upon the advice of the Special Committee’s legal advisors. Why is the Company proposing the Option Exchange Program? Following a review of the competitiveness and retention value of its stock options, the Company’s Compensation and Nomination Committee (the “CN Committee”) determined that, considering the exercise price of a number of existing stock options issued under the Company’s LTIP are significantly above the trading price of the Subordinate Voting Shares on the TSX, such existing stock options no longer offer an adequate incentive to officers and key employees of the Company, nor do they provide any meaningful retention incentive or alignment of the interests of the holders of such existing options with those of Shareholders. The Option Exchange Program will allow holders of Eligible Options to automatically exchange their Eligible Options for new RSUs to be issued under the LTIP, in the manner more fully described under “Matters to be Voted at the Meeting – Option Exchange Program.” If approved at the Meeting, such exchange will be made without any action required on the part of the holders of Eligible Options. The Company believes that the Option Exchange Program will allow the continued retention of its key employees and foster alignment of the interests of holders of Eligible Options with those of its Shareholders. Based on the recommendation of the CN Committee, the Board determined that the Option Exchange Program is in the best interests of the Company and authorized the Company to proceed with the Option Exchange Program, subject to the receipt of all necessary TSX and shareholder approvals. 26-23363-4 C1.1 P14

- 7 - Why is the Company proposing the Arrangement, including the Continuance? The Arrangement, among other things, is to complete the Continuance, which involves the Company continuing out of British Columbia, Canada and its concurrent domestication in the State of Delaware in the United States, resulting in the Company becoming a Delaware corporation. We believe the Continuance to Delaware will better reflect and align with our business and operational focus and strategic objectives, and will provide other expected and potential benefits. We have the following principal reasons for proposing the Arrangement: • The vast majority of our operations is based in the United States and we have a much stronger business connection to the United States than to Canada or any other country. • We are subject to U.S. federal and state laws and regulations. • We are a public company registered with the U.S. Securities and Exchange Commission (the “SEC”), and our Subordinate Voting Shares are registered with the SEC and quoted in the United States on the OTCQX® Best Market by OTC Markets Group (the “OTCQX”) under the trading symbol “CURLF”. • The Company’s financial statements and financial reporting are prepared in accordance with U.S. Generally Accepted Accounting Principles. • The Continuance will streamline our organizational and regulatory structure all within the United States. • The Continuance is intended to enhance shareholder value over the long term primarily by increasing the acceptance of the Company in the U.S. capital markets and improving the marketability of our stock. • Government entities, regulatory authorities, politicians, lenders and strategic partners in the United States are more familiar with, and may be more comfortable dealing with, U.S. corporations. • Being incorporated in the U.S. may provide our Shareholders and the investing community a greater comparability of our shareholder rights and corporate governance to other public companies generally. • We believe that the Continuance may be implemented without any material adverse tax consequences to the Company or our Shareholders. Please see “Matters to be Voted at the Meeting – The Arrangement and the Continuance – Benefits of the Arrangement” for more information. What are my voting choices for the LTIP Resolution, the Amendment Resolution, the Option Exchange Resolution and the Arrangement Resolution? You may vote “FOR”, “AGAINST” or “ABSTAIN” in respect of the LTIP Resolution. You may vote “FOR”, “AGAINST” or “ABSTAIN” in respect of the Amendment Resolution. You may vote “FOR”, “AGAINST” or “ABSTAIN” in respect of the Option Exchange Resolution. 26-23363-4 C1.1 P15

- 8 - You may vote “FOR”, “AGAINST” or “ABSTAIN” in respect of the Arrangement Resolution. How does the Board recommend that I vote on the LTIP Resolution? The Board unanimously recommends that you vote IN FAVOUR of the LTIP Resolution. How does the Board recommend that I vote on the Proposed Amendment? Having undertaken a thorough review of, and carefully considered, the Proposed Amendment, including consulting with legal counsel, the Special Committee (i) unanimously concluded that Proposed Amendment is in the best interests of the Company, and (ii) unanimously recommended that the Board approve the Proposed Amendment and recommend that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote IN FAVOUR of the Proposed Amendment. As a result of its discussions and after careful consideration of, among other things, the report of the Special Committee and its unanimous recommendation, the Board (excluding Mr. Jordan) concluded that the Proposed Amendment is in the best interests of the Company and recommended that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote IN FAVOUR of the Proposed Amendment. How does the Board recommend that I vote on the Option Exchange Resolution? The Board (with the interested directors, being Messrs. Boris Jordan and Joseph Lusardi, abstaining from such determination) unanimously recommends that you vote IN FAVOUR of the Option Exchange Resolution. How does the Board recommend that I vote on the Arrangement? Having undertaken a thorough review of, and carefully considered, the Plan of Arrangement, including the Continuance, and having consulted with the Company’s legal counsel, the Board unanimously recommends that you vote IN FAVOUR of the Arrangement Resolution, which will constitute approval of the Arrangement, including the Continuance and the adoption of the Certificate of Domestication, Certificate of Incorporation and the Bylaws. The Arrangement What happens if the Arrangement is approved at the Meeting? Subject to receipt, following the Meeting, of a final order by the Supreme Court of British Columbia approving the Arrangement, the Board will determine the appropriate time to implement the Arrangement, including the Continuance and the domestication in the U.S, when doing so will be in the best interests of the Company. However, the Board may determine not to complete the Arrangement, including the Continuance and the domestication in the U.S., if the Board determines that doing so would not be in the best interests of the Company. Will the Arrangement dilute my ownership interest? No. The Arrangement will not dilute your ownership interest in the Company. If the Continuance by way of the Arrangement takes place, immediately after the Arrangement is consummated, you will own the same percentage of shares of the Delaware-governed company as you own in the British Columbia-governed company immediately prior to the completion of the Arrangement. 26-23363-4 C1.1 P16

- 9 - Why was Delaware selected as the U.S. jurisdiction of incorporation for the Company? We believe the favorable corporate environment afforded by Delaware will further the Company’s strategic objectives and help the Company more effectively conduct its business, including in attracting and retaining skilled, experienced personnel, and potential members of the Board. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted, construed and implemented comprehensive, flexible corporate laws and corporate governance responsive to the legal and business needs of corporations organized under its laws. Will the Arrangement, including the Continuance, affect the Company’s operations? The Company will maintain the same corporate name “Curaleaf Holdings, Inc.”, business and assets and the Continuance completed by way of Arrangement is not expected to have a material impact on how the Company conducts its day-to-day operations. Following the effectiveness of the Continuance, we expect the Delaware Subordinate Voting Shares (as defined herein) to continue to be listed on the Toronto Stock Exchange (“TSX”) and quoted on the OTCQX in the United States under the same ticker symbol as the Subordinate Voting Shares. The Company is hopeful that the change in governing jurisdiction from British Columbia to Delaware will, among other things, enhance shareholder value over the long term. Please see “Matters to be Voted at the Meeting – The Arrangement and the Continuance – Benefits of the Arrangement” for more information. The Meeting What presence of Shareholders is needed in order to conduct business at the Meeting? A quorum is required to conduct business at the Meeting. Under the Company’s articles, quorum is composed of two Shareholders who are present in person or represented by proxy, without regard to the number of shares held by such Shareholders. Even if you indicate “ABSTAIN” with respect to a proposal, including the Arrangement, you and your shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. While we do not expect any broker non-votes in connection with the Arrangement, any broker non-votes received will be counted for purposes of determining the presence or absence of a quorum at the Meeting. However, broker non-votes and abstentions will not be considered votes cast with respect to any of the proposals brought before the Meeting. What vote is required to approve the matters to be considered at the Meeting? Holders of Subordinate Voting Shares are entitled to one vote for each Subordinate Voting Share held on each matter to be voted on at the Meeting. Holders of our Multiple Voting Shares are entitled to fifteen (15) votes for each Multiple Voting Share held on each matter to be voted on at the Meeting. At the Meeting, Shareholders will be asked, among other things, to consider, and if thought fit, to pass resolutions to fix the number of directors of the Company at ten (10), to elect the directors of the Company, to appoint BDO as the auditors of the Company for the ensuing year and to authorize the Board to fix their remuneration, and to approve the LTIP Resolution. Such resolutions require the approval of a simple majority (or 50% +1) of the votes cast at the Meeting by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class) in order to be approved. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors or the appointment of the auditors. 26-23363-4 C1.1 P17

- 10 - Assuming the presence of a quorum, to be adopted, the Amendment Resolution must be approved by (i) at least 66 2/3% of the votes cast at the Meeting by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class); (ii) at least 66 2/3% of the votes cast at the Meeting by the holders of Subordinate Voting Shares (voting separately as a class); (iii) at least 66 2/3% of the votes cast at the Meeting by the holders of Multiple Voting Shares (voting separately as a class); and (iv) for the purpose of confirming that the requisite minority approval under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) has been obtained, a majority of the votes cast at the Meeting by the holders of Subordinate Voting Shares, excluding the votes attached to the Subordinate Voting Shares held by persons required to be excluded from such vote in accordance with MI 61-101 (being, as at the date of this Circular, after reasonably inquiry: (i) 50,742,181 Subordinate Voting Shares beneficially owned or over which control or direction is exercised by Mr. Jordan or by related parties of Mr. Jordan and persons acting jointly or in concert with Mr. Jordan (including affiliates and associated), if any). Assuming the presence of a quorum, to be approved, the Option Exchange Resolution must be approved by (i) at least a simple majority (50% + 1 vote) of the votes cast at the Meeting by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), and (ii) as it relates to the participation of the insiders of the Company in the Option/RSU Exchange, a simple majority (50% + 1 vote) of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), excluding the votes attached to the Subordinate Voting Shares and Multiple Voting Shares held or over which direction or control is exercised, directly or indirectly, by insiders of the Company who are Eligible Holders (as defined herein) (being Boris Jordan, Chairman and Chief Executive Officer, Joseph Lusardi, Executive Vice-Chairman, Ed Kremer, Chief Financial Officer, Peter Clateman, Chief Legal Officer, and Camilo Lyon, Chief Investment Officer), representing 61,432,923 Subordinate Voting Shares and 93,970,705 Multiple Voting Shares as of the Record Date (being all of the issued and outstanding Multiple Voting Shares), as required under applicable stock exchange rules and applicable securities legislation. Assuming the presence of a quorum, the vote required by our Shareholders to approve the Arrangement at the Meeting is 66 2/3% of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting as a single class) at the Meeting voting FOR the Arrangement. Voting and Proxy Matters Solicitation of Proxies The solicitation of proxies by this Circular is being made by and on behalf of Management. Although it is expected that the solicitation of proxies will be primarily by mail and by Internet, proxies may also be solicited in person. The costs of solicitation of proxies will be borne by the Company. Notice-and-Access The Company is sending the Notice, this Circular, the Financial Statements and related management’s discussion and analysis and other meeting materials of the Meeting (the “Meeting Materials”) to the Shareholders using notice-and-access in accordance with National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), allowing the Company to send the Meeting Materials to Shareholders over the Internet. The Meeting Materials are being sent by the Company both to registered Shareholders, directly, and non-objecting beneficial owners and objecting beneficial owners (collectively, “Non-Registered Holders”), indirectly through intermediaries, and the Company assumes the delivery costs thereof. The Company may also retain, and pay a fee to, one or more professional proxy firms to solicit proxies from the Shareholders in favour of the matters set forth in the Notice. 26-23363-4 C1.1 P18

- 11 - Under the notice-and-access system, registered Shareholders will receive a form of proxy and Non-Registered Holders will receive a voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Meeting Materials, Shareholders will receive a notification with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and will also reduce the printing and mailing costs of the Meeting Materials. Shareholders are reminded to review carefully the Meeting Materials prior to voting. Meeting Materials can be viewed online under the Company’s profile on SEDAR+ at www.sedarplus.ca, on EDGAR at www.sec.gov/edgar or at the website https://odysseytrust.com/client/crlf-holdings-inc/ maintained by Odyssey for the Meeting Materials. The Meeting Materials will remain posted on the Company’s profile on SEDAR+, EDGAR and on Odyssey’s website at least until the date that is one year after the date the Meeting Materials were posted. Shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost to them. Requests may be made at any time up to one year from the date the Meeting Materials are posted on Odyssey’s website. In order to receive a paper copy of the Meeting Materials, or if you have questions concerning notice-and-access, please call Odyssey, at 1-888-290-1175 (toll-free in North America) or at 1-587-885-0960 (direct from outside of North America). To receive paper copies of the Meeting Materials in advance of the voting deadline and the Meeting date, requests for paper copies must be received by no later than June 1, 2026. If you do request a paper copy of the Meeting Materials, please note that another form of proxy or voting instruction form will not be sent; please retain the one received with the Notice for voting purposes. Voting at the Meeting Registered Shareholders and duly appointed proxyholders may vote at the Meeting, which will be held in a virtual format only, by completing a ballot online during the Meeting, as further described below. See “Attendance and Participation at the Meeting.” Non-Registered Holders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but will not be able to participate or vote at the Meeting. This is because the Company and its transfer agent do not have a record of the Non-Registered Holders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder. If you are a Non-Registered Holder and wish to vote at the Meeting, you have to appoint yourself as proxyholder, by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See “Appointment of Proxy” and “Attendance and Participation at the Meeting.” Appointment of Proxy The persons named in the enclosed proxy or voting instruction form are Boris Jordan, Chairman and Chief Executive Officer of the Company and Mr. Joseph Lusardi, Executive Vice-Chairman of the Company. Shareholders have the right to appoint a person (who need not be a Shareholder) to represent him, her or it (through a legal representative) at the Meeting other than the persons designated in the form of proxy or voting instructions form, as applicable, including Non-Registered Holders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to attend, participate or vote at the Meeting as their proxy (including Non-Registered Holders who wish to appoint themselves as proxyholders) and vote 26-23363-4 C1.1 P19

- 12 - their shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder AND register the third party proxyholder, as described below. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to attend, participate or vote at the Meeting. • Step 1: Submit your proxy or voting instruction form: To appoint a third party proxyholder, insert such person’s name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. You may deliver the completed proxy to Odyssey by: (i) mail using the enclosed return envelope; or (ii) hand delivery to Odyssey at 1230, 300 5th Ave SW, Calgary, AB T2P 3C4. Alternatively, you may vote by Internet at https://vote.odysseytrust.com and by clicking “Vote.” All instructions are listed on the enclosed Proxy Instrument. Your proxy or voting instruction form must be received in each case no later than 4:00 p.m. (Eastern Time) on June 18, 2026 or, if the Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the beginning of any adjournment(s) to the Meeting. This MUST be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under this section for additional details. • Step 2: Register your proxyholder: To register a proxyholder, Shareholders MUST send an email to appointee@odysseytrust.com by 4:00 p.m. (Eastern Time) on June 18, 2026, and provide Odyssey with the required proxyholder contact information, amount of shares appointed, name in which the shares are registered if they are a registered Shareholder, or name of broker where the shares are held if they are a beneficial Shareholder, so that Odyssey may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, participate or vote at the Meeting. If you are a Non-Registered Holder and wish to attend, participate or vote at the Meeting, you have to insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please see further instructions below under the heading “Attendance and Participation at the Meeting.” Legal Proxy – US Beneficial Shareholders If you are a beneficial Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above and below under “Attendance and Participation at the Meeting” you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey. Requests for registration from beneficial Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to appointee@odysseytrust.com and received by 4:00 p.m. (Eastern Time) on June 18, 2026. 26-23363-4 C1.1 P20

- 13 - Revocation of Proxy In addition to revocation in any other manner permitted by law, a Shareholder who has given a proxy pursuant to this solicitation may revoke it at any time up to and including the last business day preceding the day of the Meeting or any adjournment(s) thereof at which the proxy is to be used by an instrument in writing executed by the Shareholder or by his, her or its attorney authorized in writing and either delivered to the attention of the Corporate Secretary of the Company c/o Odyssey Trust Company, 1230, 500 5th Ave SW, Calgary, AB T2P 3C4, or by delivering written notice of such revocation to the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) thereof. Voting of Proxies and Discretion Thereof The shares represented by your proxy or voting instruction form (as applicable) will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. When Shareholders have properly executed proxies in favour of persons designated in the printed portion of the proxy or voting instruction form (as applicable), and have not specified in the proxy or voting instruction form (as applicable) the manner in which the named proxies are required to vote the shares represented thereby, such shares will be voted “IN FAVOUR” of each item scheduled to come before the Meeting. The proxy or voting instruction form (as applicable) confers discretionary authority on the persons named therein with respect to amendments or variations to matters identified in the Notice or other matters which may properly come before the Meeting. At the date of this Circular, Management knows of no such amendments, variations or other matters to come before the Meeting. However, if other matters properly come before the Meeting, it is the intention of the persons named in the proxy or voting instruction form (as applicable) to vote such proxy according to their best judgment. Attendance and Participation at the Meeting The Company is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. The Company is excited to once again embrace virtual meeting technology, which the Company believe provides expanded access, improved communications and cost and time savings for Shareholders and the Company. A virtual meeting enables increased Shareholder attendance from locations around the world. The Company believes the cost and time savings afforded by a virtual meeting encourage more Shareholders to attend the Meeting, and, importantly, will reduce the Company’s environmental impact. Shareholders and duly-appointed proxyholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid Username. Guests are welcome to attend and view the webcast, but will be unable to participate or vote at the Meeting. To join as a guest please visit the Meeting online at https://meetings.lumiconnect.com/200-400-246-452 and select “Join as a Guest” when prompted. Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://meetings.lumiconnect.com/200-400-246-452. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting: • Registered Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The Password to the Meeting is “curaleaf2026” (case sensitive). If as a registered Shareholder you are using your control number to login to the Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies for the Meeting and will be provided the opportunity to vote by online ballot on the matters 26-23363-4 C1.1 P21

- 14 - put forth at the Meeting. If you do not wish to revoke a previously submitted proxy, as the case may be, you will not be able to participate at the Meeting online, but you will be able to attend as a guest. • Duly appointed proxyholders: Odyssey will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “curaleaf2026” (case sensitive). Only registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but not able to participate or vote at the Meeting. Shareholders who wish to appoint proxyholder other than the persons designated in the Proxy Instrument to represent them at the Meeting (including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form AND register the proxyholder. See “Appointment of Proxy.” Non-Registered Holders You are a Non-Registered Holder if your shares are registered in the name of an intermediary, such as a bank, a trust company, a securities dealer or broker, or an administrator of a self-administered RRSP, RRIF, RESP or similar plan, that, in turn, holds those shares through a central depository such as the Canadian Depository for Securities Limited (CDS) (each an “Intermediary”). Pursuant to NI 54-101, Intermediaries are required to request voting instructions from Non-Registered Holders prior to shareholders’ meetings. Without specific instructions from Non-Registered Holders, Intermediaries are prohibited from voting the shares registered in their name. Non-Registered Holders should ensure that instructions respecting the voting of their shares are communicated to their respective Intermediary. If you are a Non-Registered Holder and wish to attend, participate and vote at the Meeting, you should carefully follow the instructions provided by your Intermediary, including those regarding when and where the voting instruction form is to be delivered, in order to appoint yourself as proxyholder. Non-Registered Holders should also carefully read the section “Appointment of Proxy” and “Attendance and Participation at the Meeting” above. Although Non-Registered Holders will not be recognized at the Meeting for the purpose of directly exercising the voting rights carried by the shares registered in the name of their Intermediary, they may attend the Meeting as proxy for the registered Shareholder and, in such capacity, exercise the voting rights carried by such shares by following the instructions to such effect provided by the Intermediary. Notice to United States Shareholders As of the date of this Circular, Curaleaf is a corporation organized under the laws of the Province of British Columbia, Canada, and is a foreign private issuer within the meaning of Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). As such, the solicitation of proxies for the Meeting is not subject to the proxy requirements of Section 14(a) of the U.S. Exchange Act, and Regulation 14A thereunder, by virtue of an exemption available to proxy solicitations by foreign private issuers. Accordingly, the solicitation contemplated herein is being made to United States Shareholders only in accordance with Canadian corporate and securities laws and this Circular has been prepared solely in accordance with disclosure requirements applicable in Canada. United States Shareholders should be aware that such requirements are different from those of the United States applicable to proxy statements under 26-23363-4 C1.1 P22

- 15 - the United States Exchange Act. Specifically, information contained or incorporated by reference herein has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. The enforcement by Shareholders of civil liabilities under the United States federal and state securities laws may be affected adversely by the fact that the Company is incorporated or organized outside the United States, or that the experts named herein are residents of a country other than the United States. As a result, it may be difficult or impossible for the United States Shareholders to effect service of process within the United States upon the Company, its officers and directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or any state securities laws. In addition, the United States Shareholders should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or any state securities laws, or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or any state securities laws. Interest of Certain Persons in Matters to be Acted Upon Excepts as discussed below, the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, any proposed nominee for election as a director of the Company, and any associate and affiliate of any of the foregoing, in any matter to be acted upon at the Meeting. Board Recommendations on the Resolutions The Board recommends that you vote: - “FOR” setting the number of directors at ten (10); - “FOR” each of the nominees for re-election to the Board until their respective successors are duly elected; - “FOR” the appointment of BDO as the auditors of the Company for the ensuing year and the authorization given to the Board to fix their remuneration; - “FOR” the LTIP Resolution; - “FOR” the Amendment Resolution; - “FOR” the Option Exchange Resolution; and - “FOR” the Arrangement Resolution. Votes Necessary to Pass Resolutions To conduct business at the Meeting, the quorum of shareholders is two Shareholders present (or participating virtually) at the Meeting or represented by proxy, without consideration for the number of shares such Shareholders hold. 26-23363-4 C1.1 P23

- 16 - Holders of Subordinate Voting Shares are entitled to one vote for each Subordinate Voting Share held on each matter to be voted on at the Meeting. Holders of our Multiple Voting Shares are entitled to fifteen (15) votes for each Multiple Voting Share held on each matter to be voted on at the Meeting. At the Meeting, Shareholders will be asked to consider, and if thought fit, to pass resolutions to fix the number of directors of the Company at ten (10), to elect the directors of the Company, to appoint BDO as the auditors of the Company for the ensuing year and to authorize the Board to fix their remuneration, and to approve the LTIP Resolution. Such resolutions require the approval of a simple majority (or 50% +1) of the votes cast at the Meeting in order to be approved. Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors or the appointment of the auditors of the Company. Assuming the presence of a quorum, to be adopted, the Amendment Resolution must be approved by (i) at least 66 2/3% of the votes cast at the Meeting by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class); (ii) at least 66 2/3% of the votes cast at the Meeting by the holders of Subordinate Voting Shares (voting separately as a class); (iii) at least 66 2/3% of the votes cast at the Meeting by the holders of Multiple Voting Shares (voting separately as a class); and (iv) for the purpose of confirming that the requisite minority approval under MI 61-101 has been obtained, a majority of the votes cast at the Meeting by the holders of Subordinate Voting Shares, excluding the votes attached to the Subordinate Voting Shares held by persons required to be excluded from such vote in accordance with MI 61-101 (being, as at the date of this Circular, after reasonable inquiry, 50,742,181 Subordinate Voting Shares beneficially owned or over which control or direction is exercised by Mr. Jordan and by related parties of Mr. Jordan and persons acting jointly or in concert with Mr. Jordan (including affiliates and associated), if any). Assuming the presence of a quorum, to be approved, the Option Exchange Resolution must be approved by (i) at least a majority of the votes cast at the Meeting by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), and (ii) as it relates to the participation of the insiders of the Company in the Option/RSU Exchange, at least a majority of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), excluding the votes attached to the Subordinate Voting Shares and Multiple Voting Shares held or over which direction or control is exercised, directly or indirectly, by insiders of the Company who are Eligible Holders (as defined herein) (being Boris Jordan, Chairman and Chief Executive Officer, Joseph Lusardi, Executive Vice-Chairman, Ed Kremer, Chief Financial Officer, Peter Clateman, Chief Legal Officer, and Camilo Lyon, Chief Investment Officer), representing 61,432,923 Subordinate Voting Shares and 93,970,705 Multiple Voting Shares as of the Record Date (being all of the issued and outstanding Multiple Voting Shares), as required under applicable stock exchange rules and applicable securities legislation. Assuming the presence of a quorum, the vote required by our Shareholders to approve the Arrangement at the Meeting is 66 2/3% of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting as a single class) at the Meeting voting FOR the Arrangement. Voting Securities and Principal Holders Thereof The authorized share capital of the Company consists of an unlimited number of Multiple Voting Shares without par value, an unlimited number of Subordinate Voting Shares without par value and an unlimited number of non-voting and non-participating shares exchangeable for Subordinate Voting Shares (the “Exchangeable Shares”). As at the Record Date, there were 698,228,949 Subordinate Voting Shares issued and outstanding, representing approximately 33.13% of voting rights attached to outstanding securities of the Company, and 93,970,705 Multiple Voting Shares issued and outstanding, representing approximately 66.87% of voting rights attached to outstanding securities of the Company. No Exchangeable Shares were issued and outstanding as at the Record Date. 26-23363-4 C1.1 P24

- 17 - The following is a summary of the current special rights or restrictions attached to the Subordinate Voting Shares, the Multiple Voting Shares and the Exchangeable Shares. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the completed provisions of the articles of the Company (the full text of which is available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar under the Company’s profile). Subordinate Voting Shares Restricted Shares The Subordinated Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian Securities Laws. Right to Notice and Vote Holders of Subordinate Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. Class Rights As long as any Subordinate Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company. Dividends Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend may be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board. Participation In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, entitled to participate ratably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis). Changes No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the 26-23363-4 C1.1 P25

- 18 - relative rights of the holders of the shares of each of the said classes. Except as described below, the Subordinate Voting Shares cannot be converted into any other class of shares. Conversion Upon an Offer In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the TSX if the stock exchange on which the shares of the Company are listed has not implemented any rules with respect to “coattail” protections, or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, the Company shall deposit or cause the transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer are withdrawn by the shareholder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be reconverted into Subordinate Voting Shares at the Conversion Ratio then in effect. Multiple Voting Shares Right to Notice and Vote Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to 15 votes per Multiple Voting Share. Class Rights As long as any Multiple Voting Shares remain outstanding, the Company may not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Additionally, consent of the holders of a majority of the outstanding Multiple Voting Shares are required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share 26-23363-4 C1.1 P26

- 19 - held. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Company. Dividends The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio. No dividend may be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board. Participation In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Subordinate Voting Shares. Changes No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares may occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Conversion The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis (the “Conversion Ratio”) at any time at the option of the holder. Automatic Conversion The Multiple Voting Shares will automatically convert into Subordinate Voting Shares at the Conversion Ratio on the earlier of (i) the transfer or disposition of the Multiple Voting Shares by Mr. Boris Jordan, Chairman and Chief Executive Officer of the Company, to one or more third parties which are not permitted holders; (ii) Mr. Jordan or his permitted holders no longer beneficially owning, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares on a non-diluted basis; and (iii) the first business day following the first annual meeting of shareholders of the Company following the Subordinate Voting Shares being listed and posted for trading on a U.S. national securities exchange such as The Nasdaq Stock Market or The 26-23363-4 C1.1 P27

- 20 - New York Stock Exchange (such prong (iii), the “Listing-Based Sunset Event”). At the Meeting, Shareholders will be asked to consider, and if thought fit, to approve the Amendment Resolution, which would have the effect of eliminating the Listing-Based Sunset Event from the articles of the Company. Please refer to “Matters to be Voted at the Meeting – Amendment to the Articles of the Company” for more information. Conversion Upon an Offer In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the TSX if the stock exchange on which the Subordinate Voting Shares are listed has not implemented any rules with respect to “coattail” protections, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company shall deposit or cause the Company’s transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be reconverted, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect. Exchangeable Shares Right to Notice and Vote Except as otherwise required by the Business Corporations Act or these Articles, the holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the shareholders of the Company; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the shareholders of the Company. Class Rights As long as any Exchangeable Shares remain outstanding, the Company will not, without the consent of the holders of the Exchangeable Shares 26-23363-4 C1.1 P28

- 21 - by separate special resolution, prejudice or interfere with any right or special right attached to the Exchangeable Shares. Dividends The holders of the Exchangeable Shares shall not be entitled to receive any dividends. Participation In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company. Changes No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Multiple Voting Shares and Subordinate Voting Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. Exchange Right Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be exchanged for one Subordinate Voting Share. Change of Control Adjustment Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Subordinate Voting Shares, or a sale or conveyance of all or substantially all the assets of the Company to any other body corporate, trust, partnership or other entity (each a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of a Change of Control shall remain outstanding and, upon the exchange of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Subordinate Voting Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Subordinate Voting Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date, provided that, in the event that, in connection with a Change of Control, the Exchangeable Shares are to be exchanged for securities of another body corporate, trust, partnership or other entity that are substantially equivalent in all respects to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the board of directors of the Company, acting reasonably, using the same exchange ratio as is applicable for the Subordinate Voting Shares in connection with such Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control shall be exchanged for the Alternative Exchangeable Security. The close of business on May 5, 2026, has been fixed as the record date (the “Record Date”) for the determination of Shareholders entitled to receive notice of the Meeting and any adjournment(s) or 26-23363-4 C1.1 P29

- 22 - postponement(s) thereof and to vote their shares at the Meeting. Accordingly, only Shareholders of record on the Record Date are entitled to vote at the Meeting or any adjournment(s) thereof. Except as set out below, to the knowledge of the directors and officers of the Company, based on publicly available filings, as of the Record Date, no person beneficially owns or exercises control or direction over, directly or indirectly, voting shares carrying 10% or more of the voting rights attached to any class of our voting shares: Name of Shareholder Number of Subordinate Voting Shares Owned, Controlled or Directed Percentage of Outstanding Subordinate Voting Shares Owned, Controlled or Directed Number of Multiple Voting Shares Owned, Controlled or Directed Percentage of Outstanding Multiple Voting Shares Owned, Controlled or Directed Percentage of Votes Attaching to all Outstanding Shares Owned, Controlled or Directed Boris Jordan(1) 50,742,181 7.27% 93,970,705 100% 69.28% Andrey S. Blokh 122,896,211 17.60% — — 5.83% (1) Includes 2,033,120 Subordinate Voting Shares registered directly in the name of Mr. Boris Jordan, as well as securities registered in the name of entities under the control of Mr. Boris Jordan, namely Gociter Holdings Ltd., being the holder of record of 33,291,909 Subordinate Voting Shares and 93,970,705 Multiple Voting Shares, and Jordan Family Investments, LLC; Measure 8 Full Spectrum Fund LP; Measure 8 Ventures LP; Measure 8 Ventures Management; and MedTech International Group LLC, being the holders of record of 2,635,000; 7,744; 11,791,550; 209,627; and 773,231 Subordinate Voting Shares, respectively. Take-Over Bid Protection Under applicable Canadian law, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In accordance with the rules applicable to most senior issuers in Canada, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Multiple Voting Shares. Mr. Boris Jordan, as the beneficial owner of all the outstanding Multiple Voting Shares, entered into a customary coattail agreement dated October 25, 2018 with the Company and a trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares. The undertakings in the Coattail Agreement do not apply to prevent a sale by Mr. Boris Jordan of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that: (a) offers a price per Subordinate Voting Share at least as high as the highest price per share paid pursuant to the take-over bid for the Multiple Voting Shares (on an as converted to Subordinate Voting Share basis); (b) provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror); (c) has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; and 26-23363-4 C1.1 P30

- 23 - (d) is in all other material respects identical to the offer for Multiple Voting Shares. In addition, the restrictions contained in the Coattail Agreement do not prevent the transfer or sale of Multiple Voting Shares by a person or company who beneficially owns, directly or indirectly, or exercises control or direction over, directly or indirectly, 10% or more of the voting rights attached to any class of voting securities of the Company to a permitted holder, provided such transfer or sale is not or would not have been subject to the requirements to make a take-over bid or constitute or would constitute an exempt take-over bid (as defined under applicable securities laws). The conversion of Multiple Voting Shares into Subordinate Voting Shares, whether or not such Subordinate Voting Shares are subsequently sold, does not constitute a disposition of Multiple Voting Shares for the purposes of the Coattail Agreement. Under the Coattail Agreement, any disposition of Multiple Voting Shares (including a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the agreement is conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with the articles of the Company. The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action is conditional on the Company or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Subordinate Voting Shares has the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee. The Company agreed to pay the reasonable costs of any action that may be taken in good faith by holders of Subordinate Voting Shares pursuant to the Coattail Agreement. The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada, and (b) the approval of at least 66 2⁄3% of the votes cast by holders of Subordinate Voting Shares excluding votes attached to Subordinate Voting Shares held by Mr. Boris Jordan and his permitted holders on terms which would constitute a sale or disposition for purposes of the Coattail Agreement other than as permitted thereby. No provision of the Coattail Agreement limits the rights of any holders of Subordinate Voting Shares under applicable law. SHAREHOLDER PROPOSALS Under the British Columbia Business Corporations Act (“BCBCA”), a person submitting a proposal must own at least one voting share and must have held at least one voting share for an uninterrupted period of at least two years before the date of signing the proposal. In addition, the proposal requires the signature of shareholders who, together with the submitting shareholder, are registered or beneficial owners of shares that, in the aggregate: (a) constitute at least 1% of the issued shares of the Company that carry the right to vote at general meetings; or (b) have a fair market value exceeding $2,000. Any such proposal must be received at the registered office of the Company at least three months before the anniversary of the previous year’s annual reference date and comply with the other applicable provisions of the BCBCA. Any notice of a shareholder proposal intended to be raised at the annual general meeting of shareholders of the Company to be held during 2027 must be submitted to the Company at its registered office, on or before 26-23363-4 C1.1 P31

- 24 - March 19, 2027, to be considered for inclusion in the management Circular for that annual general meeting of shareholders. ADDITIONAL INFORMATION Financial information is provided in the financial statements and related management’s discussion and analysis of the results for the period ended December 31, 2025. Shareholders wishing to receive a copy of such materials should send a request to the Company by mail at their principal business address, c/o Chief Investment Officer, 290 Harbor Drive, Stamford, Connecticut, United States of America, 06902, or by email at ir@curaleaf.com. Additional information relating to the Company is also available free of charge under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar. 26-23363-4 C1.1 P32

- 23 - MATTERS TO BE VOTED AT THE MEETING PRESENTATION OF THE FINANCIAL STATEMENTS The Company’s annual audited financial statements for the financial year ended December 31, 2025, together with the notes thereto and the auditors’ report thereon will be presented at the Meeting but will not be subject to a vote. A copy of the Financial Statements has been filed and is available under the Company’s profile on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov/edgar, or at https://odysseytrust.com/client/crlf-holdings-inc/, the website for the Meeting Materials (as defined herein) maintained by the Company’s transfer agent and registrar, Odyssey Trust Company (“Odyssey”). NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS The articles of the Company require a minimum of three (3) directors of the Company. At the last annual general meeting of the Company held on June 13, 2025, the Shareholders fixed the number of directors of the Company at ten (10), and elected six (6) directors on the Board. The present term of office of each current director of the Company will expire at the Meeting. At the Meeting, it is proposed to set the number of directors of the Company at ten (10), and to propose seven (7) directors for election. Out of the seven (7) director nominees, six (6) are currently serving on the Board and five (5) were elected by the Shareholders at the annual general meeting of Shareholders held on June 13, 2025. Mr. Torsten Greif was just recently appointed to the Board, and the Company is proposing each of Mr. Greif and Ms. Faith Charles for election as directors of the Company for the first time. Mr. Mitchell Kahn is not being nominated for re-election at the Meeting. After recommendation by the CN Committee that the director-nominees listed in this Circular be presented for election at this Meeting and after unanimous approval of such recommendation by the Board, the Company proposes to nominate at the Meeting the persons whose names are set forth in the following table, each to serve as a director of the Company until the next meeting of Shareholders at which the election of directors is considered, or until a successor is duly elected or appointed, unless such director resigns, is removed or becomes disqualified in accordance with the articles of the Company or the BCBCA. The Management nominees named in the form of proxy or voting instruction form, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR setting the number of directors of the Company at ten (10), and FOR the election of each of the nominees listed in this Circular unless otherwise instructed on a properly executed and validly deposited proxy. Management does not contemplate that any of the named nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy or voting instruction form, as applicable, reserve the right to vote for another nominee at their discretion. 26-23363-4 C1.1 P33

- 24 - Nominees for Election to the Board of Directors BORIS JORDAN Chairman and Chief Executive Officer Age: 59 Florida, United States Not Independent Director since 2018 2025 Voting Results For: 97.92% Withheld: 2.08% Mr. Jordan is an American entrepreneur, who has co-founded numerous multi-billion dollar businesses across financial services, technology, and energy industries. Mr. Jordan’s career investing in emerging markets has afforded him a unique leadership perspective he has applied to the cannabis industry over the past decade. Mr. Jordan was an early investor in the cannabis industry, and became Chairman of Curaleaf, then named Palliatech, in 2014. Mr. Jordan was appointed Chief Executive Officer of the Company in August 2024. Since acquiring majority control of Curaleaf in 2015, he has been impactful in the Company’s emergence as an industry leader. Mr. Jordan serves as a member of the CN Committee of the Company. Mr. Jordan is a longstanding Member of the Council on Foreign Relations and a member of The Board of Trustees of New York University, where he holds a B.A. Board/Committee Membership Attendance Other Public Board Membership Board 7/7 100% Entity N/A Since N/A CN Committee 5/5 100% Value of Total Compensation Received as Officer Fiscal 2025: $12,500,000 (1) Securities Held as of December 31, 2025 Subordinate Voting Shares(2) (#) Market Value of Subordinate Voting Shares(3) ($) Multiple Voting Shares(2) (#) Market Value of Multiple Voting Shares(3) ($) Options (#) Value of Vested In-the-Money Options(3) ($) RSUs (#) PSUs (#) Market Value of RSUs and PSUs(3) ($) 49,175,996 122,448,230 93,970,705 233,987,055 5,697,505 — 5,169,168 3,705,550 22,098,047 Notes (1) See “Statement of Executive Compensation – Summary Compensation Table.” (2) Includes 421,687 Subordinate Voting Shares registered directly in the name of Mr. Boris Jordan, as well as securities registered in the name of entities under the control of Mr. Boris Jordan, namely Gociter Holdings Ltd., being the holder of record of 33,291,909 Subordinate Voting Shares and 93,970,705 Subordinate Voting Shares, and Jordan Family Investments, LLC; Measure 8 Full Spectrum Fund LP; Measure 8 Ventures LP; Measure 8 Ventures Management; and MedTech International Group LLC, being the holders of record of 2,635,000; 7,744; 11,971,961; 74,464; and 773,231 Subordinate Voting Shares, respectively. (3) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See “Statement of Executive Compensation – Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards.” 26-23363-4 C1.1 P34

JOSEPH LUSARDI	Executive Vice Chairman

Age: 51

Massachusetts, United States

Not Independent

Director since 2018

2025 Voting Results

For: 97.98%

Withheld: 2.02%

Mr. Lusardi is a pioneer in the U.S. cannabis industry and is credited with opening one of the first medical cannabis operations on the East Coast. Mr. Lusardi has over a decade of cannabis experience, as well as 20 years' experience in finance, private equity and entrepreneurship. Since 2015, Mr. Lusardi has led the Company through a significant growth trajectory from a small medical device company to a publicly traded, vertically integrate, multi state cannabis operator. In 2019, he oversaw two transformational acquisitions – Select, the leading cannabis wholesale brand in the U.S., and Grassroots, which expanded Curaleaf's presence from 12 to 19 states with over 130 licenses. Mr. Lusardi has been instrumental in developing an organizational strategy focused on the advancement of cannabis science to support patients in need of medical cannabis as well as adult-use customers. He previously held executive positions at financial services companies including Liberty Mutual Group, Fidelity Investments, and Affiliated Managers Group. Mr. Lusardi is also a Principal and Founder at Massapoag Advisors since 2013 to this day. Mr. Lusardi has a B.B.A. from The Catholic University of America and an M.B.A. from Boston College.

Board/Committee Membership	Attendance		Other Public Board Membership	
			Entity	**Since**
Board	6/7	86%	N/A	N/A
Audit Committee	4/4[(4)]	100%		

Value of Total Compensation Received as Officer	
Fiscal 2025:	$4,915,000[(1)]

Securities Held as of December 31, 2025

Subordinate Voting Shares[(2)] (#)	Market Value of Subordinate Voting Shares[(3)] ($)	Multiple Voting Shares (#)	Market Value of Multiple Voting Shares[(3)] ($)	Options (#)	Value of Vested In-the-Money Options[(3)] ($)	RSUs (#)	PSUs (#)	Market Value of RSUs and PSUs[(3)] ($)
6,284,967	15,649,568	—	—	5,216,455	6,967,550	2,046,047	1,594,755	9,065,597

Notes

(1) See "*Statement of Executive Compensation – Summary Compensation Table*."

(2) Includes 4,792,712 Subordinate Voting Shares registered directly in the name of Mr. Joseph Lusardi, as well as securities registered in the name of an entity under the control of Mr. Joseph Lusardi, namely PT Mass Holdings, LLC, being the holder of record of 1,492,255 Subordinate Voting Shares.

(3) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See "*Statement of Executive Compensation – Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards*."

(4) Mr. Lusardi was appointed to the Audit Committee in June 2025, in replacement of Mr. Peter Derby, who retired from the Board immediately following the conclusion of the last annual general meeting of the Shareholders held on June 13, 2025. The Company relied on the exemption provided under Section 3.5 of National Instrument 52-110 – *Audit Committees* for the appointment of Mr. Lusardi as a member of the Audit Committee, and such tenure lasted for less than six (6) months. Mr. Lusardi was replaced as a member of the Audit Committee in December 2025 by Ms. Michelle Bodner. During his tenure as a member of the Audit Committee, the Audit Committee held four (4) meetings, to which Mr. Lusardi assisted.

- 25 -

MICHELLE BODNER	Director
Age: 65 New York, United States **Independent** Director since 2022 2025 Voting Results For: 99.93% Withheld: 0.07%	Michelle Bodner is a Wall Street trained entrepreneur with expertise in operations, real estate and executive coaching. She has delivered advisory services to government agencies, banks, large corporations, non-profits and early and mid-stage companies in multiple disciplines. In 2015, Ms. Bodner was engaged by Curaleaf, Inc. (then Palliatech, Inc.) as a consultant responsible for its New York State license application. Since that time, Ms. Bodner has held multiple positions at Curaleaf, including tenures as a director, first Chief Operating Officer, and the President and CEO of Curaleaf's New York and Florida operations. Ms. Bodner was named one of the 2019 CBE Power Women in Cannabis. Prior to joining the cannabis industry, Ms. Bodner served in various roles, including Chief Operating Officer of the New York City Opera, Director of Project Development for the Empire State Development Corporation, and Strategic Consultant for Women's World Banking. Ms. Bodner serves as a member of the Audit Committee.

Board/Committee Membership	Attendance		Other Public Board Membership	
			Entity	Since
Board	6/7	86%	N/A	N/A
Audit Committee	—[3]	—		

Value of Total Compensation Received as Director	
Fiscal 2025:	$250,000[1]

Securities Held as of December 31, 2025

Subordinate Voting Shares (#)	Market Value of Subordinate Voting Shares[2] ($)	Multiple Voting Shares (#)	Market Value of Multiple Voting Shares[2] ($)	Options (#)	Value of Vested In-the-Money Options[2] ($)	RSUs (#)	PSUs (#)	Market Value of RSUs and PSUs[2] ($)
330,782	823,647	—	—	—	—	209,919	—	522,698

Notes

(1) See "Compensation of Directors."

(2) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See "*Compensation of Directors – Outstanding Share-Based Awards*."

(3) Ms. Bodner was appointed to the Audit Committee on December 22, 2025. The Audit Committee held no meeting following her appointment for the remainder of Fiscal 2025.

- 26 -

- 27 - FAITH CHARLES Director Nominee Age: 64 New York, United States Independent Director Nominee 2025 Voting Results For: N/A Withheld: N/A Ms. Charles has been a partner at Thompson Hine LLP since 2010, where she serves as Chair of the law firm’s Life Sciences practice and Co-Chair of the Public Companies practice. She advises biotech and pharmaceutical companies on complex private and public financing transactions, mergers and acquisitions, licensing transactions, and strategic collaborations. Ms. Charles serves on the board of directors of Abeona Therapeutics Inc. (Nasdaq: ABEO), where she has been a director since 2021 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee; Avenue Therapeutics, Inc. (Nasdaq: ATXI), where she has been a director since May 2022 and serves on the Audit Committee and Compensation Committee; and CNS Pharmaceuticals, Inc. (Nasdaq: CNSP), where she has served as Chair since December 2023. Ms. Charles has been recognized as a Life Sciences Star by Euromoney's LMG Life Sciences, named a BTI Client Service All-Star, and was named by Crain's New York Business its list of 2020 Notable Women in the Law. She holds a JD degree from The George Washington University Law School and a BA in Psychology from Barnard College, Columbia University. Ms. Charles is also a graduate of Women in Bio's Boardroom Ready Program, an executive education program taught by The George Washington University School of Business. Ms. Charles’s qualifications to serve on our Board include her leadership skills and her vast legal experience representing companies in the biotech and pharmaceutical field. Board/Committee Membership Attendance Other Public Board Membership Board N/A N/A Entity Abeona Therapeutics Inc. Avenue Therapeutics, Inc. CNS Pharmaceuticals, Inc. Since 2021 2022 2023 Value of Total Compensation Received as Director Fiscal 2025: N/A Securities Held as of December 31, 2025 Subordinate Voting Shares (#) Market Value of Subordinate Voting Shares(1) ($) Multiple Voting Shares (#) Market Value of Multiple Voting Shares(3) ($) Options (#) Value of Vested In-the-Money Options(3) ($) RSUs (#) PSUs (#) Market Value of RSUs and PSUs(3) ($) — — — — — — — — — Notes (1) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See “Compensation of Directors – Outstanding Share-Based Awards.” 26-23363-4 C1.1 P37

- 28 - TORSTEN GREIF Director Nominee Age: 45 Germany Not Independent Director Nominee 2025 Voting Results For: N/A Withheld: N/A Torsten Greif is a German entrepreneur and business leader with a strong track record across multiple industries, including real estate, renewable energy, gaming, and medical cannabis. He began his career in the insurance industry, gaining experience in sales, distribution, and product management, as well as working at Deloitte in Germany. Later he shifted toward entrepreneurship and investment, co-founding and building several companies. In 2018, Mr. Greif co-founded Four20 Pharma GmbH in Paderborn, Germany, and in 2021, he assumed joint operational leadership together with a co-founder, driving the company’s growth and stability. A year later, Curaleaf acquired a 55% stake in Four 20 Pharma, marking a major milestone in the European medical cannabis sector. Mr. Greif studied at the University of Paderborn and Northwood University (Michigan, USA), earning his B.B.A., and an MBA in Corporate Strategy & Economic Policy at the Maastricht School of Management in 2004. Board/Committee Membership Attendance Other Public Board Membership Board N/A N/A Entity N/A Since N/A Value of Total Compensation Received as Director Fiscal 2025: N/A Securities Held as of December 31, 2025 Subordinate Voting Shares (#) Market Value of Subordinate Voting Shares(1) ($) Multiple Voting Shares (#) Market Value of Multiple Voting Shares(3) ($) Options (#) Value of Vested In-the-Money Options(3) ($) RSUs (#) PSUs (#) Market Value of RSUs and PSUs(3) ($) 20,000 49,800 — — — — — — — Notes (1) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See “Compensation of Directors – Outstanding Share-Based Awards.” 26-23363-4 C1.1 P38

- 29 - KARL JOHANSSON Director Age: 76 Minnesota, United States Independent Director since 2018 2025 Voting Results For: 98.91% Withheld: 1.19% Mr. Johansson has broad experience in serving multinational clients, the coordination of international tax engagements, mergers and acquisitions, and due diligence projects in key global markets. Mr. Johansson has been a Managing Partner of Ernst & Young CIS and a Regional Partner for Eastern Europe countries, including CIS. He was a coordinator of the Foreign Investment Advisory Council (FIAC). Mr. Johansson has been a member of the Emerging Europe Business Council and Corporate Governance Task Force of the World Economic Forum, as well as the Foreign Investment Advisory Councils of Kazakhstan and Ukraine. He has also worked in Hong Kong, China and the Middle East. Mr. Johansson received a Bachelor’s degree from the University of Minnesota and a Juris Doctor degree from the University of Pennsylvania. Mr. Johansson serves as Chair of the Audit Committee and the CN Committee, and as a member of the Governance Committee. Board/Committee Membership Attendance Other Public Board Membership Board 7/7 100% Entity N/A Since N/A Audit Committee(1) 7/7 100% CN Committee(2) 5/5 100% Governance Committee 2/2 100% Value of Total Compensation Received as Director Fiscal 2025: $350,000(2) Securities Held as of December 31, 2025 Subordinate Voting Shares (#) Market Value of Subordinate Voting Shares(3) ($) Multiple Voting Shares (#) Market Value of Multiple Voting Shares(3) ($) Options (#) Value of Vested In-the-Money Options(3) ($) RSUs (#) PSUs (#) Market Value of RSUs and PSUs(3) ($) 179,364 446,616 — — — — 349,044 — 869,119 Notes (1) Chair of the Audit Committee. (2) Chair of the CN Committee. (2) See “Compensation of Directors.” (3) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See “Compensation of Directors – Outstanding Share-Based Awards.” 26-23363-4 C1.1 P39

- 30 - SHASHEEN SHAH Director Age: 55 New Mexico, United States Independent Director since 2022 2025 Voting Results For: 99.92% Withheld: 0.08% Shasheen Shah is a leadership development coach and trusted advisor to global executives and organizations. As CEO of Coherent Strategies Consulting and Coaching, he specializes in developing high-performance teams, achieving successful business outcomes, and navigating the personal challenges that come with leadership. Mr. Shah has collaborated with executives from renowned companies, including Credit Suisse, Goldman Sachs, Barclays, Tesla, Butcher Box, and LinkedIn. He is also the author of “The Kid and the King: The Hidden Inner Struggle High Achievers Must Conquer to Reignite and Re-engage with Life.” As the chair of the Company’s Governance Committee and as a member of the Company’s Audit Committee, Mr. Shah brings extensive experience in strategic planning and financial reviews. He has partnered with CEOs and CFOs to conduct yearly and quarterly financial reviews across various stages of company growth. His work spans diverse sectors, from venture-backed startups to mid-sized businesses in both public and private markets, ensuring alignment between strategic activities and financial goals. Mr. Shah holds a BA in Philosophy from Colgate University and an MA in Clinical Psychology from Antioch University. Board/Committee Membership Attendance Other Public Board Membership Board 7/7 100% Entity N/A Since N/A Audit Committee 7/7 100% Governance Committee(1) 2/2 100% Value of Total Compensation Received as Director Fiscal 2025: $350,000(2) Securities Held as of December 31, 2025 Subordinate Voting Shares (#) Market Value of Subordinate Voting Shares(3) ($) Multiple Voting Shares (#) Market Value of Multiple Voting Shares(3) ($) Options (#) Value of Vested In-the-Money Options(3) ($) RSUs (#) PSUs (#) Market Value of RSUs and PSUs(3) ($) 104,032 259,040 — — — — 314,880 — 784,051 Notes (1) Chair of the Governance Committee. (2) See “Compensation of Directors.” (3) Based on the closing price of the Subordinate Voting Shares on the TSX (C$3.41) on December 31, 2025, being the last trading day before the end of Fiscal 2025, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date. See “Compensation of Directors – Outstanding Share-Based Awards.” 26-23363-4 C1.1 P40

- 31 - Compensation of Directors The compensation program of the Board is designed to attract and retain highly talented and experienced directors, leading to the long-term success of the Company. This requires that directors be adequately and competitively compensated. The Company pays compensation to its directors, which is comprised of a combination of (i) an annual cash retainer and (ii) awards granted in accordance with the terms of LTIP. For the first half of 2025, each non-executive director was entitled to an annual cash retainer in the amount of $100,000, and each of the Chairs of a standing committee of the Board was entitled to an additional annual cash retainer in the amount of $100,000. That additional Chair premium was the same for each standing committee of the Board. Effective as of and from July 1, 2025, each non-executive director was entitled to an annual cash retainer in the amount of $75,000. Members of the standing committees of the Board were entitled to the following committee membership fees: $30,000 for the chair of the Audit Committee and $15,000 for each other member thereof, $20,000 for the chair of each of the CN Committee and the Governance Committee, and $10,000 for each member thereof. Cash retainers for Fiscal 2025 were therefore pro-rated based on the basis of the director-fee structure applicable for the first half of the year and the second half of the year. Further, each non-executive director, subject to their continued service as a director of the Company, is entitled to an annual grant of RSUs. During Fiscal 2025, this grant had a grant-date fair market value of $150,000, and each Chair of a standing committee is entitled to an additional equity grant having a grant-date fair market value of $75,000. In addition, in December 2025, upon recommendation from the CN Committee, the Board approved the advance grant and issuance to the directors of the Company of half (50%) of the equity grant such directors would have been entitled to receive for Fiscal 2026, with the second half granted and issued in March 2026 in accordance with the normal course equity grant schedule. This resulted in higher than usual equity grants during Fiscal 2025 and a correspondingly higher burn rate under the LTIP, which is expected to be normalized in Fiscal 2026. The table below summarizes the director-fee structure applicable to the non-executive directors from and after July 1, 2025. No changes to such structure are expected for calendar year 2026. Director Name Annual Cash Retainer Audit Committee Chair Audit Committee Member Compensation Committee Chair Compensation Committee Member Governance Committee Chair Governance Committee Member Annual Board Equity Grant Committee Chair Equity Premium $75,000 $30,000 $15,000 $20,000 $10,000 $20,000 $10,000 $150,000 $75,000 Michelle Bodner X X X Karl Johansson X X X X X X Mitchell Kahn X X Shasheen Shah X X X X X X The Company does not offer a meeting fee for Board or standing committee members. In addition, the Company may from time to time form ad hoc special committees to evaluate a special transaction. Depending on the transaction being evaluated, directors may be paid a special retainer for acting on such committee, and may also be paid a meeting fee. The directors are also reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the shareholders of the Company. The Company also obtained insurance for the benefits of its directors and has indemnification obligations for the benefit of its directors. 26-23363-4 C1.1 P41

To determine the compensation of directors for Fiscal 2025, Curaleaf conducted an external market analysis to compare Curaleaf's current independent non-employee director compensation structure and practices against the Peer Group further described under "*Statement of Executive Compensation*" herein. In addition, the Company compared its Board compensation structure with that of other multi-state operators in the cannabis industry, as well as other companies within such Peer Group.

Director Compensation Table

The table below shows the total compensation earned by each non-executive Director as of December 31, 2025, for services rendered during Fiscal 2025. All directors are paid in U.S. dollars. Amounts shown are yearly but are paid quarterly. Apart from RSUs, non-executive Directors do not benefit from any other equity-based awards, option-based awards, non-equity incentives, pension plan or any other form of compensation. For the compensation earned by Mr. Boris Jordan, Chairman and Chief Executive Officer of the Company, and Mr. Joseph Lusardi, Executive Vice Chair of the Company, refer to the "*Statement of Executive Compensation – Summary Compensation Table*" on page 122.

Director Name	Cash Fees Earned ($)	Equity-Based Awards[(1)] ($)	Option-Based Award ($)	Non-Equity Incentive Plan Compensatio	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Michelle Bodner[(3)]	$93,750	$225,000	—	—	—	—	$318,750
Karl Johansson[(2)(4)(6)]	$184,162	$337,500	—	—	—	—	$521,662
Mitchell Kahn	$93,750	$225,000	—	—	—	—	$318,750
Shasheen Shah[(3)(5)]	$177,500	$337,500	—	—	—	—	$515,000

(1) Represents the grant-date fair market value of RSUs granted and issued under the LTIP during Fiscal 2025. For Fiscal 2025, this column includes the equity grant to which such non-executive directors were entitled to in Fiscal 2025, and half of the equity grant such non-executive directors are entitled to in Fiscal 2026 issued in advance of Fiscal 2026 in December 2025.
(2) Chair of the Audit Committee.
(3) Member of the Audit Committee.
(4) Chair of the CN Committee.
(5) Chair of the Governance Committee.
(6) Member of the Governance Committee.

Outstanding Share-Based Awards

The table below sets forth the details of the outstanding RSUs held by each non-executive director who served in that capacity for any part of Fiscal 2025.

Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested[(1)(3)] ($)	Market or payout value of vested share-based awards not paid out or distributed[(2)(3)] ($)
Michelle Bodner	209,919	$522,698	—
Karl Johansson	314,880	$784,051	—
Mitchell Kahn	209,919	$522,698	—
Shasheen Shah	314,880	$784,051	—

(1) Consist of RSUs previously granted to the non-executive directors that are not vested as at December 31, 2025.
(2) Consist of vested RSUs held by non-executive directors which have not yet been settled as at December 31, 2025. Since RSUs are generally settled immediately or shortly after vesting, there were no such RSUs as at December 31, 2025.
(3) The value of such RSUs is determined by multiplying the number of RSUs held as at December 31, 2025 by the closing price of the Subordinate Voting Shares on the TSX on December 31, 2025, the last trading day of Fiscal 2025, being C$3.41, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date.

- 32 -

- 33 - Incentive Plan Awards – Value Vested or Earned During Fiscal 2025 The following table provides a summary of the value of vested share-based awards compensation earned by each non-executive director during Fiscal 2025. Name Option-Based Awards – Value Vested During the Year ($) Share-Based Awards – Value Vested During the Year(1) ($) Non-Equity Incentive Plan Compensation – Value Earned During the Year ($) Michelle Bodner — $30,890 — Karl Johansson — $30,890 — Mitchell Kahn — $30,890 — Shasheen Shah — $30,890 — (1) The value of the RSUs that have vested during the year is determined by multiplying the number of RSUs that have vested during 2025 by the closing price of the Subordinate Voting Shares on the TSX on each of the vesting dates, converted into U.S. dollars using the exchange rate published by the Bank of Canada on such dates. Replacement or Removal of Directors To the extent directors are elected or appointed to fill casual vacancies or vacancies arising from the removal of directors, in both instances whether by shareholders or directors, the directors shall hold office until the remainder of the unexpired portion of the term of the departed director that was replaced. Indebtedness of Directors and Executive Officers No individual is, or at any time during the most recently completed financial year of the Company, was, a director or executive officer of the Company, and no proposed nominee for election as a director of the Company, or any associate of any such director, executive officer or proposed nominee: (i) is or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries; or (ii) whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of the Company has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries. Cease Trade Orders, Bankruptcy/Insolvency Proceedings, Penalties and Sanctions None of the Company’s directors or executive officers has, within the ten years prior to the date of this Circular, been a director or officer of any company (including the Company) that, while such person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity) was the subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case for a period of more than 30 consecutive days. None of the Company’s directors or executive officers has, within the ten years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of such director or executive officer, been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. 26-23363-4 C1.1 P43

- 34 - No director or executive officer of the Company has: (i) been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision. Conflicts of Interest Conflicts of interest may arise as a result of the directors and officers of the Company also holding positions as directors or officers of other companies. They also invest and may invest in businesses, including in the cannabis sector, that compete directly or indirectly with the Company or act as customers or suppliers of the Company. Some of the individuals that are directors and officers of the Company have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Company will be in direct competition with the Company. Conflicts, if any, will be subject to the procedures and remedies provided under the BCBCA. Further, to mitigate the risks caused by real or perceived conflicts of interest of its directors, officers and employees, the Company adopted a conflicts of interest policy pursuant to which, among other things, disclosure of the competing interests and the approval of the Company is required with respect to affiliations with competitors (including having a financial interest in such competitors) or companies with which Curaleaf does business. Other than (i) certain of the Company’s or its subsidiaries’ directors and officers serving as directors and officers of other companies, and therefore being possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies, (ii) certain of the Company’s or its subsidiaries’ directors and officers having portfolio investments consisting of minority stakes in businesses that may compete directly or indirectly with the Company or act as a customer of, or supplier to, the Company, and (iii) other than disclosed elsewhere in this Circular, to the best of the Company’s knowledge, there are no known existing or potential material conflicts of interest among the Company or a subsidiary of the Company and a director or officer of the Company or a subsidiary of the Company as a result of their outside business interests. Requirements under the British Columbia Business Corporations Act Pursuant to the BCBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Under the BCBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer: - is a party to the contract or transaction; - is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or - has a material interest in a party to the contract or transaction. Generally, as a matter of practice, directors or officers who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a disclosable interest. 26-23363-4 C1.1 P44

- 35 - Interest of Informed Persons in Material Transactions Other than as described elsewhere in this Circular, to the knowledge of the Company, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any associate or affiliate of any of these persons, in any transaction during Fiscal 2025, or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. APPOINTMENT OF AUDITORS Shareholders will be requested to appoint BDO USA, P.C. (“BDO”), as auditors of the Company to hold office until the next annual meeting of Shareholders, and to authorize the directors of the Company to fix the auditors’ remuneration and the terms of their engagement. BDO were first appointed as auditors of the Company effective as of May 6, 2026, following the resignation of PKF O’Connor Davies, LLP (“PKF O’Connor Davies”), the previous auditors of the Company having served as auditors from August 9, 2022, until May 6, 2026. PKF O’Connor Davies indicated to the Company that they could not continue to audit the Company’s financial statements as they discontinued their service offerings to cannabis issuers and announced their intention to tender their resignation from their position as Company’s auditors to be effective following the release of the Company’s financial results for the three months ended March 31, 2026. Following such announcement, the Company launched a competitive Request for Proposal to identify a suitable successor auditor. Following the conclusion of such process and the review by the Audit Committee of the proposals received, the Company determined to appoint, effective upon the resignation of PKF O’Connor Davies, BDO to act as auditors of the Company for the financial year ending December 31, 2026, subject to approval of such appointment by the Shareholders at the Meeting. The Audit Committee and the Board of the Company have approved the resignation of PKF O’Connor Davies and the appointment of BDO as successor auditor. Attached as Appendix J to this Circular are copies of the documents relating to the change of auditor required to be included herein by securities regulators, including the Notice of Change of Auditor and the confirmation letters received from PKF O’Connor Davies and BDO. As indicated in the Notice of Change of Auditor at Appendix J, there were no modifications of opinion contained in reports of PKF O’Connor Davies on the Company's annual financial statements for the period commencing at the beginning of the two most recently completed financial years and ending on May 6, 2026, and there were no “reportable events” (as such term is defined in National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and PKF O’Connor Davies. The Management nominees named in the form of proxy or voting instruction form, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR the resolution re-appointing BDO as auditors of the Company for the ensuing year and authorizing the directors to fix the auditors’ remuneration. APPROVAL OF UNALLOCATED AWARDS UNDER THE LTIP At the Meeting, Shareholders will be asked to consider, and if deemed advisable, to approve, by ordinary resolution, the continued ability of the Company to grant awards under the LTIP, including the approval of the unallocated awards thereunder (the “LTIP Resolution”), the full text of which is set in Appendix B of this Circular. For a description of the key features of the LTIP, see the section below titled “Statement of Executive Compensation – Elements of Compensation - LTIP”. 26-23363-4 C1.1 P45

- 36 - Subsection 613(c) of the TSX Company Manual provides that all unallocated options, rights or other entitlements under a security based compensation arrangement which does not have a fixed maximum aggregate of securities issuable, must be approved by a majority of the listed issuer's directors and the listed issuer's security holders every three years. Given that the LTIP is a rolling 10% or “evergreen” plan, Management is seeking Shareholder approval of the Company’s rolling plan and of all unallocated Awards issuable under the LTIP in accordance with Subsection 613(c) of the TSX Company Manual. Any awards under share-based compensation plans are considered to be “allocated” under a plan when they are granted to a participant, and awards that remain available for grant under a plan are referred to as “unallocated”. Subject to the approval of the LTIP Resolution set forth below, the LTIP provides that the maximum number of Subordinate Voting Shares that may be issued under all awards under the Plan shall not exceed 10% of the number of Shares outstanding from time to time, and for clarity, including the number of Subordinate Voting Shares issuable on conversion of the Multiple Voting Shares (calculated on a non-diluted basis). The number of shares available for issuance under the Plan therefore increases as the number of issued and outstanding Subordinate Voting Shares and Multiple Voting Shares increases from time to time. The number of “unallocated” awards is calculated by subtracting (i) the number of Subordinate Voting Shares issuable pursuant to outstanding awards under the LTIP from (ii) the number calculated as 10% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares at the time. As at the Record Date, the Company had 698,228,949 Subordinate Voting Shares and 93,970,705 Multiple Voting Shares issued and outstanding. Therefore, the aggregate maximum of Subordinate Voting Shares available for issuance pursuant to awards made under the LTIP was 79,219,965. As of the Record Date, there were 61,069,932awards (being 26,928,079 stock options, 22,992,806 restricted share units (RSUs) and 11,149,047 performance share units (PSUs), representing approximately 3.40%, 2.90% and 1.41%, respectively, of the issued and outstanding Shares) outstanding under the LTIP leaving up to 18,150,033 unallocated awards available for grant, representing approximately 2.29% of the issued and outstanding Subordinate Voting Shares. Whether or not the LTIP Resolution is approved by Shareholders, all allocated awards issued thereunder will continue unaffected, provided, however, that, where such award is cancelled or terminated, it will not be available for re-granting. However, if the LTIP Resolution is not approved by the Shareholders, pursuant to the rules of the TSX, all unallocated awards under the LTIP will be cancelled as of the date of the Meeting, and the Company will not be able to issue any additional awards under the LTIP until such time as the required shareholder approval is obtained in the future. To be adopted, the LTIP Resolution requires the affirmative vote of not less than a majority of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The Board has concluded that the adoption of the LTIP Resolution is in the best interests of the Company and its Shareholders and unanimously recommends that Shareholders vote IN FAVOUR of the LTIP Resolution at the Meeting. The full text of the LTIP Resolution is attached to this Circular as Appendix B. The Management nominees named in the form of proxy or voting instruction form, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR the LTIP RESOLUTION. 26-23363-4 C1.1 P46

- 37 - AMENDMENT TO THE ARTICLES OF THE COMPANY Summary of the Proposed Amendment Currently, the authorized share capital of the Company consists of an unlimited number of Subordinate Voting Shares and an unlimited number of Multiple Voting Share. Each Subordinate Voting Share entitles the holder thereof to one vote, whereas each Multiple Voting Share entitles the holder thereof to fifteen (15) votes. All of the Multiple Voting Shares are currently indirectly beneficially owned by Mr. Jordan. All of the issued and outstanding Multiple Voting Shares are automatically convertible into Subordinate Voting Shares upon the earlier of (i) the first business day following the first annual meeting of shareholders after the listing of the Subordinate Voting Shares on a U.S. national securities exchange such as The Nasdaq Stock Market (NASDAQ) or The New York Stock Exchange (NYSE) (the “Listing-Based Sunset Event” and (ii) at such time as Boris Jordan, Executive Chairman of the Company, and his “Permitted Holders” (i.e. members of his immediate family and entities controlled by Mr. Jordan and members of his immediate family) that hold Multiple Voting Shares no longer beneficially own, as a group, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding shares of the Company on a non-diluted basis (the “Minimum Ownership Threshold”). In addition, the articles of Curaleaf provides that if Multiple Voting Shares are transferred by a “Permitted Holder” to third parties who are not “Permitted Holders”, such Multiple Voting Shares are automatically converted into Subordinate Voting Shares. At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, approve, an amendment (the “Proposed Amendment”) to the articles of the Company in order to eliminate the Listing-Based Sunset Event. Notwithstanding the Proposed Amendment, the Multiple Voting Shares and the Subordinate Voting Shares would retain their current voting ratio of fifteen (15) votes per share and one (1) vote per share, respectively, and all of the other rights and restrictions attached to the Multiple Voting Shares and Subordinate Voting Shares would remain the same, including the conversion features of the Multiple Voting Shares in connection with the Minimum Ownership Requirement or in connection with the transfer of Multiple Voting Shares by a “Permitted Holder” to third parties who are not” Permitted Holders”. For the particular voting rights and restrictions attached to the Multiple Voting Shares and the Subordinate Voting Shares, see “Voting Securities and Principal Holders Thereof” in this Circular. The special shareholders’ resolution approving the Proposed Amendment and amending the articles of the Company (the “Amendment Resolution”) is reproduced in Appendix C hereto. For the reasons outlined below, and after having carefully reviewed and taken into account the risks and benefits outlined below, the reasons provided by management and advice provided by legal counsel, the special committee (the “Special Committee”) of the Board of the Company (i) unanimously concluded that Proposed Amendment is in the best interests of the Company, and (ii) unanimously recommended that the Board approve the Proposed Amendment and recommend that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote in favour of the Proposed Amendment. Background to the Proposed Amendment In January 2026, Mr. Jordan initiated discussions with management regarding the possibility of amending the dual-class share structure beyond the Listing-Based Sunset Event. At that time, management of the Company contacted Stikeman Elliott LLP (“Stikeman”), legal counsel to the Company, to initiate a legal analysis of precedents and legal issues arising from such a proposed amendment. Stikeman advised that such an amendment would require the approval of the shareholders of the Company at a duly convened meeting of shareholders. 26-23363-4 C1.1 P47

- 38 - Between January 2026 and March 2026, management, together with legal counsel, reviewed market precedents, market trends and relevant governance considerations in connection with the Proposed Amendment in order to assess and identify potential amendments to the dual-class share structure that could benefit the Company. In March 2026, as management of the Company and legal counsel were preparing the materials for the Company’s annual meeting of shareholders of the Company, discussions regarding the possibility of implementing the Proposed Amendment resumed. These discussions continued into April 2026, as management informed Stikeman that Mr. Jordan and the Company were considering removing the Listing-Based Sunset Event that would otherwise cause the dual-class share structure to automatically terminate at the first annual meeting of shareholders following the listing of the Company’s Subordinate Voting Shares on a national U.S. securities exchange, such as NASDAQ or NYSE. After consideration of various multiple voting share structures and the long-term strategic plan of the Company, management of the Company and Mr. Jordan agreed to propose that the articles of the Company be amended to remove the Listing-Based Sunset Event. The Proposed Amendment would not otherwise affect the existing Minimum Ownership Threshold. Accordingly, if Mr. Jordan and his Permitted Holders were to reduce their ownership of Multiple Voting Shares below the 5% threshold described above, the Company’s dual-class share structure would automatically terminate. Formation of the Special Committee Given that Mr. Boris Jordan, Chief Executive Officer and Chair of the Board of Curaleaf, is the beneficial owner of all of the issued and outstanding Multiple Voting Shares, Curaleaf, further to discussions with its legal advisors, determined early in the process that any proposed amendment to the terms of the Multiple Voting Shares would constitute a “related party transaction” within the meaning of MI 61-101. In order to address the potential conflicts of interests identified in connection with the Proposed Amendment, the Board established the Special Committee in late January 2026, to evaluate, review and analyse any proposed amendment and to determine whether it would be in the best interests of the Company, and to provide recommendations to the Board as appropriate. The Special Committee has been established to deal with all matters related to the consideration of the Proposed Amendment in accordance with its mandate, including, among other things, to: (a) organize, institute and supervise the evaluation of the Proposed Amendment and review and consider whether the Proposed Amendment is in the best interests of the Company and the holders of Subordinate Voting Shares; (b) receive details of the Proposed Amendment (including reasons and rationale for the Proposed Amendment) from, and discuss them with, management of the Company and its legal advisors, as appropriate; (c) with the advice of legal counsel, consider all legal and regulatory requirements applicable to the Proposed Amendment, including any matters necessary to comply with the requirements set out in MI 61-101 or the rules of the TSX, if applicable; (d) report to the Board (excluding Mr. Boris Jordan) as to the determinations and recommendations of the Special Committee regarding the Proposed Amendment, including without limitation whether the Proposed Amendment is in the best interests of the Company, prior to the mailing of the management proxy circular requesting the approval of the Proposed Amendment by the Shareholders; and 26-23363-4 C1.1 P48

- 39 - (e) review all material documentation relating thereto, including the documents required to modify the articles of the Company, and any public disclosure to be made by the Company with respect to the required approval of the Proposed Amendment by the Shareholders. The Special Committee is composed of Shasheen Shah, as Chair, and Joseph Lusardi. The members of the Special Committee have confirmed that they are free from any conflicts and disinterested with respect to the Proposed Amendment. The members of the Special Committee met three (3) times between February 4 and April 17, 2026 (inclusive) and also held informal briefings and discussions as they deemed appropriate. The members of the Special Committee also met in camera, without management or their legal advisors, as they deemed appropriate. During each meeting of the Special Committee, representatives of Stikeman were present to provide legal advice to the Special Committee. Over the course of these meetings and discussions, the Special Committee reviewed, considered and evaluated the terms of the Proposed Amendment, as well as the strategic rationale for, the anticipated benefits of, and the potential risks related to the Proposed Amendment identified by them or the management throughout the process. Similar to the approach taken in connection with the Company’s prior amendment to the Multiple Voting Shares structure in 2021, and taking into account market precedents, the Special Committee determined not to retain a financial advisor in connection with its review of the Proposed Amendment. In reaching this determination, the Special Committee considered the timing and scope of the Proposed Amendment, the nature of the issues under consideration, and the expected limited incremental benefit of obtaining a financial advisor’s opinion in the circumstances, noting that the Proposed Amendment would be subject to shareholder approval and the existing-based safeguards would remain in place. Throughout its deliberations, the Special Committee carefully reviewed, considered and evaluated the Proposed Amendment and sought the advice from its legal counsel, Stikeman. On April 17, 2026, the Special Committee, held a meeting during which it, based in part on the reasons and rationale provided by management and after discussions with management and legal counsel, (i) unanimously concluded that Proposed Amendment is in the best interests of the Company, and (ii) unanimously recommended that the Board approve the Proposed Amendment and recommend that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote in favour of the Proposed Amendment. Potential Benefits Considered by the Special Committee The Special Committee considered management’s view that linking the termination of the dual-class share structure to a future U.S. listing may introduce uncertainty by tying a governance outcome to an external transaction event, rather than to ownership-based factors. The Special Committee noted that: • the timing, feasibility and strategic desirability of a U.S. listing may evolve over time and depend on market conditions beyond the Company’s control; and • an event-based sunset linked to such a listing may therefore create governance outcomes that are difficult for shareholders to anticipate or evaluate. 26-23363-4 C1.1 P49

- 40 - The Special Committee noted the following potential benefits associated with the Proposed Amendment: • Reduced reliance on an external event: Removing the exchange-listing sunset would eliminate a termination trigger tied to a future listing the timing, feasibility and strategic desirability of which may be uncertain and dependent on external factors. • Simplified mechanics: A framework comprised solely of ownership-based triggers may be easier to administer and explain than a mixed model (event-based plus ownership-based triggers). • Objective, self-executing triggers: The retained ownership-based sunset (and the transfer-based conversion mechanism are measurable and operate automatically when the relevant conditions are met.. • Operational and strategic continuity in connection with a U.S. uplisting: The Special Committee noted that removing the listing-driven sunset could support continuity in leadership and governance following a potential U.S. uplisting, without an automatic governance change or related shareholder pressure arising arising solely from such listing. • Ability to pursue capital markets opportunities on their merits: The Special Committee noted that the removal of the listing‑based sunset may allow the Company to evaluate potential U.S. capital markets activity as a financing and liquidity decision, rather than as a mandatory governance restructuring event. Reasons for the Proposed Amendment In reaching their conclusions to recommend to the Board the approval of the Proposed Amendment, and to submit to the Shareholders the Proposed Amendment and recommend to the Shareholders to approve it and vote in favour of the Proposed Amendment, the Special Committee considered, among other things, the following factors: a) Governance and Long-term Strategy of Curaleaf. The Special Committee considered management’s view that the Proposed Amendment would allow the Company to remain focused on the execution of its long-term strategy by avoiding automatic governance changes triggered by a potential U.S. listing (which management views primarily as a financing and liquidity decision) and by insulating the Company from short term market dynamics that could otherwise impair sustained investment and innovation. b) Continuity of Leadership and Execution. The Special Committee considered that removing the Listing-Based Sunset Event could support continuity of leadership and governance during a period in which the Company may be operating in an evolving and complex regulatory environment, including following a potential U.S. uplisting. c) Nature of the Amendment and Retained Safeguards. The Special Committee noted that the Proposed Amendment removes only the U.S. exchange Listing-Based Sunset Event and does not eliminate the existing ownership-based termination mechanisms, including the transfer-based sunset and the minimum ownership threshold. d) Minimum Ownership Threshold. The Special Committee noted that the Proposed Amendment would not affect the existing minimum ownership threshold, such that if Mr. Jordan and his Permitted Holders were to reduce their ownership of Multiple Voting Shares below the 5% threshold, the dual-class share structure would automatically terminate. 26-23363-4 C1.1 P50

- 41 - e) Objective and Self-Executing Guardrails. The Special Committee considered that the retained ownership-based sunsets operate on an objective and self-executing basis and provide clearly defined termination points for the dual-class share structure or for Multiple Voting Shares transferred outside the permitted group (as applicable). f) Coattail Arrangements. The Proposed Amendment, if approved by the Shareholders and effected, will not affect the existing coattail arrangements, which ensure that equal treatment is afforded to the holders of Multiple Voting Shares and the holders of Subordinate Voting Shares in a take-over bid situation. g) Governance Stability Considerations. Management expressed the view that the Proposed Amendment would support the Company’s ability to continue executing its long-term strategy without introducing governance changes that could result from short term market dynamics. h) Approval by Minority Shareholders. The Proposed Amendment is subject to a separate vote by the holders of Subordinate Voting Shares, including a “majority of the minority” vote (in accordance with MI 61-101) which excludes the Subordinate Voting Shares owned by Mr. Jordan and the entities over which he exercises control. i) Absence of Appraisal Rights. Under applicable corporate law, shareholders who do not vote in favour of the Proposed Amendment will not be entitled to dissent and receive fair value for their Subordinate Voting Shares. j) Market Practice. The Special Committee considered market precedents, including the sunset frameworks adopted by other U.S.- and Canadian-listed companies with dual-class share structures, in assessing the reasonableness of the Proposed Amendment. k) Other Factors. The Proposed Amendment was also considered with reference to the current economic, industry and market trends affecting Curaleaf in its markets, information concerning the business, operations, property, assets, financial condition, operating results and prospects of Curaleaf and the then-historical trading price of Subordinate Voting Shares. In the course of its deliberations, the Special Committee also identified and considered a variety of risks and potentially negative factors in connection with the Proposed Amendment, including, but not limited to the following: a) Absence of Fairness Opinion. The Special Committee did not receive a “fairness opinion” from an independent financial advisor and, as such, the Special Committee did not rely on a fairness opinion in determining whether the Proposed Amendment is in the best interests of the Company. b) Realization of Benefits. Despite the Proposed Amendment, the Company may fail to realize the growth opportunities and its long-term strategy currently anticipated due to challenges outside the control of the Company such as changing market trends, retention of personnel and other economic factors. In addition, Mr. Jordan’s long-term vision and focus may fail to yield benefits for the Company. c) Satisfaction of Conditions Precedent. The implementation of the Proposed Amendment is subject to approval of the holders of Subordinate Voting Shares, including a “majority of the minority vote”, as well as regulatory approval by the TSX, and there is no certainty that such approvals will be obtained. 26-23363-4 C1.1 P51

- 42 - d) Perception of Reduced Termination Triggers. The Special Committee noted that some stakeholders may focus on the removal of a termination trigger when assessing governance and accountability, notwithstanding that the Proposed Amendment removes only the Listing-Based Sunset Event et and preserves the existing ownership-based threshold. e) Failure to Complete the Proposed Amendment. If the Proposed Amendment is not approved or implemented, costs, time and management attention will have been diverted away from other aspects of Curaleaf’s business activities. f) Expectations of Current Investors. Certain investors may have invested in the Company with the expectation that the current dual-class share structure of the Company would automatically end upon listing on a US stock exchange which would not occur if the Proposed Amendment is implemented. g) Agency Costs Over Time. The Special Committee considered that removing the Listing-Based Sunset Event would permit the continuation of the dual-class share structure for an indeterminate period, subject to applicable law. As a result, Mr. Jordan would retain substantial voting influence notwithstanding any reduction over time in its relative economic interest. The Special Committee noted that such a divergence between voting control and economic ownership could reduce external market discipline and increase the potential for agency costs over time. h) Potential Long-Term Valuation Effects. The Special Committee considered that the continued use of a dual-class share structure may be viewed differently by investors over time. Changes in market expectations, governance norms or investor preferences could affect how the Company’s capital structure is perceived, which could, in turn, impact long-term investor perception or valuation of the Subordinate Voting Shares. i) Market Perception. The Special Committee noted that the Proposed Amendment may be perceived by some investors, proxy advisory firms, governance analysts or other market participants as weakening certain aspects of the Company’s governance framework. The filing of the management information circular in connection with the Meeting will inform the financial markets and Shareholders of the Proposed Amendment, and there can be no assurance that it will be viewed favorably. Such perceptions or reactions could adversely affect investor demand or the trading price or liquidity of the Subordinate Voting Shares. The Special Committee believed that, overall, the anticipated benefits of the Proposed Amendment to Curaleaf outweighed the risks and negative factors identified in the review process. The recommendation of the Special Committee was made after consideration of all of the above-noted and other factors and in light of their respective knowledge of the business, financial condition and prospects of Curaleaf and were based upon the advice of the Special Committee’s legal advisors. The foregoing summary of the information and factors considered by the Special Committee is not intended to be exhaustive, but includes a summary of the material information and factors (positive and negative) considered in approving the Proposed Amendment. In view of the variety of factors and the amount of information considered in connection with the Proposed Amendment, the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to each of the specific factors considered in reaching its conclusions and recommendations. Individual members of the Special Committee may have assigned different weights to different factors. 26-23363-4 C1.1 P52

- 43 - Board Evaluation Process On April 22, 2026, the Board (with Mr. Jordan being absent) met to receive the Special Committee report and to review various considerations in connection with the Proposed Amendment and requested certain analysis in connection thereto, including regarding market reactions and valuation impacts associated with similar control structures and share structure amendments. On April 30, 2026, the Board held another meeting to review, among other things, the Proposed Amendment. All directors attended such meeting. Mr. Boris Jordan, Executive Chairman of the Company, was present for the initial portion of the meeting but was not present for the discussion of, or the presentation of the Special Committee’s report and recommendations. Mr. Joseph Lusardi, as Executive Vice-Chairman of the Board, acted as Chair of such meeting. During those two meetings, the Special Committee advised the Board (excluding Mr. Jordan) that it had (i) unanimously concluded that Proposed Amendment is in the best interests of the Company, and (ii) unanimously recommended that the Board approve the Proposed Amendment and recommend that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote in favour of the Proposed Amendment. After hearing the determination and recommendation of the Special Committee, both at the April 22nd and April 30th meetings, the Board (excluding Mr. Jordan) discussed the Proposed Amendment. As part of the discussions, questions were asked to the members of the Special Committee as to some of the factors that were considered by the Special Committee in their determinations and recommendation with respect to the Proposed Amendment, and regarding, among other things, the investors’ community expected sentiment and possible alternatives to the Proposed Amendment, and more particularly regarding the deletion of the Listing-Based Sunset Event provision. Following a discussion on the Proposed Amendment, the Board (excluding Mr. Jordan) adopted resolutions whereby it concluded that the Proposed Amendment is in the best interests of the Company and recommended that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote in favour of the Proposed Amendment. Recommendation of the Board of Directors As a result of its discussions and after careful consideration of, among other things, the report of the Special Committee and its unanimous recommendation, the Board (excluding Mr. Jordan) concluded that the Proposed Amendment is in the best interests of the Company and recommended that holders of Subordinate Voting Shares (other than Mr. Jordan and his affiliated and associated entities) vote IN FAVOUR of the Proposed Amendment. Shareholder Approval Subject to the minority approval requirements set out below under the heading “Minority Approval”, pursuant to the BCBCA and the articles of the Company, the Company may, by special resolution of its Shareholders, change the special rights or restrictions attached to issued shares of the Company. Accordingly, Shareholders are being asked to consider the Amendment Resolution. Notwithstanding the foregoing, the Amendment Resolution authorizes the Board, in its sole discretion, to revoke the Amendment Resolution before it is acted on and to not proceed with the Proposed Amendment without further shareholder approval. The Board is recommending that Shareholders (other than Mr. Jordan and his affiliated and associated entities) vote FOR the Amendment Resolution. The Management nominees named in the form of proxy 26-23363-4 C1.1 P53

- 44 - or voting instruction form, as applicable, intend to vote the shares represented thereby FOR the Amendment Resolution approving the Proposed Amendment. Pursuant to the BCBCA and the articles of the Company, in order for the Proposed Amendment to be effective, the Amendment Resolution must be approved by at least two-thirds (2/3) of the votes cast at the Meeting by all holders of Multiple Voting Shares and the Subordinate Voting Shares present in person or represented by proxy, voting together as a single class. In addition, the articles of the Company require a special separate resolution of the holders of Multiple Voting Shares and the Subordinate Voting Shares for any change that prejudices or interferes with the rights or special rights attached to those classes. Accordingly, the Amendment Resolution must also be approved by at least two-thirds (2/3) of the votes cast at the Meeting by all holders of Multiple Voting Shares and the Subordinate Voting Shares present in person or represented by proxy, each voting separately as a class. Minority Approval The Company is a reporting issuer under applicable Canadian securities legislation and is, among other things, subject to application securities laws, including MI 61-101. MI 61-101 is intended to regulate certain transactions to ensure the protection and fair treatment of minority securityholders. The Proposed Amendment is a “related party transaction” under paragraph (h) of the definition of “related party transaction” in MI 61-101 since the Proposed Amendment consists in amending the terms of the Multiple Voting Shares, which is a security of the Company a majority of which is beneficially owned or over which control is exercised, directly or indirectly, by Mr. Jordan, being a “related party” (as such term is defined in MI 61-101) of the Company. The Proposed Amendment is not subject to the formal valuation requirements of Section 5.4 of MI 61-101 as it is not a transaction described in paragraphs (a) through (g) of the definition of “related party transaction” in MI 61-101. MI 61-101 requires that, in addition to any other required security holder approval, a related party transaction be subject to “minority approval” (as defined in MI 61-101) of every class of “affected securities” of the issued, in each case, voting separately as a class. The Subordinate Voting Shares are considered to be “affected securities” under MI 61-101. As a result, the approval of the Proposed Amendment will require the affirmative vote of a simple majority of the votes cast by the holders of Subordinate Voting Shares and excluding the votes attached to the Subordinate Voting Shares that are beneficially owned or over which control or direction is exercised by Mr. Jordan, any "related party" of Mr. Jordan within the meaning of MI 61-101 (subject to the exceptions set out therein) and any person acting jointly or in concert with the foregoing in respect of the Proposed Amendment. Since all the Multiple Voting Shares are beneficially owned by Mr. Jordan, the Multiple Voting Shares may not be voted for the purpose of confirming that the requisite minority approval under MI 61-101 has been obtained. Accordingly, pursuant to the requirements of the BCBCA, the articles of the Company and MI 61-101, in order for the Proposed Amendment to be approved, the Amendment Resolution must be approved by: (i) at least two-thirds (2/3) of the votes cast at the Meeting by all holders of Subordinate Voting Shares and Multiple Voting Shares present in person or represented by proxy, voting together as a single class; (ii) at least two-thirds (2/3) of the votes cast at the Meeting by all holders of Multiple Voting Shares present in person or represented by proxy, voting as a class; (iii) at least two-thirds (2/3) of the votes cast at the Meeting by all holders of Subordinate Voting Shares present in person or represented by proxy, voting as a class; and 26-23363-4 C1.1 P54

- 45 - (iv) for the purpose of confirming the requisite minority approval under MI 61-101 has been obtained, a majority of the votes cast at the Meeting by the holders of Subordinate Voting Shares, excluding the votes attached to the following shares (the numbers shown are those known to the Company as at the date of this Management Information Circular, after reasonably inquiry): (i) 50,742,181 Subordinate Voting Shares beneficially owned or over which control or direction is exercised by Mr. Jordan or by related parties of Mr. Jordan and persons acting jointly or in concert with Mr. Jordan (including affiliates and associated), if any. Events Subsequent to the Approval Should the Shareholders approve the Amendment Resolution in the manner described under “Shareholder Approval” above, the Company will file with the British Columbia Registrar of Companies (the “Registrar”) a notice of alteration (the “Notice of Alteration”) declaring that the articles of the Company have been amended by the Proposed Amendment, unless the Board revokes the Amendment Resolution prior to the filing of the Notice of Alteration, which it may do in its sole discretion. Should the Shareholders reject the Amendment Resolution but approve the Arrangement Resolution, it should be noted that the Certificate of Incorporation attached as Schedule B to the Plan of Arrangement, itself attached as Appendix C to this Circular, will be modified prior to filing with the Delaware Secretary of State to reflect the current terms of the Multiple Voting Shares. If the Proposed Amendment is approved at the Meeting, the Company currently expects that the Notice of Alteration will be filed on or about June 23, 2026, the first business day following the Meeting, date at which the Proposed Amendment will become effective. Finally, subject to the approval of the Proposed Amendment at the Meeting and the filing of the Notice of Alteration thereafter, the Board will need to make any correlative amendment of a “housekeeping” nature to the Coattail Agreement of the Company as it deems necessary or advisable in order to reflect the Proposed Amendment. See “General Information About the Meeting and Voting – Take-Over Bid Protection” in this Circular for more information on the Coattail Agreement. These housekeeping amendments would not modify the substance of the Coattail Agreement, which is designed to ensure that equal treatment is afforded to the holders of Multiple Voting Shares and the holders of Subordinate Voting Shares in a take-over bid situation. OPTION EXCHANGE PROGRAM In November 2025, the Company’s CN Committee began a comprehensive review of the competitiveness and retention value of its stock options. Given that the exercise price of a number of existing stock options issued under the Company’s LTIP is significantly above the trading price of the Subordinate Voting Shares on the TSX, such existing stock options no longer offer an adequate incentive to officers and key employees of the Company, nor do they provide any meaningful retention incentive or alignment of the interests of the holders of such existing options with those of Shareholders. After considering a number of alternatives, the CN Committee recommended to the Board that Eligible Optionholders (as defined below) of stock options having an exercise price or subject to performance vesting conditions tied to a trading price per share equal to or exceeding $5.00 (the “Eligible Options”) be given the opportunity to exchange their Eligible Options for new RSUs to be issued under the LTIP in the manner described below (the “Option/RSU Exchange”). As of the Record Date, there is a total of 10,070,478 Eligible Options with (i) exercise prices ranging from $5.20 to $15.52 per share (other than the 5,564,696 performance-based options (the “Performance Options”) held by Mr. Boris Jordan having an exercise price of $2.89) with a weighted average exercise 26-23363-4 C1.1 P55

- 46 - price of $5.37 per share and (ii) remaining contractual lives ranging from 2.48 to 8.02 years and a weighted average remaining contractual life of 6.28 years. The Performance Options vest as follows: (x) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$10.34; (y) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$14.42; and (z) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$20.40). The Company believes that the Option/RSU Exchange will allow the continued retention of its key employees and foster alignment of the interests of holders of Eligible Options with those of its Shareholders. Based on the recommendation of the CN Committee, the Board determined that the Option/RSU Exchange is in the best interests of the Company and authorized the Company to proceed with the Option/RSU Exchange, subject to the receipt of all necessary TSX and shareholder approvals. Terms of the Option/RSU Exchange Pursuant to the Option/RSU Exchange, each Eligible Option will be automatically and unconditionally, and without any action on the part of the Eligible Optionholders, be deemed surrendered and cancelled and each Eligible Optionholder will receive one RSU for each Eligible Option (collectively, the “Replacement RSUs) effective as at a date to be determined by the Board in its discretion following the Meeting (the “Exchange Date”). The Company expects the Exchange Date to occur on or about June 30, 2026. Each Eligible Optionholder will be issued a grant agreement evidencing the Replacement RSUs to which such Eligible Optionholder is entitled, and the previously issued grant agreement evidencing the Eligible Options held by such Eligible Optionholder will be deemed to be cancelled and of no further force and effect. Replacement RSUs will be issued in accordance with and subject to the terms and conditions of the LTIP and will be subject to vesting over three years, with 1/3 of the Replacement RSUs issued to each Eligible Optionholder vesting on each of December 11, 2026, December 11, 2027 and December 11, 2028, being each of the first three anniversaries of the date on which the Board approved the Option Exchange Program in principle, which approval was subject to further consideration of applicable regulatory requirements and approval of Shareholders at this Meeting (the “Option Exchange Approval Date”), and subject to the Eligible Optionholder remaining employed or engaged by the Company as of the applicable vesting date; provided, however, that if the employment of an Eligible Optionholder is terminated following the Exchange Date for reasons other than for cause, the vesting of the Replacement RSUs of such Eligible Optionholder would be accelerated so as to confer such holder with a number of Subordinate Voting Shares equivalent to the number of Eligible Options that would been vested and held by such holder on the applicable termination date had such Eligible Options not been exchanged. For purposes of the Option/RSU Exchange, an “Eligible Optionholder” is an holder of Eligible Options that is actively employed by, or providing services to, the Company or one of its subsidiaries as of the Exchange Date. As of the Record Date, a total of 8,914,969 Eligible Options are held by Eligible Optionholders who are also insiders (as defined in the TSX Company Manual) of the Company. Details of the Eligible Options are set out below: 26-23363-4 C1.1 P56

- 47 - Name Title # of Eligible Options Exercise Price Grant Date Expiry Date Boris Jordan Executive Chairman and Chief Executive Officer 132,809 $9.98 1/30/2020 1/30/2030 5,564,696(1) $2.89 5/19/2023 5/19/2033 Joseph Lusardi Executive Vice-Chairman 130,078 $6.17 11/22/2019 11/22/2029 2,288,164 $8.73 10/28/2018 10/28/2028 Ed Kremer Chief Financial Officer 423,411 $5.88 8/04/2022 8/04/2032 Peter Clateman Chief Legal Officer 182,619 $7.30 1/01/2022 1/01/2032 22,764 $6.17 11/22/2019 11/22/2029 Camilo Lyon Chief Investment Officer 136,343 $5.88 8/10/2022 8/10/2032 34,085 $5.20 9/23/2022 9/23/2032 Eligible Optionholders who are not insiders - 1,155,509 Ranging between $5.56 to $15.52 Ranging between 10/28/2018 to 5/13/2024 Ranging between 10/28/2028 to 5/13/2034 (1) Performance Options held by Mr. Boris Jordan. The Performance Options vest as follows: (x) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$10.34; (y) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$14.42; and (z) 33% if the Company’s Subordinate Voting Shares trading price reaches CA$20.40. Approval of the Option/RSU Exchange Pursuant to the terms of the LTIP, the Option/RSU Exchange must be approved by the Shareholders of the Company. The Option/RSU Exchange in respect of certain of the Eligible Options constitutes a “related party transaction” within the meaning of MI 61-101 as it involves the amendment of securities of the Company that are beneficially owned by related parties of the Company. The Company is exempt from the minority approval requirement in MI 61-101 because the fair market value of such Option/RSU Exchange does not exceed 25% of the Company’s market capitalization. However, pursuant to the requirements of the TSX, the Company is still required to obtain approval of the disinterested Shareholders for the Option/RSU Exchange. Indeed, under the TSX Company Manual, the TSX will consider the cancellation of options held by insiders, and the re-issuance of securities of the Company in replacement of such options as a repricing of options benefitting an insider of the Company, and will require that the Option/RSU Exchange be approved by the shareholders of the Company, excluding the shares held or over which direction or control is exercised, directly or indirectly, by insiders of the Company that are to receive a benefit directly or indirectly under the Option/RSU Exchange. Therefore, the Option/RSU Exchange must be approved by (i) a simple majority of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), and (ii) as it relates to the participation of the insiders of the Company in the Option/RSU Exchange, a simple majority of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting together as a single class), excluding the votes attached to the Subordinate Voting Shares and Multiple Voting Shares held or over which direction or control is exercised, directly or indirectly, by insiders of the Company who are Eligible Holders (as defined herein) (being Boris Jordan, Chairman and Chief Executive Officer, Joseph Lusardi, Executive Vice-Chairman, Ed Kremer, Chief Financial Officer, Peter Clateman, Chief Legal Officer, and Camilo Lyon, Chief Investment Officer), representing 61,432,923 Subordinate Voting Shares and 93,970,705 Multiple Voting Shares as of the Record Date (being all of the issued and outstanding Multiple Voting Shares), as required under applicable stock exchange rules and applicable securities legislation. At the Meeting, the Company’s Shareholders will be asked to consider, and if thought fit, to pass, with or without amendment, as an ordinary resolution, the following Option Exchange Resolution: 26-23363-4 C1.1 P57

- 48 - “IT IS HEREBY RESOLVED, THAT: 1. The implementation of the Option/RSU Exchange (as defined in the management information circular of the Company dated May 7, 2026 (the “Circular”)) on the terms and conditions described in the Circular, be and is hereby ratified, confirmed and approved. 2. The participation of Insiders (as defined in the TSX Company Manual) in the Option/RSU Exchange, be and is hereby ratified, confirmed and approved. 3. Any one director or officer of the Company is authorized and directed on behalf of the Company, to take all necessary steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments, and do all such other acts and things that may be necessary or desirable to give effect to the foregoing resolutions.” The Management nominees named in the form of proxy or voting instruction form, as applicable, (absent contrary directions) intend to vote the shares represented thereby FOR the Option Exchange Resolution. THE ARRANGEMENT AND THE CONTINUANCE The following proposal regarding the Arrangement, which includes the Continuance, is included in this Circular at the direction of the Board. The Board unanimously recommends that you vote “FOR” the Arrangement. At the Meeting, the holders of Subordinate Voting Shares and Multiple Voting Shares will be asked to consider and, if thought advisable, to pass, with or without variation, the Arrangement Resolution, the text of which is set out in Appendix D to this Circular, to approve a plan of arrangement (the “Plan of Arrangement”) under section 288 of the BCBCA involving, among other things, the Arrangement and the Continuance. The Plan of Arrangement includes the Company’s adoption of new charter documents, being the Certificate of Domestication, the Certificate of Incorporation and the Bylaws in the forms attached as Schedules A, B and C, respectively, to the Plan of Arrangement (Appendix C), and adoption of the authorized capital structure contemplated in such charter documents, all as more particularly described in this Circular. Certain Defined Terms With respect to the Arrangement, the following terms have the respective meanings set out below or in the section of this Circular referenced therein and grammatical variations of such terms have corresponding meanings. “Arrangement” means the proposed arrangement, under the provisions of section 288 of the BCBCA, on the terms set forth in the Plan of Arrangement. “BC Articles” means the current articles of the Company attached as Appendix G to the Circular. “BCBCA” means the Business Corporations Act (British Columbia) as amended, including the regulations promulgated thereunder. “BC Certificate of Incorporation” means the current certificate of incorporation of the Company. 26-23363-4 C1.1 P58

- 49 - “BC Notice of Articles” means the current notice of articles of the Company attached as Appendix G to the Circular. “Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Vancouver, British Columbia or Stamford, Connecticut. “Bylaws” means the proposed general bylaws of Curaleaf Holdings Delaware following completion of the Continuance, the full text of which is set forth in Schedule C to the Plan of Arrangement. “CDS” means the Canadian Depository for Securities Limited and its affiliates, and each of their respective successors. “Certificate of Domestication” means the Certificate of Domestication of Curaleaf Holdings Delaware to be filed with the Secretary of the State of Delaware in connection with the Arrangement, the full text of which is set forth in Schedule A to the Plan of Arrangement. “Certificate of Incorporation” means the Certificate of Incorporation of Curaleaf Holdings Delaware to be filed with the Secretary of the State of Delaware in connection with the Arrangement, the full text of which is set forth in Schedule B to the Plan of Arrangement. “Common Stock” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Company Options” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Company RSUs” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Court” means the British Columbia Supreme Court. “Curaleaf Holdings Delaware” means the Company upon and following the Continuance under the DGCL. “Custodian” means the custodian or nominee with which the relevant Electing Shareholder has a custody account. “Delaware Exchangeable Shares” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Delaware Multiple Voting Shares” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Delaware Options” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Delaware RSUs” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “Delaware Secretary of State” means the Secretary of State for the State of Delaware. 26-23363-4 C1.1 P59

- 50 - “Delaware Subordinate Voting Shares” has the meaning ascribed thereto under the heading “Details of the Arrangement and Continuance – Effect of the Arrangement, including the Continuance”. “DGCL” means the Delaware General Corporation Law. “Dissenting Holder” means a registered Shareholder who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Subordinate Voting Shares, but only in respect of Subordinate Voting Shares in respect of which Dissent Rights are validly exercised and not withdrawn by such holder. “DTC” means The Depository Trust Company and its affiliates and each of their respective successors. “Effective Date” means the date designated by the Board in writing as the effective date of the Arrangement, after the Shareholders approval and the Final Order shall have been received. “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date or such other time determined by the Company on the Effective Date. “Electing Shareholder” means a Person registered in book-entry form as beneficially entitled to Election Shares (i) who has entered into an Election Shares Agreement, (ii) who has otherwise executed and delivered all consents, releases, assignments, waivers, statutory or otherwise required by the Company, acting reasonably, for the cancellation of their Election Shares in exchange for Registered Shares, and (iii) whose cancellation of their Election Shares and the issuance of Registered Shares does not contravene or violate any applicable law. “Election Share” means a Subordinate Voting Share in uncertificated form where beneficial entitlement is recorded by book-entry on the Record Date by a Custodian. “Election Shares Agreement” means the agreement to be entered into between each Electing Shareholder that has elected the Election Shares Alternative and the Company providing for the cancellation of the Election Shares of the Electing Shareholder in exchange for Registered Shares in accordance with this Plan of Arrangement. “Election Shares Alternative” means the alternative elected for by an Electing Shareholder to exchange his, her or its Election Shares for Registered Shares in accordance with the terms and conditions of this Plan of Arrangement. “Equity Incentive Plan” means the Curaleaf Holdings, Inc. 2018 Stock and Incentive Plan, as amended from time to time. “Euroclear” means Euroclear UK & International Limited, and its affiliates, and each of their respective successors. “Exchangeable Shares” means the exchangeable shares in the capital of the Company. “Final Order” means the order made after the application to the Court pursuant to subsection 291(4) of the BCBCA, in form and substance acceptable to the Company, after being informed of the intention to rely upon the Section 3(a)(10) Exemption and after a hearing upon the procedural and substantive fairness of the terms of the Arrangement, approving the Arrangement as such order may be amended, affirmed, modified, supplemented or varied by the Court (with the consent of the Company) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended 26-23363-4 C1.1 P60

- 51 - (provided that any such affirmation, amendment, modification, supplement or variation is acceptable to the Company) on appeal. “Governmental Entity” means: (a) any court, tribunal, judicial body or arbitral body or arbitrator; (b) any domestic or foreign government or supranational body or authority whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental body, governmental bureau, governmental department, governmental tribunal or governmental commission of any kind whatsoever; (c) any subdivision or authority of any of the foregoing; (d) any quasi-governmental or private body or public body exercising any regulatory, administrative, expropriation or taxing authority under or for the account of the foregoing; and (e) any stock or securities exchange. “Incentive Securities” means, together, the Company Options and the Company RSUs. “Interim Order” means the order made after application to the Court pursuant to section 291 of the BCBCA after being informed of the intention to rely upon the Section 3(a)(10) Exemption, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, supplemented or varied by the Court. “Multiple Voting Shares” means the multiple voting shares in the capital of the Company. “person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status. “Registered Shares” means Delaware Subordinate Voting Shares registered in book-entry form in the direct registration system as maintained by the transfer agent and registrar of the Company, to be issued in exchange for the cancellation of the Election Shares. “Registrar” means the British Columbia Registrar of Companies. “Section 3(a)(10) Exemption” means the exemption from registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. “Shareholders” means the registered and/or beneficial holders of Shares, as the context requires. “Shares” means the Subordinate Voting Shares and the Multiple Voting Shares and includes, for greater certainty, any Subordinate Voting Shares issued upon the settlement of Incentive Securities. “Subordinate Voting Shares” means the subordinate voting shares in the capital of the Company. “Tax” or “Taxes” means all taxes, surtaxes, duties, levies, imposts, fees, assessments, reassessments, withholdings, dues and other charges of any nature, imposed or collected by any Governmental Authority, whether disputed or not, including federal, provincial, territorial, state, municipal and local, foreign and other income, franchise, capital, real property, personal property, withholding, payroll, health, transfer, value added, alternative, add on minimum tax, goods and services tax, harmonized sales tax, sales, use, consumption, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, education, business, school, local improvement, development and occupation taxes, duties, levies, imposts, fees, assessments and withholdings and Canada Pension Plan, Québec Pension Plan, and other government pension plan premiums, contributions, employment insurance premiums and all other taxes and similar governmental charges, levies or assessments of any kind whatsoever imposed by any 26-23363-4 C1.1 P61

- 52 - Governmental Authority including any installment payments, interest, penalties or other additions associated therewith, whether or not disputed. “Tax Act” means the Income Tax Act (Canada). “United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia. “U.S. Securities Act” means the United States Securities Act of 1933, as amended. “U.S. Securities Laws” means the federal and state securities legislation of the United States and all rules, regulations and orders promulgated thereunder. The Arrangement On December 18, 2025, President Trump signed an Executive Order titled “Increasing Medical Marijuana and Cannabidiol Research” (the “Rescheduling Order”) directing the Attorney General to expedite the process of rescheduling marijuana and to work with the United States Congress to modify the revised definition of “hemp” included in the federal government’s continuing budget resolution passed by Congress on November 12, 2025. The Rescheduling Order specifically directs the United States Attorney General to “take all necessary steps to complete the rulemaking process related to rescheduling marijuana to Schedule III of the CSA in the most expeditious manner in accordance with Federal law, including 21 U.S.C. 811.” Rescheduling is anticipated to have a substantial impact on the U.S. cannabis industry, including (i) easing restrictions on clinical research into cannabis-based treatments, (ii) eliminating the applicability of Section 280E tax provisions and U.S. federal anti-money laundering regulations to U.S. state-licensed cannabis businesses, (iii) improving access to U.S. banking services and capital markets and (iv) reducing insurance liabilities associated with Schedule I substances. It may also contribute to the destigmatization of cannabis use and cannabis-related businesses. However, rescheduling will not legalize, under the CSA, the cultivation, manufacture, processing, distribution and sale of cannabis by U.S. state-licensed cannabis business. There is no certainty as to the impact that the Rescheduling Order, or the rescheduling itself, would have on our business or the cannabis industry as a whole, particularly when considering potential implications for federal regulation and interstate commerce. Recognizing this uncertainty, the Company now wishes to capitalize on such announced legislative change by seeking approval from its Shareholders to effect the Continuance and having the Company domesticated in the U.S., which is expected to provide the Company and its Shareholders with the benefits described below under “— Benefits of the Arrangement”. The Company will continue to closely monitor the rescheduling process. Assuming that the Arrangement is approved at the Meeting and that the Final Order is obtained from the Court, the Board will determine the appropriate time to implement the Arrangement, including the Continuance and the domestication in the U.S, when doing so will be in the best interests of the Company. However, the Board may determine not to complete the Arrangement, including the Continuance and the domestication in the U.S., if the Board determines that doing so would not be in the best interests of the Company. See “Steps to Completing the Arrangement, including the Continuance” below. Pursuant to the Plan of Arrangement, among other things, the Company is seeking to implement the Continuance by continuing out from the jurisdiction of the BCBCA and continuing into and domesticating in Delaware under Section 388 of the DGCL and maintaining the same corporate name, “Curaleaf Holdings, Inc.” The Continuance will have the effect of subjecting the Company to the laws of the State of Delaware as if it had originally been incorporated in the State of Delaware, and the Company adopting new charter 26-23363-4 C1.1 P62

- 53 - documents being the Certificate of Domestication, Certificate of Incorporation and the Bylaws in the forms attached as Schedules A, B and C, respectively, to the Plan of Arrangement, including the new authorized capital structure contemplated in such charter documents. The Final Order, if granted, will constitute the basis for the Section 3(a)(10) Exemption with respect to any deemed issuance or exchange of securities that may be considered to have occurred in as a result of the Arrangement. The Court has been informed of this effect of the Final Order. The Plan of Arrangement is attached as Appendix C to this Circular. Readers are encouraged to carefully review the Plan of Arrangement, as it contains the specific terms governing the Arrangement, including the Continuance. Benefits of the Arrangement The Board and management believe that the Arrangement is beneficial to the Company’s Shareholders for, among others, the following reasons: • The Company has a much stronger business connection to the United States than to Canada or any other country. All of our business operations, executive officers, directors, customers and employees and substantially all our assets are located in the United States. • The Company is subject to U.S. federal and state laws and regulations. We are subject to the federal laws of the United States and the laws of the U.S. states in which we operate, including the rules and regulations of the SEC and of state cannabis governmental authorities, including those in Delaware. • The Company is registered with the SEC and its Subordinate Voting Shares are quoted in the United States on the OTCQX under the trading symbol “CURLF”. • The Company’s financial statements and financial reporting are already prepared in accordance with U.S. Generally Accepted Accounting Principles, and not International Financial Reporting Standards. • The Arrangement is intended to enhance shareholder value over the long term primarily by increasing the acceptance of the Company in the U.S. capital markets and improving the marketability of our stock. o Investors may understand the Company’s Delaware governance documents and corporate laws to which the Company is subject better than British Columbia governance documents and corporate laws. If investors are more familiar with Delaware corporate laws versus British Columbia corporate laws, it could further increase capital raising opportunities. o We believe that the shares of a U.S. corporation will be more accessible to U.S. institutional investors, allowing for more investment opportunities and capital raising if the Company is domesticated in the United States. Certain U.S. institutional investors and state-level investment vehicles are prohibited from investing in non-U.S. companies or are limited in the size of such investment. Although the converse can also apply with respect to certain Canadian institutional investors, the Company believes that becoming a U.S. corporation would provide greater opportunities to expand our institutional investor base, which should provide opportunities for increased value of our stock. 26-23363-4 C1.1 P63

- 54 - o If U.S. stock exchanges allow listings by U.S. based cannabis operators, including as a result of the recently-announced Rescheduling, being domesticated in the United States could assist the Company in listing our stock on a U.S. stock exchange. We believe listing on a U.S. stock exchange could lead to increased trading volume and increased shareholder value. o As a U.S. corporation, the Company may be eligible for inclusion in certain leading stock indices, which could also increase demand for our shares through passive investment by certain index funds. • If U.S. cannabis banking laws are reformed, including as a result of the recently-announced rescheduling, we believe that the Company will have access to additional funding sources as a U.S. corporation rather than being a Canadian corporation, which should provide opportunities for improved financing terms. • Having the Company incorporated in the United States, instead of a non-U.S. jurisdiction, may help address and streamline regulatory matters with U.S. governmental entities and improve interactions with U.S. governmental authorities, politicians and agencies. • Delaware has a strong, developed corporate case law and more code-based corporate governance regime than British Columbia, which may provide more predictability and certainty in decision making for the Company and our Shareholders. • The favorable corporate environment afforded by Delaware may help the Company more effectively conduct its business, including by attracting and retaining skilled, experienced personnel, and potential members of the Board. For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has adopted, construed and implemented comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. • Being incorporated in the U.S. may provide the Company’s Shareholders and the investing community a greater comparability of the Company’s shareholder rights and corporate governance to other public companies generally. • The Company believes that the Continuance may be implemented without any material adverse tax consequences to the Company or its Shareholders. The Board and management believe that the potential benefits of the change in domicile and related adoption of the Certificate of Domestication, Certificate of Incorporation and Bylaws outweigh the disadvantages and make the proposed Arrangement beneficial to the Company and our shareholders. The Board and management will continue to evaluate the potential benefits and disadvantages of the Arrangement, including prior to making a determination to implement the Arrangement. Potential Disadvantages of the Arrangement Despite the belief of the Board and management that the Arrangement is in the best interests of the Company and its Shareholders, the laws of Delaware may not afford Shareholders the same substantive rights and protections as are available under the laws of British Columbia. In addition, the Arrangement includes certain permitted changes to the Company’s governing documents which alter the relative rights of Shareholders and management and which may reduce shareholder participation in certain corporate decisions. In addition, following the Continuance, the Company may be subject to a heightened risk of 26-23363-4 C1.1 P64

- 55 - securities class actions or derivative lawsuits, which can result in substantial costs and divert management time and resources, even if such class actions or lawsuits are without merit. See “Comparison of Shareholders’ Rights Under British Columbia and Delaware Law”, “Comparison of the Certificate of Incorporation and Bylaws with the BC Notice of Articles and BC Articles” and “Risk Factors” below. Election Shares Alternative The Plan of Arrangement provides that a beneficial Shareholder (an “Electing Shareholder”) that (a) is a Person registered in book-entry form as beneficially entitled to a Subordinate Voting Share in uncertificated form where beneficial entitlement is recorded by book-entry on the Record Date by a custodian or nominee with which the beneficial Shareholder has a custody account (an “Election Share”), and (b) provides a written election notice to the Company in respect of the Election Shares beneficially owned by such beneficial Shareholder no later than 5:00 p.m. on the June 18, 2026, being the date that is two (2) Business Day preceding the Meeting (the “Election Date”), will be entitled to receive, in accordance with the Plan of Arrangement, Delaware Subordinate Voting Shares registered in book-entry form in the direct registration system as maintained by the transfer agent and registrar of the Company (“Registered Shares”), in exchange for the cancellation of such beneficial Shareholder’s Election Shares (the “Election Shares Alternative”), provided however that: (a) such Electing Shareholder has entered into an agreement with the Company providing for the cancellation of the Election Shares of the Electing Shareholder in exchange for Registered Shares in accordance with the Plan of Arrangement containing representations, warranties, covenants and indemnities acceptable to the Company, acting reasonably; (b) such Electing Shareholder has otherwise executed and delivered all consents, releases, assignments, waivers, statutory or otherwise required by the Company, acting reasonably, for the cancellation of such Electing Shareholder’s Election Shares in exchange for Registered Shares; and (c) the cancellation of such Electing Shareholder’s Election Shares and the issuance of Registered Shares to such Electing Shareholder does not contravene or violate any applicable law. Any Electing Shareholder who elects to use the Election Shares Alternative will be required to deliver to the Company, on or before the Election Date, all documentation required to implement all transactions involved in such Election Shares Alternative, failing which the Election Shares Alternative shall not be completed for such Electing Shareholder and the other transactions contemplated by the Plan of Arrangement shall be completed subject to the other terms and conditions therein notwithstanding the non-completion of such Election Shares Alternative for such Electing Shareholder. Failure by any Electing Shareholder to properly elect to use the Election Shares Alternative on or prior to the Election Date or failure by any Electing Shareholder to properly enter into an Election Shares Agreement and provide all documentation required to implement all transactions involved in such Election Shares Alternative on or before the Election Date will disentitle such Electing Shareholder from electing the Election Shares Alternative. Recommendation of the Board The Board has concluded that the Arrangement is fair and reasonable, that it is in the best interests of the Company and its Shareholders and, as such, has authorized submission of the Arrangement Resolution to the Shareholders for approval at the Meeting and if approved, to the Court for the Final Order. 26-23363-4 C1.1 P65

- 56 - In coming to its conclusion and recommendations, the Board considered, among others, the following factors: • the purpose and benefits of the Arrangement as outlined herein; • completion of the Arrangement requires the Court to approve the Arrangement after a hearing at which fairness of the Arrangement to Shareholders will be considered; • the Shareholders that oppose the Arrangement may, subject to compliance with certain conditions, dissent with respect to the Arrangement Resolution and if the Arrangement is completed, be entitled to be paid the fair value for their Subordinate Voting Shares in accordance with section 237 to 247 of the BCBCA, the Plan of Arrangement, the Interim Order and the Final Order. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ARRANGEMENT RESOLUTION, WHICH WILL CONSTITUTE APPROVAL OF THE ARRANGEMENT, INCLUDING THE CONTINUANCE AND THE ADOPTION OF THE CERTIFICATE OF DOMESTICATION, CERTIFICATE OF INCORPORATION AND THE BYLAWS. In the event that Shareholders entitled to vote at the Meeting have exercised rights of dissent in respect of the Plan of Arrangement, the Board may, in its sole discretion, decide not to proceed with the Arrangement. Details of the Arrangement and Continuance Set forth below are summaries of the steps to completing the Continuance by way of the Arrangement, and a comparison of Shareholders’ rights under the laws of British Columbia and Delaware. Shareholders are urged to consult with their legal counsel to discuss matters relating to their rights as Shareholders in connection with the Arrangement, including the Continuance. Steps to Completing the Arrangement, including the Continuance If the required Shareholder approval of the Arrangement Resolution is obtained, and the Court grants the Final Order, the following steps must then be taken to give effect to the Arrangement, including the Continuance: • the Company must make an application for authorization to continue out of British Columbia with the Registrar to proceed with the Continuance of the Company from British Columbia to Delaware as part of the Arrangement and such authorization must be granted; and • the Company must file the Certificate of Domestication and Certificate of Incorporation each in the form prescribed by the DGCL (the full text of which are set out in Schedule A and Schedule B, respectively, to the Plan of Arrangement (Appendix C) with the Delaware Secretary of State. Effect of the Arrangement, including the Continuance Upon completion of the Arrangement, including the Continuance, the Company will cease to be a corporation organized under the laws of British Columbia and will be deemed to have been incorporated under and will be subject to the laws of Delaware and will be governed by the Certificate of Incorporation and the Bylaws which are set out in Schedule B and Schedule C, respectively, to the Plan of Arrangement (Appendix C). 26-23363-4 C1.1 P66

- 57 - On the Effective Date, at the Effective Time, each of the following events shall occur and shall be deemed to occur, except if otherwise specified, sequentially in the order set out below without any further authorization, act or formality, in each case, unless stated otherwise: • each Share held by a Dissenting Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, to the Company and such Share shall be cancelled, and in exchange the respective Dissenting Shareholder shall be entitled to be paid by the Company the fair market value of such Share determined and payable in accordance with the Plan of Arrangement; • the Continuance shall be effective, and the Company shall be domesticated in the State of Delaware and shall continue as a corporation under the DGCL in accordance with the following: (a) the name of Curaleaf Holdings Delaware shall be “Curaleaf Holdings, Inc.”; (b) the BC Certificate of Incorporation, the BC Notice of Articles and the BC Articles of the Company shall be canceled and substituted with, and which shall be filed with the Delaware Secretary of State, the Certificate of Domestication and Certificate of Incorporation of Curaleaf Holdings Delaware in the form attached as Schedule A and Schedule B, respectively, to the Plan of Arrangement; (c) the Bylaws of Curaleaf Holdings Delaware shall be in the form attached as Schedule C to the Plan of Arrangement; (d) the registered office of Curaleaf Holdings Delaware shall be located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808; (e) the number of directors shall initially be set at seven, and the initial directors of Curaleaf Holdings Delaware shall be the directors of the Company as of immediately prior to the Effective Time; (f) the authorized capital of Curaleaf Holdings Delaware shall consist of 15,000,000,000 shares of common stock, $0.00001 par value per share, (“Common Stock”) divided into three classes as follows: (x) 5,000,000,000 shares of Class A subordinate voting Common Stock (the “Delaware Subordinate Voting Shares”), (y) 5,000,000,000 shares of Class B multiple voting Common Stock (the “Delaware Multiple Voting Shares”), and (z) 5,000,000,000 shares of Class C exchangeable Common Stock (the “Delaware Exchangeable Shares”), in each case having the special rights and restrictions attached thereto as set out in the Certificate of Incorporation, and the authorized capital of the Company shall be amended by: (i) changing the Subordinate Voting Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Subordinate Voting Shares and deleting the special rights and restrictions attached to the Subordinate Voting Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Subordinate Voting Shares as set out in the Certificate of Incorporation; (ii) changing the Multiple Voting Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Multiple Voting 26-23363-4 C1.1 P67

- 58 - Shares and deleting the special rights and restrictions attached to the Multiple Voting Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Multiple Voting Shares as set out in the Certificate of Incorporation; and (iii) changing the Exchangeable Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Exchangeable Shares and deleting the special rights and restrictions attached to the Exchangeable Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Exchangeable Shares as set out in the Certificate of Incorporation; (g) each Election Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Subordinate Voting Shares held by Dissenting Holders) in respect of which the Election Shares Alternative has been validly elected will for all purposes be deemed cancelled by the Company without any further act or formality by the holder thereof in exchange for a Registered Share; (h) each Subordinate Voting Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Subordinate Voting Shares held by Dissenting Holders or Election Shares exchanged pursuant to prong (g) above) will for all purposes be deemed to be one issued and outstanding Delaware Subordinate Voting Share, without any action required on the part of the Company or the holders thereof; (i) each Multiple Voting Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Multiple Voting Shares held by Dissenting Holders) will for all purposes be deemed to be one issued and outstanding Delaware Multiple Voting Share, without any action required on the part of the Company or the holders thereof; (j) each Exchangeable Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Exchangeable Shares held by Dissenting Holders) will for all purposes be deemed to be one issued and outstanding Delaware Exchangeable Share, without any action required on the part of the Company or the holders thereof; (k) each outstanding option to purchase Subordinate Voting Shares (a “Company Option”) will for all purposes be deemed to be adjusted pursuant to the terms of the Equity Incentive Plan to become one outstanding option to purchase an equal number of Delaware Subordinate Voting Shares at the same exercise price per share and otherwise on the same terms and conditions (a “Delaware Option”) under the Equity Incentive Plan and applicable award agreement; (l) each outstanding restricted share unit to receive Subordinate Voting Shares (a “Company RSU”) will for all purposes be deemed to be adjusted pursuant to the terms of the Equity Incentive Plan to become one outstanding restricted stock unit to receive an equal number of Delaware Subordinate Voting Shares and otherwise with the same terms and conditions (a “Delaware RSU”) under the Equity Incentive Plan and applicable award agreement; 26-23363-4 C1.1 P68

- 59 - (m) all the property, rights, interests privileges and powers of the Company will continue to be the property, rights, interests, privileges and powers of the Company, all debt due to the Company, all subsidiaries of the Company, all rights under contracts and all other causes of action belonging to the Company immediately prior to the Effective Time will remain vested in Curaleaf Holdings Delaware following the Effective Time; (n) all debts, liabilities and duties of the Company immediately prior to the Effective Time will remain attached to Curaleaf Holdings Delaware following the Effective Time and will remain debts, liabilities and duties of the Curaleaf Holdings Delaware; and (o) an existing cause of action, claim or liability to prosecution is unaffected, a legal proceeding being prosecuted or pending by or against the Company may be prosecuted or its prosecution may be continued, as the case may be, by or against the Company following the Effective Time, and a conviction against, or a ruling, order or judgment in favour of or against, the Company may be enforced by or against the Company following the Effective Time. The members of the Board and officers of the Company are not expected to change as a result of the Arrangement. The Arrangement, including the Continuance, is not expected to cause any material change in the Company’s business or operations. Subject to receipt of the Final Court Order and the authorization to complete the Continuance from the Registrar, the Board will determine the appropriate time to implement the Arrangement, including the Continuance and the domestication in the U.S, when doing so will be in the best interests of the Company. At such time, the Certificate of Domestication and the Certificate of Incorporation of Curaleaf Holdings Delaware will be filed to effect the Arrangement, including the Continuance and the domestication in the U.S. Notwithstanding the foregoing and the approval of the Shareholders, the Board may in its discretion, without further notice to or approval of the Shareholders, decide not to proceed with the Arrangement and decide not to complete the Continuance if it determines that it is not in the best interests of the Company to do so. Treatment of Securities following the Arrangement and the Continuance On the Effective Date: • holders of Subordinate Voting Shares (other than Dissenting Holders) will become holders of Delaware Subordinate Voting Shares and any share certificates or book entries representing the Subordinate Voting Shares will be deemed to represent an identical number of Delaware Subordinate Voting Shares; • holders of Multiple Voting Shares (other than Dissenting Holders) will become holders of Delaware Multiple Voting Shares and any share certificates or book entries representing the Multiple Voting Shares will be deemed to represent an identical number of Delaware Multiple Voting Shares; 26-23363-4 C1.1 P69

- 60 - • holders of Exchangeable Shares will become holders of Delaware Exchangeable Shares and any share certificates or book entries representing the Exchangeable Shares will be deemed to represent an identical number of Delaware Exchangeable Shares; • holders of Company Options will become holders of Delaware Options to acquire an identical number of Delaware Subordinate Voting Shares at the same exercise price per share. Any document previously evidencing Company Options will thereafter evidence Delaware Options and no option agreements evidencing the Delaware Options will be required to be issued and the Delaware Options will be governed by and be subject to the Equity Incentive Plan and applicable award agreement; and • holders of Company RSUs will become holders of Delaware RSUs to receive an identical number of Delaware Subordinate Voting Shares. Any document previously evidencing Company RSUs will thereafter evidence the Delaware RSUs and no award agreements evidencing the Delaware RSUs will be required to be issued and the Delaware RSUs will be governed by and be subject to the Equity Incentive Plan and applicable award agreement. Comparison of Shareholders’ Rights Under British Columbia and Delaware Law After the Continuance by way of Arrangement, the Shareholders of the former British Columbia company will become the shareholders of a Delaware corporation organized under the DGCL. Differences between the DGCL and the BCBCA will result in various changes in the rights of Shareholders. The following is a summary description of the more significant differences. This summary description is qualified by reference to the DGCL and the Certificate of Domestication, the Certificate of Incorporation and the Bylaws, in respect of matters of Delaware law, and the BCBCA and the BC Articles, in respect of matters of British Columbia law. While it is not practical to summarize all of the legal differences between the rights of holders of Delaware Subordinate Voting Shares as governed by the DGCL and the rights of holders of Subordinate Voting Shares as governed by the BCBCA, certain principal differences that could materially affect the rights of holders of Subordinate Voting Shares are set forth below. The following summary is not a substitute for direct reference to applicable legislation (Delaware and British Columbia), the BC Articles, the Certificate of Domestication, the Certificate of Incorporation and the Bylaws, or for professional interpretation of such documents, and is qualified by reference thereto. The following summary does not purport to be complete or exhaustive and Shareholders should therefore consult their own legal and tax advisors regarding the implications of the Arrangement and the Continuance by way of the Arrangement which may be of particular importance to them. Delaware British Columbia Quorum of Shareholders Under the DGCL, the certificate of incorporation or bylaws may specify the number of shares that must be present in person or represented by proxy at any meeting in order to constitute a quorum, provided that, in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting, except that, where a separate vote by a class or series is required, a quorum shall consist of no less than one-third of the shares of such class or series. In the absence of such specification in the certificate or bylaws, a majority of the shares entitled to vote shall constitute a quorum. The BCBCA provides that the quorum for the transaction of business at a meeting of shareholders is the quorum established by the articles of the company. If no quorum is established by the articles, the quorum is two shareholders entitled to vote at the meeting whether present personally or by proxy. If the number of shareholders entitled to vote at the meeting is less than the quorum applicable to the company, then all of the shareholders entitled to vote at the meeting, whether present personally or by proxy, will constitute quorum. In accordance with the BC Articles, subject to the special rights and restrictions attached to the 26-23363-4 C1.1 P70

- 61 - Delaware British Columbia The Bylaws state that quorum for the transaction of business at a meeting of stockholders is one-third. shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are present in person or represented by proxy, without regard to the number of shares held by such shareholders. Required Vote Generally Under the DGCL, the certificate of incorporation or bylaws may specify the votes that shall be necessary for the transaction of business by the corporation. In the absence of such specification in the certificate or bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders and, with respect to the election of directors, a plurality of the votes present or represented by proxy at a meeting and entitled to vote shall be required for election. The Bylaws generally provide that action by the stockholders on a matter, other than the election of directors, is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and that directors will be elected by a plurality vote, provided that, if the rules and requirements of the exchange on which the Company’s shares are then listed require a different voting standard for the election of directors, directors will be elected in accordance with the rules and requirements of such exchange. Under the BCBCA, an ordinary resolution is required to pass most matters at a shareholders’ meeting. An “ordinary resolution” means a resolution passed by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of the votes entitled to be cast on the resolution. Under the BCBCA, directors are elected by a plurality of votes cast by the shareholders voting shares that carry the right to vote at general meetings. In certain circumstances, directors may be appointed by an ordinary resolution. Required Vote for Mergers, Conversions, Exchange and Sale of Assets Under Delaware law, a sale, lease or exchange of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the approval of the corporation’s board of directors and, with limited exceptions, a majority of affirmative votes from holders of the outstanding stock entitled to vote on the transaction. Subject to a number of requirements (including a requirement that the corporation have a class or series of stock that is listed on a national securities exchange or held of record by more than 2,000 holders immediately prior to the execution of the merger agreement by the corporation), Section 251(h) of the DGCL permits merger agreements to contain a provision eliminating the need for a stockholder vote for a second-step merger following consummation of a tender or exchange offer for all of the outstanding stock of a corporation on the terms provided in such merger agreement that, absent Section 251(h) of the DGCL, would be entitled to vote on the adoption or rejection of the merger agreement. Certain extraordinary corporate actions such as certain amalgamations, continuances, sales of substantially all the undertaking of a company other than in the ordinary course of business, and certain other extraordinary corporate actions such as liquidations or dissolution require authorizations by special resolution. A “special resolution” means a resolution approved by not less than a special majority, which is set out in the BC Articles as two-thirds of the votes cast at a general meeting called for the purpose of considering the special resolution, or a resolution passed by being consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings. 26-23363-4 C1.1 P71

- 62 - Delaware British Columbia Additionally, Section 253 of the DGCL permits a corporation to merge with a subsidiary corporation without a vote of stockholders of the subsidiary if the parent owns ninety percent (90%) or more of the outstanding shares of each class of the subsidiary’s stock that would otherwise be entitled to vote on the merger (provided that certain other requirements are met). The Certificate of Incorporation does not contain any specific provisions that depart from these provisions of the DGCL. Amendments to the BC Notice of Articles and BC Articles and the Certificate of Incorporation and Bylaws Under the DGCL, every amendment to the certificate of incorporation must be made in the following manner: • The Proposed Amendment must be approved by the board of directors and submitted to the stockholders for approval. • The Proposed Amendment requires a majority of affirmative votes from holders of the outstanding stock entitled to vote on the transaction and a majority of the outstanding stock of each class entitled to vote thereon as a class. If any Proposed Amendment would increase or decrease the aggregate number of authorized shares of a class, increase or decrease the par value of the shares of a class, or alter or change the powers, preferences or special rights of a class or series so as to affect them adversely, then the amendment must also be approved by the holders of a majority of the outstanding stock of such class or series affected by such amendment whether or not entitled to vote thereon by the certificate of incorporation. The number of authorized shares of a class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, and not by the individual class, if so provided in the original certificate of incorporation. The Certificate of Incorporation includes such a provision with respect to each class of stock of the Company. Different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class. The DGCL provides that the power to adopt, amend or repeal bylaws of the corporation shall be in the stockholders entitled to vote. Notwithstanding the foregoing, the DGCL also provides that the certificate of incorporation may Under the BCBCA, an alteration to the articles or notice of articles of a company may require a resolution to be passed by: (i) the type of resolution specified by the BCBCA; (ii) if not specified by the BCBCA, the type of resolution specified by the articles; or (iii) if neither contain such a provision, a special resolution (as defined above). The BCBCA does allow certain capital alterations and alterations to the articles and notice of articles to be approved by an ordinary resolution (simple majority) of shareholders or by the directors, subject to the articles of the company. The Company currently has provisions in the BC Articles that permit alterations to the Notice of Articles, BC Articles and share structure in some circumstances by directors resolution, subject to any further requirements under the BCBCA, including, inter alia, to: • increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; • subdivide or consolidate all or any of its unissued, or fully paid issued, shares; • change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or • alter the identifying name of any of its shares. The BC Articles allow the Company by ordinary resolution to: • create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; • make certain changes to the par value of shares; and • create or delete special rights or restrictions in certain situations. 26-23363-4 C1.1 P72

- 63 - Delaware British Columbia confer the power to adopt, amend or repeal bylaws upon the board of directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. The Certificate of Incorporation specifically provides that the Bylaws may be amended by the Board. In addition, the BC Articles also provide that, if the BCBCA does not specify the type of resolution and the BC Articles do not specify another type of resolution, the Company may by special resolution alter the BC Articles. Size of Board; Director Qualifications Under the DGCL, each director must be a natural person. Directors need not be stockholders unless so required by the certificate of incorporation or the bylaws. The certificate of incorporation and bylaws of a corporation may prescribe other qualifications for directors. Under the DGCL, a corporation must have at least one director, and may provide in its certificate of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and may otherwise provide for the manner in which the number of directors may be increased or decreased. Under the BC Articles, the size of the board is determined by ordinary resolution Pursuant to the BCBCA, a public company must have at least three directors. Under the BCBCA, an individual is not qualified to become or act as a director of a company if that individual is (a) under the age of 18 years; (b) found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise; (b.1) a person in respect of whom a certificate of incapability is issued under the Adult Guardianship Act, unless the certificate is subsequently cancelled under section 37 (4) of that Act (c) an undischarged bankrupt, or (d) convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless (i) the court orders otherwise, (ii) 5 years have elapsed since the last to occur of (A) the expiration of the period set for suspension of the passing of sentence without a sentence having been passed, (B) the imposition of a fine, (C) the conclusion of the term of any imprisonment, and (D) the conclusion of the term of any probation imposed, or (iii) a pardon was granted or issued, or a record suspension was ordered, under the Criminal Records Act (Canada) and the pardon or record suspension, as the case may be, has not been revoked or ceased to have effect. A director who ceases to be qualified to act as a director of a company must promptly resign. Removal of Directors Under the DGCL, any or all directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors unless the certificate of incorporation of a corporation with a classified board otherwise provides, or in the case of a corporation that has cumulative voting. Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution, or, if the articles provide that a director may be removed by a resolution of the shareholders entitled to vote at general meetings passed by less than a special majority or may be removed by some other method, by the resolution or method specified. Further, if the shareholders holding shares of a class or series of shares of a company have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed by a special resolution passed by at least two-thirds of the votes cast by 26-23363-4 C1.1 P73

- 64 - Delaware British Columbia those shareholders, or, if the articles provide, by some other method or resolution specified therein. Under the BC Articles, the Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, convicted by a court of an offence under or found in breach and sanctioned by a securities regulatory authority of any Canadian or United States securities legislation, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy. Board Vacancies Under the DGCL, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the directors then in office or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. The Bylaws provide that all vacancies, including those caused by an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors, even if they constitute less than a quorum. Under the BCBCA, unless the articles of a company provide otherwise, if a vacancy among the directors occurs because a director was removed by the shareholders, such vacancy may be filled by the shareholders at the shareholders’ meeting, if any, at which the director is removed, or, otherwise by the shareholders or by the remaining directors. Unless the articles of a company provide otherwise, a casual vacancy among directors may be filled by the remaining directors. Unless the articles of a company provide otherwise, if the shareholders holding shares of a class or series of shares have the exclusive right to elect or appoint one or more directors, a vacancy that occurs as a result of the removal of a director may be filled by those shareholders at the shareholders’ meeting, if any, at which the director is removed, or, otherwise, by those shareholders or remaining directors elected or appointed by those shareholders. If there are no directors in office, (a) an individual may be empowered by the shareholders to call a meeting of the shareholders for the election or appointment of directors, and appoint as directors, to hold office until the vacancies are filled at that meeting, the number of individuals that will constitute a quorum, or (b) there may be appointed, by a unanimous resolution of the shareholders, not more than the number of directors who, under the articles, may be elected or appointed at an annual general meeting, unless the articles of a company provide otherwise. Under the BC Articles, any casual vacancy may be filled by the directors. A vacancy caused by 26-23363-4 C1.1 P74

- 65 - Delaware British Columbia the removal of a director may be filled as discussed under “Removal of Directors”. Liability of Directors; Fiduciary Duties; Limitation of Directors’ Liability Delaware courts have provided a robust case law concerning the fiduciary duties of corporate boards and officers. Such case law requires that directors and officers of Delaware corporations exercise a duty of care and a duty of loyalty when making decisions on behalf of a corporation. The Delaware courts have developed the concept of the “business judgment rule” which presumes that directors, in making a business decision, acted on an informed basis, in good faith and in the honest belief that the action taken is in the best interests of the corporation. In performing their duties, directors and officers may exercise their business judgment through reliance in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees of the board, or by any other person as to matters the members of the board reasonably believe are within their professional or expert competence and have been chosen with reasonable care. Under the DGCL, the certificate of incorporation of a corporation may eliminate or limit the personal liability of directors or officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that such provision does not eliminate or limit liability (a) for breach of the duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (c) for unlawful dividends or stock repurchases, (d) for any transaction from which a director or officer derived in improper personal benefit or (e) of an officer in any action by or in the right of the corporation. The Certificate of Incorporation provides that the liability of directors and officers is eliminated or limited to the fullest extent permitted by the DGCL. Under the DGCL, a transaction between a corporation and one or more of its directors or officers who has an interest in the transaction, is not void or voidable solely for that reason, if: (a) the material facts as to the director’s or officer’s relationship or interest are disclosed or are known to the board of directors or a committee thereof, and the disinterested directors or committee members approve the transaction in good faith; (b) the material facts as to the director’s or officer’s relationship or interest are disclosed or known to the stockholders of the corporation entitled to vote thereon, and the stockholders approve or ratify the transaction in good faith; or Under the BCBCA, every director and officer must act honestly and in good faith with a view to the best interests of the company, exercise the care, diligence, and skill that a reasonably prudent individual would exercise in comparable circumstances, act in accordance with the BCBCA and the regulations, and subject to the foregoing, act in accordance with the articles of the company. Under the BCBCA, directors of a company who vote for or consent to a resolution authorizing the company to. among other things,: (i) carry on a business or exercise a power contrary to its articles as a result of which the company has paid compensation to any person; (ii) pay a commission or allow a discount contrary to the BCBCA; (iii) pay a dividend or purchase, redeem or otherwise acquire shares contrary to the BCBCA, or (iv) make or give an indemnity to a party contrary to the BCBCA, are jointly and severally liable to restore to the company any amount paid or distributed as a result and not otherwise recovered by the company. In addition, directors who vote for or consent to a resolution that authorized the issue of a share that is not fully paid are jointly and severally liable to compensate the company or any shareholder or beneficial shareholder for any losses, damages and costs sustained or incurred as a result. A director is not liable for any such amounts if the director has relied, in good faith, on (i) financial statements represented by an officer of the company or in the written report of the auditor of the company to fairly reflect the financial position of the company; (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person; (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record, information or representation was forged, fraudulently made or inaccurate. 26-23363-4 C1.1 P75

- 66 - Delaware British Columbia (c) the transaction is fair to the corporation at the time it is authorized or approved. Indemnification of Officers and Directors Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than a derivative action), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Also under Section 145 of the DGCL, a corporation may pay the expenses (including attorneys’ fee) incurred by officers and directors in defending against lawsuits in advance, provided that such director or officer undertakes to repay any advanced funds if indemnification is ultimately determined not to be permissible. The Certificate of Incorporation and the Bylaws generally provide mandatary indemnification and advancement of expenses to directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation provides for rights of indemnification and advancement to its employees and agents. Section 145 of the DGCL provides that a determination regarding indemnification shall be made by the corporation with respect to a person who is a director or officer of the corporation at the time of such determination by: (i) a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written Under the BCBCA, a current or former director or officer of the company, a current or former director or officer who acts or has acted for an affiliate of the company or at the company’s request as a director or officer of another company, or at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity (an “eligible party”), is entitled to be indemnified by the company in respect of all costs, charges and expenses (including legal and other fees, but not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by the person in connection with any legal proceeding or investigative action if, among other things, (i) the person acted honestly and in good faith with a view to the best interests of the company; and (ii) in the case of an eligible proceeding other than a civil proceeding, the person had reasonable grounds for believing that this conduct in respect of which the proceeding was brought was lawful. Under the BC Articles, the Company must indemnify an eligible party against all eligible penalties and must pay expenses actually and reasonably incurred by such person. In addition, the Company must pay in advance of the final disposition of an eligible proceeding the expenses actually and reasonably incurred by an eligible party, but the Company must first receive a written undertaking to repay the amounts advanced if it is ultimately determined that the payment is prohibited by the BCBCA. 26-23363-4 C1.1 P76

- 67 - Delaware British Columbia opinion, or (iv) by the corporation’s stockholders. A director or officer may also apply to the Delaware Court of Chancery or any other court of competent jurisdiction in Delaware for a determination that indemnification is proper in the circumstances. Section 145 of the DGCL and the Bylaws provide that it is not exclusive of other indemnification that may be granted by the Certificate of Incorporation, the Bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The Bylaws also provide that, except for proceedings to enforce rights to indemnification, Curaleaf Holdings Delaware shall not be obligated to indemnify any director or officer (or his heirs, executors, or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors. Indemnity Insurance Pursuant to the DGCL and the Bylaws, Curaleaf Holdings Delaware may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Curaleaf Holdings Delaware, or is or was serving at the request of Curaleaf Holdings Delaware as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity. Under the BCBCA, a company may purchase and maintain insurance for the benefit of a director or officer, former director and officer or current or former director and officer who acted as a director or officer of an affiliate or at the company’s request as director or officer against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation. Shareholder Consent in Lieu of Meeting The DGCL provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents shall be signed by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Bylaws provide that stockholders may not act by written consent. Under the BCBCA, a written consent resolution by shareholders is deemed to be valid and effective as if it had been passed at a meeting of shareholders as long as it satisfies all of the requirements of the BCBCA and the regulations and articles of the company. Calling of Shareholder Meeting Under the DGCL, unless otherwise provided in the certificate of incorporation or the bylaws, the board of directors may call special meetings of the stockholders. The Bylaws provide that a special meeting of the stockholders may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or, if there are no directors then in Under the BC Articles, directors may call meetings of shareholders. The BCBCA provides that shareholders may requisition a general meeting provided the requisition is made by shareholders holding at least 1/20 of the issued shares of the company that carry the right to vote at general meetings and is in compliance with the requirements of the BCBCA. If a general meeting is validly requisitioned in accordance with the BCBCA, the directors must call a general 26-23363-4 C1.1 P77

- 68 - Delaware British Columbia office, by an officer of the Company. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise required by law. meeting to transact the business specified in the requisition, to be held within four months after the date the requisition is received by the company, regardless of the articles of such company. Location of Shareholder Meetings Under the DGCL, a stockholders meeting may be held within or outside of Delaware. If, pursuant to the DGCL or the certificate of incorporation or bylaws, the Board is authorized to determine the place of a stockholders meeting, the Board may determine that the meeting be held solely by remote communication. Under the Bylaws, the Board may determine to hold a meeting of stockholders by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with the DGCL. Under the BCBCA, a general meeting of a company must be held in British Columbia or may be held at a location outside British Columbia if (i) a location outside of British Columbia is provided for in the company’s articles, (ii) the articles do not restrict the company from approving a location outside of British Columbia and the location is approved by the resolution required by the articles for that purpose (if no resolution is required by the articles for that purposes, approved by ordinary resolution), or (iii) the location for the meeting is approved by the Registrar of Companies of British Columbia before the meeting is held. If the meeting is a partially electronic meeting, the foregoing applies to the location where persons attend the meeting in person. If the meeting is a fully electronic meeting, the foregoing does not apply to the meeting. The BC Articles provide that the directors may, whenever they think fit, call a meeting of shareholders to be held in British Columbia, Calgary, Alberta or Toronto, Ontario or at such other location as may be approved by the Registrar of Companies at such time and place as may be determined by the directors. Shareholder Inspection Rights Under the DGCL, a stockholder or its agent has the right to inspect stock ledger, a list of all of its stockholders and its other books and records during the usual hours of business upon written demand stating his purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection. Under the BCBCA, current shareholders of a company are entitled to inspect, without charge, certain records of the company, including the company’s constating documents (including the company’s articles, notice of articles and certificate of incorporation, continuation or amalgamation, as applicable); any orders made by the court under the BCBCA, the Registrar or the executive director under the Securities Act (British Columbia); the company’s central securities register and register of directors; consents to act and resignations of directors; any report of an inspector appointed by the court; the minutes of every meeting of shareholders; each consent resolution of shareholders; every audited financial statement of the company and its subsidiaries, whether or not consolidated; certain disclosures of disclosable interests of directors and senior officers; certain disclosures relating to financial assistance; and, if the company is an amalgamated company, the equivalent records for each predecessor company. Former shareholders have the same rights of inspection as do current shareholders, but only with respect to those records that relate to the period when that person was a shareholder. 26-23363-4 C1.1 P78

- 69 - Delaware British Columbia Shareholder Proposals The DGCL does not contain specific provisions regarding stockholder proposals. The BCBCA provides a mechanism whereby qualified shareholders of public companies holding at least 1/100 of the issued shares that carry the right to vote at general meetings or have a fair market value in excess of $2,000, can have specific matters submitted for consideration at the next annual general meeting of the company, rather than relying on the directors or management of the company to put the matter before the shareholders. A “qualified shareholder” is a person who is a registered owner or beneficial owner of one or more shares of the company that carry the right to vote at general meetings and has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least two years before the date of the signing of the proposal. However, a person is not a “qualified shareholder” if, within two years before the date of the signing of the proposal, the person failed to present at an annual general meeting an earlier proposal that the person had submitted to the company and that the company had responded to by complying with the proposal process. Payment of Dividends and Distributions The DGCL provides that a corporation may declare and pay dividends to its stockholders either (i) out of its surplus, as determined in the DGCL, or (ii) if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the BCBCA, a company may declare a dividend, subject to its charter or an enactment that provides otherwise, out of the profits, capital or otherwise by issuing shares or warrants by way of dividend, or in property, including in money. A dividend in money or property may not be declared or paid if there are reasonable grounds for believing that (i) the company is insolvent, or (ii) the payment of the dividend would render the company insolvent. For the purposes of the payment of dividends, “insolvent” means unable to pay the company’s debts as they become due in the ordinary course of its business. Rights of Dissent and Appraisal Under the DGCL, a stockholder may dissent from certain mergers and have the fair value of his or her shares appraised by the Delaware Court of Chancery. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)—(c). Under the BCBCA, registered shareholders have the right to dissent from certain corporate acts, including certain amendments to the articles, the adoption or approval of an amalgamation agreement, the approval of an arrangement if the terms of the arrangement permit dissent, the continuance of the company into a jurisdiction other than British Columbia, a sale, lease or other disposition by the company of all or substantially all of its undertaking, any other resolution, if dissent is authorized by the resolution and any court order that permits dissent. Subject to fulfilling all of the requirements of the BCBCA (and court order, if applicable) in respect of the shareholder’s right to dissent, the company and the dissenting shareholder may agree on the amount of the payout value of the dissent shares and the company must then promptly purchase the dissenting shareholder’s shares at fair value, unless there are grounds for believing that the company is insolvent or the payment would render the company insolvent. A dissenting shareholder who has not entered into an 26-23363-4 C1.1 P79

- 70 - Delaware British Columbia agreement with the company (or the company itself) may apply to the court and the court may determine the payout value of the dissent shares. Opression Remedy Although Delaware common law imposes fiduciary duties upon directors and officers, the DGCL does not contain an “oppression remedy” as under the BCBCA. However, Delaware courts have broad authority to impose equitable remedies for violations of a director’s fiduciary duties under Delaware common law. The BCBCA contains an oppression remedy that enables the court to make any interim or final order it considers appropriate, if satisfied upon application by a shareholder (which in this context includes a beneficial shareholder or any other person whom the court considers to be an appropriate person) that (i) the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders; or (ii) that some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, and that the application was brought by the shareholder in a timely manner. Derivative Action Under Delaware common law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. In certain circumstances, class action lawsuits are available to stockholders. The Certificate of Incorporation and Bylaws provide that, unless Curaleaf Holdings Delaware consents in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Curaleaf Holdings Delaware, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of Curaleaf Holdings Delaware, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, or (iv) any action asserting a claim governed by the internal affairs doctrine. Under the BCBCA, a complainant (being a shareholder, a beneficial shareholder, a director of a company or any other person whom the court considers to be an appropriate person) may, with leave of the court, prosecute a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding in the name and on behalf of the company to enforce a right, duty, or obligation owed to the company that could be enforced by the company itself; or to obtain damages for any breach of any such right, duty, or obligation, whether the right, duty, or obligation arises under the BCBCA or otherwise. A complainant may also, with leave of the court, defend, in the name and on behalf of a company, a legal proceeding brought against the company. Business Combination Section 203 of the DGCL generally prohibits a publicly-held Delaware corporation from engaging in a business combination with any interested stockholder (defined as a person or The BCBCA does not contain an exact corresponding provision. Certain matters such as take-over bids, issuer bids, going-private transactions, business combinations and 26-23363-4 C1.1 P80

- 71 - Delaware British Columbia entity that becomes the beneficial owner of at least 15% of a Delaware corporation's outstanding voting stock) for a three-year period following the time that such stockholder becomes an interested stockholder, unless the board of directors approves the business combination or the transaction by which such stockholder becomes an interested shareowner, in either case, before the stockholder becomes an interested stockholder, the interested stockholder acquires 85% of the corporation’s outstanding voting stock in the transaction by which such stockholder becomes an interested stockholder, or the business combination is subsequently approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3 % of the corporation’s outstanding voting stock not owned by the interested stockholder. Section 203 permits a corporation to opt out of the prohibitions in the section if, among other things, its original certificate of incorporation contains a provision expressly electing not to be governed thereby. The Certificate of Incorporation includes such an opt-out provision. transactions with directors, officers, significant shareholders and other related parties to which the Company is a party may be subject to Canadian provincial securities legislation and administrative policies and rules of the Canadian securities administrators. Such legislation, administrative policies and rules may impose board and/or shareholder approval requirements on public companies separate and apart from the BCBCA. Fiduciary Duty of Controlling Stockholder; Controlling Stockholder Transactions Under certain rulings by the Delaware Supreme Court, any transaction which provides an outsized benefit to a controlling stockholder would not have the presumption of the business judgment rule, and must either (i) be approved by both a special committee of independent directors of the corporation and a majority of the disinterested stockholders, or (ii) be entirely fair to the corporation. The BCBCA does not contain a corresponding provision. Compulsory Acquisition Right The DGCL does not contain a similar provision. However, the DGCL does permit a parent Delaware entity owning 90% of a subsidiary Delaware corporation to merge the subsidiary with and into the parent entity without a vote of the owners of either entity. Further, the DGCL permits a parent Delaware entity owning 90% of a subsidiary Delaware corporation to merge the parent entity with and into the subsidiary without a vote of the stockholders of the subsidiary Delaware corporation. The BCBCA provides a right of compulsory acquisition for an offeror that acquires at least 90% of the target company’s shares or any class of shares pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror (i.e., an “acquiring person” under the BCBCA). Those shareholders who did not accept the offer may be compelled, on notice from the acquiring person, to sell their shares to the acquiring person at the same price and on the same terms offered, unless the court otherwise orders. If the acquiring person does not give that notice within one month after becoming entitled to do so, it must give notice to those shareholders that they may require the acquiring person to purchase their shares from them. A shareholder may apply to the court to set the price and terms of payment. 26-23363-4 C1.1 P81

- 72 - Comparison of the Certificate of Incorporation and Bylaws with the BC Notice of Articles and BC Articles In addition to the differences noted above, set forth below is a comparison of the material provisions of the Certificate of Incorporation and Bylaws with the BC Notice of Articles and BC Articles. While it is not practical to summarize all of the legal differences between the different sets of charter documents, certain principal differences that could materially affect the rights of Shareholders are set forth below. The following summary is not a substitute for direct reference to the Certificate of Incorporation, Bylaws and the BC Articles themselves, or for professional interpretation of such documents, and is qualified by reference thereto. Copies of the Certificate of Domestication, Certificate of Incorporation and Bylaws are attached as Schedule A, Schedule B, and Schedule C, respectively, to the Plan of Arrangement. A copy of the current BC Notice of Articles and Articles can be found attached as Appendix I to this Circular. A copy of the BC Articles is also available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar under the Company’s profile. The following summary does not purport to be complete or exhaustive and Shareholders should therefore consult their legal counsel regarding the implications of the adoption of the Certificate of Incorporation and Bylaws which may be of particular importance to them. Delaware British Columbia Authorized Capital The total number of shares of all classes of stock that the Company is authorized to issue is 15,000,000,000 shares of common stock, $0.00001 par value per share, (“Common Stock”) divided into three classes as follows: (i) 5,000,000,000 shares of Class A subordinate voting Common Stock (“Delaware Subordinate Voting Shares”), (ii) 5,000,000,000 shares of Class B multiple voting Common Stock (“Delaware Multiple Voting Shares”), and (iii) 5,000,000,000 shares of Class C exchangeable Common Stock (“Delaware Exchangeable Shares”). The number of authorized shares of any of the Delaware Subordinate Voting Shares, Delaware Multiple Voting Shares or Delaware Exchangeable Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the stockholders of the Company entitled to vote thereon, and no vote of the holders of Delaware Subordinate Voting Shares, Delaware Multiple Voting Shares or Delaware Exchangeable Shares voting separately as a class will be required therefor (and any such right otherwise provided by certain provisions of the DGCL is specifically denied), unless a vote of any such holders is expressly required pursuant to the Certificate of Incorporation. The BC Notice of Articles provide that the authorized share structure of the Company consists of an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Exchangeable Shares. No Exchangeable Shares are currently outstanding. Voting Rights Each holder of record of Delaware Subordinate Voting Shares is entitled to one vote for each Delaware Subordinate Voting Share on all matters on which stockholders generally or holders of Delaware Subordinate Voting Shares as a separate class or series are entitled to vote (whether voting separately as a class or series, or together with any other classes or series of the Company’s capital stock). No holder of The holders of Subordinate Voting Shares are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares are entitled to vote. Each Subordinate Voting Share entitles the holder thereof to one vote at each such meeting. Holders of Multiple Voting Shares are entitled to receive notice of and to attend vote at all 26-23363-4 C1.1 P82

- 73 - Delaware British Columbia Delaware Subordinate Voting Shares have the right to cumulate votes. Each holder of record of Delaware Multiple Voting Shares is entitled to 15 votes for each Delaware Multiple Voting Share on all matters on which stockholders generally or holders of Delaware Multiple Voting Shares as a separate class or series are entitled to vote (whether voting separately as a class or series, or together with any other classes or series of the Company’s capital stock). Except as otherwise required by the DGCL or the Certificate of Incorporation, the holders of record of Delaware Exchangeable Shares shall not be entitled to vote at meetings of the shareholders of the Company; provided that the holders of Delaware Exchangeable Shares shall be entitled to receive notice of (but not vote at) meetings of shareholders called for the purpose of authorizing the dissolution of the Company, merger, sale of its assets, or similar. meetings of shareholders of the Company, except a meeting at which only the holders or another class or series of shares are entitled to vote. Each Multiple Voting Share entitles the holder to 15 votes at each such meeting. Except as otherwise required by the BCBCA or the BC Articles, the holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the shareholders of the Company; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the shareholders of the Company. Liquidation Rights Under the Certificate of Incorporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or a merger, consolidation, conversion, transfer or sale of substantially all of the assets of the Company (a “Deemed Liquidation Event”), after payment or provision for payment of the debts and other liabilities of the Company, the holders of all outstanding Delaware Subordinate Voting Shares and Delaware Multiple Voting Shares shall be entitled to receive the remaining assets of the Company available for distribution or available proceeds from such Deemed Liquidation Event ratably in proportion to the number of shares held by each such stockholder. The holders of record of Delaware Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs: • the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, entitled to participate ratably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis); • the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Subordinate Voting Shares; and • the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company. Conversion of Shares The Certificate of Incorporation will provide for similar conversion rights as those applicable to the Subordinate Voting Shares, the Multiple Voting Shares and the Exchangeable Shares in respect of the Delaware Subordinate Voting Shares, Delaware Multiple Voting Shares and Delaware Exchangeable Shares, respectively, taking into consideration the Proposed Each issued and outstanding Subordinate Voting Share may at any time, at the option of the holder, be converted into one Exchangeable Share. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the TSX if the 26-23363-4 C1.1 P83

- 74 - Delaware British Columbia Amendment to be submitted for approval by the Shareholders at the Meeting. In the event the Proposed Amendment is approved by the requisite Shareholder approvals at the Meeting, the Certificate of Incorporation will not provide for the Lising-Based Sunset Event. In the event the Proposed Amendment is not approved by the requisite Shareholder approvals at the Meeting, the Certificate of Incorporation will provide for the Listing Based Sunset Event as currently existing (i.e., the automatic conversion of the Delaware Multiple Voting Shares following the closing of the first annual general meeting of the Shareholders following the listing of the Delaware Subordinate Voting Shares on the Nasdaq Stock Market, New York Stock Exchange or another exchange or marketplace approved by the Board). For greater certainty, the Delaware Multiple Voting Shares will be convertible into Delaware Subordinate Voting Shares on a one-for-one basis at any time at the option of the holder. Further, the Delaware Multiple Voting Shares will automatically convert into Delaware Subordinate Voting Shares at the Conversion Ratio on the earlier of (i) the transfer or disposition of the Delaware Multiple Voting Shares by Mr. Boris Jordan, Chairman and Chief Executive Officer of the Company, to one or more third parties which are not permitted holders; (ii) Mr. Jordan or his permitted holders no longer beneficially owning, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Delaware Subordinate Voting Shares and Delaware Multiple Voting Shares on a non-diluted basis. stock exchange on which the shares of the Company are listed has not implemented any rules with respect to “coattail” protections, or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares on a one-for-one basis at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer are withdrawn by the shareholder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be reconverted into Subordinate Voting Shares on a one-for-one basis. In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the TSX if the stock exchange on which the Subordinate Voting Shares are listed has not implemented any rules with respect to “coattail” protections, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares on a one-for-one basis at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be 26-23363-4 C1.1 P84

- 75 - Delaware British Columbia reconverted, into Multiple Voting Shares on a one-for-one basis. The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis at any time at the option of the holder. The Multiple Voting Shares will automatically convert into Subordinate Voting Shares at the Conversion Ratio on the earlier of (i) the transfer or disposition of the Multiple Voting Shares by Mr. Boris Jordan, Chairman and Chief Executive Officer of the Company, to one or more third parties which are not permitted holders; (ii) Mr. Jordan or his permitted holders no longer beneficially owning, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares on a non-diluted basis; and (iii) the first business day following the first annual meeting of shareholders of the Company held after the Subordinate Voting Shares become listed or quoted on a U.S. national securities exchange such as The Nasdaq Stock Market or The New York Stock Exchange. Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be exchanged for one Subordinate Voting Share. Redemption The Certificate of Incorporation will provide for similar redemption rights in favour of the Company as those applicable to the Subordinate Voting Shares in respect of the Delaware Subordinate Voting Shares. At the option of the Company, Subordinate Voting Shares owned by an Unsuitable Person may be redeemed, upon delivery of a redemption notice to the holder of such shares, for a redemption price equal to the fair market value of those shares. Preemptive and Subscription Rights Delaware Subordinate Voting Shares do not have pre-emptive or subscription rights, and there are no redemption rights in favour of the stockholders or sinking-fund provisions applicable to them. The Subordinate Voting Shares do not have pre-emptive or subscription rights, and there are no redemption or sinking-fund provisions applicable to the Subordinate Voting Shares. Directors Under the Certificate of Incorporation, the number of directors shall be determined as set forth in the Bylaws. Pursuant to the Bylaws, the number of directors shall consist of at least three individuals, with the total number of directors fixed from time to time exclusively by the Board. Under the BC Articles, the number of directors is set at the greater of three and the number of directors most recently set by ordinary resolution. Meetings of Directors Regular meetings of the Board may be held without notice. If the Board designates the time and place of a regular meeting by resolution, no further notice of such meeting shall be required. Special meetings of the Board may be called only by the Chair of the Board, or if there is no Chair, by the Chief Executive Officer, the President, or the Secretary, or upon the request of a majority of the Board. Regular or special meetings may be held at any place designated by the Board or, in the absence of such designation, as specified in The BC Articles require that reasonable notice of the time, date and place of the meeting be given to the directors. It is not necessary to give notice of a meeting of directors if (a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors as which that director is appointed; or (b) the director has waived notice of the meeting. 26-23363-4 C1.1 P85

- 76 - Delaware British Columbia the notice of the meeting. Except as otherwise provided in the Bylaws, notice of any meeting shall be delivered to each director at least 24 hours prior to the meeting. Quorum for Director’s Meetings The Bylaws provide that a majority of the directors in office is necessary to constitute a quorum for the transaction of business. Under the BC Articles, the quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors. Quorum for Shareholders’ Meetings Under the Bylaws, stockholders holding at least one-third of the voting power of the Company’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Under the BC Articles, subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are present in person or represented by proxy. Attendance at Shareholders’ Meetings The Bylaws provide that meetings of stockholders may be held within Delaware or outside of Delaware. A stockholder may participate in a meeting of stockholders through remote communication, including, without limitation, electronic communications, videoconferencing, teleconferencing or other similar method of communication by which all individuals participating in the meeting can hear each other and such participation shall constitute presence in person at the meeting. The BC Articles permit the directors to call a meeting of shareholders to be held in British Columbia, Calgary, Alberta or Toronto, Ontario or at such other location as may be approved by the Registrar of Companies at such time and place as may be determined by the directors. Advance Notice Provisions The Bylaws include an advance notice provision requiring that stockholders who wish to nominate directors or propose other business at an annual meeting of stockholders must provide timely notice in proper written form to the Secretary of the Company at the Company’s principal executive offices. To be timely, notice must generally be delivered not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the previous year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no meeting was held the prior year, the notice must be received no later than the (i) 120th day, and not later than the 90th day, prior to such annual meeting or (ii) 10th day following the public announcement of the meeting date. For special meetings called for the purpose of electing directors, notice of nominations must generally be received not earlier than the 120th day and not later than the 90th day prior to the meeting or the 10th day following public announcement of the meeting date. Stockholder notices must comply with the informational and procedural requirements set forth in the Bylaws, including detailed disclosures about the nominating or proposing stockholder, any beneficial owners or control The BC Articles do not contain provisions relating to advance notice procedures required of shareholders in order to properly nominate directors. However, the BCBCA contains provisions relating to the ability of shareholders to bring forward specific matters submitted for consideration at the next annual general meeting by way of shareholder proposals as noted above. 26-23363-4 C1.1 P86

- 77 - Delaware British Columbia persons, and any related agreements or arrangements. Dividends and Distributions The Certificate of Incorporation provides that the Company may make distributions to its holders of records of Delaware Subordinate Voting Shares and of Delaware Multiple Voting Shares ratably out of funds legally available for this purpose as determined by the Board. Holders of Delaware Exchangeable Shares are not entitled to receive dividends or other distributions from the Company. The BC Articles contain provisions with respect to dividend payments and entitlement thereto, including manner of payment and settlement of difficulties in regard to the distribution of dividends. Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend may be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio. No dividend may be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as converted to Subordinate Voting Share basis) on the Subordinate Voting Shares. The holders of Exchangeable Shares are not entitled to receive any dividend. Procedure for the Arrangement to Become Effective Procedural Steps The Arrangement is proposed to be carried out pursuant to Section 288 of the BCBCA. The following procedural steps must be taken in order for the Arrangement, including the Continuance, to become effective: • the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order; • the Court must grant the Final Order; • an application for authorization of the Continuance must be filed with the Registrar and such authorization must be granted; and • the Certificate of Domestication and the Certificate of Incorporation, each in the form prescribed by the DGCL, must be filed with the Secretary of State of Delaware. 26-23363-4 C1.1 P87

- 78 - Shareholder Approval The Arrangement Resolution must be approved by at least 66 2/3% of the votes cast by the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares (voting as a single class) present in person or by proxy at the Meeting. Such approval will constitute the Shareholders’ approval of the Arrangement, including the Continuance, and the Company’s adoption of the Certificate of Incorporation and the Bylaws. Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board, without further notice to or approval of the Shareholders, to decide not to proceed with the Arrangement, and to revoke the Arrangement Resolution for any reason at any time prior to the Arrangement becoming effective pursuant to the provisions of the BCBCA. Court Approval Interim Order Prior to the mailing and distribution of this Circular, on May 7, 2026, the Company obtained the Interim Order from the Court authorizing and directing the Company to call, hold and conduct the Meeting, submit the Arrangement Resolution to the Shareholders for approval, and other procedural matters, including, but not limited to: (1) the required Shareholder approval of the Arrangement Resolution; (2) the Dissent Rights for Shareholders; (3) the notice requirements with respect to the Court hearing of the application for the Final Order; (4) the ability of the Company to adjourn or postpone the Meeting from time to time in accordance with the terms of the Interim Order, without the need for additional approval of the Court; and (5) the Record Date for the Shareholders entitled to notice of and to vote at the Meeting. Final Order If the Arrangement Resolution is approved by the Shareholders at the Meeting in the manner required by the Interim Order, the Company intends to apply to the Court for the Final Order (the “Final Order Hearing”). The Final Order Hearing is scheduled for June 25, 2026, at 9:45 a.m. (Vancouver Time) at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1, or as soon thereafter as counsel may be heard, or at any other date and time and by any other method as the Court may direct. At the Final Order Hearing, any Shareholder or any other interested person, who wishes to participate or to be represented or to present evidence or argument at the Final Order Hearing may do so, subject to filing with the Court and serving upon the Company on or before 4:00 p.m. (Vancouver time) on June 23, 2026 a Response to Petition (“Response”), in accordance with the terms set out in the Interim Order and in the form prescribed by the Supreme Court Civil Rules (British Columbia), including his, her, or its address for service, together with all materials on which he, she or it intends to rely at the Final Order Hearing. See Appendix H to this Circular for the Notice of Hearing of Petition for Final Order. The Response and supporting materials must be served on the Company, within the time specified, by delivery to Stikeman Elliott LLP, 666 Burrard St., Suite 2700, Vancouver, BC V6C 2X8, c/o Angela Crimeni. In the event the Final Order Hearing is postponed, adjourned or rescheduled, then, subject to further order of the Court, only those persons having previously served a Response in compliance with the Interim Order will be given notice of the postponement, adjournment or rescheduled date. Participation in the Final Order Hearing, including who may participate and present evidence or argument and the procedure for doing so, is subject to the terms of the Interim Order and any subsequent direction of the Court. 26-23363-4 C1.1 P88

- 79 - Shareholders who wish to participate in or be represented at the Final Order Hearing should consult their legal counsel as to the necessary requirements. The Notice of Hearing of Petition for Final Order constitutes notice of the Final Order Hearing and is the only such notice of that proceeding. The Court has broad discretion under the BCBCA when making orders with respect to the Arrangement. The Court, in hearing the Company’s application at the Final Order Hearing, will consider, among other things, the fairness of the Arrangement to the Shareholders and any other interested party as the Court determines appropriate. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court may determine appropriate. Timing The Arrangement, including the Continuance, will become effective on the Effective Date. If the Meeting is held and the Arrangement Resolution is approved by the Shareholders as required by the Interim Order, the Company intends to apply to the Court for the Final Order. The Board will determine the appropriate time to implement the Arrangement. At such time, the Certificate of Domestication and the Certificate of Incorporation of Curaleaf Holdings Delaware will be filed to effect the Arrangement, including the Continuance and the domestication in the U.S. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court in the hearing of the application for the Final Order or at the discretion of the Board. Notwithstanding the foregoing, the Board may determine not to proceed to apply to the Court for the Final Order or proceed with the Continuance if it determines that it is not in the best interests of the Company to do so. Shareholders should consult their legal counsel with respect to the legal rights available to them in relation to the Arrangement. 26-23363-4 C1.1 P89

- 80 - INFORMATION CONCERNING THE COMPANY Documents Incorporated by Reference Information has been incorporated by reference in this Circular from documents filed with the securities commissions or similar regulatory authorities in Canada, which have also been or will be filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer of the Company, at 290 Harbor Drive, Stamford CT 06902, United States, telephone (781) 451-0150, and are also available electronically on the SEDAR+ at www.sedarplus.ca under the Company’s profile and on EDGAR at www.sec.gov/edgar. The following documents filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada and have been filed with, or furnished to, the SEC, are specifically incorporated by reference into and form an integral part of this Circular: • the annual information form of the Corporation dated February 26, 2026 for the fiscal year ended December 31, 2025 (the “Annual Information Form”); • the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2025 and 2024 together with the notes attached thereto and the registered public accounting firm’s report thereon; • the management’s discussion and analysis of the financial conditions and results of operations of the Corporation for the years ended December 31, 2025 and 2024; • the unaudited condensed interim consolidated financial statements of the Corporation as at and for the three months ended March 31, 2026 and 2025; and • the management’s discussion and analysis of the financial conditions and results of operations of the Corporation for the three months ended March 31, 2026 and 2025. Any documents of the type referred to above, any audited annual consolidated financial statements, unaudited interim consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, any material change reports (except confidential material change reports) and business acquisition reports filed by the Company with the various securities commissions or similar authorities in Canada or the U.S., which will subsequently be filed by the Company on SEDAR+ and EDGAR, after the date of the Circular and prior to the Effective Time, shall be deemed to be incorporated by reference into this Circular. Notwithstanding anything herein to the contrary, any statement contained in this Circular or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Circular, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Circular, except as so modified or superseded. 26-23363-4 C1.1 P90

- 81 - The Company has not provided or otherwise authorized any other person to provide Shareholders with information other than as contained or incorporated by reference in this Circular. If a Shareholder is provided with different or inconsistent information, such Shareholder should not rely on it. Corporate Structure The Company was incorporated under the laws of the Province of British Columbia, pursuant to the BCBCA on November 13, 2014 under the name “Maccabi Ventures Inc.” (subsequently renamed “Lead Ventures Inc.” in March 2018). The Corporation changed its name to “Curaleaf Holdings, Inc.” as part of its business combination with Curaleaf, Inc. completed on October 25, 2018. The Company is a vertically-integrated medical and wellness cannabis operator in the U.S. The Company’s principal business address is 290 Harbor Drive, Stamford, CT 06902, United States of America, and the Company’s registered and records office is located at 666 Burrard Street, Suite 2700 Vancouver, British Columbia, V6C 2X8. The Subordinate Voting Shares of the Company are listed and posted for trading on the TSX under the symbol “CURA” and quoted on the OTCQX under the symbol “CURLF”. On May 6, 2026, the last trading day prior to the date of this Circular, the closing price per Subordinate Voting Share on the TSX was CDN$5.18 and on the OTCQX was US$3.80. For further information on the business of the Company, including a list of the Company’s principal subsidiaries and entities over which financial control is exercised, please see the section “Corporate Structure” of the Annual Information Form. Additional information about our business is also included in other documents incorporated by reference in this Circular, which are available under the Company’s SEDAR+ profile at www.sedarplus.ca. Summary Description of the Business The Company is a leading global cannabis company with a diversified portfolio of brands and a strategic operational footprint across the United States, Canada, Europe and Australasia. As of the fourth quarter of 2025, the Company’s U.S. operations spanned 15 states, 159 retail locations and over 1,300 wholesale partner accounts. The Company’s international presence is headlined by its position as a key wholesaler in emerging medical cannabis markets, including Australasia, Germany, Poland and the United Kingdom (the “U.K.”). The Company’s vertically integrated business model allows it to manage the end-to-end supply chain in our core markets to focus on product quality and consistency. The Company’s infrastructure includes 17 cultivation sites with approximately 1.5 million square feet of cultivation capacity. This model is complemented by an “asset-light” wholesale and brand-licensing strategy, allowing the Company to optimize market exposure and growth opportunities, while strategically managing capital allocation. The Company’s revenue is generated primarily through direct-to-consumer or patient retail sales and wholesale channels. For the year ended December 31, 2025, Retail revenues were 73% of Total revenues, net, and Wholesale revenues were 26% of Total revenues, net. The Company’s portfolio includes flower, pre-rolls, vaporizer cartridges, concentrates, topicals, tinctures, edibles and beverages. Domestically, these products are marketed under the Company’s national brands, including Anthem, Curaleaf, Find, Grassroots, JAMS, Reef and Select. The Company’s prominent international brands are Curaleaf, Dark Heart, Four20 and Huala. Curaleaf is led by a seasoned executive team with significant experience, contributing deep knowledge of market dynamics, operational efficiencies and regulatory compliance to drive our growth. 26-23363-4 C1.1 P91

- 82 - More detailed information regarding the business of the Company as well as its operations, assets, products and services, and properties can be found in the Annual Information Form and other documents incorporated by reference herein. Prior Sales Except as detailed in the table below, within the twelve (12) months prior to the date of this Circular, and excluding Subordinate Voting Shares purchased or issued pursuant to the exercise of outstanding Company Options or Company RSUs, no Subordinate Voting Shares have been issued. Date of Issuance Type of Security Issued Issuance / Exercise Price per Security Number of Securities July 2, 2025 Subordinate Voting Shares(1) $0.79 6,810,853 October 8, 2025 Subordinate Voting Shares(2) $5.01 5,666,667 April 30, 2026 Subordinate Voting Shares(3) $2.40 10,419,261 Notes: (1) Subordinate Voting Shares issued as part of the acquisition by the Company of the minority stake in Curaleaf International from the Investor. (2) Subordinate Voting Shares issued by the Company as consideration for the acquisition by Curaleaf, Inc. of all of the outstanding membership interests of (i) Tryke Companies, LLC, an Arizona limited liability company, (ii) Tryke Companies SO NV, LLC, a Nevada limited liability company, (iii) Tryke Companies Reno, LLC, a Nevada limited liability company, and (iv) Tryke Companies Utah, LLC, a Utah limited liability company. (3) Subordinate Voting Shares issued by the Company to the minority securityholders of Four 20 Pharma GmbH as partial consideration for the acquisition by Curaleaf International Holdings Limited of the remaining minority interest in Four 20 Pharma GmbH. Trading Price and Volume The issued and outstanding Subordinate Voting Shares are listed and posted for trading on the TSX under the symbol “CURA” and on the OTCQX under the symbol “CURLF”. The following table sets forth the reported intraday high and low prices and monthly trading volumes of the Subordinate Voting Shares on the TSX for the twelve months period prior to the date of this Circular. Period High Trading Price (CDN$) Low Trading Price (CDN$) Volume April 2025 1.54 1.005 9,808,324 May 2025 1.48 1.13 7,286,080 June 2025 1.22 0.99 3,830,749 July 2025 2.09 1.12 7,817,523 August 2025 5.00 1.85 23,882,525 September 2025 4.49 3.24 28,831,798 October 2025 4.89 3.73 16,727,665 November 2025 4.16 2.65 13,384,083 December 2025 6.975 3.07 39,305,384 January 2026 3.92 2.91 12,838,022 February 2026 3.67 2.88 11,237,261 March 2026 3.33 2.59 11,577,563 April 2026 5.65 2.91 24,463,993 May 1-6, 2026 5.21 4.43 3,395,225 On May 6, 2026, the last trading day prior to the date of this Circular, the closing price per Subordinate Voting Share on the TSX was CDN$5.18. 26-23363-4 C1.1 P92

- 83 - Consolidated Capitalization There have been no material changes in our share or loan capital on a consolidated basis since March 31, 2026. TAX MATTERS The Continuance may have different tax consequences for Shareholders resident in Canada than for Shareholders resident in the United States. Shareholders are urged to carefully read the sections below entitled “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Consequences,” as applicable, and to consult with their own tax and other advisors. Certain Canadian Federal Income Tax Considerations The following summary describes the principal Canadian federal income tax considerations under the Tax Act of the Continuance. This summary is generally applicable to Shareholders who beneficially own their Subordinate Voting Shares and who, at all relevant times, for purposes of the Tax Act (i) deal at arm’s length with the Company, (ii) are not affiliated with the Company, and (iii) hold Subordinate Voting Shares as capital property (a “Holder”). The Subordinate Voting Shares will generally be considered to be capital property to the applicable Holder unless such shares are held by the Holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. This summary assumes that the Company will cease to be resident in Canada for purposes of the Tax Act at the time of the Continuance and that from the time of the Continuance and at all relevant times thereafter the Company will be a resident of the United States for the purpose of the Canada-United States Income Tax Convention (the “U.S. Treaty”) and will be entitled to the benefits of the U.S. Treaty. This summary is based upon the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and an understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”). No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes inapplicable law, whether by legislative, regulatory, administrative or judicial action or administrative policy or assessing practice nor does it take into account other federal tax legislation or considerations or those of any province, territory or foreign jurisdiction, which may differ from those discussed herein. This summary does not apply to a Holder (i) that is a “specified financial institution” for the purposes of the Tax Act, (ii) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act, (iii) an interest in which is a “tax shelter investment” for the purposes of the Tax Act, (iv) that reports its “Canadian tax results” for the purposes of the Tax Act in a currency other than Canadian currency, (v) that has entered into or will enter into a “derivative forward agreement” (as defined in the Tax Act) or a “synthetic disposition arrangement” (as defined in the Tax Act) in respect of Subordinate Voting Shares, (vi) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada, (vii) that is a partnership, (viii) that receives or will receive dividends on the Subordinate Voting Shares under or as part of a “dividend rental arrangement”, or (ix) that has acquired any Subordinate Voting Shares upon the exercise of an employee stock option or other employee compensation plan or otherwise in the course of employment. In addition, this summary does not address the tax considerations for holders of Company Options, Company RSUs or any other outstanding equity awards of the Company. Holders of such securities should consult with their own tax advisors. 26-23363-4 C1.1 P93

- 84 - For the purposes of this summary, the term Subordinate Voting Shares is used to refer to either Subordinate Voting Shares or Delaware Subordinate Voting Shares, as the context requires. This summary is for informational purposes of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian income tax considerations. Consequently, Holders are urged to consult their own tax advisors to determine the particular tax effects to them of the Continuance and of any other consequences to them in connection with the Arrangement under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws, having regard to their own particular circumstances. Tax Consequences to the Company The “corporate emigration” rules in the Tax Act will apply to the Company upon the Company ceasing to be resident in Canada for the purposes of the Tax Act. The Company will also have a deemed tax year-end immediately prior to the time it ceases to be resident in Canada for purposes of the Tax Act. Each property owned by the Company immediately before the deemed year-end will be deemed to have been disposed of by the Company for proceeds of disposition equal to the fair market value of each such property at that time. Any gains or losses realized by the Company from the deemed disposition will be taken into account when determining the amount of the Company’s taxable income for the taxation year which is deemed to end immediately before the Continuance. The Company will also be required to pay a special departure tax under the Tax Act as a result of the Continuance. Provided that the Company becomes a resident of the United States for purposes of the U.S. Treaty at the time of the Continuance, such departure tax will generally be equal to 5% of the amount by which (i) the fair market value of the Company’s assets immediately before the deemed year-end arising because of the Continuance exceeds (ii) the aggregate of its liabilities (other than amounts payable in respect of dividends and amounts payable in connection with this emigration tax) and the paid-up capital in respect of its issued and outstanding shares at that time. Management of the Company currently expects that it will not incur a material amount of Canadian income tax as a result of the Continuance, although there can be no assurance in this regard. This expectation is based in part on determinations of factual matters, including determinations regarding the fair market value of the Company’s assets and tax attributes, and the paid-up capital for purposes of the Tax Act in respect of its issued and outstanding shares, any or all of which could change prior to the effective time of the Continuance, and also depends in part on factors or circumstances beyond the Company’s control and as to which only incomplete information may be available. Moreover, there can be no assurance that the CRA will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian tax that will be payable in connection with the Continuance. Due to the change in residence upon the Continuance, the Company will no longer be subject to taxation under the Tax Act on its worldwide income. However, if the Company carries on business in Canada or has other Canadian sources of income, the Company may be subject to Canadian tax on its Canadian-source income. Tax Consequences to Shareholders Resident in Canada This portion of the summary is generally applicable to a Shareholder and who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). 26-23363-4 C1.1 P94

- 85 - The Continuance Resident Holders who continue to hold Subordinate Voting Shares following the Continuance will not be considered to have disposed of their Subordinate Voting Shares by reason only of the Continuance. Accordingly, the Continuance will not cause the Resident Holder to realize a capital gain or loss on their Subordinate Voting Shares and there will be no effect on the adjusted cost base of their Subordinate Voting Shares. Dividends on Subordinate Voting Shares Following the Continuance Dividends received on Subordinate Voting Shares following the Continuance will be required to be included in the Resident Holder’s income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Holder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. Any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to certain limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Disposition of Subordinate Voting Shares Following the Arrangement A disposition or deemed disposition of Subordinate Voting Shares by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such Subordinate Voting Shares immediately before the disposition. See “Taxation of Capital Gains and Capital Losses” immediately below. Taxation of Capital Gains and Capital Losses Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the income of that Resident Holder, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be applied to reduce taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for the year in excess of taxable capital gains generally may be applied by the Resident Holder to reduce net taxable capital gains realized in any of the three preceding taxation years or in any subsequent year, subject to the detailed provisions of the Tax Act. In the case of a Resident Holder that is a corporation, the amount of any capital loss arising on a disposition, or deemed disposition, of any Subordinate Voting Share may be reduced by the amount of dividends received, or deemed to have been received, by it on such share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any shares. Capital gains realized by a Resident Holder that is an individual (including certain trusts) may result in such Resident Holder being liable, or having an increased liability, for alternative minimum tax under the Tax Act. 26-23363-4 C1.1 P95

- 86 - Additional Refundable Tax A Resident Holder that is, throughout the taxation year, a “Canadian-controlled private corporation” (as such term is defined in the Tax Act), or, at any time in the taxation year, a “substantive CCPC” (as such term is defined in the Tax Act) may be liable for an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as such term is defined in the Tax Act) for the year, including taxable capital gains, interest, and dividends or deemed dividends on Subordinate Voting Shares that are not deductible under the Tax Act. Foreign Property Information Reporting A Resident Holder that is a “specified Canadian entity” (as such term is defined in the Tax Act) for a taxation year or fiscal period whose total cost amount of “specified foreign property” (as such term is defined in the Tax Act), which will include Subordinate Voting Shares, at any time in the year or fiscal period exceeds CAD$100,000 is required to file an information return for the year or period disclosing prescribed information in respect of such property. Such holders are advised to consult their own tax advisors. Dissenting Shareholders A Resident Holder that properly exercises Dissent Rights in respect of its Subordinate Voting Shares (a “Dissenting Resident Holder”) will dispose of its Subordinate Shares to the Company and will be entitled to be paid the fair value of such Subordinate Voting Shares. Such Dissenting Resident Holder shall be deemed to have received a dividend equal to the amount, if any, by which such payment (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement) exceeds the “paid-up capital” of such Subordinate Voting Shares for purposes of the Tax Act immediately before that time. A Dissenting Resident Holder will be required to include in computing its income for a taxation year any dividend deemed to be received on the Subordinate Voting Shares. In the case of a Dissenting Resident Holder that is an individual (including certain trusts), any such dividend will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by Canadian resident individuals from a taxable Canadian corporation. In the case of a Dissenting Resident Holder that is a corporation, any such dividend generally will be included in computing such Dissenting Resident Holder’s income as a dividend, and will ordinarily be deductible in computing its taxable income subject also to all other limitations under the Tax Act. In certain circumstances, a taxable dividend received by a Dissenting Resident Holder that is a corporation will be treated under the Tax Act as proceeds of disposition or a capital gain. Dissenting Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances. A Dissenting Resident Holder who transfers Subordinate Voting Shares to the Company for cancellation will also be considered to have disposed of their Subordinate Voting Shares for proceeds of disposition equal to the amount paid to such Dissenting Resident Holder (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement), less the amount of any deemed dividend arising on the transfer described above. The Dissenting Resident Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Dissenting Resident Holder’s Subordinate Voting Shares. For a description of the tax treatment of capital gains or capital loss, see “Taxation of Capital Gains and Capital Losses” above. 26-23363-4 C1.1 P96

- 87 - A Dissenting Resident Holder will also be required to include in computing its income any interest awarded by a court in connection with the Arrangement. Dissenting Resident Holders should consult their own tax advisors with respect to the Canadian income tax consequences of exercising their Dissent Rights. Eligibility for Investment Provided the Subordinate Voting Shares are listed on a designated stock exchange (which, for purposes of the Tax Act, currently includes the TSX), the Subordinate Voting Shares would, at the time of the Continuance, be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, tax-free savings account, first home savings account (collectively, “Registered Plans”), or a deferred profit sharing plan. Notwithstanding the foregoing, if the Subordinate Voting Shares are a “prohibited investment” for a Registered Plan, the holder, subscriber or annuitant of the Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Subordinate Voting Shares will generally by a “prohibited investment” for a Registered Plan if the holder, subscriber or annuitant, as the case may be, does not deal at arm’s length with the Company for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in the Company. In addition, the Subordinate Voting Shares will generally not be a prohibited investment if such shares are “excluded property” as defined in the Tax Act for purposes of the prohibited investment rules. The Continuance will not, in and of itself, cause the Subordinate Voting Shares to cease to be a qualified investment under the Tax Act for trusts governed by Registered Plans. Canadian Shareholders who will hold or who intend to hold the Delaware Subordinate Voting Shares in a Registered Plan or a deferred profit sharing plan should consult their own tax advisors. Tax Consequences to Shareholders Not Resident in Canada This portion of the summary is generally applicable to a Shareholder who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention, is not, and is not deemed to be, resident in Canada and does not use or hold, and is not deemed to use or hold, Subordinate Voting Shares in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed herein, may apply to certain Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere or are “authorized foreign banks” (as defined in the Tax Act) and any such Non-Resident Holders should consult their own tax advisors. The Continuance Non-Resident Holders who continue to hold Subordinate Voting Shares following the Continuance will not be considered to have disposed of their Subordinate Voting Shares by reason only of the Continuance. Accordingly, the Continuance will not cause the Non-Resident Holder to realize a capital gain or loss on their Subordinate Voting Shares and there will be no effect on the adjusted cost base of their Subordinate Voting Shares. After the Continuance, Non-Resident Holders will not be subject to Canadian withholding tax on dividends received from the Company. 26-23363-4 C1.1 P97

- 88 - Dissenting Shareholders A Non-Resident Holder that properly exercises Dissent Rights in respect of its Subordinate Voting Shares (a “Dissenting Non-Resident Holder”) will dispose of its Subordinate Voting Shares to the Company and will be entitled to be paid the fair value of such Subordinate Voting Shares. Such Dissenting Non-Resident Holder shall be deemed to have received a dividend equal to the amount, if any, by which such payment (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement) exceeds the “paid-up capital” of such Subordinate Voting Shares for purposes of the Tax Act immediately before that time. A dividend deemed to be received by a Dissenting Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25% or such lower rate as may be substantiated under the terms of an applicable tax treaty. For example, a dividend deemed to be received by a Dissenting Non-Resident Holder that is a resident of the United States for purposes of the U.S. Treaty, is fully entitled to benefits under the U.S. Treaty and is the beneficial owner of such dividends will generally be subject to withholding tax at a treaty-reduced rate of 15% (or 5% if the beneficial owner of such dividends is a company that owns at least 10% of the Subordinate Voting Shares). Dissenting Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement, if any, to relief under an applicable tax treaty, if applicable. A Dissenting Non-Resident Holder who transfers Subordinate Voting Shares to the Company for cancellation will also be considered to have disposed of their Subordinate Voting Shares for proceeds of disposition equal to the amount paid to such Dissenting Resident Holder (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement), less the amount of any deemed dividend arising on the transfer described above. The Dissenting Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain unless the Subordinate Voting Shares are “taxable Canadian property” to the Dissenting Non-Resident Holder at the time of the exchange and such gain is not exempt from tax under the Tax Act pursuant to the provisions of an applicable tax treaty (if any). Generally, provided that the Subordinate Voting Shares are listed on a “designated stock exchange” (which currently includes the TSX) at the time of disposition, the Subordinate Voting Shares will not be taxable Canadian property of a Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding that time: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (iii) a partnership in which the Non-Resident Holder or such non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued Subordinate Voting Shares or any other issued class of the Company’s shares; and (b) more than 50% of the fair market value of the Subordinate Voting Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii), whether or not such property exists. In addition, the Subordinate Voting Shares may be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances specified in the Tax Act. In the event the Subordinate Voting Shares are “taxable Canadian property” of a Dissenting Non-Resident Holder and the Dissenting Non-Resident Holder is not entitled to an exemption pursuant to the provisions of an applicable tax treaty (if any), any capital gain or capital loss realized by the Dissenting Non-Resident Holder will be treated in the same manner as described under the heading “Taxation of Capital Gains and Capital Losses” above. Generally, a Dissenting Non-Resident Holder will not be subject to Canadian income or withholding tax under the Tax Act on any interest awarded by a court in connection with the Arrangement. 26-23363-4 C1.1 P98

- 89 - Certain United States Federal Income Tax Consequences The following discussion summarizes certain U.S. federal income tax considerations generally applicable to Shareholders of Subordinate Voting Shares as a result of the Continuance. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular Shareholder that may affect the U.S. federal income tax consequences to such Shareholder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular Shareholder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to Shareholders of the Continuance. Each Shareholder is urged to consult its own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences related to the Continuance. No opinion from U.S. legal counsel or ruling from the U.S. Internal Revenue Service (“IRS”) has been requested, or is expected to be obtained, regarding the U.S. federal income tax consequences described herein. This discussion is not binding on the IRS or any court, and there can be no assurances that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court. This discussion also assumes that the Continuance and Arrangement are carried out as described in this Circular. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary or proposed) promulgated thereunder (“Treasury Regulations”), administrative rulings, judicial authorities, published positions of the IRS, the U.S. Treaty, and other applicable authorities, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This discussion only deals with a beneficial owner that holds Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares), as applicable, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and does not address the special tax rules that may apply to special classes of taxpayers, such as: • securities traders, brokers or broker-dealers; • persons that hold Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares) of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; • U.S. Holders whose “functional currency” is not the U.S. dollar; • U.S. expatriates or former long-term residents of the U.S.; • persons that are owners of an interest in a partnership or other pass-through entity that is a holder of Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares); • partnerships or other pass-through entities; • regulated investment companies or real estate investment trusts; • banks, thrifts, mutual funds and other financial institutions; 26-23363-4 C1.1 P99

- 90 - • insurance companies; • Non-U.S. Holders that are “controlled foreign corporations” or “passive foreign investment companies”; • Non-U.S. Holders that are corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; • U.S. Holders that hold Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares) in connection with a trade or business, permanent establishment or fixed base outside the United States; • S corporations and the shareholders in such corporations; • persons that actually or constructively own 5% or more of the voting power or value of the Company’s outstanding shares (except as specifically provided below); • traders that have elected a mark-to-market method of accounting; • tax-exempt organizations and pension funds; • corporations that accumulate earnings to avoid U.S. federal income tax; and • persons who hold Company Options and Company RSUs or persons who received their Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares) upon the exercise or cancellation of employee stock options or otherwise as compensation or through a tax-qualified retirement plan. For purposes of this summary, a “U.S. Holder” means a beneficial owner of Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares) who is, for U.S. federal income tax purposes: • an individual citizen or resident of the United States; • a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created or organized under the laws of the United States or any political subdivision thereof; • an estate the income of which is subject to U.S. federal income taxation regardless of its source; or • a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) the administration over which a U.S. court can exercise primary supervision and all substantial decisions of which one or more U.S. persons have the authority to control. For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares) that is not a U.S. Holder and is not classified for U.S. federal income tax purposes as a partnership. If a partnership (including an entity classified as a partnership for U.S. federal income tax purposes) holds Subordinate Voting Shares (or, after the Continuance, Delaware Subordinate Voting Shares), the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities 26-23363-4 C1.1 P100

- 91 - of the partnership. A Shareholder that is a partnership and the partners (or other owners) in such partnership is urged to consult their own tax advisors about the U.S. federal income tax consequences of the Continuance. This summary is of a general nature only for informational purposes and is not and is not legal or tax advice to any particular Shareholder. This summary is not exhaustive of all U.S. income tax considerations. Consequently, Shareholders are urged to consult their own tax advisors to determine the particular tax effects to them of the Continuance and of any other consequences to them in connection with the Arrangement under U.S. federal, state, and local tax laws and non-U.S. tax laws, having regard to their own particular circumstances. Treatment of the Company for U.S. Federal Income Tax Purposes A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation; however, although the Company exists under the laws of British Columbia, it has taken the position that it is a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code, which provides an exception to this general rule. For purposes of this Circular, it is assumed that the Company is currently treated as a U.S. domestic corporation for U.S. federal income tax purposes. This position is subject to challenge by the IRS, and no assurance can be given that the IRS or a court will agree with this classification. The balance of this discussion assumes that the Company is currently classified as a U.S. domestic corporation for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code. Generally, the Company (and, after the Continuance, Curaleaf Holdings Delaware) is, and will continue to be, subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is U.S.-source or foreign-source) and will be required to file a U.S. federal income tax return annually with the IRS. Effects of the Continuance on U.S. Holders of Subordinate Voting Shares The Company intends that the Continuance be treated as a tax-deferred transaction under Section 368(a) of the Code. Specifically, the Company intends that the Continuance qualify as a tax-deferred reorganization under Section 368(a)(1)(F) of the Code (an “F Reorganization”). Pursuant to the Continuance, the Company will change its jurisdiction of incorporation from British Columbia, Canada to Delaware in the United States. The Company has not sought or obtained either a ruling from the IRS or an opinion of U.S. legal counsel regarding any of the tax consequences of the Continuance. Accordingly, there can be no assurance that the IRS will not challenge the status of the Continuance as an F Reorganization or that U.S. courts will uphold the status of the Continuance as an F Reorganization in the event of an IRS challenge. U.S. Holders are urged to consult their own U.S. tax advisors regarding the proper tax reporting of the Continuance. Assuming the Continuance qualifies as an F Reorganization, the general U.S. federal income tax consequences of the Continuance are as follows: • U.S. Holders of Subordinate Voting Shares generally should not recognize income, gain or loss upon the surrender of the Subordinate Voting Shares and the receipt of the Delaware Subordinate Voting Shares as a result of the Continuance. • The tax basis of a Delaware Subordinate Voting Share received by a U.S. Holder in the Continuance will equal the U.S. Holder’s tax basis in the Subordinate Voting Share surrendered in exchange therefor. 26-23363-4 C1.1 P101

- 92 - • The holding period for a Delaware Subordinate Voting Share received by a U.S. Holder generally will include such U.S. Holder’s holding period for the Subordinate Voting Share surrendered in exchange therefor. If the Continuance does not qualify as an F Reorganization, then the following U.S. federal income tax consequences would generally result for U.S. Holders: • a U.S. Holder would recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the Delaware Subordinate Voting Shares deemed to be received in exchange for Subordinate Voting Shares pursuant to the Continuance and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Holder in its Subordinate Voting Shares immediately prior to the Continuance; • the tax basis of a U.S. Holder in the Delaware Subordinate Voting Shares deemed to be received in exchange for Subordinate Voting Shares pursuant to the Continuance would be equal to the fair market value of such Delaware Subordinate Voting Shares on the date of receipt; and • the holding period of a U.S. Holder for the Delaware Subordinate Voting Shares deemed to be received in exchange for Subordinate Voting Shares pursuant to the Continuance would begin on the day after the date of receipt. Any gain or loss described in the first clause immediately above generally would be capital gain or loss, which will be long-term capital gain or loss if such Subordinate Voting Shares are held for longer than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code. Effects of the Continuance on Non-U.S. Holders of Subordinate Voting Shares Assuming the Continuance qualifies as an F Reorganization, and subject to the following discussion regarding FIRPTA (as defined below), the Continuance should generally not result in any U.S. federal income tax consequences to Non-U.S. Holders. If the Continuance does not qualify as an F Reorganization, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding tax) on gain upon the deemed exchange of Subordinate Voting Shares for Delaware Subordinate Voting Shares pursuant to the Continuance unless (i) such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States within the meaning of Section 871(b) of the Code and, if an applicable tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, in which case, the branch profits tax discussed below may also apply if the Non-U.S. Holder is a corporation; or (ii) the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of which includes the Continuance and certain additional conditions are met. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of disposition is taxed on his or her net gain, including gain from the deemed exchange of Subordinate Voting Shares for Delaware Subordinate Voting Shares pursuant to the Continuance and net of applicable U.S. losses from the sale or exchange of other capital assets incurred during the same taxable year, at a flat rate of 30%. Other Non-U.S. Holders that may be subject to U.S. federal income tax on the deemed disposition of Subordinate Voting Shares are required to pay tax on the net gain derived from the sale under regular 26-23363-4 C1.1 P102

- 93 - graduated U.S. federal income tax rates, and corporate non-U.S. Holders may also be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different results. FIRPTA In general, under the Foreign Investment in Real Property Tax Act (“FIRPTA”), a Non-U.S. Holder of Subordinate Voting Shares will not be subject to U.S. federal income tax as a result of the Continuance unless the Company is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Subordinate Voting Shares pursuant to the Continuance; provided that as long as the Subordinate Voting Shares are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”) at the time of the Continuance, a Non-U.S. Holder would not be subject to taxation on the exchange of Subordinate Voting Shares pursuant to the Continuance unless the Non-U.S. Holder has owned: (i) more than 5% of the Subordinate Voting Shares at any time during such 5-year or shorter period; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Subordinate Voting Shares on such date (in any case, a “5% Shareholder”). In determining whether a Non-U.S. Holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. The Company believes that it is not currently, and believes it has not been during the past five years, a USRPHC. The Subordinate Voting Shares currently trade on the TSX and OTCQX. At this time, it is uncertain whether the Subordinate Voting Shares will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, the Company expects the Subordinate Voting Shares to qualify for the Regularly Traded Exception on the date of the Continuance but can provide no assurances that the Subordinate Voting Shares will meet the Regularly Traded Exception on such date. If the Company were to have constituted a USRPHC during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of deemed disposition of Subordinate Voting Shares pursuant to the Continuance and constitutes a USRPHC immediately after the Continuance, a 5% Shareholder could avoid certain U.S. taxes in connection with the Continuance under the foregoing FIRPTA rules by timely filing with the IRS a notice of nonrecognition complying with Section 897 of the Code and the Treasury Regulations issued thereunder. Non-U.S. Holders are urged to consult with their own tax advisors regarding the consequences to them of FIRPTA rules. Payments Related to Dissent Rights U.S. Holders A U.S. Holder of Subordinate Voting Shares that exercises Dissent Rights in connection with the Continuance and is paid cash in exchange for all of its Subordinate Voting Shares generally will generally recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. Holder in exchange for its Subordinate Voting Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income), and (2) the tax basis of the U.S. Holder in its Subordinate Voting Shares surrendered. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code. 26-23363-4 C1.1 P103

- 94 - Non-U.S. Holders Subject to the discussions below under “Information Reporting and Backup Withholding”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized upon the exercise of Dissent Rights in connection with the Continuance unless: • the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty; • the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or • the Company is or has been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the five-year period ending on the date of the Continuance and either, (i) the Subordinate Voting Shares do not satisfy the Regularly Traded Exception or (ii) such Non-U.S. Holder has owned more than 5% of the Subordinate Voting Shares at any time during such 5-year or shorter period. For a discussion of the Company’s status as a USRPHC, see discussion above under “FIRPTA”. Non-U.S. Holders are urged to consult with their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules. Interest Payment Related to Dissent Rights A U.S. Holder or Non-U.S. Holder of Subordinate Voting Shares that receives payment pursuant to the exercise of Dissent Rights may also receive an amount of interest income. Any such interest income that is received by a U.S. Holder will be subject to U.S. federal income tax at ordinary income rates. Any such interest income that is received by a Non-U.S. Holder should not be subject to U.S. federal income tax unless the interest income is effectively connected with the conduct of a trade or business (and, if a United States income tax treaty applies, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder, in which event the interest income will be subject to U.S. federal income tax at ordinary income rates. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, the interest income may also be subject to a U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. The effectively connected income will not be subject to U.S. federal income tax withholding; however, if the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable successor form) to the person that otherwise would be required to withhold such U.S. federal income tax. Interest income that is not effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax withholding unless the Non-U.S. Holder furnishes a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise properly establishes an exemption. 26-23363-4 C1.1 P104

- 95 - Information Reporting and Backup Withholding Shareholders of Subordinate Voting Shares that exercise Dissent Rights may be subject to information reporting and may be subject to backup withholding, currently at a rate of 24%, on any cash payments received upon surrender of the Subordinate Voting Shares. Backup withholding generally will not apply, however, to a U.S. Holder that: • furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on IRS Form W-9 (or any successor form); or • is otherwise exempt from backup withholding. A Non-U.S. Holder who provides an appropriate certification (such as an IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent attesting to its status as a non-U.S. person and otherwise qualifies for exemption should not be subject to the backup withholding and information reporting requirements. Backup withholding is not an additional tax. Any amounts withheld from a payment to a Shareholder under the backup withholding rules may be credited against the Shareholder’s U.S. federal income tax liability, and a Shareholder may generally obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder or Non-U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder and Non-U.S. Holder is urged to consult its own tax advisor regarding applicable reporting requirements and the information reporting and backup withholding rules. FATCA Sections 1471 through 1474 of the Code (“FATCA”) may impose withholding at a rate of 30% in certain circumstances on dividends in respect of Subordinate Voting Shares, which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the IRS. The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an “IGA”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor. FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders is urged to consult their own tax advisors regarding how these rules may apply in their particular circumstances. Similarly, dividends in respect of Subordinate Voting Shares held by a holder that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate 26-23363-4 C1.1 P105

- 96 - of 30%, unless such entity either (1) certifies to the Company or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. FATCA withholding also potentially applies to payments of gross proceeds from the sale or other taxable disposition of Subordinate Voting Shares. Proposed Treasury Regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible implications of the foregoing rules on their holding of Subordinate Voting Shares. SECURITIES LAWS MATTERS The following discussion of Canadian and U.S. securities laws and their application to the Arrangement, including the Continuance, is necessarily general and accordingly is not intended and should not be relied upon as legal advice. Therefore, Shareholders should consult with their legal counsel regarding applicable resale restrictions relating to securities issuable to them in connection with Arrangement, including the Continuance. Canada Any restrictions on the resale of securities of the Company applicable under Canadian securities laws before the Continuance will continue to apply after completion of the Arrangement. Following the Continuance, the Delaware Subordinate Voting Shares will continue to be “restricted securities” within the meaning of such term under applicable Canadian securities laws. United States THE ARRANGEMENT AND THE SECURITIES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR OR THE FAIRNESS OR MERITS OF THE PLAN OF ARRANGEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE. Upon completion of the Continuance, the Shareholders (other than Dissenting Shareholders) and other Securityholders of the Company will be deemed to receive the Delaware Subordinate Voting Shares, the Delaware Options and the Delaware RSUs, as applicable, as of the Effective Date without further act or formality. The Delaware Subordinate Voting Shares, Delaware Options and the Delaware RSUs that may be deemed to be issued or exchanged upon completion of the Arrangement, including the Continuance, are not being registered under the U.S. Securities Act or applicable securities laws of any state of the United States. In that regard, the Company is relying on the Section 3(a)(10) Exemption, which provides an exemption from registration under the U.S. Securities Act for the issuance of any securities issued in exchange for one or more bona fide outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions 26-23363-4 C1.1 P106

- 97 - of such issuance and exchange at which all Persons to whom it is proposed to issue the securities have the right to appear and receive timely notice thereof. Based on interpretations of the Section 3(a)(10) Exemption by the SEC, the Company believes that the approval of the British Columbia Supreme Court of the Arrangement will satisfy the requirements of the Section 3(a)(10) Exemption. The Delaware Subordinate Voting Shares that may be deemed to be issued or exchanged upon completion of the Arrangement, including the Continuance, may generally be resold without restriction under the U.S. Securities Act if the Shareholders receiving Delaware Subordinate Voting Shares in the Arrangement are not “affiliates” (as defined under Rule 144(a)(1) under the U.S. Securities Act) of the Company and have not been affiliates within 90 days of the date of completion of the Arrangement, including the Continuance, as such securities would not constitute “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act. If the Delaware Subordinate Voting Shares are held by affiliates of the Company, those Shareholders may be able to resell the Delaware Subordinate Voting Shares in accordance with the provisions of Rule 144 under the U.S. Securities Act. The Delaware Subordinate Voting Sharesissuable upon exercise of the Delaware Options (the “Underlying Option Shares”) and the Delaware Subordinate Voting Shares issuable upon settlement of the Delaware RSUs (the “Underlying RSU Shares”) will not be eligible for the Section 3(a)(10) Exemption. Therefore, the Underlying Option Shares and the Underlying RSU Shares cannot be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act, and such Underlying Option Shares and Underlying RSU Shares may only be issued and subsequently resold pursuant to one or more alternative exemptions or exclusions from registration or an effective registration statement under the U.S. Securities Act and in compliance with applicable state securities laws. The Underlying Option Shares and the Underlying RSU Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and, unless registered, may be issued only pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act. Holders of Company RSUs will be deemed to have agreed to adhere to applicable requirements of U.S. Securities Law concerning (i) the settlement of the Delaware RSUs and (ii) the resale or transfer of the Delaware RSUs and of any Delaware Subordinate Voting Shares issued upon the settlement of the Company RSUs. Holders of Company Options will be deemed to have agreed to adhere to applicable requirements of U.S. Securities Law concerning (i) the exercise of the Delaware Options and (ii) the resale or transfer of the Delaware Options and any Delaware Subordinate Voting Shares issued upon the exercise of the Delaware Options. Reporting and Trading Notwithstanding the Arrangement, the Company will continue to be a “reporting issuer” in each of the Provinces and Territories of Canada and a domestic issuer under applicable SEC rules and will continue to be subject to the reporting requirements of the Exchange Act. The Subordinate Voting Shares currently trade on TSX under the symbol “CURA” and are quoted on the OTCQX under the symbol “CURLF”. After completion of the Arrangement, the Company expects that the Delaware Subordinate Voting Shares will be listed for trading on TSX and be quoted on the OTCQX in place of the Subordinate Voting Shares and the trading symbols on TSX and OTCQX will remain the same. RIGHTS OF DISSENT Registered Shareholders who wish to dissent should take note that the procedures for dissenting to the Plan of Arrangement (the “Dissent Procedures”) require strict compliance with Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, Interim Order and the Final Order. 26-23363-4 C1.1 P107

- 98 - Dissenting Shareholders who might desire to exercise the right to dissent and appraisal should carefully consider and comply with the provisions of the BCBCA, the full text of which is set out in Appendix F to this Circular as modified by the Plan of Arrangement and the Interim Order, the full texts of which are set out in Appendix E and Appendix G, respectively, to this Circular and consult their own legal counsel. The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights with respect to the Arrangement described herein based on the evidence presented at such hearing. As indicated in the Notice of the Meeting, any registered Shareholder is entitled to be paid the fair value of its Subordinate Voting Shares in accordance with Dissent Rights if such Shareholder properly dissents in respect of the Plan of Arrangement and the Plan of Arrangement becomes effective (a “Dissenting Shareholder”). A Shareholder is not entitled to dissent with respect to Subordinate Voting Shares if such Shareholder votes any of those Subordinate Voting Shares in favor of the Arrangement Resolution. If a Dissenting Shareholder exercises Dissent Rights with respect to Subordinate Voting Shares, properly complies with the Dissent Procedures and is ultimately entitled to be paid for such Subordinate Voting Shares, such Dissenting Shareholder will be entitled to be paid the fair value of such Subordinate Voting Shares and will be deemed to have irrevocably transferred such Subordinate Voting Shares to the Company in accordance with the Plan of Arrangement in consideration for such fair value (less, for greater certainty, any applicable withholding or other taxes), at the effective time of the Arrangement, and will cease to have any rights as a Shareholder. Generally, the provisions of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement and the Interim Order, provide as follows: A written notice of dissent from the Arrangement Resolution (the “Notice of Dissent”) must be sent by a Dissenting Shareholder to the Company c/o Stikeman Elliott LLP, at 1155, René-Lévesque Boulevard West, 41st Floor, Montréal (Québec) H2B 3V2, Canada, to the attention of Vanessa Coiteux by 5:00 p.m., Vancouver time, on June 18, 2026 or the business day that is two business days before the Meeting or any date to which the Meeting may be postponed or adjourned. The Notice of Dissent must meet the requirements of the BCBCA, the Plan of Arrangement, and the Interim Order. A Dissenting Shareholder must prepare a separate Notice of Dissent for themselves, if dissenting on their own behalf, and for each other person who beneficially owns Subordinate Voting Shares registered in the Dissenting Shareholder’s name and on whose behalf the Dissenting Shareholder is dissenting, and must dissent with respect to all of the Subordinate Voting Shares registered in their name beneficially owned by the non-registered Shareholder on whose behalf they are dissenting. To be valid, a Notice of Dissent must: (a) identify in each Notice of Dissent the person on whose behalf dissent is being exercised; (b) set out the number of Subordinate Voting Shares in respect of which the Shareholder is exercising the Dissent Right (the “Notice Shares”), which number cannot be less than all of the Subordinate Voting Shares held by the beneficial holder on whose behalf the Dissent Right is being exercised; (c) if the Notice Shares constitute all of the Subordinate Voting Shares of which the Shareholder is both the registered owner and beneficial owner and the Shareholder owns no other Subordinate Voting Shares as beneficial owner, a statement to that effect; 26-23363-4 C1.1 P108

- 99 - (d) if the Notice Shares constitute all of the Subordinate Voting Shares of which the Shareholder is both the registered and beneficial owner, but the Shareholder owns other Subordinate Voting Shares as beneficial owner, include a statement to that effect, and set out: (i) the names of the registered owners of those other Subordinate Voting Shares; (ii) the number of those other Subordinate Voting Shares that are held by each of those registered owners; and (iii) a statement that Notices of Dissent are being or have been sent in respect of all those other Subordinate Voting Shares; and (e) if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the registered Shareholder, include a statement to that effect, and set out: (i) the name and address of the beneficial owner; and (ii) a statement that the registered Shareholder is dissenting in relation to all of the Subordinate Voting Shares beneficially owned by the beneficial owner that are registered in the registered Shareholder's name. • If the Arrangement Resolution is approved by Shareholders and the Company sends a written notice to the Dissenting Shareholder of the Company’s intention to act upon the Arrangement Resolution and complete the Arrangement (the “Notice to Proceed”), then pursuant to Section 243 of the BCBCA, within one month of receiving the Notice to Proceed, the Dissenting Shareholder must send to the Company a written notice that such Dissenting Shareholder requires the purchase of all of the Subordinate Voting Shares in respect of which such Dissenting Shareholder has given notice of dissent, together with the share certificates, if any, representing those Subordinate Voting Shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by the Dissenting Shareholder on behalf of a beneficial holder). • A Dissenting Shareholder who does not strictly comply with the Dissent Procedures or, for any other reason is not ultimately entitled to be paid fair value for his, her or its applicable Subordinate Voting Shares will be deemed to have participated in the Plan of Arrangement on the same basis as non-Dissenting Shareholders. The Dissenting Shareholder and Company may agree on the payout value of the applicable Subordinate Voting Shares. Otherwise, any Dissenting Shareholder who has duly complied with the Dissent Right Procedures set out in the provisions of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order or the Company may apply to the Court, and the Court may determine the fair value of the applicable Subordinate Voting Shares and make consequential orders and give directions as the Court considers appropriate. There is no obligation on the Company to apply to the Court. The Dissenting Shareholder will be entitled to receive the fair value that the applicable Subordinate Voting Shares had immediately before the passing of the Arrangement Resolution. Persons who are beneficial holders of Subordinate Voting Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to exercise Dissent Rights should be aware that only registered Shareholders are entitled to dissent. Accordingly, a beneficial Shareholder desiring to exercise this right of dissent must make arrangements for the shares beneficially owned by such person to be registered in their name prior to the time the Notice of Dissent to the Arrangement Resolution is required 26-23363-4 C1.1 P109

- 100 - to be received by the Company or, alternatively, make arrangements for the registered shareholder to dissent on their behalf. A Dissenting Shareholder loses their Dissent Rights with respect to the Arrangement if, before full payment is made for the applicable Subordinate Voting Shares, the Company abandons the corporate action that has given rise to such Dissent Rights (namely, the Arrangement), a court permanently enjoins the action, or the Dissenting Shareholder withdraws the Notice of Dissent with the Company’s consent. The giving of a Notice of Dissent does not deprive a Shareholder of his or her right to vote at the Meeting on the Arrangement Resolution. However, if a Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxy holder to vote) in favour of the Arrangement Resolution, the Shareholder is not entitled to exercise Dissent Rights with respect to the Subordinate Voting Shares voted, and any Dissent Notice delivered with respect to such Subordinate Voting Shares will be rendered invalid. For greater certainty, a vote in favour of the Arrangement Resolution will effectively cancel a Notice of Dissent. A Shareholder may, however, vote as a proxy for another Shareholder whose proxy required an affirmative vote without affecting his or her own right to exercise the Dissent Rights. A vote against the motion to approve the Arrangement Resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent. The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of Subordinate Voting Shares held and is qualified in its entirety by reference to Sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement. The Dissent Procedures must be strictly adhered to and any failure by a Shareholder to do so may result in the loss of that Shareholder’s Dissent Rights. Accordingly, each Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the Dissent Procedures and consult the Shareholder’s legal counsel. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ARRANGEMENT RESOLUTION, WHICH WILL CONSTITUTE APPROVAL OF THE ARRANGEMENT, INCLUDING THE CONTINUANCE AND THE ADOPTION OF THE CERTIFICATE OF DOMESTICATION, CERTIFICATE OF INCORPORATION AND THE BYLAWS. RISK FACTORS The following risk factors should be carefully considered by Shareholders in evaluating the approval of the Amendment Resolution and the Arrangement Resolution. The following risk factors are not a definitive list of all risk factors associated with the Company or the Arrangement. Risks Related to the Company Notwithstanding the completion of the Arrangement, including the Continuance, the Company will continue to face the risks that it currently faces with respect to its affairs, business and operations and future prospects. Such risk factors are set forth and described in the Company’s annual management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2025 and 2024 dated February 26, 2026 and of our annual information form for the year ended December 31, 2025 dated February 26, 2026, which have been filed on SEDAR+ at www.sedarplus.ca. 26-23363-4 C1.1 P110

- 101 - Risk Factors Related to the Proposed Amendment Preservation of Mr. Jordan’s voting power will continue to limit influence of other Shareholders over most corporate matters following a U.S. listing The Proposed Amendment, once implemented, will eliminate the conversion feature of the Multiple Voting Shares linked to a listing of the Subordinate Voting Shares on a U.S. national securities exchange such as Nasdaq or NYSE, and will preserve Mr. Jordan’s control and direction over the Multiple Voting Shares and voting power associated therewith following such an eventual listing of the Subordinate Voting Shares in the United States. This preservation of voting power will continue to limit the ability of other Shareholders to influence corporate matters following such a U.S. listing. Therefore, until such time as Mr. Jordan’s cease to have control or direction over Multiple Voting Shares representing less than 5% of the issued and outstanding shares of the Company, on a non-diluted basis, Mr. Jordan will continue to have influence over Curaleaf, including the ability to significantly affect the outcome of most matters submitted to a vote of Shareholders. The Proposed Amendment may continue the anti-takeover effect of the Multiple Voting Shares following a U.S. listing Given that the Proposed Amendment will have the effect of maintaining Mr. Jordan’s influence over Curaleaf even after the listing of the Subordinate Voting Shares on a U.S. national securities exchange such as Nasdaq or NYSE, the Proposed Amendment may have the effect of limiting the likelihood of an unsolicited take-over bid or merger proposal or a proxy contest for the removal of directors following such a U.S. listing. As a result, the Proposed Amendment may have the effect of depriving Shareholders of an opportunity to sell their shares at a premium over prevailing market prices and may make it more difficult for minority shareholders to replace Curaleaf’s directors and management team after a U.S. listing. The Special Committee is not aware of any offer or proposal by any person or group to acquire any significant amount of Subordinate Voting Shares or Multiple Voting Shares, acquire control of Curaleaf by means of a take-over bid, merger, solicitation in opposition to management or otherwise, or change the current Board composition or management team. Expected benefits of the Proposed Amendment and implementation and success of the long-term strategy of the Company may fail to be realized There is no guaranty that the benefits and positive factors considered by the Special Committee and the Board in determining that the Proposed Amendment is in the best interests of the Company will materialize. Furthermore, despite the implementation of the Proposed Amendment following Shareholder approval, the Company may fail to realize the growth opportunities and its long-term strategy currently anticipated due to challenges outside the control of the Company such as changing market trends, retention of personnel and other economic factors. In addition, Mr. Jordan’s long-term vision and focus may fail to yield the expected benefits for the Company. Failure to realize the benefits of the Proposed Amendment or the successful implementation of the long-term strategy of the Company may have an adverse effect on the Company’s business, financial condition or results as well as on the trading price and trading volume of the Subordinate Voting Shares. Failure to obtain required approval in favour of the Proposed Amendment The completion of the Proposed Amendment is subject to obtaining the requisite approval from Shareholders. Failure to obtain such Shareholders’ approval would result in the Proposed Amendment not being completed due to condition precedents not being satisfied, and may adversely affect the business, financial condition or results of the Company. In addition, if the Proposed Amendment is not approved or 26-23363-4 C1.1 P111

- 102 - implemented, costs, time and management’s attention will have been diverted away from other aspects of Curaleaf’s business activities, which may have an adverse material effect on the Company’s business, financial condition or results. The implementation of the Proposed Amendment could be delayed or may not occur at all Under the Amendment Resolution, the Board will retain the right, at its discretion, to refrain from effecting the Proposed Amendment and to revoke the Amendment Resolution, even if approved by the Shareholders, if, for any reason, the Board deems it is not in the best interests of the Company to follow through on the Proposed Amendment. Likewise, the Board could, at its discretion, delay the filing of the Notice of Alteration effecting the Proposed Amendment if it is determined it is in the best interests of the Company to do so at a specific time. A delay in the implementation of the Proposed Amendment, or the revocation of the Amendment Resolution by the Board, could create uncertainty in the market and around the Company’s business and prospects, and could have a material adverse effect on the trading price of the Subordinate Voting Shares. Agency Costs, Governance and Market Perception Over Time The removal of the Listing-Based Sunset Event would permit the continuation of the Company’s dual-class share structure for an indeterminate period, subject to applicable law, with the result that the controlling shareholder would retain substantial voting influence notwithstanding any reduction over time in its relative economic interest. Such a divergence between voting control and economic ownership could reduce external market discipline and increase the potential for agency costs over time. The continued use of a dual-class share structure may be perceived differently by investors over time, and that changes in market expectations, governance norms or investor preferences could affect how the Company’s capital structure is viewed. There can be no assurance that the Proposed Amendment will be viewed favorably by the market participants. Such perceptions or reactions could adversely affect investor demand or the trading price or liquidity of the Subordinate Voting Shares. The market price and trading volume of the Subordinate Voting Shares may materially decrease or experience increased fluctuation following announcement of the Proposed Amendment There can be no assurance that investors, Shareholders and analysts will view the Proposed Amendment favorably, and the trading price and trading volume of the Subordinate Voting Shares may be adversely affected. The market price and trading volume of the Subordinate Voting Shares may materially decrease or experience increased fluctuation due to a variety of factors relating to the Proposed Amendment— whether or not it is implemented—and the Company’s business and assets, including announcements of new developments pertaining to the Proposed Amendment or the Company’s ongoing business and operations, fluctuations in the Company’s operating results, failure to meet analysts’ expectations, public announcements made with respect to the Proposed Amendment and general market conditions of the worldwide economy. The effect of these and other factors on the market prices of the Subordinate Voting Shares may result in volatility in the trading prices of the Subordinate Voting Shares. The market price of the Subordinate Voting Shares may be affected by numerous factors beyond the control of the Company. There can be no assurance that the market price of the Subordinate Voting Shares will not materially decrease or experience significant fluctuations in the future, whether or not the Proposed Amendment is completed, including fluctuations that are unrelated to the Proposed Amendment and the Company’s performance. 26-23363-4 C1.1 P112

- 103 - Risks Related to the Arrangement The Arrangement is conditional and the conditions may not be satisfied. Completion of the Arrangement is conditional, among other things, upon the receipt of approvals and the satisfaction of other conditions, including receipt of the Shareholder approval at the Meeting and receipt of the Final Order from the Court. Although the Company is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Arrangement will be completed. The Company may fail to realize the perceived benefits of the Arrangement. The Company is pursuing the Arrangement, including the Continuance, because it believes that the Arrangement will be beneficial to the Company’s business and operations, the Shareholders and other stakeholders. The success of the Arrangement will depend, in part, on the ability of the Company to realize the anticipated benefits associated with the Arrangement, including the Continuance and related U.S. domestication in the State of Delaware. There can be no guarantee that the expected benefits of the Arrangement will materialize. The Company will incur non-recurring costs related to the Arrangement. The Company expects to incur a number of non-recurring costs associated with the Arrangement. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Arrangement may result in additional and unforeseen expenses. In addition, the Company will incur legal, accounting and other professional services fees and other costs related to the Arrangement. Some of these costs will be payable whether or not the Arrangement is completed. While it is expected that benefits of the Arrangement, including the Continuance, achieved by the Company will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the Arrangement is delayed or does not happen at all. In addition, the Company may incur increased compliance costs arising from complying with both the U.S. and Canadian, ongoing reporting and disclosure regimes. These combined factors could adversely affect the business, operating profit and overall financial condition of the Company. Management distraction in connection with the Arrangement could have an adverse effect on the Company’s business. Management of the Company anticipates that benefits will result from the completion of the Arrangement and the implementation of the Continuance and related U.S. domestication in the State of Delaware. However, the Company and its management have devoted and will continue to be required to devote significant attention and resources to effecting the completion of the Arrangement and associated reorganization of the Company’s corporate structure. There is a risk that the challenges associated with managing these various initiatives as described in this Circular will result in management distraction and that consequently the underlying businesses will not perform in line with expectations. The rights of shareholders under U.S. Law may differ from the rights of shareholders under Canadian Law. If the Arrangement is completed, Shareholders (other than Dissenting Holders) will become stockholders of Curaleaf Holdings Delaware upon the Effective Date. The rights of the Shareholders will be governed by the Certificate of Incorporation and the Bylaws of Curaleaf Holdings Delaware following the Effective Date. The rights of shareholders under U.S Law may differ from the rights of shareholders under Canadian 26-23363-4 C1.1 P113

- 104 - Law and the BCBCA and the enforcement of such rights may involve different considerations and may be more difficult than would be the case if the Company had been incorporated in Canada. See “Matters to be Voted at the Meeting – The Arrangement and the Continuance – Details of the Arrangement and Continuance – Comparison of Shareholders’ Rights Under British Columbia and Delaware Law” for further details. The Company may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Arrangement from being completed. Even if the securities class actions or derivative lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the U.S. Domestication, then that injunction may delay or prevent the Arrangement, including the Continuance, from being completed. Moreover, any litigation could be time consuming and expensive and could divert the Company’s management’s attention away from their regular business. Payments in connection with the exercise of Dissent Rights by Dissenting Holders may impair the Company’s financial resources. Under the BCBCA, Shareholders who (1) do not vote in favor of the Arrangement Resolution, (2) deliver to the Company a written notice of dissent, (3) continuously hold their Shares through the Effective Time and (4) otherwise comply with the requirements and procedures of Section 237 to 247 of the BCBCA, are entitled to receive payment in cash of the “fair value” of their Shares. Should a material number of Shareholders exercise dissent rights, a substantial cash payment may be required to be made to such Dissenting Holders that could have an adverse effect on the Company’s financial condition and cash resources if the Arrangement is completed. Enforcement of Rights Against the Company in Canada. The Company will be located outside of Canada and, following the Effective Time, all of its directors, officers and experts are expected to reside outside of Canada. Accordingly, it may not be possible for Canadian Shareholders to effect service of process within Canada upon the Company or its directors, officers or experts, or to enforce judgments obtained in Canadian courts against the Company or its directors, officers or experts. STATEMENT OF EXECUTIVE COMPENSATION The following discussion describes the significant elements of the Company’s executive compensation program, with particular emphasis on the process for determining the compensation payable to the named executive officers (“Named Executive Officers” or “NEOs”), being (i) any individual who acted as Chief Executive Officer (“CEO”) during all or part of the applicable fiscal year, (ii) any individual who acted as Chief Financial Officer (“CFO”) during all or part of the applicable fiscal year, and (iii) each of the three other most highly compensated executive officers (or individuals acting in a similar capacity) of the Company as at the end of the applicable fiscal year. For Fiscal 2025, the Company’s NEOs were: • Boris Jordan, Chairman and Chief Executive Officer; • Ed Kremer, Chief Financial Officer; • Rahul Pinto, President; 26-23363-4 C1.1 P114

- 105 - • Joseph Lusardi, Executive Vice-Chairman; and • Peter Clateman, Chief Legal Officer. Compensation Governance and Philosophy The compensation of the directors and executive officers is determined by the Board, on an annual basis, based on the recommendations of the CN Committee, which recommendations may be informed by third party consultant advice and research, including market comparable research on similarly situated directors and executive officers, as well as management recommendations. Recommendations of the CN Committee are made by taking into consideration the objectives discussed below and, if applicable, relevant industry data. The Company’s compensation practices are designed to attract, retain, motivate and reward its executive officers for their performance and contribution to the Company’s long-term success. The Board seeks to compensate the Company’s executive officers by combining short and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executive officers’ incentives with shareholder value creation. Corporate and individual performance objectives are tied to the executive officer’s primary business segment. These goals may include the achievement of specific financial or business development goals. The Board also seeks to set company-wide performance goals that reach across all business segments and include achievements in finance/business development and corporate development. The CN Committee’s comprehensive assessment of the overall business performance of the Company, including corporate performance against objectives (both quantitative and qualitative), business circumstances and, where appropriate, relative performance against peers, provides the context for individual NEO evaluations for total direct compensation, subject to the discretion of the CN Committee to properly devise compensation arrangements. We believe shareholders are best served by the CN Committee applying sound judgment to final compensation outcomes, including making thoughtful decisions to adjust the inputs to the business performance calculation and payouts up or down, when appropriate. Given the highly regulated and rapidly evolving nature of the cannabis industry, markets and products, it is challenging to design a compensation structure to attract and retain the kind of executive talent required to support the Company’s growth and expansion plans. Industry practices are variable and therefore compensation data analysis requires significant business judgment and interpretation of underlying business conditions. The CN Committee considers the Company’s business strategy, the expertise of its executives, and the ongoing evolution of industry and competitive compensation practices in establishing a tailored pay program that will attract and retain its executive talent. In determining appropriate compensation levels, the CN Committee considers, in addition to market data and practices: (i) the executive’s experience, performance, contributions and job proficiency; (ii) retention risks and succession planning considerations; (iii) best practices and regulatory considerations; and (iv) internal equity relative to other executives. The Company is not aware of any significant event that has occurred during the most recently completed fiscal year of the Company or since the beginning of the financial year ending December 31, 2025 that has significantly affected compensation. 26-23363-4 C1.1 P115

- 106 - Comparator Group External peer market data was used to formulate the basis for the executive compensation programs. Overall executive compensation is evaluated based on publicly available data within a specified predetermined peer group of companies (the “Peer Group”) as well as aggregate data within surveys of other companies’ published information. The Peer Group was initially devised during the Company’s financial year ended December 31, 2024, and is reviewed annually by the CN Committee to ensure the comparator group used to benchmark executive compensation is appropriate in light of the Company’s size, breadth of services and geographic scope. For Fiscal 2025, the Peer Group was composed of twenty-six (26) companies, including eight (8) direct competitors of the Company operating in the cannabis industry, and similarly sized companies operating in comparable industries unrelated to cannabis, predominantly Food & Beverage and other consumer packaged-goods (CPG) type companies. The annual revenue of the companies composing the Peer Group ranged from approximately 50% to 200% of Curaleaf’s annual revenue with a few outliers, making these companies an adequate comparison pool for executive roles, in terms of scope and responsibilities. In addition, many of the non-cannabis related companies selected for peer analysis operate in highly regulated environments, like Curaleaf. In Fiscal 2025, the Peer Group was composed of the following companies: Cannabis Related Peers Tilray Brands Inc. Trulieve Cannabis Corp. Canopy Growth Corporation Verano Holding Corp. Cresco Labs Inc. Ascend Wellness Inc. Green Thumb Industries Inc. The Cannabist Company Holdings Inc.(1) Non-Cannabis Related Peers Beyond Meat Inc. Monster Beverage Corp. Boston Beer Company National Beverage Corp. Constellation Brands Primo Brands Corp. Edgewell Personal Care Co. Simply Good Foods Guess Inc.(2) Sonos Inc. Hain Celestial Group Treehouse Foods, Inc.(3) Helen of Troy Ltd. Usana Health Sciences J&J Snack Foods Corp. WW International, Inc. Krispy Kreme, Inc. Yeti Holdings, Inc. The Marzetti Company (1) Commenced insolvency proceedings in Canada and in the United States in March 2026. (2) Privatized in January 2026. (3) Privatized in February 2026. Compensation Risk Management The CN Committee uses quantitative analysis and best practices in analyzing executive pay together with discretion and judgment to identify risks arising from the Company’s compensation policies and practices. In reviewing the compensation philosophy, objectives and practices of the Company, the CN Committee has not identified any such risks that are reasonably likely to have a material adverse effect on the Company. The CN Committee believes that the following features of bonus and equity programs appropriately incentivize the creation of long-term shareholder value while discouraging behavior that could lead to excessive risk: - Compensation Mix. There is an appropriate mix of pay, including fixed and performance-based compensation with short- and long-term performance conditions and vesting periods. 26-23363-4 C1.1 P116

- 107 - - Financial Performance Measures. The financial metrics used to determine the amount of an executive’s bonus are measures that the CN Committee believes drive long-term shareholder value. The use of earnings-based metrics as well as revenue-based metrics mitigates the risk for excessive risk-taking. In addition, the ranges set for these measures are intended to reward success without encouraging excessive risk-taking. - No Hedging. Pursuant to the Company’s insider trading policy, insiders of the Company (including, among others, the directors and executive officers of the Company) are prohibited from engaging in any hedging or monetization activities including, without limitation, any use of financial instruments (such as options, puts, calls, forward contracts, futures, swaps, collars or units of exchange funds) or any other transactions that are designed to hedge or offset a decrease in the market value of any securities of the Company beneficially owned by such insider, directly or indirectly, or in the value of any equity-based compensation awards of the insider (such as stock options, deferred share units, restricted share units and performance share units). Similarly, insiders are prohibited from short selling any securities of the Company as such transactions may allow insiders to offset, or benefit from, a decrease in the market value of securities of the Company. - Clawback Policy. Effective as of July 31, 2024, the Company adopted an executive clawback policy (the “Clawback Policy”) which allows it to require repayment of incentive compensation under certain circumstances. Under the Clawback Policy, which applies to all awards made under the Company’s LTIP and STIP (as defined below) from the date of the adoption of such policy and to all members of executive officers of the Company, including NEOs, the Board may, in its sole discretion, to the fullest extent permitted by governing laws and to the extent it determines it is in the best interests of the Company to do so, require reimbursement of all or a portion of incentive benefits received by an executive officer or a former executive officer of the Company in the event of (a) a restatement of the Company’s previously filed financial statements due to material non-compliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously-issued financial statements, or (b) the executive officer engaged in misconduct (including fraud, negligence or material non-compliance with legal requirements or the Company’s Code of Conduct (as defined below)) or breached the terms of any restrictive covenants in favour of the Company. The Board and the CN Committee believe the Company’s compensation plans are designed and administered with the appropriate balance of risk and reward, do not encourage excessive risk-taking behaviors and are not likely to have a material adverse effect on the Company. Compensation Consulting Services The CN Committee has discretion to retain, at the Company’s expense, independent consultants to advise its members on questions concerning executive and/or director compensation. No compensation advisory service company was retained in Fiscal 2024 or in Fiscal 2025 by the CN Committee or the Board. Elements of Compensation The compensation of the Named Executive Officers is comprised of the following major elements: (a) a base salary; (b) an annual, discretionary cash bonus; and (c) long-term equity incentives, which may consist of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance compensation awards or other stock-based awards available under the LTIP or under any other equity plan of the Company that may be approved by the Board (and shareholders, as applicable) from time to time. 26-23363-4 C1.1 P117

- 108 - Each such element of the executive compensation program has been designed to meet one or more objectives of the overall compensation program of the Company. The salary of each NEO, combined with any discretionary cash bonuses and granting of long-term incentives they may receive, has been designed to provide total compensation which the Board believes is competitive. Base Salary Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries are determined on an individual basis, taking into consideration the past, current and potential contribution of the NEO to the Company’s success, the NEO’s experience and expertise, the position and responsibilities of the NEO, and competitive industry pay practices for other companies of similar size and revenue growth potential. Base salaries are typically set within a competitive range of the median of the Peer Group and reviewed annually to maintain alignment with the comparable executive talent market. Base salaries may be set above or below median to reflect experience, individual contribution and performance, changes in scope or responsibilities, attract new executives and other specific circumstances. For Fiscal 2025, the annual base salary of the Company’s NEOs remained substantially the same as the annual base salary in effect as at the end of Fiscal 2024. Such base salaries are considered adequate for the Company, considering the Company’s compensation philosophy and competitive positioning as well as other internal factors. For Fiscal 2025, the annual base salary were: $1,000,000 for the Chief Executive Officer; $550,000 for the Chief Financial Officer; and $1,600,000 on an aggregate basis for the three other NEOs. Annual Short-Term Incentive Plan An annual bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives (the “Individual Performance”) in the context of overall corporate performance (the “Business Performance”). Bonuses are designed to motivate executive officers to achieve personal business objectives, to be accountable for their relative contribution to the Company’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the CN Committee considers factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Company’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Company. Short-term cash incentives are paid only after both the Business Performance and the Individual Performance results are assessed against targeted levels of performance. The Company’s Short-Term Incentive Plan (the “STIP”), approved by the CN Committee in June 2020 and implemented during the financial year ended December 31, 2021, provides for certain metrics in various compensable categories that govern annual bonus target percentages of base salary and amounts. Such metrics consist of Company-wide revenue- and earnings-based targets. In addition to these high-level financial metrics, function specific Key Performance Indicators (KPIs) based on the cultivation, manufacturing, merchandising and retail objectives of the Company, as well as achievement against the Individual Performance component were considered. The CN Committee retains the ability to make adjustments to the Business Performance component based on qualitative achievements of the Company. The below table illustrates Curaleaf’s 2025 bonus targets (as a percentage of base salary) for the Named Executive Officers. The “Corporate Weighting” is a percentage determined based on the achievement by the Company of company-wide financial metrics described further below and corresponds to the Business Performance component of the STIP. The “Individual Weighting” is a percentage determined based on the 26-23363-4 C1.1 P118

- 109 - individual’s performance, as determined by the CN Committee and the Board, and corresponds to the Individual Performance component of the STIP. For Fiscal 2025, the Business Performance carries a 100% weighting for the Company’s NEOs, meaning that the actual bonus payout was entirely dependent on the global business financial performance for such individuals. 2025 Executive Bonus Targets Named Executive Officer Title 2025 Base Salary ($) 2025 Bonus Target (%) 2025 Bonus Target ($) Corporate Weighting Individual Weighting Boris Jordan Chairman and CEO $1,000,000 125% $1,250,000 100% — Ed Kremer Chief Financial Officer $550,000 100% $550,000 100% — Rahul Pinto President $600,000 100% $600,000 100% — Joseph Lusardi Executive Vice Chair $500,000 100% $500,000 100% — Peter Clateman Chief Legal Officer $500,000 75% $375,000 100% — The Curaleaf 2025 STIP again focused on financial metrics identified by management and ultimately approved by the CN Committee and the Board, which the Company, the CN Committee and the Board believed would continue to successfully move the Company’s business forward between growth and profitability. The table below illustrates the metrics and weightings that were used to measure the Company’s financial performance for Fiscal 2025 for purposes of annual bonuses under the STIP. Each financial metric is assessed separately. As illustrated below, each metric has a target amount to be reached, as well as a threshold performance which must be met by the Company for a specific metric to be achieved. NEOs’ bonus payouts are calculated on a linear scale according to the Company’s performance, up to the maximum performance available under the STIP. In the table below, threshold performance corresponds to a 50% bonus payout, target performance corresponds to a 100% bonus payout, and maximum performance corresponds to a 200% bonus payout. 2025 Short Term Incentive Plan(1) Metrics(2) Weighting Threshold Target(3) Maximum 2025 Organic Global Revenue 33.33% $1,342.8 million $1,368.5 million $1,458.6 million 2025 Organic Adjusted EBITDA 33.33% $313.6 million $322.0 million $389.2 million 2025 Organic Operating Cash Flow 33.33% $148.6 million $158.6 million $209.1 million (1) In effect for the period from January through June 2025. The thresholds were revised for the period from July through December 2025, as more particularly discussed below. (2) Organic Global Revenue, Organic Adjusted EBITDA and Organic Operating Cash Flow are non-GAAP financial measures without a standardized definition under GAAP and which may not be comparable to similar measures used by other issuers. See “Non-GAAP Financial Performance Measures” for definitions and more information regarding Curaleaf’s use of non-GAAP financial measures. (3) These financial targets are designed for executive compensation purposes only. They are purposefully difficult to achieve and may not be similar nor comparable to other financial targets established by other companies in our industry or others for purposes of executive compensation or any other purposes. In an effort to maintain positive momentum gained in the third quarter of Fiscal 2025 while continuing to motivate and reward key personnel, the CN Committee formally recommended to the Board to adopt an amended performance scale based on six months of actual financials from January through June 2025 coupled with 6 months of reforecast financials from July through December 2025. This new performance scale known as the “6+6 Model” was formally approved on September 24, 2025, and became the new measurement for which 2025 incentives would be achieved for the second half of Fiscal 2025. 2025 Short Term Incentive Amended “6 + 6” Model Metrics Weighting Threshold Target Maximum 2025 Organic Global Revenue 33.33% $1,265.9 million $1,314.3 million $1,400.9 million 2025 Organic Adjusted EBITDA 33.33% $253.7 million $277.3 million $335.2 million 2025 Organic Operating Cash Flow 33.33% $107.2 million $126.2 million $170.5 million 26-23363-4 C1.1 P119

- 110 - The below table illustrates achievement levels for the Business Performance and Individual Performance Components, as well as the percentage of payouts that would have been generated based on the amended “6+6” model. 2025 STIP Component Achievements (based on “6+6” Model) Metrics(1) Weighting 2025 Achievement (% of Target) 2025 Corp. Score per Metric Corp. Weighting Individual Weighting Total Payout (Corp. + Indiv.) 2025 Organic Global Revenue 33.33% 64.2% 21.4% 2025 Organic Adjusted EBITDA 33.33% 94.2% 31.4% 100% Nil % 113% 2025 Organic Operating Cash Flow 33.33% 180.6% 60.2% (1) Organic Global Revenue, Organic Adjusted EBITDA and Organic Operating Cash Flow are non-GAAP financial measures without a standardized definition under GAAP and which may not be comparable to similar measures used by other issuers. See “Non-GAAP Financial Performance Measures” for definitions and more information regarding Curaleaf’s use of non-GAAP financial measures. Following strong results for the fourth quarter of Fiscal 2025, in March 2026, the CN Committee recommended to the Board, and the Board approved, a final achievement level of 80% based on a combination of the payout under the original performance scale in effect during the first half of Fiscal 2025 (which would have been nil) and under the amended “6+6” model in effect during the second half of Fiscal 2025 (113% total payout), specifically recognizing the Operating Cash Flow metric as being the primary driver of the reforecast targets being surpassed. Retention amongst the executive team is crucial for the long-term success of the organization as it sets a consistent leadership presence and direction. Curaleaf’s executive compensation programs are designed to both retain and motivate executive talent. Financial targets are set each year in the fourth quarter of the previous year, ultimately being approved by the Board in January of the current year in which these targets are being measured. Financial planning, forecasting and sales projections are based on anticipated growth which largely depends on the state-by-state legislation which can often be delayed or postponed, negatively affecting financial results. The cannabis industry has continued to be affected by licensing obstacles as well as the pending status of the SAFE Banking Act, the 280E tax code reforms and the rescheduling, all of which played a role in the financial results for Fiscal 2025. For Fiscal 2025, the Board assessed that a 80.0% achievement of both short term (cash) and long term (equity) incentives is appropriate for the microeconomic environment in which the cannabis industry operates coupled with the uncertainty amongst the larger macroeconomic environment and consumer spending. Financial targets used for compensation purposes are stretch-based and are more ambitious than the financial targets used by management for purposes of financial projections at the corporate level, and therefore a target achievement of less than 100% is not to be construed as an unsuccessful year. The table below illustrates the actual payouts under the STIP associated with the achievement levels illustrated in the above table. 2025 Short Term Incentive Plan Bonus Payouts Named Executive Officer Title 2025 Bonus Target (% of Base Salary) 2025 Bonus Target ($) 2025 Bonus Payout % of Bonus Target Achieved Boris Jordan Chairman and CEO 125% $1,250,000 $1,000,000 80% Ed Kremer Chief Financial Officer 100% $550,000 $440,000 80% Rahul Pinto(1) President 100% $327,123 $261,698 80% Joseph Lusardi(2) Executive Vice Chair 100% $500,000 $415,000 83% Peter Clateman Chief Legal Officer 75% $375,000 $300,000 80% (1) Rahul Pinto was appointed President on June 16, 2025, and therefore was awarded a pro-rated bonus target for Fiscal 2025. (2) The Board exercised its discretion to grant an additional $15,000 in bonus payment to Mr. Lusardi in consideration and recognition of his personal contribution to the financial performance of the Company during Fiscal 2025, resulting in an aggregate bonus payout of 83% for Mr. Lusardi. 26-23363-4 C1.1 P120

- 111 - LTIP In October 2018, following approval by the Company’s shareholders, the Company adopted the LTIP, which was amended and restated by the Board on November 12, 2020 to reflect certain corporate changes that had occurred since October 2018 and to make certain additional housekeeping and clerical amendments; such amendments did not require Shareholders’ approval. The LTIP was last amended and restated on August 18, 2023, and approved by the Shareholders of the Company on October 4, 2023. The amendments made to the LTIP in 2023 were intended to align with newly adopted policies of the Canadian Securities Exchange, where the Subordinate Voting Shares were listed until December 13, 2023, when the Subordinate Voting Shares were listed on the TSX. The purpose of the LTIP is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with those of the shareholders. The LTIP permits the grant of (i) options to acquire Subordinate Voting Shares (“Options”), (ii) restricted stock awards, (iii) restricted share units (“RSUs”), (iv) stock appreciation rights (“SARs”), (v) performance compensation awards, and (vi) other stock-based awards (which, collectively, are referred to herein as “Awards”) which may be granted to employees, officers, Non-Employee Directors (as defined in the LTIP) and consultants of the Company (collectively, the “Participants”), as more fully described below. The Board may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the LTIP shall be non-transferable except by will or by the laws of succession, descent and distribution. No Participant shall have any rights as a shareholder with respect to Subordinate Voting Shares covered by Options, SARs, or RSUs, unless and until such Awards are settled in Subordinate Voting Shares. No Option (or, if applicable, SARs) shall be exercisable, no Subordinate Voting Shares shall be issued, no certificates for Subordinate Voting Shares shall be delivered and no payment shall be made under the LTIP except in compliance with all applicable laws and the trading policies of the Company. The aggregate number of Subordinate Voting Shares that may be issued under all Awards under the LTIP is equal to 10% of the number of Subordinate Voting Shares outstanding at any time, including the number of Subordinate Voting Shares issuable on conversion of the Multiple Voting Shares, the whole subject to certain adjustments provided under the LTIP. As at December 31, 2025, there were 678,504,043 Subordinate Voting Shares issued and outstanding and 93,970,705 Multiple Voting Shares issued and outstanding (or 772,474,748 Subordinate Voting Shares on an as-converted basis). As such, the number of Subordinate Voting Shares available for issuance under the LTIP will increase as the number of issued and outstanding Shares increases from time to time. Notwithstanding the foregoing, the maximum number of Subordinate Voting Shares that may be issued pursuant to ISOs shall not exceed 71,566,480 Subordinate Voting Shares, subject to adjustment in the LTIP. Any shares subject to an Award under the LTIP that are forfeited, cancelled, have expired before being exercised or are settled in cash shall again be available for Awards under the LTIP. No financial assistance or support agreements may be provided by the Company in connection with grants under the LTIP. In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Subordinate 26-23363-4 C1.1 P121

- 112 - Voting Shares or other securities of the Company, issuance of warrants or other rights to acquire Subordinate Voting Shares or other securities of the Company, or other similar corporate transaction or event, which affects the Subordinate Voting Shares, or unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Board may make such adjustment, which it deems appropriate in its discretion in order to prevent dilution or enlargement of the rights of Participants under the LTIP, to (i) the number and kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the purchase price or exercise price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (iv) any share limit set forth in the LTIP. Each long-term incentive grant is based on the level of the position held and overall market competitiveness. The CN Committee takes into consideration previous grants when it considers new grants of equity awards. The CN Committee administers the granting of equity awards in accordance with the LTIP. The shareholders of the Company last approved the Company’s LTIP during the annual meeting of the shareholders held on October 4, 2023. At the Meeting, the shareholders will be asked to re-approve the LTIP and any unallocated awards thereunder. Description of Awards A. Options The Board is authorized to grant Options to purchase Subordinate Voting Shares that are either incentive stock options (“ISOs”), meaning they are intended to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code (as amended from time to time, the “Code”), or non-qualified stock options (“NQSOs”), meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the LTIP are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Board and specified in the applicable award agreement. The maximum term of an option granted under the LTIP is ten (10) years from the date of grant (or five years in the case of an ISO granted to a 10% shareholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares or by such other method as the Board may determine to be appropriate. The purchase price per Subordinate Voting Share purchasable under an Option shall be determined by the Board and shall not be less than 100% of the market value of a Subordinate Voting Share on the date of grant of such Option. B. Restricted Stock Awards A restricted stock award is a grant of Subordinate Voting Shares, which are subject to forfeiture restrictions during a restriction period. The Board may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with the Company or its affiliates; (ii) the achievement by the Participant, the Company or its affiliates of any other performance goals set by the Board; or (iii) any combination of the above conditions as specified in the applicable award agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Subordinate Voting Shares will be forfeited. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of Subordinate Voting Shares. During the restriction period, unless otherwise provided in the applicable award agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the restriction on the stock with respect to which the dividend was issued lapses. The Board 26-23363-4 C1.1 P122

- 113 - may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in the applicable award agreement or as may be determined by the Board upon a Participant’s termination of service with the Company, the unvested portion of a restricted stock award will be forfeited. C. Restricted Share Units RSUs are granted in reference to a specified number of Subordinate Voting Shares and entitle the holder to receive, on achievement of specific performance goals established by the Board, or at some specific future date after a period of continued service with the Company or its affiliates, or any combination of the above as set forth in the applicable award agreement, one Subordinate Voting Share for each such Subordinate Voting Share covered by the RSU; provided, that the Board may elect to pay cash, or part cash and part Subordinate Voting Shares in lieu of delivering only Subordinate Voting Shares. The Board may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in the applicable award agreement or as may be determined by the Board upon a Participant’s termination of service with the Company, the unvested portion of the RSUs will be forfeited. D. Stock Appreciation Rights A SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of Subordinate Voting Shares from the date of the grant of the SAR and the date of exercise payable in Subordinate Voting Shares. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Options as described above would be applicable to the SAR. E. Performance Compensation Awards A performance award entitles the recipient to receive, upon the achievement of one or more objective performance goals during such performance periods as the Board shall establish, payments, which may be denominated or payable in cash, shares (including, without limitation, restricted stock awards and RSUs), other securities of the Company, other awards under the LTIP or other property. Subject to the terms of the LTIP, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award shall be determined by the Board. Corporate Transactions In the event of an actual or potential Change of Control (as defined in the LTIP), the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any Awards (or any portion of any Awards) in the manner it deems equitable and appropriate in the circumstances, including the right to: (i) Determine that any Awards will remain in full force and effect in accordance with their terms after the Change of Control; (ii) Cause any Awards to be converted or exchanged for options or rights, as applicable, to acquire shares of another entity involved in the Change of Control, having substantially the same terms and conditions as the Awards, except as the Board may determine; 26-23363-4 C1.1 P123

- 114 - (iii) Accelerate the vesting of any unvested Awards; (iv) In the case of Options, provide Participants with the right to surrender any Options for an amount per underlying Subordinate Voting Shares equal to the positive difference, if any, between the market value of the Share on the date of surrender and the Option’s exercise price; (v) In the case of Awards other than Options, provide Participants with the right to surrender any such Awards for an amount per Award equal to the market value; and (vi) Accelerate the date by which any Options (or any portion of any Options) must be exercised. General Conditions Applicable to Termination A. Options Subject to full discretion of the Board to determine the treatment of an Award upon a termination of employment or other service relationship, each Option is subject to the following termination conditions: (i) Upon the Participant’s employment, office, directorship or consulting agreement with the Company being terminated for cause, any Options, whether unvested or vested but not exercised prior to the Termination Date (as defined in the LTIP) shall immediately lapse and become null and void; (ii) Upon the Participant becoming permanently disabled while employed by the Company, any Options or unexercised part thereof granted to the Participant may be exercised by the Participant only for that number of Subordinate Voting Shares which the Participant was entitled to acquire under the Options vested at the time of the occurrence of Participant permanent disability. Such Options are exercisable within one (1) year or such period as may be determined by the Board, in its sole discretion, after the occurrence of the Participant’s permanent disability or prior to the expiration of the term of the Options, whichever occurs earlier. If the Participant does not exercise this Option within the time specified in the LTIP, the Option will terminate. All unvested Options will immediately lapse and become null and void at the time of the occurrence of the Participant’s permanent disability; (iii) If the Participant dies while employed by the Company, any Options or unexercised part thereof granted to the Participant may be exercised by the person to whom the Options are transferred by will or the laws of succession only for that number of Subordinate Voting Shares which the Participant was entitled to acquire under the Options vested at the time of Participant death. Such Options are exercisable within one (1) year or such period as may be determined by the Board, in its sole discretion, after the Participant’s death or prior to the expiration of the term of the Options, whichever occurs earlier. If the person to whom the Options are transferred by will or the laws of succession does not exercise this Option within the time specified in the LTIP, the Option shall terminate. All unvested Options will immediately lapse and become null and void at the time of the Participant’s death; and (iv) Upon the Participant’s employment, office, directorship or consulting agreement with the Company terminating or ending otherwise than by reason of death, permanent disability or termination for Cause, any Options or unexercised part thereof granted to the Participant may be exercised by the Participant only for that number of Subordinate Voting Shares which the Participant was entitled to acquire under the Options vested at the Termination Date. Such Options are exercisable within one (1) year after the Termination Date or prior to the expiration 26-23363-4 C1.1 P124

- 115 - of the terms of the Options, whichever occurs earlier. If the Participant does not exercise this Option within the time specified herein, the Option will terminate. All unvested Options shall immediately lapse and become null and void at the Termination Date. B. RSUs Subject to full discretion of the Board to determine the treatment of an Award upon a termination of employment or other service relationship, each RSU is subject to the following termination conditions: (i) Upon the Participant’s employment, office, directorship or consulting agreement with the Company or an affiliate being terminated for cause, any RSU, whether unvested or vested but not settled prior to the Termination Date, is to be immediately forfeited and to become null and void; (ii) Upon the Participant becoming permanently disabled while employed by the Company or an affiliate, or if the Participant dies while employed by the Company or an affiliate, the Participant’s RSUs that have not vested prior to the Termination Date will vest pro-rata based on the number of days of employment from the first day of a full calendar year in which the grant of Awards is made to the Participant’s Termination Date divided by the total number of days from the first day of that full calendar year in which the grant of Awards is made to the applicable date of vesting. The Participant will forfeit all rights, title and interest with respect to RSUs which are not vested at the Participant’s Termination Date and all vested RSUs will be automatically redeemed or settled, as applicable, within ninety (90) days following the Participant’s Termination Date; and (iii) Upon the Participant’s employment, office, directorship or consulting agreement with the Company terminating or ending otherwise than by reason of death, permanent disability or termination for cause, the Participant will forfeit all rights, title and interest with respect to RSUs which are not vested and all vested RSUs will be automatically settled, as applicable, within ninety (90) days following the Participant’s Termination Date. Amendments and Termination of the LTIP The Board may from time to time amend, suspend or terminate the LTIP and the Board may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the LTIP) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under the LTIP without the written consent of the Participant or holder thereof. Any amendment to the LTIP, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or securities exchange, and any such amendment, alteration, suspension, discontinuation or termination of an Award will be in compliance with the securities exchange policies applicable to the Company. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the LTIP, and the Board may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to: (i) amend the eligibility for, and limitations or conditions imposed upon, participation in the LTIP; (ii) subject to certain limitations, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or 26-23363-4 C1.1 P125

- 116 - the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; (iii) make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A of the Code), and no action taken to comply shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof; or (iv) amend any terms relating to the administration of the LTIP, including the terms of any administrative guidelines or other rules related to the LTIP. Notwithstanding the foregoing and for greater certainty, prior approval of the shareholders of the Company shall be required for any amendment to the LTIP or an Award that would: (i) require shareholder approval under the rules or regulations of securities exchange that is applicable to the Company; (ii) increase the number of shares authorized under the LTIP as specified in Section 4 of the LTIP; (iii) reduce the exercise price or purchase price of Options under the LTIP to the benefit of an Insider (as defined in the LTIP); (iv) amend the LTIP to remove or exceed the limits on grants made to Insiders; (v) permit repricing of Options or SARs, which is currently prohibited by the LTIP; (vi) permit the award of Options or SARs at a price less than 100% of the market value of Subordinate Voting Shares on the date of grant of such Option or SAR, contrary to the provisions of the LTIP; (vii) permit Options to be transferable other than as provided in the LTIP; (viii) amend the amendment provisions of the LTIP; or (ix) increase the maximum term permitted for Options and SARs as specified in the LTIP or extend the terms of any Options beyond their original expiry date. The Board may further, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the LTIP or in any Award or award agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the LTIP. Insider Participation Limits The LTIP further provides for limits on grants made to Insiders: (i) the maximum number of Subordinate Voting Shares issuable from treasury to Eligible Persons who are Insiders, at any time, under the LTIP may not exceed ten percent (10%) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding from time to time (calculated on a non-diluted basis); and 26-23363-4 C1.1 P126

- 117 - (ii) the maximum number of Shares issued from treasury to Eligible Persons who are Insiders, within any one-year period, under the LTIP shall not exceed ten percent (10%) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding from time to time (calculated on a non-diluted basis). Tax Withholding The Company may take such action as it deems appropriate to ensure that all applicable federal, state, provincial, local and/or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. 2025 Performance Equity Program In Fiscal 2025, Curaleaf continued its performance-based RSU (sometimes also referred to as “Performance Share Units” or “PSUs”) program offered to a limited group of employees with titles Senior Vice Presidents and above. Such PSUs are awarded pursuant to the LTIP. This program is intended to further align executive compensation with long-term value creation and requires certain financial targets to be met for equity to be granted and further vest over time. Under this program, the Company awarded a number of PSUs that could potentially be earned at a target level of achievement, based on the Company’s financial performance during Fiscal 2025, specifically Organic Global Revenue, Organic Adjusted EBITDA and Organic Operating Cash Flow, which are non-GAAP financial measures without a standardized definition under GAAP and which may not be comparable to similar measures used by other issuers. See “Non-GAAP Financial Performance Measures” for definitions and more information regarding Curaleaf’s use of non-GAAP financial measures. Each financial metric is weighed evenly and is independent of the other two metrics, creating a sliding scale of number of PSUs that could potentially be earned from zero up to 200% of the target. This program was approved by the Board during Fiscal 2025. Each participant received two RSU grants: a time-based RSU award designed to support retention and long-term value creation, and a performance-based RSU award calculated on a linear sliding scale tied to achievement levels. Each PSU grant was valued at 100% of the time-based grant at “target” achievement, with the ability to earn anywhere from 0% to 200%. Therefore, each NEO received a number of PSUs equal to the number shown in the column “100% achievement” in the table blow during Fiscal 2025. The CN Committee subsequently determined, following year-end, based on the actual achievement by the Company of the financial performance metrics, the number of PSUs that were actually earned by the NEOs. Once the actual number of PSUs deemed earned by the CN Committee is determined, such PSUs then vest incrementally, with one third of such PSUs vesting immediately upon the determination that the PSUs were earned, and the remaining two thirds vesting equally over two subsequent one-year periods. PSUs that are not considered earned are cancelled. The below table illustrates the potential PSU grants at varying achievement levels. All PSUs were granted in Fiscal 2025 with a share price of $0.97. Potential PSUs to be Earned Named Executive Officer 50% Achievement 100% Achievement 200% Achievement Boris Jordan 1,806,134 3,612,269 7,224,538 Ed Kremer 645,048 1,290,96 2,580,192 Rahul Pinto — — — Joseph Lusardi 774,057 1,548,115 3,096,230 Peter Clateman 309,623 619,246 1,238,492 This equity plan design continues to shift more potential compensation to be “at-risk” while continuing to provide market competitive total direct compensation packages for executives. The number of PSUs 26-23363-4 C1.1 P127

- 118 - calculated and “reserved” at each level was based on the grant date fair market value of a Subordinate Voting Share as of the end of business on March 14, 2025. Any PSU for which the performance-based conditions have not been met as at the vesting determination date will be cancelled. The metrics and weightings associated with the 2025 Performance Equity Program for Fiscal 2025 were the same as for the 2025 STIP Plan. Each financial metric is independent of one another meaning a potential number of PSUs may be earned as long as one of the thresholds is met. NEOs’ bonus payouts are calculated on a linear scale according to the Company’s performance, up to the maximum performance available under the PSU Program (being 200% PSU earning level). Threshold performance corresponds to a 50% PSU earning level, target performance corresponds to a 100% PSU earning level, and maximum performance corresponds to a 200% PSU earning level. Based on its assessment of the Fiscal 2025 financial performance of the Company, the CN Committee recommended, and the Board approved, a PSU earning level representing 80% of the Target PSUs in line with the bonus payout under the STIP. The actual number of PSUs earned by the Company’s NEOs in respect of Fiscal 2025 are indicated in the table below. 2025 PSU Earning Determinations Named Executive Officer Target # of PSUs # of PSUs Earned % of Target Earned PSUs Cancelled Boris Jordan 3,612,269 2,889,815 80% 722,454 Ed Kremer 1,290,096 1,032,076 80% 258,020 Rahul Pinto — — — — Joseph Lusardi 1,548,115 1,238,492 80% 309,623 Peter Clateman 619,246 495,396 80% 123,850 One third of these earned PSUs vested on the vesting determination date (and were subsequently settled), and the additional two thirds will vest equally on each of the next two anniversaries of the vesting determination date. Securities Authorized for Issuance under Equity Incentive Plans The following table provides a summary, as of December 31, 2025, of the security-based compensation plan (namely, the LTIP) or individual compensation arrangements pursuant to which equity securities of the Corporation may be issued. Plan Category Number of securities to be issued upon exercise of outstanding Options, warrants and rights(1) Weighted-average exercise price of outstanding Options(2) Number of securities remaining available for future issuance under equity compensation plans Equity compensation plans approved by Shareholders 67,263,867 $2.86 9,983,608 Equity compensation plans not approved by Shareholders — — — Total 67,263,867 $2.86 9,983,608 (1) Reflects the number of Subordinate Voting Shares to be issued upon exercise of outstanding Options, RSUs and PSUs. The number of PSUs is based on a maximum performance multiplier of 100%. (2) There is no exercise price for RSUs. As of December 31, 2025, the following Awards were outstanding under the LTIP: (i) 30,943,155 Options, with the underlying Subordinate Voting Shares representing approximately 4.0% of the issued and outstanding Shares (of which 9,231,237 were vested and exercisable as at December 31, 2025), and (ii) 36,230,732 RSUs (including PSUs), with the underlying Subordinate Voting Shares representing approximately 4.7% of the issued and outstanding Shares (none of which were vested as at December 31, 2025), assuming a performance factor for the PSUs of 100%. As of December 31, 2025, an aggregate of 26-23363-4 C1.1 P128

- 119 - 9,983,608 Subordinate Voting Shares remained available for issuance under the LTIP, representing approximately 1.3% of the issued and outstanding Shares. In Fiscal 2025, Curaleaf granted a combination of time-based stock options, time-based RSUs and performance-based restricted RSUs in accordance with the LTIP. Time-based options and restricted stock units are granted on a monthly basis to newly hired eligible employees, as well as once per year during the annual performance review cycle. Time-based Options generally have a 10-year term and vest over three years from the date of grant in equal installments. Time-based RSUs also generally vest over a three year period from the date of grant in equal installments, unless otherwise stated in the grant agreement. Performance-vesting conditions may be associated with Options and RSUs, which may have an impact on the vesting schedule of such Options and RSUs. Please refer to the heading “2025 Performance Equity Program” above for additional information on the Company’s performance equity-based awards. The number of time-based Options and RSUs issued during Fiscal 2025 were determined using the Fair Market Value as defined by the share price at the close of business on the date of grant. Options and RSUs issued from September onwards use a five-day volume weighted average (VWAP) as the Fair Market Value to better align with typical TSX practices. The range of share prices used in Fiscal 2025 was $0.83 to $3.61. In addition, in December 2025, upon recommendation from the CN Committee to foster retention of the executive officers and other key employees, the Board approved the advance grant and issuance to the executive officers and other key employees of the Company of half (50%) of the equity grants (in the form of time-based Options and RSUs only) such executive officers and other key employees would have been entitled to receive for Fiscal 2026, with the second half granted and issued in March 2026 in accordance with the normal course equity grant schedule in the form of performance-based RSUs. This resulted in higher than usual equity grants during Fiscal 2025 and a correspondingly higher burn rate under the LTIP, which is expected to be normalized in Fiscal 2026. Burn Rate The following table provides the number of securities granted under the LTIP for the three most recently completed fiscal years, expressed as a percentage of the weighted average number of Shares for the applicable fiscal year. Fiscal Year Number of Options Granted Number of RSUs & PSUs Granted Weighted Average Number of Shares LTIP Burn Rate(1) 2025 13,125,215 35,236,053 761,266,835 6.35% 2024 3,695,727 8,279,684 740,825,099 1.62% 2023 8,596,500 7,452,795 725,665,661 2.22% (1) The burn rate is calculated by dividing the number of securities underlying awards granted during the applicable fiscal year by the weighted average number of Shares for the applicable fiscal year. The weighted average number of Shares during the period is the number of Shares outstanding at the beginning of the period, adjusted by the number of Shares bought back or issued during the period multiplied by a time-weighting factor. The time-weighting factor is the number of days that the Shares are outstanding as a proportion of the total number of days in the period. The Company currently expects that outstanding RSUs will be paid at settlement through the issuance of one Subordinate Voting Share per RSU. Pension Plan Benefits The Company did not implement any deferred compensation plan, pension plan or other forms of funded or unfunded retirement compensation for its employees that provides for payments or benefits at, following or in connection with retirement. 26-23363-4 C1.1 P129

- 120 - Employment Agreements Boris Jordan, Chairman and Chief Executive Officer Mr. Boris Jordan is the Chairman and Chief Executive Officer of the Company. Upon his appointment as Chief Executive Officer in August 2024, Mr. Jordan entered into an employment agreement with the Company. Pursuant to such agreement, Mr. Jordan is currently entitled to a base annual salary of $1,000,000 (subject to annual revision and adjustment) and is eligible for a discretionary year-end performance bonus representing 125% of such base salary at target achievement. In addition, Mr. Jordan is entitled to certain benefits relating to the Company’s group medical and dental insurance. In the event that the employment agreement is terminated by the Company without cause or by Mr. Jordan for diminution of duties, Mr. Jordan is entitled to an amount equal to twelve (12) months of his then annual base salary, payable in regular monthly installments, and to continue receiving benefits under the Company’s health insurance program for the same period. In addition, in the event Mr. Jordan is involuntarily terminated within twelve (12) months of a change in control, Mr. Jordan is entitled to be paid 100% corporate achievement under the STIP of the Company, and to have the vesting of all of his incentive awards accelerated. Under his employment agreement, a “change in control” means such circumstances which shall have been deemed to occur upon (1) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company’s capital stock, (2) a merger, consolidation or recapitalization of the Company such that the stockholder of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction or (3) the sale, lease or other disposition of all or substantially all of the assets of the Company. Ed Kremer, Chief Financial Officer Mr. Kremer is the Chief Financial Officer of the Company since July 2022. Under his employment agreement, Mr. Kremer is currently entitled to a base annual salary of $550,000 (subject to annual revision and adjustment) and is eligible for a discretionary year-end performance bonus representing 100% of such base salary at target achievement. In addition, Mr. Kremer is entitled to certain benefits relating to the Company’s group medical and dental insurance. In the event that the employment agreement is terminated by the Company without cause or by Mr. Kremer for diminution of duties, Mr. Kremer is entitled to an amount equal to twelve (12) months of his then annual base salary, payable in two lump sum payments (three and nine months’ salary), and to continue receiving benefits under the Company’s health insurance program for the same period, nine (9) months of which, in each case, are contingent upon Mr. Kremer remaining unemployed three (3) months following the effective date of termination. In addition, in the event Mr. Kremer is involuntarily terminated within twelve (12) months of a change in control (same definition as in Mr. Jordan’s employment agreement), Mr. Kremer is entitled to be paid his target bonus under the STIP of the Company, and to have the vesting of all of his incentive awards accelerated. Rahul Pinto, President Mr. Pinto is the President of the Company since June 16, 2025. Pursuant to his employment agreement, Mr. Pinto is currently entitled to a base annual salary of $600,000 (subject to annual revision and 26-23363-4 C1.1 P130

- 121 - adjustment) and is eligible for a discretionary year-end performance bonus representing a target of 100% of such base salary at target achievement. In addition, Mr. Pinto is entitled to certain benefits relating to the Company’s group medical and dental insurance. In the event that the employment agreement is terminated by the Company without cause or by Mr. Pinto for diminution of duties, Mr. Pinto is entitled to an amount equal to twelve (12) months of his then annual base salary, payable in regular monthly installments, and to continue receiving benefits under the Company’s health insurance program for the same period. In addition, in the event Mr. Pinto is involuntarily terminated within twelve (12) months of a change in control (same definition as in Mr. Jordan’s employment agreement), Mr. Pinto is entitled to be paid 100% corporate and individual achievement under the STIP of the Company, and to have the vesting of all of his incentive awards accelerated. Joseph Lusardi, Executive Vice-Chairman Mr. Lusardi is the Executive Vice Chair of the Board. The primary functions of the Executive Vice Chair are to provide strategic guidance, leadership and direction to management in the areas of mergers, acquisitions, strategic partnerships and general operations to maximize productivity and profitability. No formal written agreement has been entered into between Mr. Lusardi and the Company with respect to his services as the Executive Vice Chair of the Board. The base salary and target bonus of the Executive Vice Chair is determined by the Board on an annual basis. In Fiscal 2025, Mr. Lusardi was entitled to a base annual salary of $500,000 and is eligible for a discretionary year-end performance bonus representing 100% of such base salary at target achievement. In addition, Mr. Lusardi is entitled to certain benefits relating to the Company’s group medical and dental insurance. Peter Clateman, Chief Legal Officer Mr. Clateman is the Chief Legal Officer of the Company since March 2020. Pursuant to his employment agreement, Mr. Clateman is currently entitled to a base annual salary of $500,000 (subject to annual revision and adjustment) and is eligible for a discretionary year-end performance bonus representing a target of 75% of such base salary at target achievement. In addition, Mr. Clateman is entitled to certain benefits relating to the Company’s group medical and dental insurance. In the event that the employment agreement is terminated by the Company without cause or by Mr. Clateman for diminution of duties, Mr. Clateman is entitled to an amount equal to twelve (12) months of his then annual base salary, payable in regular monthly installments, his annual bonus pro-rated to the date of termination, and to continue receiving benefits under the Company’s health insurance program for the same period. In addition, in the event Mr. Clateman is involuntarily terminated within twelve (12) months of a change in control (same definition as in Mr. Jordan’s employment agreement), Mr. Clateman is entitled to be paid 100% corporate and individual achievement under the STIP of the Company, and to have the vesting of all of his incentive awards accelerated. Termination and Change of Control Benefits Other than as described above, and other than the provisions of the LTIP dealing with the treatment of Awards in the event of termination, resignation or retirement of employment of the applicable holder of Awards (which provision are summarized above under “Elements of Compensation – LTIP – General Conditions Applicable to Termination”), there are no compensatory plan(s) or arrangements(s) with NEOs 26-23363-4 C1.1 P131

- 122 - providing for payments in the event of resignation, retirement or any other termination of the officer’s employment or a change of NEOs’ responsibilities following a change of control of the Company. In case of termination of NEOs, in addition to the applicable provision of their respective employment agreement, common law and statutory law would apply. The following table sets forth the estimates of the incremental amounts that would have been payable to each of the NEOs upon termination of employment without cause or change of control pursuant to the terms of their employment agreements, assuming that such events had taken place on December 31, 2025, the last day of Fiscal 2025. The table does not include the value of insurance benefits that could be continued during a certain period following the occurrence of the respective event since they are generally available to all salaried employees, nor the value of additional amounts that could be payable to each of the NEOs upon termination of employment without cause or change of control pursuant to common law and statutory law. Name and Title Termination Without Cause(2) Change of Control(3) Boris Jordan, Chairman and CEO $1,000,000 $24,348,048 Ed Kremer, CFO $550,000 $9,297,707 Rahul Pinto, President $600,000 $5,038,029 Joseph Lusardi, Executive Vice-Chairman(1) — — Peter Clateman, Chief Legal Officer $800,000(4) $4,920,585 (1) An estimate of the incremental amounts payable to Mr. Lusardi upon termination of his employment without cause or change of control is not presented in this table since no written arrangement has been entered into with Mr. Lusardi in this regard. (2) Amounts are as of December 31, 2025 and do not include accelerated equity vesting values in accordance with the NEO’s respective employment agreements. Also excludes the value of continued benefits under the Company’s health insurance policies and other benefits post-termination of employment. (3) For Messrs. Jordan, Kremer, Pinto and Clateman, amounts consist of (i) the value of the unvested RSUs and PSUs held by each of them as at December 31, 2025, the vesting of which would be accelerated if they were to be terminated within twelve (12) months of a change in control (as defined in the respective employment agreement), based on the Company’s closing share price on the TSX on December 31, 2025, the last trading day of Fiscal 2025, of C$3.41, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date, (ii) the amount of such NEO’s target bonus for Fiscal 2025 assuming achievement at 100%, and (iii) such NEO’s severance entitlement for termination without cause. (4) Includes annual bonus pro-rated to termination date according to Mr. Clateman’s employment agreement. Summary Compensation Table The following table summarizes, for the periods indicated, the compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company to each NEO of the Company, in each case excluding compensation securities, during the three most recently completed fiscal years of the Company. Name and principal position Fiscal Salary ($) Share-based awards(1) ($) Option-based awards(2) ($) Non-equity incentive plan compensation Pension value ($) All other compensation(4) ($) Total compensation ($) STIP(3) ($) LTIP ($) Boris Jordan, Chairman and CEO 2025 $1,000,000 $10,500,000 — $1,000,000 — — — $12,500,000 2024 $1,000,000 $3,000,000 — $605,000 — — — $4,605,000 2023 $750,000 $1,000,000 $10,161,413(5) $441,340 — — — $12,352,753 Ed Kremer, CFO 2025 $550,000 $3,250,000 — $440,000 — — — $4,240,000 2024 $550,000 $2,000,000 — $332,750 — — — $2,882,750 2023 $519,247 $2,000,000 — $243,775 — — — $2,763,022 26-23363-4 C1.1 P132

Name and principal position	Fiscal	Salary ($)	Share-based awards[(1)] ($)	Option-based awards[(2)] ($)	Non-equity incentive plan compensation		Pension value ($)	All other compensation[(4)] ($)	Total compensation ($)
					STIP[(3)] ($)	LTIP ($)			
Rahul Pinto, *President*	2025	$327,123[(6)]	$3,000,000	—	$261,700	—	—	—	$3,588,823
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Joseph Lusardi, *Executive Vice Chair*	2025	$500,000	$4,000,000	—	$415,000	—	—	—	$4,915,000
	2024	$500,000	$1,500,000	—	$302,500	—	—	—	$2,302,500
	2023	$500,000	$500,000	—	$220,670	—	—	—	$1,220,670
Peter Clateman, *Chief Legal Officer*	2025	$500,000	$1,800,000	—	$300,000	—	—	—	$2,600,000
	2024	$490,000	$750,000	—	$177,875	—	—	—	$1,417,875
	2023	$466,427	$750,000	—	$175,775	—	—	—	$1,392,202

(1) The amounts shown in this column represent the grant date fair market value of the RSUs granted to the NEOs during the applicable fiscal year. The grant date fair market value of the RSUs is the market value of the RSUs on the grant date, being the closing price of the Subordinate Voting Shares on the TSX at the close of business on the date of grant. In addition, during Fiscal 2025, certain performance-based RSUs were granted to the NEOs. These grants contained performance-based vesting conditions based on financial metrics as fully described under the heading "*2025 Performance Equity Program*" of the Company's management information circular for the Meeting. Our NEOs who have received performance-based RSU awards only realized compensation with regard to these awards to the extent the performance-based conditions were or will be realized. For Fiscal 2025, this column includes the share-based equity grants to which such NEOs were entitled to in Fiscal 2025, and half of the share-based equity grants (in the form of time-vesting RSUs) such NEOs are entitled to in Fiscal 2026 issued in advance of Fiscal 2026 in December 2025.

(2) The amounts shown in this column represent the grant date fair market value of the Options granted to the NEOs during the applicable fiscal year using the Black-Scholes valuation model, a prevalent and commonly used valuation methodology, to determine the accounting fair value of Option awards on the grant date. The method and assumptions used in valuing the stock options are described in the Company's audited financial statements for Fiscal 2025 which can be found on the Company's profile on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov/edgar. The amounts reported may not entirely reflect the amounts actually received by our NEOs. Our NEOs who have received Options will only realize compensation with regard to these options to the extent the trading price of our Subordinate Voting Shares is greater than the exercise price of such Options.

(3) The amounts in this column show amounts awarded pursuant to the STIP for performance achieved in the year specified, but actually paid in the following year.

(4) Perquisites, including property or other personal benefits provided to a NEO that, in the aggregate are less than $50,000 or 10% the total annual base salary for a NEO, for the applicable financial year, are not included.

(5) The amount reported does not reflect the amounts actually received by Mr. Jordan. Instead, the amount reflects the aggregate grant date fair market value of the one-time special award of Performance Options granted to Mr. Jordan during Fiscal 2023. This grant contains performance-based vesting conditions that require three separate share prices to be met for a weighted 15-day average before each tranche of Options become vested and exercisable. Such Performance Options will vest (i) 33% if the Company's share price reaches C$10.34, (ii) 33% if the Company share price reaches C$14.42, and (iii) 33% if the Company's share price reaches C$20.40, subject to continued employment on the date when the applicable vesting conditions are met. As of December 31, 2025, the last trading day of Fiscal 2025, the Company's share price on the TSX was C$3.41. Subject to the Option/RSU Exchange being approved by the Shareholders at the Meeting, in which case such Performance Options will be exchanged for new RSUs vesting in equal installments on each of December 11, 2026, December 11, 2027 and December 11, 2028, being each of the first three anniversaries of the Option Exchange Approval Date, Mr. Jordan will only realize compensation with regard to such Performance Options to the extent (i) the performance-based vesting conditions are realized, and (ii) the trading price of our Subordinate Voting Shares on the TSX is greater than the exercise price of such Options.

(6) Mr. Pinto is entitled to an annual salary of $600,000. Since Mr. Pinto was appointed President of the Company on June 16, 2025, his annual salary for Fiscal 2025 was prorated.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table summarizes outstanding equity-based awards that were held by our NEOs as of December 31, 2025.

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- 124 - Option-based Awards Share-based Awards Name and Position Number of securities underlying unexercised options (#) Option exercise price ($) Option expiration date Value of unexercised in-the-money options(1) ($) Number of shares or units of shares that have not vested(2) (#) Market or payout value of share-based awards that have not vested(2)(3) ($) Market or payout value of vested share-based awards not paid out or distributed ($) Boris Jordan, Chairman and CEO 5,564,696(4) $2.89 5/19/2033 — 8,874,718 22,098,048 — 132,809 $9.98 1/02/2030 — Ed Kremer CFO 423,411 $5.88 8/4/2032 — 3,292,252 $8,197,707 — Rahul Pinto, President 2,158,870 $0.82 6/16/2025 $3,594,389 1,702,052 $4,238,109 — Joseph Lusardi, Executive Vice Chair 130,078 $6.17 11/22/2029 — 3,640,802 $9,065,597 — 2,288,164 $8.73 10/28/2028 — 2,198,213 $0.10 3/17/2026 5,244,277 Peter Clateman, Chief Legal Officer 182,619 $7.30 1/1/2032 — 1,624,733 $4,045,585 — 22,764 $6.17 11/22/2029 — 1,311,900 $0.49 7/1/2027 2,619,995 (1) Value of the unexercised in-the-money Options at fiscal year-end is calculated based on the difference between the closing price of the Subordinate Voting Shares on the TSX on December 31, 2025, the last trading day of Fiscal 2025, of C$3.41, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date, and the Option exercise price, multiplied by the number of unexercised Options. (2) Consist of unvested RSUs and PSUs earned during Fiscal 2025 or prior, but which have not yet vested. (3) The value of Share-based awards that have not vested at fiscal year-end is determined by multiplying the number of units held as at December 31, 2025 by the closing price of the Subordinate Voting Shares on the TSX on December 31, 2025, the last trading day of Fiscal 2025, of C$3.41, equivalent to US$2.49 using the exchange rate of US1.00:C$1.3706 published by the Bank of Canada on such date, assuming that performance conditions, as applicable, and vesting conditions will be fully met and assuming a payout of 100%. (4) Represent the Performance Options granted to Mr. Jordan during Fiscal 2023. Such Performance Options vest: (i) 33% if the Company’s share price reaches C$10.34, (ii) 33% if the Company share price reaches C$14.42, and (iii) 33% if the Company’s share price reaches C$20.40, subject to continued employment on the date when the applicable vesting conditions are met. As of December 31, 2025, the last trading day of Fiscal 2025, the Company’s share price on the TSX was C$3.41. Unless the Option/RSU Exchange is approved by the Shareholders at the Meeting, in which case such Performance Options will be exchanged for new RSUs vesting in equal instalments on each of December 11, 2026, December 11, 2027 and December 11, 2028, being each of the first three anniversaries of the Option Exchange Approval Date, Mr. Jordan will only realize compensation with regard to such Options to the extent (i) the performance-based vesting conditions are realized, and (ii) the trading price of our Subordinate Voting Shares on the TSX is greater than the exercise price of such Options. As at the date hereof, none of such Options have vested. Incentive Plan Awards – Value Vested or Earned during Fiscal 2025 The table below shows the value of incentive awards, in cash and equity, for each NEO that vested or were earned during Fiscal 2025: Name and Position Option-Based Awards – Value Vested During the Year(1) ($) Share-Based Awards – Value Vested During the Year(2) ($) Non-Equity Incentive Plan Compensation – Value Earned During the Year(3) ($) Boris Jordan Chairman and Chief Executive Officer — $158,670 $1,000,000 Ed Kremer Chief Financial Officer — $482,788 $440,000 Rahul Pinto, President — — $261,700 Joseph Lusardi Executive Vice-Chairman — $79,335 $415,000 26-23363-4 C1.1 P134

Name and Position	Option-Based Awards – Value Vested During the Year[(1)] ($)	Share-Based Awards – Value Vested During the Year[(2)] ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year[(3)] ($)
Peter Clateman *Chief Legal Officer*	—	$231,474	$300,000

(1) Value vested during the year is calculated based on the difference between the closing price of the Subordinate Voting Shares on the TSX on the applicable vesting date (converted into U.S. dollars using the exchange rate published by the Bank of Canada on such date) and the Option exercise price, multiplied by the number of Options vested on such date. The Options were not exercised on the vesting date and may never be exercised. The actual gains, if any, depend on the value of the Shares on the date of exercise, if applicable.

(2) The value of the RSUs that have vested during the year is determined by multiplying the number of RSUs that have vested during 2025 by the closing price of the Subordinate Voting Shares on the TSX on each of the vesting dates, converted into U.S. dollars using the exchange rate published by the Bank of Canada on such dates.

(3) The amount in this column represents the bonus earned under the STIP by each NEO in respect of Fiscal 2025.

Performance Graph

The following graph compares the total cumulative return to a shareholder who invested $100 in Subordinate Voting Shares of the Company on January 1, 2021, with the cumulative total return of the NASDAQ composite index, the S&P 500 Index and the AdvisorShares Pure US Cannabis ETF (MSOS) index as at the year-end date of the Company for each following year.



5-Year Share Price Performance
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Curaleaf Holdings, Inc.
MSOS ETF
S&P 500 Index
NASDAQ Composite

Index as at December 31:	2020	2021	2022	2023	2024	2025
Curaleaf Holdings, Inc.	$100	$75	$36	$34	$13	$21
AdvisorShares Pure US Cannabis ETF (MSOS)	$100	$70	$19	$19	$10	$13
S&P 500 Index	$100	$127	$102	$127	$157	$182
NASDAQ Composite	$100	$121	$81	$116	$150	$180

As illustrated in the performance graph above, the Company has underperformed relative to the broader market over the five-year period, similar to other U.S. cannabis companies which are subject to more volatility and uncertainty than other listed-companies operating in different industries and sectors that are included in broader indexes. The performance graph however illustrates that since the inception of the MSOS index, the Company has slightly outperformed other U.S. cannabis companies included in such index.

Fluctuating investor sentiment relating to the future prospects of the cannabis industry continues to fuel considerable speculation for Curaleaf's Subordinate Voting Shares and the shares of other cannabis

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- 126 - companies. The U.S. cannabis sector has faced significant hurdles, including regulatory uncertainties and market saturation. The lack of progress in federal cannabis reform has been a significant headwind as the exact timing of the planned rescheduling of cannabis remains uncertain. Further, state-level setbacks such as the failed adult use legalization referendum in Florida created downside pressure on U.S. cannabis stocks following the November 2024 election. While leading companies are adapting through operational efficiencies and cash flow generation, the industry’s recovery is highly dependent on meaningful federal reforms and successful state-level legalization efforts. While our share price has been volatile due in part to the evolving state of the cannabis industry, our executive compensation remains competitive as we aim to attract and retain an experienced executive team whose compensation is tied to a variety of metrics including long-term profit improvement and share price appreciation. As described in this Circular, the compensation policy for the Company’s directors and NEOs is primarily tied to financial performance of the business and not specifically to the performance of the Subordinate Voting Shares. For this reason, the Company has focused on using equity-based compensation awards to motivate NEOs to achieve strategic business and financial objectives, and to align their interests with the long-term interests of Shareholders. The performance criteria are based on the Company’s relative shareholder return as compared to a peer index, making direct comparison between NEO compensation and the performance of the Subordinate Voting Shares more difficult. 26-23363-4 C1.1 P136

- 127 - STATEMENT OF CORPORATE GOVERNANCE Under the Canadian Securities Administrators’ National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”), the Company is required to disclose certain information relating to its corporate governance practices. This information is set forth below. Board of Directors The Board is currently comprised of six (6) directors, four (4) of whom are non-executive directors, all of whom the Company believes to be independent within the meaning of applicable Canadian laws and regulations (representing 66 2/3% of all of the directors). The Board has fixed at seven (7) the number of directors to be elected at the Meeting, being Messrs. Boris Jordan, Joseph L. Lusardi, Karl Johansson, Shasheen Shah and Torsten Greif, and Mses. Michelle Bodner and Faith Charles. Following the Meeting, assuming the election of all of the director nominees, the Board will be comprised of four (4) non-executive directors, all of whom are considered independent (representing approximately 57% of all of the director nominees). An independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with a director’s exercise of independent judgment. The four (4) independent directors of the Company currently are Ms. Michelle Bodner and Messrs. Karl Johansson, Mitchell Kahn and Shasheen Shah. Following the Meeting, assuming that all the proposed director nominees are elected at the Meeting, the Board is expected to continue to be comprised of four (4) independent directors (representing the majority of the Board), being Mses. Michelle Bodner and Faith Charles, and Messrs. Karl Johansson and Shasheen Shah. Each of Boris Jordan, who serves as Chairman and Chief Executive Officer of the Company, and Joseph Lusardi, who serves as the Executive Vice-Chairman of the Board and is a former CEO of the Company, are not considered to be independent by virtue of the fact that they are executive officers of the Company. Mr. Torsten Greif is not considered to be independent considering his employment with a subsidiary of the Company, Four 20 Pharma GmbH. The Board determines annually whether each member of the Board is independent in accordance with applicable securities legislation, taking into consideration the results of independence questionnaires completed by each director as well as other factual circumstances reviewed on an ongoing basis. Chair and Vice-Chair Mr. Boris Jordan, the founder of the Company, is the Chairman of the Board and the Chief Executive Officer of the Company. He is assisted in this task by Mr. Joseph Lusardi, Executive Vice-Chairman of the Board. The Company believes that having Mr. Jordan and Mr. Lusardi acting as Chairman and Executive Vice-Chairman of the Company is beneficial to the Company, as it allows the Company to remain focused on the execution of its long-term strategy and to prioritize initiatives directed at creating sustainable long-term value, supported by the strong expertise and leadership of Messrs. Jordan and Lusardi. It also ensures continuity of an executive team that has led the push in the evolution of the cannabis industry and the advancement of regulatory change and has built important relationships with all key stakeholders. Although the Board considers independence from the Company as a factor in assessing its own effectiveness as well as the qualifications of potential candidates, the Board’s primary objective is to ensure that directors are the most qualified candidates available and are selected on the basis of their overall qualifications and ability to contribute to the effective governance of the Company. All of the Company’s directors make a valuable contribution to the Board and the Company. Although the Chairman and Chief Executive Officer of the Company, Mr. Jordan, is not independent as discussed above, the Board of Directors believes that the structures and processes in place create an 26-23363-4 C1.1 P137

- 128 - effective Board leadership structure, whereby the independent directors may freely exchange, which promotes candid discourse and responsible corporate governance. The Board also believes that Mr. Jordan is best positioned to chair regular meetings of the Board because of his unique background and history within the Company and his extensive knowledge and understanding of the Company. Given the size of the Board, there has not been a need for a lead director. While the Board has not appointed a lead director, the breadth and depth of experience of the independent directors as a whole provides the Board with important leadership qualities. All directors, including independent directors, are invited to openly provide their thoughts and opinions. Meetings of Independent Directors To maintain independence from management, during every quarterly and special meeting of the Board, the independent directors have the opportunity to hold in-camera sessions without the presence of management or non-independent directors. Similarly, each committee of the Board has the opportunity to hold in-camera sessions without members of management or non-independent directors at every quarterly meeting and at special meetings when appropriate, under the chairmanship of the committee chair. Board Mandate The Board operates under a written charter setting forth the purpose, composition, authority and responsibility of the Board, a copy of which is attached hereto as Appendix A. Position Descriptions The Board of Directors developed and approved written position descriptions for the Chairman, the Vice-Chairman, the Chief Executive Officer, and each chair of the Board committees. See “Board Committees” below for the position descriptions for the chair of the committees of the Board. Chairman and Vice-Chairman The responsibilities of the Chairman are set out in a written position description, which provides that the primary functions of the Chairman are to provide leadership and direction to the Board, facilitate the operations and deliberations of the Board and the satisfaction of the Board’s functions and responsibilities under its mandate, and assume responsibility for the following strategic initiatives: (i) working with the Board and the CEO to develop the strategy for the Company’s future growth, (ii) working with the CEO and Vice Chairman to identify opportunities for value-enhancing strategic initiatives including acquisitions, joint ventures, and strategically important relationships, as well as the disposition from time to time of non-core assets and communicating regularly with the CEO regarding the pursuit of such strategic initiatives, (iii) developing and maintaining the Company’s relationships with current and potential future strategic partners whose capital, influence and knowledge could add significantly to the Company’s value and its share price, and (iv) working with the CEO and Vice Chairman on critical issues related to Government relationships and strategic alliances. The responsibilities of the Executive Vice-Chairman are set out in a written position description, which provides that the primary functions of the Executive Vice-Chairman are to provide strategic guidance, leadership and direction to management in the areas of mergers, acquisitions, strategic partnerships and general operations to maximize productivity and profitability. The Vice Chairman shall perform the Chairman’s responsibilities when the Chairman is not available or temporarily incapable of performing his responsibilities. 26-23363-4 C1.1 P138

- 129 - Chief Executive Officer The responsibilities of the CEO are set out in a written position description, which provides that the CEO is responsible for leading and motivating team members to advance employee engagement, develop a high performing managerial team, and move the business forward by achieving key performance indicators. This position oversees all operations and business activities to ensure desired results are produced and that they are consistent with the overall company strategy, mission, vision, and core values. Other Directorships and Board Interlocks The CN Committee monitors and oversees the directors’ implication with other for-profit organization to ensure the directors are independent and to preempt potential conflicts. None of the directors of the Company currently serve on the board of directors of other issuers that are reporting issuers (or the equivalent). In addition, as of the date of this Circular, there are no board interlocks. A board interlock occurs when two directors also serve together on the board of another for-profit organization or when a director and one of the Company’s executive officers serve together on the board of directors of another for-profit organization. Limitations on Other Board Service The Company values the experience and perspective that directors bring from their service on other boards, but also recognizes that other board memberships and activities may limit a director’s time and availability. Generally, as a matter of policy, non-executive directors are encouraged to limit their service as directors on other publicly listed company boards to no more than three (3) (for a total of four (4) including the Board). Directors who are also executive officers of a public company, including the Company’s CEO, may not serve on more than one (1) other public company board (for a total of two (2) including the Board). Service on the boards of subsidiary companies with no publicly traded stock is not included in these calculations. Furthermore, no director is permitted to serve as director, officer or employee of a direct competitor of the Corporation. As at the date hereof, no director nominee serves on the board of directors of other publicly listed companies, other than Ms. Faith Charles who serves on the board of directors of Abeona Therapeutics Inc. (Nasdaq: ABEO), Avenue Therapeutics, Inc. (Nasdaq: ATXI) and CNS Pharmaceuticals, Inc. (Nasdaq: CNSP). Orientation and Continuing Education Immediately following appointment, new directors of the Company are provided with historic information, current strategic plans for the Company and materials summarizing issues relating to the Company. New directors are also briefed by the Chief Executive Officer of the Company, by the Chief Financial Officer of the Company, by the Chief Legal Officer of the Company and by the Chair of the committees of the Board to which they are appointed, if any. In addition, the Company will make available any documents or personnel as may be requested by a new director in order to assist with the orientation and onboarding to the Board. Although the Company has not adopted formal policies respecting continuing education for Board members, new directors are encouraged to communicate with the Company’s management, legal counsel, auditors and consultants, to keep themselves current with industry trends and developments and changes in legislation with management’s assistance, and to attend related industry seminars and visit the Company’s operations. In addition, the Board and its committees receive periodic reports from management and 26-23363-4 C1.1 P139

- 130 - external advisors as to new developments in regard to corporate governance, industry trends, changes in legislation and other issues affecting the Company. Ethical Business Conduct The Board has adopted a principles-based Code of Conduct applicable to all officers, directors and employees (the “Code of Conduct”). Separately, the Board has adopted a Business Conduct and Ethics Code also applicable to all directors, officers and employees (the “Business Ethics Code” and collectively with the Code of Conduct, the “Codes”) that sets forth more detailed guidance, especially as it relates to our business relationships with third-parties, government agencies, competitors, and customers. Copies of the Codes are available on SEDAR+ under the Company’s profile at www.sedarplus.ca. The Company will, upon request, provide a copy of the Codes to any Shareholder. Further, the Board has approved the hiring of dedicated compliance personnel and has adopted a hotline and other critical business ethics policies and training to encourage and promote a culture of ethical business conduct. The Board expects its directors, officers and employees to act ethically at all times and to acknowledge their adherence to corporate policies, including the Codes. Any material issues regarding compliance with our policies or the Codes are required to be brought forward to the Senior Vice President of Compliance or to the Company’s Ethics Committee (via the hotline) for review and investigation and referred to the executive officers of the Company or the Audit Committee of the Board, as may be appropriate under the circumstances. The Ethics Committee, the Board and/or the appropriate committee or executive officers determine what remedial steps, if any, are required. Any waivers from the Codes that are granted for the benefit of a director or executive officer may be granted only by the Audit Committee of the Board. No waiver has ever been granted under the Codes. Each director of the Company must disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, the director must excuse himself or herself from any decision on any matter in which the director is precluded from voting as a result of a conflict of interest. Nomination of Directors The CN Committee is responsible for identifying new candidates for nomination to the Board and for recommending director nominees to the Board for election at the annual general and special meeting of shareholders of the Company. The Board subsequently approves the director nominees for election at such meeting. In particular, the Board considers, in addition to any other factors it deems relevant: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; (iii) the competencies, skills and background each nominee will bring to the Board; (iv) the time that each nominee will have available to devote to the Company’s business; and (v) whether the nominee will be an independent director. Directors are encouraged to identify potential candidates. The Company also encourages its executive to identify potential candidates to be considered for a Board position. An invitation to stand as a nominee for election to the Board will normally be made to a candidate by the Board through the Chairman of the Company or his delegate. In addition, the CN Committee is expected to provide periodic reports to the Board concerning nomination matters and recommendations concerning potential nominees for election or appointment to the Board. The Board believes it has achieved an objective nomination process. In addition to recruiting and considering director candidates, the Board, with the assistance of the CN Committee, annually reviews the competencies, skills and personal qualities applicable to candidates to be considered for nomination to the Board. The objective of this review is to maintain the composition of the 26-23363-4 C1.1 P140

- 131 - Board in a way that provides, in the judgment of the Board, the best mix of competencies, skills and experience to provide for the overall stewardship of the Company. Term Limits The Company does not have a retirement policy and considers it to be an integral role of the Board to assess director engagement and fitness to be a director of the Company. Similarly, the Board has not adopted a term limit for directors or established a formal process for the renewal of Board membership. The Board is of the view that the imposition of director term limits may diminish the benefits derived from continuity amongst members and their familiarity with the Company and the industry in which it operates, and could unnecessarily expose the Company to losing experienced and valuable talent. The Board’s renewal process is built around the concept of performance management. To that end, the Board relies on assessment procedures, and the role of the CN Committee, to ensure the quality and expertise of its Board. Diversity The Company does not have a formal policy with respect to the representation of women on the Board. The Company does not believe that a written policy is the best way to achieve its diversity or business objectives. Rather, the Company believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the Company and the current composition of the Board management team, including the current level of representation of women in such positions. The Board is mindful of the benefit of diversity on the Board and regards involvement of women and their experience and input as constructive to the Board’s decision-making processes. As of the date of this Circular, approximately 16.7% of the Board members are women (one (1) female director out of six (6) directors) and none of the Company’s executive officers are women. Assuming that all proposed director nominees are elected at the Meeting, the Board will include two (2) female director out of seven (7) directors, representing approximately 28.6% (representing an improvement of 1,190 basis points). The Board is committed to increasing that level as Board turnover occurs from time to time taking into account the skills, background, experience and knowledge desired at a particular time by the Board and its committees. In general, the Board aspires to continuously improve the diversity of the Board and the Company’s management team. While the Board has not adopted any formal diversity policies or targets and makes executive officer appointment decisions based on merit, the Board believes that diversity (including, but not limited to, gender) is important to ensure that the profiles of directors and members of the Company’s executive management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. Assessments The Governance Committee is responsible for developing a process to assess the effectiveness of the Board, its standing committees, each chair and the directors. The Company has implemented effectiveness assessment procedures and questionnaires to periodically evaluate the performance of the Board as well as certain key governance matters identified by the Governance Committee, and the Governance Committee will report periodically on the result of its effectiveness assessment to the Board. The objective of the assessments is to ensure the continued effectiveness of the Board in the execution of its responsibilities, the continued effectiveness of individual Board members and to contribute to the process of continuing improvement. 26-23363-4 C1.1 P141

- 132 - BOARD COMMITTEES Compensation and Nominating Committee The CN Committee is comprised of Messrs. Karl Johansson, Chair, and Boris Jordan. As a result of Mr. Boris Jordan acting as a member of the CN Committee, such committee is not composed entirely of independent directors within the meaning of NI 58-101. Mr. Karl Johansson is independent within the meaning of NI 58-101. Mr. Jordan, as the Chairman and Chief Executive Officer of the Company, is not independent and recuses himself from any decision or recommendation made by the CN Committee regarding his own compensation as Chairman and Chief Executive Officer of the Company. The Board is expected to appoint a third member, who shall be an independent director, following the Meeting. Each of the current members of the CN Committee have direct and indirect experience relevant to their roles as members of the CN Committee. For details regarding the experience of each of the members of the CN Committee, see the biographies of each member set out under the “Nominees for Election to the Board of Directors” section of this Circular (starting on page 24). The role and responsibility of the CN Committee is to assist the Board in fulfilling its responsibilities for the appointment, performance, evaluation and compensation of its executive officers in addition to the recruitment, development and retention of its executive officers. The CN Committee is also charged with maintaining talent management and succession planning systems and processes relating to its senior management and developing compensation structure for our executive officers including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards. The CN Committee is also charged with reviewing the Company’s LTIP and proposing changes thereto, approving any awards of securities under the LTIP and establishing policies and procedures designed to identify and mitigate risks associated with its compensation policies and practices. See also “Statement of Executive Compensation – Compensation Governance.” The Board has adopted a written charter describing the mandate of the CN Committee. The charter of the CN Committee reflects the purpose of the CN Committee, which is to assist the Board in fulfilling its oversight responsibilities and to make recommendations to the Board of Directors with respect to the compensation of the directors and executive officers, management development and succession, and the identification and recommendation of new director nominees. The principal responsibilities and duties of the CN Committee include: • evaluating and recommending to the Board for approval the compensation plans and programs advisable for the Company, as well as evaluating and recommending to the Board for approval the modification or termination of existing plans and program; • reviewing and approving the Company’s goals and objectives relevant to overall executive compensation philosophy; • reviewing and approving corporate goals and objectives relevant to CEO and other executive officer compensation, evaluating the performance of the CEO and other executive officers in light of those goals and objectives and with appropriate input from other independent directors, determining and recommending to the Board for approval, the compensation levels for the CEO and other executive officers based on this evaluation with the deliberations and voting on the CEO’s compensation; • selecting and appointing the CEO and providing oversight to the appointment and termination of other executive officers of the Company; 26-23363-4 C1.1 P142

- 133 - • evaluating and making recommendations to the Board with respect to appropriate forms and amounts of compensation for non-employee directors of the Company to ensure that it properly aligns the interests of directors with the long-term interests of the Company; • administering the Company’s equity-based plans and management incentive compensation plans and make recommendations to the Board about amendments to such plans and the adoption of any new employee incentive compensation plans; and • assisting the Board in overseeing that succession planning programs are in place for the CEO and other executive officers. The responsibilities of the chair of the CN Committee are set forth in a written position description, which provides that the chair of the CN Committee shall, amongst other things: • provide leadership to enable the CN Committee to act effectively in carrying out its duties and responsibilities as described in the CN Committee charter; • chair meetings of the CN Committee and encourages a free and open discussion at the meetings; • establish and oversee procedures to govern the CN Committee’s work and ensure the CN Committee discharges its duties; and • report to the Board, where appropriate, on behalf of the CN Committee, on matters reviewed and on any decisions or recommendations made by the CN Committee, and act as a liaison between the CN Committee and the Board. Audit Committee Composition of the Audit Committee As at the date of this Circular, the following are the members of the Audit Committee of the Board (the “Audit Committee”): Name of Member Independent(1) Financially Literate(2) Karl Johansson(3) Yes Yes Michelle Bodner Yes Yes Shaheen Shah Yes Yes (1) A member of the Audit Committee is independent if he or she has no direct or indirect “material relationship” with the Company. A material relationship is a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. An executive officer of the Company, such as the President or Secretary, is deemed to have a material relationship with the Company. The members of the Audit Committee have no direct or indirect relationships with management, the Company or any of its subsidiaries which, in the opinion of the Board of Directors, may interfere with such members’ independence from management, the Company and its subsidiaries. (2) A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements. (3) Chair of the Audit Committee. Relevant Education and Experience Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member. See the biography of each member of the Audit Committee set out under the 26-23363-4 C1.1 P143

- 134 - “Nominees for Election to the Board of Directors” section of this Circular (starting on page 24) for a description of the education and experience of each Audit Committee member. Responsibilities of the Audit Committee The Audit Committee assists the Board in fulfilling its responsibilities for oversight of accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things: monitoring the integrity of the Company’s financial statements and corporate accounting, monitoring systems and procedures for financial reporting and internal control; reviewing certain public disclosure documents and financial information that will be provided to shareholders and other, including the Company’s annual audited financial statements and unaudited quarterly financial statements; reviewing the Company’s compliance with certain legal and regulatory requirements; evaluating the independent auditors’ qualifications and independence; monitoring the performance of the Company’s internal audit function and the Company’s independent auditors as well as any other public accounting firm engaged to perform other audit, review or attest services; and providing an open avenue of communication among independent auditors, financial and senior management and the Board. The Audit Committee is also responsible for oversight and control of related party transactions. The Audit Committee is responsible for reviewing with Management the Company’s risk management policies, the timeliness and accuracy of the Company’s regulatory filings and all related party transactions as well as the development of policies and procedures related to such transactions. In addition, the Audit Committee also has the authority to approve all non-audit services to be provided to the Company or any subsidiary entities by its external auditors or by the external auditors of such subsidiary entities. Responsibilities of the Chair of the Audit Committee The responsibilities of the chair of the Audit Committee are set forth in a written position description, which provides that the chair of the Audit Committee shall, amongst other things: • provide leadership to enable the Audit Committee to act effectively in carrying out its duties and responsibilities as described in the Audit Committee charter; • assist the Audit Committee and the individual members thereof in understanding and discharging their respective duties and responsibilities; • ensure that there is an effective relationship between management, the members of the Audit Committee and the internal and external auditors of the Company; • chair meetings of the Audit Committee and encourage a free and open discussion at the meetings; • ensure the Audit Committee meets as necessary or appropriate to fulfill its mandate in accordance with the Audit Committee charter; • facilitate the Audit Committee’s discharge of its duties and responsibilities pertaining to the review of financial disclosure, the engagement and/or supervision of internal and external auditors and other matters relating to the financial affairs and risk management of the Company; 26-23363-4 C1.1 P144

- 135 - • discuss as necessary with the Board and/or the CN Committee the skills, experience and talents required for the members of the Audit Committee on an ongoing basis, given the Company’s industry, business model, strategy and risk profile; • take reasonable steps to ensure that a proper procedure is in place for reviewing the adequacy of the Audit Committee charter from time to time and assist in making recommendations as appropriate for amendments to the Audit Committee charter, and assessing on a regular basis, but at least annually, the Audit Committee’s effectiveness and the need for improvements; and • report to the Board, where appropriate, on behalf of the Audit Committee on matters reviewed and on any decisions or recommendations made by the Audit Committee, and act as a liaison between the Audit Committee and the Board. Audit Committee Oversight At no time since the commencement of the Company’s most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board. Reliance on Certain Exemptions At no time since the commencement of the Company’s most recently completely fiscal year has the Company relied on an exemption from National Instrument 52-110 – Audit Committees (“NI 52-110”), in whole or in part, granted under Part 8 of NI 52-110. Further information about our Audit Committee can be found in the “Audit Committee” section and in Appendix A – Mandate of the Audit Committee of Curaleaf Holdings, Inc. of our annual information form filed on February 26, 2026, which can be found on our profile on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov/edgar. Governance Committee In December 2023, the Board has implemented a governance committee (the “Governance Committee”). The Governance Committee currently consists of Shasheen Shah, as Chair of the Governance Committee, and Karl Johansson. The Governance Committee may be comprised of two or three members, of which at least two (2) members must be independent. Each of Messrs. Shah and Johansson are independent. The role and responsibility of the Governance Committee relate to the development and oversight of corporate governance practices within the Company to facilitate effective operation of the Board and its committees as well as good practices on the part of individual Board members. The Governance Committee is also charged with reviewing the Company’s corporate governance guidelines, the Board charter and committee charters and other corporate policies such as the Company’s insider trading policy. The Governance Committee is also charged with overseeing the Company’s policies and practices with respect to Environmental, Social and Governance matters. The responsibilities of the Chair of the Governance Committee are set forth in a written position description, which provides that the Chair of the Governance Committee shall, amongst other things: • provide leadership to enable the Governance Committee to act effectively in carrying out its duties and responsibilities as described in the Governance Committee charter and as otherwise may be appropriate; 26-23363-4 C1.1 P145

- 136 - • assist the Governance Committee and the individual members thereof in understanding and discharging their duties and responsibilities; • chair meetings of the Governance Committee and encourage free and open discussion at the meetings; • ensure the Governance Committee meets as necessary or appropriate to fulfill its mandate in accordance with the Governance Committee charter; • establish and oversee procedures to govern the Governance Committee’s work and ensure the Committee fully discharges its duties; • discuss as necessary with the Board and/or the CN Committee the skills, experience and talents required for the members of the Governance Committee on an ongoing basis, given the Company’s industry, business model, strategy and risk profile; • take reasonable steps to ensure that a proper procedure is in place for reviewing the adequacy of the Governance Committee charter from time to time and assist in making recommendations as appropriate for amendments to the Governance Committee charter, and assess on a regular basis, but at least annually, the Governance Committee’s effectiveness and the need for improvements; and • report to the Board, where appropriate, on behalf of the Governance Committee, on matters reviewed and on any decisions or recommendations made by the Governance Committee, and act as a liaison between the Governance Committee and the Board. 26-23363-4 C1.1 P146

- 137 - NON-GAAP FINANCIAL AND PERFORMANCE MEASURES Curaleaf reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”) and uses a number of financial measures and ratios when assessing its results and measuring overall performance. Some of these financial measures and ratios are not calculated in accordance with GAAP. National Instrument 52-112 – Non-GAAP and Other Financial Measures Disclosure (“NI 52-112”) prescribes disclosure requirements that apply to the non-GAAP financial measures. In this Circular, the following non-GAAP financial measures are used by the Company: Organic global revenue, Organic Adjusted EBITDA and Organic Operating Cash Flow. Management believes that these non-GAAP and other financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide key metrics of its performance. Curaleaf considers these measures to be an important indicator of the financial strength and performance of its business, and especially useful in setting out stretch-based compensation metrics for executive officer compensation. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported GAAP financial results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. These financial measures are not recognized under GAAP, do not have any standardized meaning prescribed under GAAP and may differ from similar computations as reported by other issuers, and accordingly may not be comparable. These measures should not be viewed as a substitute for the related financial information prepared in accordance with GAAP. As used in this Circular, the following non-GAAP financial measures have the following meanings: “Adjusted EBITDA” is defined by Curaleaf as earnings before interest, taxes, depreciation and amortization, less share-based compensation expense and other add-backs related to business development, acquisition, financing and reorganization costs. “Organic Adjusted EBITDA”, as used for compensation purposes, is defined by Curaleaf as Adjusted EBITDA, less Adjusted EBITDA generated through acquisitions completed during the applicable period. “Organic Global Revenue”, as used for compensation purposes, is defined by Curaleaf as total revenue, net, less revenue generated through acquisitions completed during the applicable period. “Organic Operating Cash Flow”, as used for compensation purposes, is defined by Curaleaf as cash flows provided by operating activities, less the impact of acquisitions completed during the applicable period. 26-23363-4 C1.1 P147

- 138 - APPROVAL The contents and distribution of this Circular have been approved by the Board. DATED as of this 7th day of May, 2026 By Order of the Board of Directors (signed) “Boris Jordan” Boris Jordan, Chair and Chief Executive Officer 26-23363-4 C1.1 P148

- 139 - CONSENT OF PKF O’CONNOR DAVIES LLP May 7, 2026 Re: Curaleaf Holdings, Inc. (the “Company”) We refer to the management information circular dated May 7, 2026 (the “Circular”) of Curaleaf Holdings, Inc., and the reports (as defined below) incorporated by reference therein. In connection with the arrangement described in the Circular involving the continuance of the Company from the Province of British Columbia, Canada to the State of Delaware, United States, and the associated domestication of the Company as a Delaware corporation (the “Arrangement”), we hereby consent to the incorporation by reference into the Circular of: • our report, dated February 26, 2026, on the consolidated financial statements of the Company, which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, temporary equity and shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements, including a summary of significant accounting policies, (collectively the “Financial Statement Report”); and • our report, dated February 26, 2026, on the effectiveness of internal control over financial reporting of the Company as of December 31, 2025 (the “Controls Report” and together with the Financial Statement Report, the “Reports”) We further consent to the filing of the Reports with, and to the use of our name in reference to the Reports in, the above-referenced Circular. We report that we have read the Circular and all information incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the consolidated financial statements upon which we have reported or that are within our knowledge as a result of our audit of such consolidated financial statements. We have complied with the standards of the Public Company Accounting Oversight Board (United States) for an auditor’s consent to the use of a report of the auditor included in a filing or offering document, which does not constitute an audit or review of the Circular. Yours very truly, (signed) “PKF O’Connor Davies, LLP” PKF O’Connor Davies, LLP * * * * * 26-23363-4 C1.1 P149

- A-1 - APPENDIX A BOARD CHARTER Purpose This charter prescribes the role of the board of directors (the “Board”) of Curaleaf Holdings, Inc. (the “Company”). This charter is subject to the provisions of the Company’s articles of incorporation, as well as applicable laws and the rules of any stock exchange on which the Company’s securities are listed for trading. This charter is not intended to limit, enlarge or change in any way the responsibilities of the Board as determined by such articles, applicable laws and exchange rules. Role The Board is responsible for the stewardship of the Company and its business and is accountable to shareholders for the performance of the Company. In discharging their duties, directors must act honestly and in good faith, with a view to the best interests of the Company. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. While it is management’s duty to run the Company’s business on a day-to-day basis, the Board also has a duty to manage the business and affairs of the Company. To this end, the Board is expected to focus on guidance and strategic oversight, with the goal of increasing shareholder value over the long term. The Board will discharge its duties directly and through the committees that may exist from time to time. Composition The Board shall be comprised of that number of directors as shall be determined from time to time by the Board, in accordance with the Company’s articles. Responsibilities Without limiting the Board’s governance obligations, general Board responsibilities shall include the following: (a) approving a corporate philosophy and mission; (b) selecting, monitoring, advising, evaluating, compensating, and, if necessary, replacing the Chief Executive Officer (the “CEO”) and other senior executives and ensuring orderly and proper management succession; (c) reviewing and approving management’s strategic and business plans, including developing an in-depth knowledge of the business being served, understanding and questioning the plan’s assumptions, and reaching an independent judgment as to the probability that the plans can be realized; (d) reviewing and approving the Company’s financial objectives, plans, and actions, including significant capital allocations and expenditures; (e) reviewing and approving material transactions not in the ordinary course of business; 26-23363-4 C1.1 P150

A-2 - (f) monitoring corporate performance against the strategic business plans, including overseeing operating results on a regular basis to evaluate whether the business is being properly managed; (g) ensuring ethical behaviour and compliance with laws and regulations, auditing and accounting principles, and the Company’s own governing documents; (h) assessing its own effectiveness in fulfilling these and other Board responsibilities; and (i) performing such other functions as are prescribed by law, or assigned to the Board in the Company’s constating documents. Meetings The Board will meet at least quarterly, with additional meetings scheduled as required. Each director has a responsibility to attend and participate in meetings of the Board. The Board shall fix its own procedures at meetings and for the calling of meetings. Independent directors may meet before or after each Board meeting or more often if required. All independent directors shall meet in an executive session in the absence of management and any other non-independent directors following each regularly scheduled and special meeting of the Board. The Board may invite any of the Company’s officers, employees, advisors or any other person to attend meetings of the Board to assist in the discussion and examination of the matters under consideration by the Board. Directors are expected to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all meetings of the Board and of the Committees on which they serve and review, in advance, the meeting materials. The proceedings and deliberations of the Board and its Committees are confidential. Each director shall maintain the confidentiality of all information received in his/her capacity as a director of the Company. Meetings may be held in person, telephonically or virtually. Decisions Requiring Prior Board Approval In addition to those specific matters requiring prior Board approval pursuant to the Company’s articles or applicable laws, the Board will be responsible for approving the following: (a) interim and annual financial statements, provided that the Board may delegate to the Audit Committee the responsibility to review and approve such interim financial statements; (b) major strategic plans, business plans and capital expenditure budgets; (c) raising of debt or equity capital and other major financial activities; (d) hiring, compensation and succession for the CEO and other senior executives; (e) major organizational restructurings, including spin-offs; 26-23363-4 C1.1 P151

A-3 - (f) material acquisitions and divestitures; and (g) major corporate policies. Advisers Each director and committee shall have full and complete access to management and any outside advisers and counsel to the Company. The Board shall have authority to engage outside counsel and other outside advisors as it deems appropriate to assist the Board in the performance of its functions. The Company shall provide appropriate funding for such advisors as determined by the Board. Quorum and Voting The majority of the Board shall constitute a quorum for the transaction of business at a meeting. At a meeting, any question shall be decided by a majority of the votes cast. Secretary Unless otherwise determined by resolution of the Board, the Corporate Secretary of the Company or his/her delegate shall be the Secretary of the Board. Records The Board shall keep such records as it may deem necessary of its proceedings. The Chair will prepare and distribute the meeting agenda and minutes to the Board in consultation with the CEO and the Corporate Secretary. Recording of a meeting is not permitted unless all participants to the meeting agree to be recorded. Adopted by the Board of Directors on December 5, 2023. 26-23363-4 C1.1 P152

- B-1 - APPENDIX B LTIP RESOLUTION CURALEAF HOLDINGS INC. (THE “COMPANY”) IT IS HEREBY RESOLVED, THAT: 1. The 2018 stock and incentive plan (as amended and restated from time to time, the “LTIP”) of the Company, as more particularly described in the management information circular dated May 7, 2026 (the “Circular”), is hereby ratified and confirmed. 2. All unallocated options, rights or awards or other entitlements under the LTIP are hereby authorized, confirmed and approved. 3. The Company be and shall have the authority to grant Awards (as defined under the LTIP) pursuant to and subject to the terms and conditions of the LTIP until the date that is the later of (i) June 22, 2029 or (ii) three years from the date this resolution is approved by shareholders of the Company, unless the LTIP is terminated earlier, such date being the date by which the Company must seek security holder approval under the policies of the Toronto Stock Exchange or any other applicable securities exchange on which the securities of the Company are listed from time to time. 4. Any one director or officer of the Company be and is hereby authorized and directed, for and on behalf of the Company, to do, or cause to be done, all such acts and things and execute (whether under corporate seal or otherwise) and deliver, or cause to be delivered, such other documents, agreements, certificates and statements, as such director or officer of the Company may deem necessary or desirable in order to carry out any of the foregoing resolutions, the authority for the execution of such documents, agreements, certificates and statements and the doing of such other acts or things to be conclusively evidenced thereby. 26-23363-4 C1.1 P153

- C-1 - APPENDIX C AMENDMENT RESOLUTION RESOLVED, AS A SPECIAL RESOLUTION AND AS SPECIAL SEPARATE RESOLUTIONS OF THE HOLDERS OF SUBORDINATE VOTING SHARES AND OF THE HOLDERS OF MULTIPLE VOTING SHARES OF CURALEAF HOLDINGS, INC. (THE “COMPANY”, THAT: 1. Paragraph 27.2(f)(ii)(A) of the articles of the Company be deleted in its entirety, and the subsequent paragraphs re-numbered accordingly. 2. Current Paragraph 27(f)(ii)(D) of the articles of the Company be deleted in its entirety and replaced by the following: “A Multiple Voting Share that is converted into a Subordinate Voting Share as provided for in subsection 27.2(f)(ii)(A) will automatically be cancelled. 3. The Articles and Notice of Articles of the Company be altered accordingly, and the alterations to the Notice of Articles and Articles of the Company shall not take effect until: (a) this resolution is received for deposit at the Company's records office; (b) the Notice of Alteration is electronically filed with the Registrar of Companies; and (c) the Notice of Articles is altered to reflect the alterations set out in this resolution. 4. Any one officer of director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute and deliver or file such documents and instruments and to do all such other acts and things as are required or as such officer or director, in his sole discretion, may deem necessary to give full effect to or carry out the provisions of the above resolution. 5. The board of directors of the Company (excluding any director that is not entitled to vote on such resolution) may, in its sole discretion, without any further approval of the shareholders of the Company, revoke, abandon or terminate this resolution, before it is acted on, if determined, in the Board's sole discretion (excluding any director that is not entitled to vote on such resolution), to be in the best interests of the Company not to act on this resolution. 26-23363-4 C1.1 P154

- D-1 - APPENDIX D ARRANGEMENT RESOLUTION CURALEAF HOLDINGS INC. (THE “COMPANY”) NOW, THEREFORE BE IT RESOLVED, that: 1. The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving the Company, as more particularly set forth in the Company’s management information circular dated May 7, 2026 (the “Circular”) is hereby authorized, approved and adopted. 2. The plan of arrangement implementing the Arrangement under Section 288 of the BCBCA in the form attached as Appendix E to the Circular (as such plan of arrangement may be, or may have been, modified or amended in accordance with its terms) (the “Plan of Arrangement”) is hereby authorized, approved and adopted. 3. In connection with the Arrangement and the continuation of the Company out of British Columbia, and the concurrent domestication of the Company in the State of Delaware and continuation as a corporation pursuant to Section 388 of the Delaware General Corporation Law (the “DGCL”), the Company is hereby authorized to: a. file a Certificate of Domestication with the Secretary of State of Delaware under section 388 of the DGCL, together with such other documents and information required by the DGCL to complete the domestication under Delaware law; and b. make application to the British Columbia Registrar of Companies for authorization to permit such continuance. 4. The Company is authorized and directed to apply for a final order from the Supreme Court of British Columbia (the “Court”) to approve the Arrangement on the terms set forth in the Plan of Arrangement. 5. Notwithstanding the approval by the shareholders of the Company of this special resolution and/or the approval of the Arrangement by the Court, the board of directors of the Company, without further notice to or approval of the Shareholders, may decide not to proceed with the Arrangement and to revoke this special resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the BCBCA. 6. The directors and officers of the Company are authorized and directed to take, or cause to be taken, for and on behalf of the Company, any and all action which one or more of such persons may deem necessary, appropriate or desirable to carry out the purpose and intent of the foregoing resolutions, and to make, execute and deliver or cause to be made, executed and delivered, all filings, postings, notices, undertakings, statements, documents, and certifications, in the name and on behalf of the Company, under its corporate seal or otherwise, as any such persons may deem necessary or desirable in connection therewith, and to perform and observe, or cause to be performed and observed, the obligations of the Company under all of the filings, postings, notices, undertakings, statements, documents or certifications referred to herein or contemplated hereby. 26-23363-4 C1.1 P155

- E-1 - APPENDIX E PLAN OF ARRANGEMENT PLAN OF ARRANGEMENT UNDER SECTION 288 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) ARTICLE 1 INTERPRETATION 1.1 Definitions Unless indicated otherwise, where used in this Plan of Arrangement, the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings): “Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement pursuant to section 288 of the BCBCA set forth in this Plan of Arrangement as supplemented, modified, or amended, and not to any particular article, section or other portion thereof. “BC Articles” means the current articles of the Company. “BCBCA” means the Business Corporations Act (British Columbia), including the regulations promulgated thereunder. “BC Certificate of Incorporation” means the current certificate of incorporation of the Company. “BC Notice of Articles” means the current notice of articles of the Company. “Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Vancouver, British Columbia or Stamford, Connecticut. “Bylaws” means the proposed general bylaws of Curaleaf Holdings Delaware following completion of the Continuance, the full text of which is set forth in Schedule C to this Plan of Arrangement. “CDS” means the Canadian Depository for Securities Limited and its affiliates, and each of their respective successors. “Certificate of Domestication” means the Certificate of Domestication of Curaleaf Holdings Delaware to be filed with the Secretary of the State of Delaware in connection with the Arrangement, the full text of which is set forth in Schedule A to this Plan of Arrangement. “Certificate of Incorporation” means the Certificate of Incorporation of Curaleaf Holdings Delaware to be filed with the Secretary of the State of Delaware in connection with the Arrangement, the full text of which is set forth in Schedule B to this Plan of Arrangement. “Code” means the United States Internal Revenue Code of 1986. “Common Stock” has the meaning set forth in Section 2.2. “Company” means Curaleaf Holdings, Inc., a company incorporated under the laws of the Province of British Columbia. 26-23363-4 C1.1 P156

- E-2 - “Company Circular” means the notice of the Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to Shareholders in connection with the Meeting, as the same may be amended, supplemented or otherwise modified from time to time. “Company Option” has the meaning set forth in Section 2.2. “Company RSU” has the meaning set forth in Section 2.2. “Continuance” means the continuation of the Company out of British Columbia, and the concurrent domestication of the Company in, the State of Delaware and continuation as a corporation under section 388 of the DGCL. “Court” means the Supreme Court of British Columbia. “Curaleaf Holdings Delaware” means the Company upon and following the Continuance under the DGCL. “Custodian” means the custodian or nominee with which the relevant Electing Shareholder has a custody account. “Delaware Exchangeable Shares” has the meaning set forth in Section 2.2. “Delaware Multiple Voting Shares” has the meaning set forth in Section 2.2. “Delaware Option” has the meaning set forth in Section 2.2. “Delaware RSU” has the meaning set forth in Section 2.2. “Delaware Secretary of State” means the Secretary of State for the State of Delaware. “Delaware Subordinate Voting Shares” has the meaning set forth in Section 2.2. “DGCL” means the Delaware General Corporation Law. “Dissent Rights” has the meaning specified in Section 3.1. “Dissenting Holder” means a registered Shareholder who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who is ultimately entitled to be paid fair value for their Shares, but only in respect of Shares in respect of which Dissent Rights are validly exercised and not withdrawn by such holder. “DTC” means The Depository Trust Company and its affiliates and each of their respective successors. “Effective Date” means the date designated by the Board in writing as the effective date of the Arrangement, after the Shareholders approval and the Final Order shall have been received. “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time determined by the Company on the Effective Date. “Electing Shareholder” means a Person registered in book-entry form as beneficially entitled to Election Shares (i) who has entered into an Election Shares Agreement, (ii) who has otherwise executed and 26-23363-4 C1.1 P157

- E-3 - delivered all consents, releases, assignments, waivers, statutory or otherwise required by the Company, acting reasonably, for the cancellation of their Election Shares in exchange for Registered Shares, and (iii) whose cancellation of their Election Shares and the issuance of Registered Shares does not contravene or violate any applicable law. “Election Share” means a Subordinate Voting Share in uncertificated form where beneficial entitlement is recorded by book-entry on the Record Date by a Custodian. “Election Shares Agreement” means the agreement to be entered into between each Electing Shareholder that has elected the Election Shares Alternative and the Company providing for the cancellation of the Election Shares of the Electing Shareholder in exchange for Registered Shares in accordance with this Plan of Arrangement. “Election Shares Alternative” means the alternative elected for by an Electing Shareholder to exchange his, her or its Election Shares for Registered Shares in accordance with the terms and conditions of this Plan of Arrangement. “Equity Incentive Plan” means the Curaleaf Holdings, Inc. 2018 Stock and Incentive Plan, as amended. “Euroclear” means Euroclear UK & International Limited and its affiliates and each of their respective successors. “Exchangeable Shares” means the exchangeable shares in the capital of the Company. “Final Order” means the order made after the application to the Court pursuant to subsection 291(4) of the BCBCA, in form and substance acceptable to the Company, after being informed of the intention to rely upon the Section 3(a)(10) Exemption and after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement as such order may be amended, affirmed, modified, supplemented or varied by the Court (with the consent of the Company) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such affirmation, amendment, modification, supplement or variation is acceptable to the Company) on appeal. “Governmental Entity” means: (a) any court, tribunal, judicial body or arbitral body or arbitrator; (b) any domestic or foreign government or supranational body or authority whether multinational, national, federal, provincial, territorial, state, municipal or local and any governmental agency, governmental authority, governmental body, governmental bureau, governmental department, governmental tribunal or governmental commission of any kind whatsoever; (c) any subdivision or authority of any of the foregoing; (d) any quasi-governmental or private body or public body exercising any regulatory, administrative, expropriation or taxing authority under or for the account of the foregoing; and (e) any stock or securities exchange. “Incentive Securities” means, together, the Company Options and the Company RSUs. “Interim Order” means the order made after application to the Court pursuant to section 291 of the BCBCA after being informed of the intention to rely upon the Section 3(a)(10) Exemption, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, supplemented or varied by the Court. “law” means, with respect to any Person, any and all applicable law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, 26-23363-4 C1.1 P158

- E-4 - ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise. “Liens” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third-party interest or encumbrance of any kind, in each case, whether contingent or absolute. “Meeting” means the special meeting of the Shareholders to be held to consider and vote on this Plan of Arrangement, and any adjournment thereof. “Multiple Voting Shares” means the multiple voting shares in the capital of the Company. “Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status. “Plan of Arrangement” means this plan of arrangement proposed under section 288 of the BCBCA, and any amendments or variations made in accordance with Section 4.1 or made at the direction of the Court in the Final Order. “Registered Shares” means Delaware Subordinate Voting Shares registered in book-entry form in the direct registration system as maintained by the transfer agent and registrar of the Company, to be issued in exchange for the cancellation of the Election Shares. “Section 3(a)(10) Exemption” means the exemption from registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. “Shareholders” means the registered and/or beneficial holders of Shares, as the context requires. “Shares” means the Subordinate Voting Shares and the Multiple Voting Shares and includes, for greater certainty, any Subordinate Voting Shares issuable upon the conversion, exercise, exchange or settlement of Incentive Securities. “Subordinate Voting Shares” means the subordinate voting shares in the capital of the Company. “Tax” or “Taxes” means all taxes, surtaxes, duties, levies, imposts, fees, assessments, reassessments, withholdings, dues and other charges of any nature, imposed or collected by any Governmental Authority, whether disputed or not, including federal, provincial, territorial, state, municipal and local, foreign and other income, franchise, capital, real property, personal property, withholding, payroll, health, transfer, value added, alternative, add on minimum tax, goods and services tax, harmonized sales tax, sales, use, consumption, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, education, business, school, local improvement, development and occupation taxes, duties, levies, imposts, fees, assessments and withholdings and Canada Pension Plan, Québec Pension Plan, and other government pension plan premiums, contributions, employment insurance premiums and all other taxes and similar governmental charges, levies or assessments of any kind whatsoever imposed by any Governmental Authority including any installment payments, interest, penalties or other additions associated therewith, whether or not disputed. 26-23363-4 C1.1 P159

- E-5 - “Tax Act” means the Income Tax Act (Canada). “United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia. “U.S. Person” means “U.S. person” as defined in Section 902(k) of Regulation S under the U.S. Securities Act. “U.S. Securities Act” means the United States Securities Act of 1933. 1.2 Certain Rules of Interpretation In this Plan of Arrangement, unless otherwise specified: (1) Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement. (2) Currency. All references to dollars or to $ are references to U.S. dollars, unless specified otherwise. (3) Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa. (4) Certain Phrases, etc. The words (a) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (b) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (c) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement. (5) Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise. (6) Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day. (7) Time References. References to time herein are to local time, Vancouver, British Columbia. 26-23363-4 C1.1 P160

- E-6 - ARTICLE 2 THE ARRANGEMENT 2.1 Binding Effect This Plan of Arrangement and the Arrangement, at the Effective Time, will become effective, and be binding on the Company, all registered and beneficial owners of Shares and Incentive Securities including Dissenting Holders, Electing Shareholders, the registrar and transfer agent of the Company, clearing agencies (including CDS, DTC and Euroclear) and all other Persons, at and after, the Effective Time without any further act or formality required on the part of any Person. 2.2 Arrangement At the Effective Time, each of the following events shall occur and shall be deemed to occur, except if otherwise specified, sequentially in the order set out below without any further authorization, act or formality, in each case, unless stated otherwise: (1) each Share held by a Dissenting Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, to the Company and such Share shall be cancelled, and in exchange the respective Dissenting Shareholder shall be entitled to be paid by the Company the fair market value of such Share determined and payable in accordance with Section 3.1; (2) the Continuance shall be effective, and the Company shall be domesticated in the State of Delaware and shall continue as a corporation under the DGCL in accordance with the following: (a) the name of Curaleaf Holdings Delaware shall be “Curaleaf Holdings, Inc.”; (b) the BC Certificate of Incorporation, the BC Notice of Articles and the BC Articles of the Company shall be canceled and substituted with, and which shall be filed with the Delaware Secretary of State, the Articles of Domestication and Certificate of Incorporation of Curaleaf Holdings Delaware in the form attached as Schedule A and Schedule B, respectively, hereto; (c) the Bylaws of Curaleaf Holdings Delaware shall be in the form attached as Schedule C hereto; (d) the registered office of Curaleaf Holdings Delaware shall be located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808; (e) the number of directors shall initially be set at seven, and the initial directors of Curaleaf Holdings Delaware shall be the directors of the Company as of immediately prior to the Effective Time; (f) the authorized capital of Curaleaf Holdings Delaware shall consist of 15,000,000,000 shares of common stock, $0.0001 par value per share, (“Common Stock”) divided into three classes as follows: (x) 5,000,000,000 shares of Class A subordinate voting Common Stock (the “Delaware Subordinate Voting Shares”), (y) 5,000,000,000 shares of Class B multiple voting Common Stock (the “Delaware Multiple Voting Shares”), and (z) 5,000,000,000 shares of Class 26-23363-4 C1.1 P161

- E-7 - C exchangeable Common Stock (the “Delaware Exchangeable Shares”), in each case having the special rights and restrictions attached thereto as set out in the Certificate of Incorporation, and the authorized capital of the Company shall be amended by: (i) changing the Subordinate Voting Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Subordinate Voting Shares and deleting the special rights and restrictions attached to the Subordinate Voting Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Subordinate Voting Shares as set out in the Certificate of Incorporation; (ii) changing the Multiple Voting Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Multiple Voting Shares and deleting the special rights and restrictions attached to the Multiple Voting Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Multiple Voting Shares as set out in the Certificate of Incorporation; and (iii) changing the Exchangeable Shares from an unlimited number of shares without par value to 5,000,000,000 authorized Delaware Exchangeable Shares and deleting the special rights and restrictions attached to the Exchangeable Shares as set out in the Articles of the Company and attaching the special rights and restrictions of the Delaware Exchangeable Shares as set out in the Certificate of Incorporation; (g) each Election Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Subordinate Voting Shares, if any, transferred pursuant to subsection 2.2(1) above) in respect of which the Election Shares Alternative has been validly elected will for all purposes be deemed cancelled by the Company without any further act or formality by the holder thereof in exchange for a Registered Share; (h) each Subordinate Voting Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Subordinate Voting Shares, if any, transferred pursuant to subsection 2.2(1) above or Election Shares exchanged pursuant to subsection 2.2(2)(g) above) will for all purposes be deemed to be one issued and outstanding Delaware Subordinate Voting Share, without any action required on the part of the Company or the holders thereof; (i) each Multiple Voting Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Multiple Voting Shares, if any, transferred pursuant to subsection 2.2(1) above) will for all purposes be deemed to be one issued and outstanding Delaware Multiple Voting Share, without any action required on the part of the Company or the holders thereof; (j) each Exchangeable Share issued and outstanding immediately prior to the Effective Time (for greater certainty, other than those Exchangeable Shares, if any, transferred pursuant to subsection 2.2(1) above) will for all purposes be deemed to be one issued and outstanding Delaware Exchangeable Share, without any action required on the part of the Company or the holders thereof; 26-23363-4 C1.1 P162

- E-8 - (k) each outstanding option to purchase Subordinate Voting Shares (a “Company Option”) will for all purposes be deemed to be adjusted pursuant to the terms of the Equity Incentive Plan to become one outstanding option to purchase an equal number of Delaware Subordinate Voting Shares at the same exercise price per share and otherwise on the same terms and conditions (a “Delaware Option”) under the Equity Incentive Plan and applicable award agreement; (l) each outstanding restricted share unit to receive Subordinate Voting Shares (a “Company RSU”) will for all purposes be deemed to be adjusted pursuant to the terms of the Equity Incentive Plan to become one outstanding restricted stock unit to receive an equal number of Delaware Subordinate Voting Shares and otherwise with the same terms and conditions (a “Delaware RSU”) under the Equity Incentive Plan and applicable award agreement; (m) all the property, rights, interests privileges and powers of the Company will continue to be the property, rights, interests, privileges and powers of the Company, all debt due to the Company, all subsidiaries of the Company, all rights under contracts and all other causes of action belonging to the Company immediately prior to the Effective Time will remain vested in Curaleaf Holdings Delaware following the Effective Time; (n) all debts, liabilities and duties of the Company immediately prior to the Effective Time will remain attached to Curaleaf Holdings Delaware following the Effective Time and will remain debts, liabilities and duties of Curaleaf Holdings Delaware; and (o) an existing cause of action, claim or liability to prosecution is unaffected, a legal proceeding being prosecuted or pending by or against the Company may be prosecuted or its prosecution may be continued, as the case may be, by or against the Company following the Effective Time, and a conviction against, or a ruling, order or judgment in favour of or against, the company may be enforced by or against the Company following the Effective Time. 2.3 Curaleaf Holdings Delaware Securities Registers Curaleaf Holdings Delaware shall make the appropriate entries in its securities registers to reflect the matters referred to under Section 2.2. 2.4 U.S. Federal Income Tax Treatment For U.S. federal income tax purposes, the Continuance is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Treasury Regulations promulgated thereunder, and the Company and Curaleaf Holdings Delaware are parties to such reorganization within the meaning of Section 368(b) of the Code. This Plan of Arrangement is being adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. 26-23363-4 C1.1 P163

- E-9 - 2.5 Securities Fully Paid All securities issued pursuant to this Plan of Arrangement shall be fully paid and non-assessable, and the Company or Curaleaf Holdings Delaware, as applicable, shall be deemed to have received the full consideration therefor. 2.6 No Liens Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any and all Liens or other claims of third parties of any kind. 2.7 Paramountcy From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all securities of the Company issued and outstanding prior to the Effective Time, including Shares, Company Options and Company RSUs; (b) the rights and obligations of the holders (registered or beneficial) of such securities, the Company, the registrar and transfer agent of the Company, clearing agencies (including CDS, DTC and Euroclear) in relation to this Plan of Arrangement shall be solely as provided for in this Plan of Arrangement; and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of the Company are deemed to have been settled, compromised, released and determined without liability except as set forth herein. ARTICLE 3 RIGHTS OF DISSENT 3.1 Rights of Dissent Pursuant to the Interim Order, registered holders of Shares may exercise rights of dissent (“Dissent Rights”) under Division 2 of Part 8 of the BCBCA, as modified by this Article 3, the Interim Order and the Final Order, with respect to Shares in connection with the Arrangement, provided that the written notice of dissent to the special resolution to approve the Arrangement contemplated by section 242 of the BCBCA must be sent to the Company by holders who wish to dissent not later than 5:00 p.m. (Vancouver time) on the business day that is two business days before the Meeting or any date to which the Meeting may be postponed or adjourned. A Dissenting Shareholder who ultimately is entitled to be paid fair value for their Shares in respect of which such Dissenting Shareholder exercised Dissent Rights shall be entitled to be paid the fair value of such Shares and will be deemed to have irrevocably transferred such Shares in consideration for such fair value (less, for greater certainty, any applicable withholding or other taxes), at the Effective Time, and will cease to have any rights as a Shareholder. A Dissenting Shareholder who ultimately is not entitled for any reason to be paid the fair value of such holder’s Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Shareholder, notwithstanding the provisions of sections 237 to 247 of the BCBCA, and shall be entitled to receive only what such holder would have received pursuant to the Arrangement if such holder had not purported to exercise Dissent Rights as contemplated in Section 2.2(1) hereof. Notwithstanding the foregoing, in no case will the Company or any other person be required to recognize such holders who purport to exercise Dissent Rights as holders of Shares after the time that is immediately prior to the Effective Time, and the name of such holders of Shares who exercise Dissent Rights will cease to be entitled to the rights of a shareholder in respect of the Shares and the central securities register of the Company will be amended to reflect that such former holder is no longer the holder of such Shares as at the Effective Time. The fair value of the Shares for the purposes of the Dissent Rights shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the Shareholders at the Meeting. For greater 26-23363-4 C1.1 P164

- E-10 - certainty, in addition to any other restrictions in sections 237 to 247 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) any person who has voted, or has instructed a proxyholder to vote, in favor of the special resolution to approve the Arrangement at the Meeting; and (ii) holders of Company Options and Company RSUs, in their capacity as such. ARTICLE 4 AMENDMENT AND TERMINATION 4.1 Amendment to Plan of Arrangement (1) The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be: (a) filed with the Court if made after receipt of the Interim Order and, if made following the Meeting, approved by the Court, and (b) communicated to Shareholders in the manner required by the Court (if so required). (2) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes. (3) Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by the Company and (b) if required by the Court or applicable law, it is consented to by the Shareholders. (4) Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Company, provided that it concerns a matter which, in the reasonable opinion of the Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former holder of Shares or Incentive Securities. 4.2 Withdrawal This Plan of Arrangement may be withdrawn prior to the Effective Time upon the resolution of the directors of the Company. 4.3 Effect of Termination Upon the withdrawal of this Plan of Arrangement pursuant to Section 4.2, no party, including but not limited to the Company, shall have any liability or further obligations hereunder. 4.4 Further Assurances Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, the Company shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein. 26-23363-4 C1.1 P165

- E-11 - ARTICLE 5 TREATMENT OF SECURITIES 5.1 Share Certificates and Direct Registration System Advices (1) At the Effective Time, registered holders of Subordinate Voting Shares (other than Dissenting Holders) shall be deemed to be the registered holders of Delaware Subordinate Voting Shares. Direct registration system advices or share certificates, if any, representing the Subordinate Voting Shares shall be deemed to represent an identical number of Delaware Subordinate Voting Shares. (2) At the Effective Time, registered holders of Multiple Voting Shares shall be deemed to be the registered holders of Delaware Multiple Voting Shares. Direct registration system advices or share certificates, if any, representing the Multiple Voting Shares shall be deemed to represent an identical number of Delaware Multiple Shares. (3) At the Effective Time, registered holders of Exchangeable Shares shall be deemed to be the registered holders of Delaware Exchangeable Shares. Direct registration system advices or share certificates, if any, representing the Exchangeable Shares shall be deemed to represent an identical number of Delaware Exchangeable Shares. (4) At the Effective Time, Electing Shareholders who have validly elected for the Shares Alternative shall be deemed to be the registered holders of Registered Shares, and such Electing Shareholders shall be deemed to have executed and delivered all consents, releases, assignments, waivers, statutory or otherwise required by the Company, acting reasonably, for the cancellation of their Election Shares in exchange for Registered Shares, and: (a) the securities registers of Curaleaf Holdings Delaware shall be adjusted as of the Effective Time to reflect the cancellation of the Election Shares; (b) any registered Shareholder that held Subordinate Voting Shares in a capacity as custodian or nominee for an Election Shareholder shall cease to be the holder of such Election Shares as of the Effective Time; (c) any direct registration system advices or share certificates representing Subordinate Voting Shares held by a registered Shareholder that held Subordinate Voting Shares in a capacity as custodian or nominee for an Election Shareholder shall be cancelled to reflect the cancellation of the Eligible Shares and a new direct registration system advices or share certificates representing the Delaware Subordinate Voting Shares shall be issued to such registered Shareholder by the transfer agent and registrar of the Company; and (d) clearing agencies are directed and instructed to execute and deliver all documents necessary to reflect the terms and provisions of this Plan of Arrangement. 26-23363-4 C1.1 P166

- E-12 - 5.2 Options At the Effective Time, holders of Company Options shall, upon deemed adjustment of the Company Options pursuant to Section 2.2(2)(k), be deemed to be holders of Delaware Options to acquire an identical number of Delaware Subordinate Voting Shares at the same exercise price per share. Any document previously evidencing Company Options will thereafter evidence and be deemed to evidence the Delaware Options and no option agreements evidencing the Delaware Options shall be required to be issued and the Delaware Options shall be governed by and be subject to the Equity Incentive Plan and applicable award agreement. 5.3 Restricted Share Units At the Effective Time, holders of Company RSUs shall, upon deemed adjustment of the Company RSUs pursuant to Section 2.2(2)(l), be deemed to be holders of Delaware RSUs to receive an identical number of shares of Delaware Subordinate Voting Shares. Any document previously evidencing Company RSUs will thereafter evidence and be deemed to evidence the Delaware RSUs and no award agreements evidencing the Delaware RSUs shall be required to be issued and the Delaware RSUs shall be governed by and be subject to the Equity Incentive Plan and applicable award agreement. 5.4 Liens Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind. 5.5 Withholding Rights The Company and Curaleaf Holdings Delaware will be entitled to deduct and withhold from any amounts payable or otherwise deliverable to any Person pursuant to this Plan of Arrangement (including, for greater certainty, Shareholders, holders of Company Options and Company RSUs, and Company Dissenting Shareholders), such Taxes or other amounts as the Company or Curaleaf Holdings Delaware, as applicable, is required or permitted to deduct or withhold in connection with such payment or delivery under the Tax Act, the Code, or any other provisions of any applicable law. Such deducted, withheld and remitted amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to such Person in respect of which such deduction, withholding and remittance was made. If applicable, the Company and Curaleaf Holdings Delaware is hereby authorized to sell or dispose (on behalf of the applicable Person in respect of which such deduction, withholding and remittance is to be made) of such portion of Subordinate Voting Shares or Delaware Subordinate Voting Shares issued hereunder, if any, as is necessary to provide sufficient funds to enable it to implement such deduction, withholding and remittance, and the Company or Curaleaf Holdings Delaware, as applicable, will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale. 5.6 U.S. Securities Law Matters Notwithstanding any provision herein to the contrary, the Company acknowledges and agrees that this Plan of Arrangement will be carried out with the intention that all Delaware Subordinate Voting Share, Delaware Multiple Voting Share, Delaware Exchangeable Share, Delaware Options and Delaware RSUs issued on completion of this Plan of Arrangement will be issued by the Company in reliance on the exemption from the registration requirements of the U.S. Securities Act, as provided by Section 3(a)(10) thereof, and pursuant to exemptions from registration under any other applicable United States state securities laws. 26-23363-4 C1.1 P167

- E-13 - Each securityholder entitled to receive Delaware Options or Delaware RSUs will be advised and that the Section 3(a)(10) exemption does not exempt the issuance of securities upon the exercise of Delaware Options or Delaware RSUs and that therefore, the Delaware Subordinate Voting Shares issuable upon exercise of the Delaware Options and Delaware RSUs cannot be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act, and such Delaware Subordinate Voting Shares issuable upon exercise of the Delaware Options and Delaware RSUs may only be issued and subsequently resold pursuant to one or more alternative exemptions from registration or an effective registration statement under the U.S. Securities Act and in compliance with applicable state securities law. 26-23363-4 C1.1 P168

- E-14 - SCHEDULE A CERTIFICATE OF DOMESTICATION OF CURALEAF HOLDINGS, INC. It is hereby certified that: 1. The corporation (hereinafter called the “corporation”) was first formed, incorporated, or otherwise came into being with the name Maccabi Ventures Inc. on November 13, 2014 in the jurisdiction of the Province of British Columbia, Canada. 2. The name of the corporation immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is “Curaleaf Holdings, Inc.” 3. The name of the corporation as set forth in its certificate of incorporation to be filed concomitantly with this certificate of domestication in accordance with subsection (b) of Section 388 of the General Corporation Law of the State of Delaware is “Curaleaf Holdings, Inc.” 4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is the Province of British Columbia, Canada. 5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate. 6. The undersigned is a corporation officer, director, trustee, manager, partner, or other person performing functions equivalent to those of an officer or director, however named or described, and is authorized to sign this certificate of domestication on behalf of the corporation. 7. The effective time of this certificate of domestication shall be [upon filing/specific future date]. Signed on _________________, 2026. Curaleaf Holdings, Inc. [Canadian entity] By: _____________________________ Name: Title: 26-23363-4 C1.1 P169

- E-15 - SCHEDULE B CERTIFICATE OF INCORPORATION OF CURALEAF HOLDINGS, INC. * * * * * * The undersigned, for purposes of incorporating and organizing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby execute this Certificate of Incorporation and certify as follows: FIRST. The name of the corporation is Curaleaf Holdings, Inc. (the “Corporation”). SECOND. The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808 and the name of its registered agent at that address is Corporation Service Company. THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. FOURTH. The total number of shares of all classes of stock which the Corporation is authorized to issue is 15,000,000,000 shares of common stock, $0.00001 par value per share. (“Common Stock”) consisting of 5,000,000,000 shares of Class A subordinate voting Common Stock (the “Subordinate Voting Shares”), 5,000,000,000 shares of Class B multiple voting Common Stock (the “Multiple Voting Shares”), and 5,000,000,000 shares of Class C non-voting exchangeable Common Stock (the “Exchangeable Shares”; with the Subordinate Voting Shares and Multiple Voting Shares, collectively, the “Common Stock”). The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. A. SUBORDINATE VOTING SHARES. 1. General. The voting, dividend, and liquidation rights of the holders of the Subordinate Voting Shares, as applicable, are subject to and qualified by the rights, powers and preferences of the holders of the Multiple Voting Shares and Exchangeable Shares set forth herein. 2. Voting Rights. The holders of the Subordinate Voting Shares are entitled to one vote for each Subordinate Voting Share held at all meetings of stockholders (and written actions in lieu of meetings). Subordinate Voting Shares shall not have cumulative voting rights. The number of authorized Subordinate Voting Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. 26-23363-4 C1.1 P170

- E-16 - 3. Dividends. Holders of Subordinate Voting Shares shall be entitled to receive, as and when declared by the board of directors of the Corporation (the “Board”), dividends in cash or property of the Corporation. The Corporation shall not declare, pay or set aside any dividends on Subordinate Voting Shares unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) each holder of Multiple Voting Shares then outstanding shall simultaneously receive a dividend on each Multiple Voting Share (on an as-converted to Subordinate Voting Share basis) so held in an amount at least equal to (A) the dividend declared, paid or set aside per Subordinate Voting Share multiplied by (B) the number of Subordinate Voting Shares issuable upon conversion of a Multiple Voting Share. In the event of payment of a dividend in the form of capital stock, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board. 4. Liquidation. (a) In the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Subordinate Voting Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, or (ii) a Deemed Liquidation Event (as defined below), the holders of Subordinate Voting Shares then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), as applicable, on a pari passu basis with the holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis). (b) A “Deemed Liquidation Event” means (i) a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, or (ii) sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole. 5. Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares may be carried out unless, at the same time, the Multiple Voting Shares and Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. 6. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the special rights, powers and preferences of the Subordinate Voting Shares without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding Subordinate Voting Shares. 7. Conversion Rights (a) Conversion into Multiple Voting Shares. (i) If any applicable securities laws or regulations or the rules of any exchange on which the Multiple Voting Shares are listed (as applicable) so require, upon receipt of an offer to purchase Multiple Voting Shares, which offer is one which is required to be 26-23363-4 C1.1 P171

- E-17 - made to all or substantially all the holders of Multiple Voting Shares to which such applicable securities laws or regulations or the rules of any stock exchange apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect, at any time while such offer to purchase Multiple Voting Shares is in effect until one (1) day after the time prescribed in the applicable securities law or regulation or exchange rules for the offeror to purchase and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Article Fourth.A.7(a) may only be exercised for the purpose of depositing the resulting Multiple Voting Shares under the offer to purchase, and for no other reason. In such event, the Corporation shall deposit or cause the transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder. Notwithstanding anything to the contrary contained herein, no certificates representing the Multiple Voting Shares resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. (ii) If the offer to purchase Multiple Voting Shares is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being purchased and paid for, the Multiple Voting Shares resulting from such conversion will be re-converted to Subordinate Voting Shares at the then Conversion Ratio and the Corporation shall send or cause the transfer agent to send the holder a share certificate representing the Subordinate Voting Shares. In the event the offeror purchases and pays for the Multiple Voting Shares resulting from the conversion, the Corporation shall cause the transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror. (b) Conversion into Exchangeable Shares. Each Subordinate Voting Share shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable Exchangeable Share. (c) Notice of Conversion. In order for a holder of Subordinate Voting Shares to voluntarily convert Subordinate Voting Shares into Multiple Voting Shares or Exchangeable Shares, as applicable, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Subordinate Voting Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Subordinate Voting Shares into either Multiple Voting Shares or Exchangeable Shares, and, if applicable, any event on which such conversion is contingent, and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such Subordinate Voting Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Subordinate Voting Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Exchangeable Shares to be issued or proceeds of the sale of Multiple Voting Shares to be remitted, as the case may be. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit 26-23363-4 C1.1 P172

- E-18 - and agreement) shall be the Conversion Time, and the Exchangeable Shares or, subject to Article Fourth.A.7(a), Multiple Voting Shares, as applicable, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. (d) Reservation of Shares. The Corporation shall at all times when the Subordinate Voting Shares shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Subordinate Voting Shares, such number of its duly authorized Multiple Voting Shares and Exchangeable Shares as shall from time to time be sufficient to effect the conversion of all outstanding Subordinate Voting Shares; and if at any time the number of authorized but unissued Multiple Voting Shares or Exchangeable Shares shall not be sufficient to effect the conversion of all then outstanding Subordinate Voting Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Multiple Voting Shares or Exchangeable Shares, as the case may be, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. (e) Effect of Conversion. All Subordinate Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Exchangeable Shares in exchange therefor and payment of any dividends declared but unpaid thereon, or to receive the consideration payable with respect to the Multiple Voting Shares by the offeror, as the case may be. (f) Taxes. The holder of Subordinate Voting Shares shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Exchangeable Shares or Multiple Voting Shares (or consideration payable with respect to the Multiple Voting Shares) upon conversion of Subordinate Voting Shares pursuant to this Article Fourth.A.7. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchangeable Shares or Multiple Voting Shares (or consideration payable with respect to the Multiple Voting Shares), no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. 8. Redemption (a) For the purposes of this Article Fourth.A.8, the following terms will have the meaning specified below: (i) “Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses. (ii) “Fair Market Value” means (i) the volume weighted average trading price (VWAP) of the Subordinate Voting Shares to be redeemed for the five (5) Trading Day period immediately after the date of the Redemption Notice on the Toronto Stock Exchange or other national or regional securities exchange on which such Subordinate Voting Shares are listed, or (ii) if no such quotations are available, the fair market value per Subordinate Voting Share as set forth in the Valuation Opinion. 26-23363-4 C1.1 P173

- E-19 - (iii) “Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority). (iv) “Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority required for, or relating to, the conduct of the Business. (v) “Ownership” (and derivatives thereof) means (i) ownership of record as evidenced by the Company’s share register, (ii) “beneficial ownership” as defined in the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) the power to exercise control or direction over a security. (vi) “Person” means an individual, partnership, corporation, limited liability company, trust or other entity. (vii) “Redemption” has the meaning ascribed to it in Article Fourth.A.8(e) below. (viii) “Redemption Date” means the date on which the Corporation will redeem and pay for the Subordinate Voting Shares as provided herein. The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Subordinate Voting Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Corporation will issue an amended Redemption Notice reflecting the new Redemption Date forthwith. (ix) “Redemption Notice” has the meaning ascribed to it in Article Fourth.B.7(f) below. (x) “Redemption Price” means the price per Subordinate Voting Share to be paid by the Corporation on the Redemption Date for the Redemption of Shares pursuant to Article Fourth.A.8(g) below and will be equal to the Fair Market Value of a Subordinate Voting Share, as determined by the Board, unless otherwise required by any Governmental Authority. (xi) “Significant Interest” means ownership of five percent (5%) or more of all of the issued and outstanding capital stock of the Corporation. (xii) “Subject Shareholder” means a holder of shares of Common Stock. (xiii) “Trading Day” means a day on which trades of the Subordinate Voting Shares are executed on the Toronto Stock Exchange or any national or regional securities exchange on which the Subordinate Voting Shares are listed. (xiv) “Unsuitable Person” means (i) any Person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting any 26-23363-4 C1.1 P174

- E-20 - License to the Corporation has determined to be unsuitable to own Subordinate Voting Shares; or (ii) any Person (including a Subject Shareholder) whose ownership of Subordinate Voting Shares may result in the loss, suspension or revocation (or similar action) with respect to any License or in the Corporation being unable to obtain any new License in the normal course, including, but not limited to, as a result of such Person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, as determined by the Board, in its sole discretion, after consultation with legal counsel and if a license application has been filed, after consultation with the applicable Governmental Authority. (xv) “Valuation Opinion” means a valuation and fairness opinion from a nationally recognized investment banking firm qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two (2) years provided services for a fee to the Corporation or its affiliates, or a disinterested nationally recognized accounting firm. (b) Subject to Article Fourth.A.8(d), no Subject Shareholder will acquire or dispose of a Significant Interest, directly or indirectly, in one or more transactions, without providing at least fifteen (15) days’ advance written notice to the Corporation by mail sent to the Company’s principal office addressed to the Secretary of the Corporation. (c) If the Board reasonably believes that a Subject Shareholder may have failed to comply with the provisions of Article Fourth.A.8(b), the Corporation may apply to the applicable court or other Governmental Authority for an order directing that the Subject Shareholder disclose the number of Subordinate Voting Shares held by the Subject Shareholder. (d) The provisions of Article Fourth.A.8(b) and (c) above shall not apply to the ownership, acquisition or disposition of Subordinate Voting Shares as a result of: (i) Any transfer of Subordinate Voting Shares occurring by operation of law including, inter alia, the transfer of Subordinate Voting Shares of the Corporation to a trustee in bankruptcy; (ii) Any acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Subordinate Voting Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Article Fourth.A.8(b) above; or (iii) The conversion, exchange or exercise of securities of the Corporation (other than the Subordinate Voting Shares) duly issued or granted by the Corporation, into or for the Subordinate Voting Shares, in accordance with their respective terms. (e) At the option of the Board, Subordinate Voting Shares owned by an Unsuitable Person may be redeemed by the Corporation (the “Redemption”) for the Redemption Price of such Subordinate Voting Shares out of funds lawfully available on the Redemption Date. Subordinate Voting Shares redeemable pursuant to this Article Fourth.A.8 will be redeemable at any time and from time to time pursuant to the terms hereof. (f) In the case of a Redemption, the Corporation will send a written notice to the holder of the Subordinate Voting Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Subordinate Voting Shares to be redeemed on the Redemption Date, (iii) 26-23363-4 C1.1 P175

- E-21 - the formula pursuant to which the Redemption Price will be determined and the manner of payment therefor, (iv) the place where such Subordinate Voting Shares (or certificates with respect thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (if the Corporation is not publicly listed on the Toronto Stock Exchange or another recognized securities exchange), and (vi) any other requirement of surrender of the Subordinate Voting Shares to be redeemed (the “Redemption Notice”). The Redemption Notice may be conditional such that the Corporation need not redeem the Subordinate Voting Shares owned by an Unsuitable Person on the Redemption Date if the Board determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. The Corporation will send a written notice confirming the amount of the Redemption Price promptly following the determination of such Redemption Price. (g) To the extent permitted under applicable laws, the Corporation may pay the Redemption Price by using its existing cash resources, incurring debt, issuing additional Subordinate Voting Shares, issuing a promissory note in the name of the Unsuitable Person, or by using a combination of the foregoing sources of funding. (h) To the extent required by applicable laws, the Corporation may deduct and withhold any tax from the Redemption Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Unsuitable Person in respect of which such deduction and withholding was made. (i) On and after the date the Redemption Notice is delivered, any Unsuitable Person owning Subordinate Voting Shares called for Redemption will cease to have any voting rights with respect to such holder’s Subordinate Voting Shares and on and after the Redemption Date specified therein, such holder will cease to have any rights whatsoever with respect to such Subordinate Voting Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Subordinate Voting Shares come to be owned solely by Persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable Governmental Authority), such Persons may exercise voting rights of such Subordinate Voting Shares and the Board may determine, in its sole discretion, not to redeem such Subordinate Voting Shares. Following any Redemption in accordance with the terms herein, the redeemed Subordinate Voting Shares will be cancelled. (j) All notices given by the Corporation to holders of Subordinate Voting Shares pursuant to this section, including the Redemption Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder's registered address as shown on the Corporation's share register. (k) The Corporation's right to redeem Subordinate Voting Shares pursuant to this section will not be exclusive of any other right the Corporation may have or hereafter acquire under any agreement or otherwise provided in this Certificate of Incorporation or Bylaws or otherwise with respect to the acquisition by the Corporation of Subordinate Voting Shares or any restrictions on holders thereof. (l) In connection with the conduct of its Business, the Corporation may require that a holder of Common Stock of the Corporation provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses. 26-23363-4 C1.1 P176

- E-22 - B. MULTIPLE VOTING SHARES. 1. General. The voting, dividend, and liquidation rights of the holders of the Multiple Voting Shares, as applicable, are subject to and qualified by the rights, powers and preferences of the holders of the Subordinate Voting Shares and Exchangeable Shares set forth herein. 2. Voting Rights. The holders of the Multiple Voting Shares are entitled to fifteen (15) votes for each Subordinate Voting Share into which such Multiple Voting Shares then held are then convertible at all meetings of stockholders (and written actions in lieu of meetings). Multiple Voting Shares shall no have cumulative voting rights. The number of authorized Multiple Voting Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. 3. Dividends. Holders of Multiple Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Corporation pari passu, on an as-converted to Subordinate Voting Shares basis, as to any declaration and payment of any dividend on the Subordinate Voting Shares. The Corporation shall not declare, pay or set aside any dividends on Multiple Voting Shares unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) each holder of Subordinate Voting Shares shall simultaneously receive a dividend on each Subordinate Voting Share so held in an amount at least equal to (A) the dividend declared, paid or set aside per Multiple Voting Share divided by (B) the number of Subordinate Voting Shares issuable upon conversion of a Multiple Voting Share. In the event of payment of a dividend in the form of capital stock, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board. 4. Liquidation. In the event of (a) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Multiple Voting Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, or (b) a Deemed Liquidation Event, the holders of Multiple Voting Shares then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, on a pari passu basis, on an as-converted to Subordinate Voting Share basis, with the holders of Subordinate Voting Shares. 5. Subdivision or Consolidation. No subdivision or consolidation of the Multiple Voting Shares may be carried out unless, at the same time, the Subordinate Voting Shares and Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. 6. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise, either (a) amend, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the special rights, powers and preferences of the Multiple Voting Shares, or (b) create any class of capital stock unless the same ranks junior to or pari passu with the Multiple Voting Shares with respect to its special rights, powers and preferences, in either case without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding Multiple Voting Shares. 26-23363-4 C1.1 P177

- E-23 - 7. Conversion Rights. (a) Optional Conversion. Holders of Multiple Voting Shares may convert, at such holder’s option, at any time, and without the payment of additional consideration by the holder thereof, Multiple Voting Shares into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares to be converted by the Conversion Ratio. The “Conversion Ratio” applicable to the Multiple Voting Shares as of the original date of issue shall be equal to one Subordinate Voting Share per Multiple Voting Share. Such initial Conversion Ratio shall be subject to adjustment as provided in this Article Fourth.B.7. [(b) Automatic Conversion Upon Listing on U.S. Exchange. 1 (i) On the first business day following the first annual meeting of the shareholders of the Corporation held after the Subordinate Voting Shares become listed or quoted on the Nasdaq Stock Market, New York Stock Exchange or another United States national securities exchange or marketplace approved by the Board, all outstanding Multiple Voting Shares shall automatically be converted, without any further action, into fully paid and non-assessable Subordinate Voting Shares, at the then effective Conversion Ratio (the time of such conversion is referred to herein as the “Mandatory Conversion Time”), provided that, the Board may determine that the Multiple Voting Shares shall not be subject to mandatory conversion upon the listing or quoting of the Subordinate Voting Share, in which case, this Article Fourth.B.7(b) shall be of no force and effect, the Multiple Voting Shares shall remain outstanding, and all other rights of the Multiple Voting Shares, including the right to conversion at the election of the holder pursuant to Article Fourth.B.7(a), shall remain in full force and effect without change. (ii) All holders of record of Multiple Voting Shares shall be sent written notice of the Mandatory Conversion Time, if applicable, and the place designated for mandatory conversion of all such Multiple Voting Shares pursuant to this Article Fourth.B.7(b). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Multiple Voting Shares being converted that holds such Multiple Voting Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Multiple Voting Shares, including the rights, if any, to receive notices and vote (other than as a holder of Subordinate Voting Shares), will terminate at the Mandatory Conversion Time 1 In the event the Proposed Amendment is approved at the Meeting by the requisite Shareholder approvals, this Article Fourth.B.7(b) will be removed from the Certificate of Incorporation to be filed with the Delaware Secretary of State (and the following paragraphs renumbered accordingly). 26-23363-4 C1.1 P178

- E-24 - (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Article Fourth.B.7(b). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Multiple Voting Shares, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Subordinate Voting Shares issuable on such conversion in accordance with the provisions hereof or issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full Subordinate Voting Shares issuable upon such conversion in accordance with the provisions hereof; and (b) pay any declared but unpaid dividends on the Multiple Voting Shares converted.] [(b)][(c)] Automatic Conversion Upon Failure to Meet Ownership Threshold. (i) If at any time, a Permitted Holder, collectively with such Permitted Holder’s Immediate Family Members and Controlled Persons, no longer owns, directly or indirectly, in the aggregate at least five percent (5%) of the total issued and outstanding shares of Common Stock of the Corporation (on an as-converted basis), all Multiple Voting Shares held by such Permitted Holder, collectively with such Permitted Holder’s Immediate Family Members and Controlled Persons, shall automatically convert into Subordinate Voting Shares at the then effective Conversion Ratio. Such Permitted Holder shall take such actions as are required under Article Fourth.B.7(b)(ii) [above][below], with the “Mandatory Conversion Time” being the date on which the Board determines that such Permitted Holder, collectively with such Permitted Holder’s Immediate Family Members and Controlled Persons, no longer owns the requisite number of shares of Common Stock. [(ii) All holders of record of Multiple Voting Shares shall be sent written notice of the Mandatory Conversion Time, if applicable, and the place designated for mandatory conversion of all such Multiple Voting Shares pursuant to this Article Fourth.B.7(b)(ii). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Multiple Voting Shares being converted that holds such Multiple Voting Shares in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Multiple Voting Shares, including the rights, if any, to receive notices and vote (other than as a holder of Subordinate Voting Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, 26-23363-4 C1.1 P179

- E-25 - upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Article Fourth.B.7(b)(ii). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Multiple Voting Shares, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Subordinate Voting Shares issuable on such conversion in accordance with the provisions hereof or issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full Subordinate Voting Shares issuable upon such conversion in accordance with the provisions hereof; and (b) pay any declared but unpaid dividends on the Multiple Voting Shares converted.]2 (iii) “Permitted Holder” as used herein means (a) Boris Jordan and any of his Immediate Family Members, and (b) any Person controlled by any of the individuals referred to in clause (a) above (“Controlled Persons”). (iii) “Immediate Family Members” as used herein means, with respect to any individual: each parent (whether by birth or adoption), spouse or child (including step-child) or other descendants (whether by birth or adoption) of the holder, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such aforementioned persons, and each legal representative of any aforementioned persons (including without limitation any executor, custodian, guardian, or otherwise), acting in such capacity under the authority of law, an order from a court of competent jurisdiction, a will or a trust instrument. For purposes of this definition, a person who was the spouse of an individual within the meaning of this paragraph immediately prior to the death of such individual shall continue to be considered a spouse of such individual after the death of such individual. (d) Automatic Conversion of Multiple Voting Shares Held by Other than a Permitted Holder. Upon the first date that a Multiple Voting Share is held by a Person other than a Permitted Holder, such holder shall, without any further action, automatically be deemed to have exercised his, her or its rights under Article Fourth.B.7(a) to convert all such Multiple Voting Shares into Subordinate Voting Shares at the then effective Conversion Ratio. Such Person shall take such actions as is required under Article Fourth.B.7(b)(ii) above, with the “Mandatory Conversion Time” being the date on which the Board determines that such Permitted Holder no longer owns the requisite number of shares of Common Stock. (e) Optional Conversion in Connection with an Offer. (i) If any applicable securities laws or regulations or the rules of any exchange on which the Multiple Voting Shares are listed so require, upon receipt of an offer to purchase Subordinate Voting Shares, which offer is one which is required to be made to all or substantially all the holders of Subordinate Voting Shares to which such applicable securities laws or regulations or the rules of the stock exchange apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while such offer to purchase Subordinate 2 To be included if the Proposed Amendment is approved at the Meeting by the requisite Shareholder approvals. 26-23363-4 C1.1 P180

- E-26 - Voting Shares is in effect until one day after the time prescribed in the applicable securities law or regulation or exchange rules for the offeror to purchase and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Article Fourth.B.7(e) may only be exercised for the purpose of depositing the resulting Subordinate Voting Shares under the offer to purchase and for no other reasons. In such event, the Corporation shall deposit or cause the transfer agent for the Multiple Voting Shares to deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder. Notwithstanding anything to the contrary contained herein, no certificates representing the Subordinate Voting Shares resulting from the conversion of the Multiple Voting Shares will be delivered to the holders on whose behalf such deposit is being made. (ii) If the offer to purchase Subordinate Voting Shares is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being purchased and paid for, the Subordinate Voting Shares resulting from such conversion will be re-converted into Multiple Voting Shares at the inverse of the Conversion Ratio and the Corporation shall send or cause its transfer agent to send the holder a share certificate representing such Multiple Voting Shares. In the event the offeror purchases and pays for the Subordinate Voting Shares resulting from the conversion, the Corporation shall cause its transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror. (f) Number of Shares Issuable Upon Conversion. The number of Subordinate Voting Shares issuable to a holder of Multiple Voting Shares upon conversion of such Multiple Voting Shares shall be the nearest whole share, after aggregating all fractional interests in Subordinate Voting Shares that would otherwise be issuable upon conversion of all Multiple Voting Shares being converted by such holder (with any fractional interests after such aggregation representing 0.5 or greater of a whole share being entitled to a whole share). For the avoidance of doubt, no fractional interests in Subordinate Voting Shares shall be created or issuable as a result of the conversion of the Multiple Voting Shares pursuant to this Article Fourth.B.7. (g) Notice of Conversion. In order for a holder of Multiple Voting Shares to voluntarily convert Multiple Voting Shares into Subordinate Voting Shares pursuant to Article Fourth.B.7(a) or Article Fourth.B.7(e), such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Multiple Voting Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Multiple Voting Shares and, if applicable, any event on which such conversion is contingent, and (ii) if such holder’s shares are certificated, surrender the certificate or certificates for such Multiple Voting Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Multiple Voting Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Subordinate Voting Shares to be issued, or the proceeds of the offer to be remitted (if the conversion is pursuant to Article Fourth.B.7(e)). If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. Unless a later time and date is otherwise specified by the Corporation, the close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or 26-23363-4 C1.1 P181

- E-27 - lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and, subject to Article Fourth.B.7(e), the Subordinate Voting Shares issuable upon conversion of the specified Multiple Voting Shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (x) issue and deliver to such holder of Multiple Voting Shares, or to his, her or its nominees, a certificate or certificates for the number of full Subordinate Voting shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Multiple Voting Shares represented by the surrendered certificate that were not converted into Subordinate Voting Shares, and (y) pay all declared but unpaid dividends on the Multiple Voting Shares converted. (h) Reservation of Shares. The Corporation shall at all times when the Multiple Voting Shares shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Multiple Voting Shares, such number of its duly authorized Subordinate Voting Shares as shall from time to time be sufficient to effect the conversion of all outstanding Multiple Voting Shares; and if at any time the number of authorized but unissued Subordinate Voting Shares shall not be sufficient to effect the conversion of all then outstanding Multiple Voting Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Subordinate Voting Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. (i) Effect of Conversion. All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time or Mandatory Conversion Time, as the case may be, except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon (or to receive the consideration with respect to the Subordinate Voting Shares by the offeror, as the case may be). (j) Taxes. The holder of Multiple Voting Shares shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Subordinate Voting Shares (or consideration payable by the offeror, as the case may be) upon conversion of Multiple Voting Shares pursuant to this Article Fourth.B.7. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Subordinate Voting Shares (or consideration payable by the offeror, as the case may be) and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. (k) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Subordinate Voting Shares, the Conversion Ratio shall be proportionately increased so that the number of Subordinate Voting Shares issuable on conversion of each Multiple Voting Share shall be increased in proportion to such increase in the aggregate number of Subordinate Voting Shares outstanding. If the Corporation shall combine the outstanding Subordinate Voting Shares, the Conversion Ratio in effect immediately before the combination shall be proportionately decreased so that the number of Subordinate Voting Shares issuable on conversion of each Multiple Voting Share shall be decreased in proportion to such decrease in the aggregate number of Subordinate Voting Shares outstanding. Any adjustment under this Article Fourth.B.7(k) shall become effective at the close of business on the date the subdivision or combination becomes effective. 26-23363-4 C1.1 P182

- E-28 - (l) Adjustment for Certain Dividends and Distributions. If at any time the Corporation shall make or issue, or fix a record date for the determination of holders of Subordinate Voting Shares entitled to receive, a dividend or other distribution payable on the Subordinate Voting Shares in additional Subordinate Voting Shares, then and in each such event the Conversion Ratio in effect immediately before such event shall be increased as of the time of such issuance or, if such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Ratio then in effect by a fraction: (i) the numerator of which shall be the total number of Subordinate Voting Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Subordinate Voting Shares issuable in payment of such dividend or distribution, and (ii) the denominator of which shall be the total number of Subordinate Voting Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this Article Fourth.B.7(l) as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Multiple Voting Shares simultaneously receive a dividend or other distribution of Subordinate Voting Shares in a number equal to the number of Subordinate Voting Shares as they would have received if all outstanding Multiple Voting Shares had been converted into Subordinate Voting Shares on the date of such event. (m) Adjustments for Other Dividends and Distributions. If the Corporation shall make or issue, or fix a record date for the determination of holders of Subordinate Voting Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of Subordinate Voting Shares in respect of outstanding Subordinate Voting Shares) or in other property and the provisions of Article Fourth.B.3 do not apply to such dividend or distribution, then and in each such event the holders of Multiple Voting Shares shall receive, simultaneously with the distribution to the holders of Subordinate Voting Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Multiple Voting Shares had been converted into Subordinate Voting Shares on the date of such event. (n) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Subordinate Voting Shares (but not the Multiple Voting Shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Article Fourth.B.7(m) or Article Fourth.B.7(n)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Multiple Voting Share shall thereafter be convertible in lieu of the Subordinate Voting Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Subordinate Voting Shares of the Corporation issuable upon conversion of one such Multiple Voting Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Article Fourth.B.7 with respect to the rights and interests thereafter of the holders 26-23363-4 C1.1 P183

- E-29 - of Multiple Voting Shares, to the end that the provisions set forth in this Article Fourth.B.7(n) (including provisions with respect to changes in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Multiple Voting Shares. (o) Certificate as to Adjustments. (i) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Article Fourth.B.7, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Multiple Voting Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which each Multiple Voting Share is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Multiple Voting Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Ratio then in effect, and (b) the number of Subordinate Voting Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each Multiple Voting Share. (ii) Any holder of Multiple Voting Shares that beneficially owns more than five percent (5%) of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio (as defined herein) by the Corporation to the Board with the basis for the disputed determinations or arithmetic calculations. The Corporation shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, as applicable. If the holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Ratio, as applicable, within five (5) Business Days of such response, then the Corporation and the holder shall, within one (1) Business Day thereafter, submit the disputed arithmetic calculation of the Conversion Ratio, as applicable, to the Corporation’s independent, outside accountant. The Corporation, at the Corporation’s expense, shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. (iii) A “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close. (p) Notice of Record Date. In the event: (i) the Corporation shall take a record of the holders of its Subordinate Voting Shares (or other capital stock or securities at the time issuable upon conversion of the Multiple Voting Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or series or any other securities, or to receive any other security; or 26-23363-4 C1.1 P184

- E-30 - (ii) of any capital reorganization of the Corporation, any reclassification of the Subordinate Voting Shares of the Corporation, or any Deemed Liquidation Event; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Multiple Voting Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Subordinate Voting Shares (or such other capital stock or securities at the time issuable upon the conversion of the Multiple Voting Shares) shall be entitled to exchange their Subordinate Voting Shares (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Multiple Voting Shares and the Subordinate Voting Shares. Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice. C. EXCHANGEABLE SHARES. 1. General. The voting, dividend, and liquidation rights of the holders of the Exchangeable Shares, as applicable, are subject to and qualified by the rights, powers and preferences of the holders of the Subordinate Voting Shares and Multiple Voting Shares set forth herein. 2. Voting Rights. Except as required by applicable law and as otherwise set forth in this Article, the Exchangeable Shares shall be non-voting. Notwithstanding the foregoing, the holders of Exchangeable Shares shall be entitled to receive notice of any meeting of shareholders called for the purpose of authorizing the liquidation, dissolution or winding up of the Corporation, or Deemed Liquidation Event, of the Corporation; provided that, for the avoidance of doubt, holders of Exchangeable Shares shall not be entitled to vote at any such shareholder meeting. The number of authorized Exchangeable Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. 3. Dividends. The holders of Exchangeable Shares shall not be entitled to receive any dividends. 4. Liquidation. In the event of (a) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Exchangeable Shares shall not be entitled to any payment out of the assets of the Corporation available for distribution to its stockholders, and (b) a Deemed Liquidation Event, the holders of Exchangeable Shares shall not be entitled to any payment out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable. 5. Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Subordinate Voting Shares and Multiple Voting Shares are 26-23363-4 C1.1 P185

- E-31 - subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. 6. Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the special rights, powers and preferences of the Exchangeable Shares without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the outstanding Exchangeable Shares. 7. Conversion Rights. (a) Conversion into Subordinate Voting Shares. Each Exchangeable Share shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable Subordinate Voting Share. (b) Notice of Conversion. In order for a holder of Exchangeable Shares to voluntarily convert Exchangeable Shares into Subordinate Voting Shares, such holder shall (i) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Exchangeable Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Exchangeable Shares and, if applicable, any event on which such conversion is contingent and (ii), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Exchangeable Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Exchangeable Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Subordinate Voting Shares to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the Conversion Time, and the Subordinate Voting Shares issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. (c) Reservation of Shares. The Corporation shall at all times when the Exchangeable Shares shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Exchangeable Shares, such number of its duly authorized Subordinate Voting Shares as shall from time to time be sufficient to effect the conversion of all outstanding Exchangeable Shares; and if at any time the number of authorized but unissued Subordinate Voting Shares shall not be sufficient to effect the conversion of all then outstanding Exchangeable Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Subordinate Voting Shares to such number of shares asshall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. 26-23363-4 C1.1 P186

- E-32 - (d) Effect of Conversion. All Exchangeable Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. (e) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Subordinate Voting Shares upon conversion of Exchangeable Shares pursuant to this Article Fourth.C.7. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Subordinate Voting Shares in a name other than that in which the Exchangeable Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. (f) Effect of Deemed Liquidation Event. (i) Upon any Deemed Liquidation Event, each Exchangeable Share that is outstanding on the effective date of such Deemed Liquidation Event shall remain outstanding and, upon the exchange of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Subordinate Voting Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive in such Deemed Liquidation Event, if, on the effective date of such Deemed Liquidation Event, the holder had been the registered holder of the number of Subordinate Voting Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event that, in connection with a Deemed Liquidation Event, the Exchangeable Shares are to be exchanged for securities of another corporation, limited liability company, trust, partnership or other entity that are substantially equivalent in all respects to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for the Subordinate Voting Shares in connection with such Deemed Liquidation Event, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Deemed Liquidation Event shall be exchanged for the Alternative Exchangeable Security. (ii) If the Adjusted Exchange Consideration includes cash, then the Corporation shall, or shall cause the other corporation, limited liability company, trust, partnership or other entity resulting from or party to such Deemed Liquidation Event to, deposit with an escrow agent appointed by the Corporation on the closing date of the Deemed Liquidation Event the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately following the Deemed Liquidation Event. All such funds shall be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and shall solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the Business Day immediately preceding the date of exchange, on a pro rata basis). 26-23363-4 C1.1 P187

- E-33 - (iii) If, in connection with a Deemed Liquidation Event, holders of Subordinate Voting Shares may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by all holders of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline, provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares shall be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration shall equal the consideration that a holder of Subordinate Voting Shares making an election on the terms set forth in the preceding sentence would have received in the transaction. (iv) After any adjustment pursuant to these terms, the term “Subordinate Voting Shares”, where used above, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the holder is entitled to receive upon the exchange of Exchangeable Shares, and the number of Subordinate Voting Shares indicated by any exchange of an Exchangeable Share shall be interpreted to mean the number of Subordinate Voting Shares or other property or securities the holder of the Exchangeable Share is entitled to receive upon the exchange of an Exchangeable Share as a result of such adjustment and all prior adjustments pursuant to these terms. FIFTH. The name and mailing address of the sole incorporator is as follows: Name Mailing Address Peter Clateman 290 Harbor Drive, Stamford, CT 06902 SIXTH. Subject to any additional vote required by this Certificate of Incorporation or the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation. SEVENTH. Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board or in the Bylaws of the Corporation. NINTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in 26-23363-4 C1.1 P188

- E-34 - value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation. TENTH. To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any amendment, repeal or elimination of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of a director, officer or other agent of the Corporation existing at the time of such amendment, repeal, modification or elimination; or (b) increase the liability of any director, officer or agent of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal, modification or elimination. ELEVENTH. The following indemnification provisions shall apply to the persons enumerated below. A. Limitation of Liability. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or hereafter may be amended. If the General Corporation Law is amended after approval by the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended, automatically and without further action, upon the date of such amendment. No amendment to, modification of, or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. B. Indemnification. The Corporation shall have the power to provide rights to indemnification and advancement of expenses, to the fullest extent permitted by law as it now exists or may hereafter be amended, to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee, or agent at the request of the Corporation or any predecessor to the Corporation. Any amendment, repeal, or modification of this Article Eleventh.B, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article Eleventh.B, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such repeal or modification. [signature page follows] 26-23363-4 C1.1 P189

- E-35 - I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of ________, 202[6]. Peter Clateman Sole Incorporator 26-23363-4 C1.1 P190

- E-36 - SCHEDULE C BYLAWS OF CURALEAF HOLDINGS, INC. (THE “CORPORATION”) ARTICLE I. CORPORATE OFFICES. Section 1.1 Registered Office and Agent. The registered office and agent of the Corporation shall be fixed in the corporation’s Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”). Section 1.2 Other Offices. The board of directors may at any time establish other offices at any place or places, either within or outside of the State of Delaware, where the Corporation is qualified to do business. ARTICLE II. MEETINGS OF STOCKHOLDERS. Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place designated by the board of directors (a) within or outside the State of Delaware, or (b) by means of remote communication (a “Virtual Meeting”), in each case as may be determined by the board of directors from time to time. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation or the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Corporation Law (the “DGCL”). Section 2.2 Annual Meetings. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors, or if no such meeting has been held, the date of incorporation. At the annual meeting, directors shall be elected and any other proper business may be transacted. Section 2.3 Special Meetings. Except as otherwise required by law or the Certificate of Incorporation, special meetings of the stockholders may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or, if there are no directors then in office, by an officer of the Corporation. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise required by law. 26-23363-4 C1.1 P191

- E-37 - Section 2.4 Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL. All notices of meetings of stockholders shall be in the form of a writing or electronic transmission and shall be sent or otherwise given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) and in the case of a special meeting, the purpose or purposes for which the meeting is called. The means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be provided in the notice. The board of directors acting pursuant to a resolution adopted by a majority of the directors then in office may cancel, postpone or reschedule any previously scheduled meeting of the stockholders at any time, before or after the notice for such meeting has been sent to stockholders. Section 2.5 Manner of Giving Notice. A. Whenever notice is required by the DGCL, the Certificate of Incorporation or these Bylaws to be given to any stockholder, such notice may be given by mail, or by other means of written communication or electronic transmission, addressed to the stockholder at such stockholder’s address or electronic mail address, as applicable, as it appears on the records of the Corporation or as given by such stockholder to the Corporation for the purpose of notice. Notice of any meeting of stockholders shall be deemed given: (i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or (ii) if electronically transmitted as provided in Section 9.1 of these Bylaws. B. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 2.6 Quorum. A. The holders of one-third of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by one or more class or series is required, one-third of the voting power of the outstanding shares of such class(es) or series, present in person or represented by proxy, 26-23363-4 C1.1 P192

- E-38 - shall constitute a quorum entitled to take action with respect to that vote, except as required by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. B. When a quorum is present at an annual meeting or special meeting of stockholders, except with respect to the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Bylaws or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Section 2.7 Other Persons May Attend. The directors, officers, any counsel to the Corporation, any financial auditor of the Corporation and any other persons invited by the directors are entitled to attend any meeting of stockholders, but if any of those persons does attend a meeting of stockholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a stockholder or proxy holder entitled to vote at the meeting. Section 2.8 Adjourned Meeting; Notice. A. The chair of a meeting of stockholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place (including an adjournment taken to address a technical failure to convene or continue a Virtual Meeting) but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. B. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, or, in the case of a Virtual Meeting, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Section 2.9 Conduct of Business. 26-23363-4 C1.1 P193

- E-39 - The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. Section 2.10 Chair; Selection of Alternate Chair. A. The following individuals are entitled to preside as chair at a meeting of stockholders: (i) the chair of the board of directors, if any; or (ii) if the chair of the board of directors is absent or unwilling to act as chair of the meeting, the first of the following individuals to agree to act as chair: the president, if any. B. If, at any meeting of the stockholders, the chair of the board or president are not present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, one of the chief executive officer, the chief financial officer, a vice-president, the secretary or the Corporation’s legal counsel may act as chair of the meeting and, failing them, the directors present must choose one of their number to be chair of the meeting, or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the stockholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting. Section 2.11 Voting on the Election of Directors; Retention of Ballots and Proxies. A. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws and subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors, and joint owners of stock and to voting trusts and other voting agreements). B. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation; if authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. C. The voting rights of each class of capital stock, including whether shares of such class may be voted and the number of votes per share, shall be as set forth in the Certificate of Incorporation. If the Certificate of Incorporation does not specify such voting rights, each outstanding share of capital stock having voting power shall entitle the holder of record thereof or proxy to one vote on all matters properly brought before the stockholders. 26-23363-4 C1.1 P194

- E-40 - D. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided that, if the rules and requirements of the exchange on which the Corporation’s shares are then listed require a different voting standard for the election of directors, directors will be elected in accordance with the rules and requirements of such exchange. . E. The Corporation must, for at least three months after a meeting of stockholders, keep each ballot cast and each proxy voted at the meeting at its records office, and, during that period, make them available for inspection during normal business hours by any stockholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Corporation may destroy such ballots and proxies. Section 2.12 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need to be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws. Section 2.13 Record Date for Stockholder Notice; Voting; Giving Consents. A. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. B. If the board of directors does not so fix a record date: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. 26-23363-4 C1.1 P195

- E-41 - C. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. Section 2.14 Nominations and Proposals for Annual Meetings of Stockholders. A. Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of the notice provided for in this Section 2.14 and at the time of the annual meeting, (y) is entitled to vote with respect to such matter at the meeting, and (z) complies with the notice procedures set forth in this Section 2.14. At any annual meeting of stockholders, the presiding officer of such meeting may announce the nominations and other business to be considered which are set forth in the Corporation’s notice of meeting and proxy statement and, by virtue thereof, such nominations and other business so announced shall be properly brought before such meeting and may be considered and voted upon by the stockholders of the Corporation entitled to vote thereat without further requirement of nomination, motion, or second. B. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph A of this Section 2.14, the stockholder making such nominations or proposing such other business must theretofore have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the scheduled date of such annual meeting (and no earlier than the 120th day prior to such scheduled date) or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the secretary must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (y) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (z) any other information relating to such 26-23363-4 C1.1 P196

- E-42 - stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (x) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, and (z) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and their respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or reelection to the board of directors, include the completed and signed questionnaire, representation, and agreement required by paragraph D below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. C. Notwithstanding anything in the second sentence of paragraph B of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased, whether by increase 26-23363-4 C1.1 P197

- E-43 - in the size of the board of directors, or by any vacancy in the board of directors to be filled at such annual meeting, and there is no public announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased board of directors at least 75 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any such vacant positions and for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. D. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under paragraphs B and C above) to the secretary of the Corporation at the principal executive offices of the Corporation a completed, written and signed questionnaire (in the form customarily used by the Corporation for its directors) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation. E. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14, and nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof) and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting. 26-23363-4 C1.1 P198

- E-44 - F. Without exception, no business will be conducted and no person shall be eligible for election as a director of the Corporation at any annual meeting except as brought or nominated in accordance with the provisions set forth in this Section 2.14. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting, and a nominee shall not be eligible for election, if the notice to the Corporation concerning such business or nomination contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading. The chair of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting, and/or nomination was not made, in accordance with this Section 2.14, and, if the chair shall so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the meeting shall not be conducted or nomination disregarded. Section 2.15 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (i) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is only available to the stockholders. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Section 2.16 Proxies. A. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for them by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The 26-23363-4 C1.1 P199

- E-45 - revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. B. A proxy for a meeting of stockholders must: (i) be received at the registered office of the Corporation or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or (ii) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting. A proxy may be sent to the Corporation by written instrument, fax or any other method of transmitting legibly recorded messages. C. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the stockholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received: (i) at the registered office of the Corporation, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or (ii) by the chair of the meeting, before the vote is taken. D. The chair of any meeting of stockholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote. Section 2.17 Voting rights of fiduciaries, pledgors and joint owners of stock. A. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent such stock and vote thereon. B. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) If only one vote, such person’s act binds all; 26-23363-4 C1.1 P200

- E-46 - (ii) If more than one vote, the act of the majority so voting binds all; or (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest. Section 2.18 Action Without Meeting. Except as set forth in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and may not be effected by any consent in writing by such stockholders. Section 2.19 Inspectors. Before any meeting of stockholders, the Corporation may, and if required by law shall, appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chair of the meeting shall appoint a Person to fill that vacancy. Such inspectors shall: (i) determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting and the validity of any proxies and ballots; (ii) count all votes or ballots; (iii) count and tabulate all votes; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and (v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine. ARTICLE III. DIRECTORS. Section 3.1 Powers. Subject to the provisions of the DGCL and any limitation in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. 26-23363-4 C1.1 P201

- E-47 - Section 3.2 Number of Directors. The board of directors shall consist of three or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, subject to the preceding sentence, the authorized number of directors shall be determined from time to time by resolution adopted by a majority of the board of directors then in office. No reduction of the authorized number of directors shall have the effect in itself of removing any director before that director’s term of office expires. Section 3.3 Election, Qualification, and Term of Office of Directors. Except as provided in Section 2.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until their successor is elected and qualified or until their earlier resignation or removal. Section 3.4 Resignation and Vacancies. A. Directors cease to hold office immediately before the election or appointment of directors but are eligible for re-election or re-appointment (such directors, “Retiring Directors”). If, at any meeting of stockholders at which there should be an election of directors, the places of any of the Retiring Directors are not filled by that election, those Retiring Directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Bylaws until further new directors are elected at a meeting of stockholder convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Bylaws, the number of directors of the Corporation is deemed to be set at the number of directors actually elected or continued in office. B. Any director may resign at any time upon notice given in writing or by electronic transmission to the attention of the secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. C. Unless otherwise provided in the Certificate of Incorporation or these Bylaws: (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. 26-23363-4 C1.1 P202

- E-48 - (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office or by a sole remaining director so elected. D. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer of the Corporation may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL. E. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until such vacancy is filled. Section 3.5 Place of Meetings; Remote Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone, video, or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. Section 3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Section 3.7 Special Meetings; Notice. A. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board of directors, or, if there is no chair, by the president, chief executive officer, or the secretary, or upon request of a majority of the directors then in office. B. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile or electronic mail; or (iv) sent by other means of electronic transmission as provided in Section 9.1, 26-23363-4 C1.1 P203

- E-49 - C. Such notice shall be directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records. D. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting. Section 3.8 Chair of Meetings. The following individual is entitled to preside as chair at a meeting of directors: A. the chair of the board, if any; B. in the absence of the chair of the board, the president, if any, if the president is a director; or C. any other director chosen by the directors if: (i) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting; (ii) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or (iii) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting. Section 3.9 Quorum. At all meetings of the board a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If, and at such times as, the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors. Section 3.10 Board Action by Written Consent Without a Meeting. 26-23363-4 C1.1 P204

- E-50 - Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission. Section 3.11 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, and remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Corporation as such, who is also a director. Members of special or standing committees may be allowed like compensation for attending committee meetings. Section 3.12 Approval of Loans. The Corporation shall not, either directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof), or control person, but may lend money to and use its credit to assist any employee, excluding such executive officers, directors, or other control persons of the Corporation or of a subsidiary, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guarantee or warranty of the Corporation at common law or under any statute. Section 3.13 Removal of Directors. A. Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire board of directors may be removed, by an affirmative vote of the holders of at least a majority of the voting power of the outstanding shares then entitled to vote at a meeting of the stockholders called for that purpose. B. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office. ARTICLE IV. COMMITTEES. Section 4.1 Committees of Directors. A. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as 26-23363-4 C1.1 P205

- E-51 - alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter the DGCL expressly requires be submitted to the stockholders for approval; (ii) adopt, amend, or repeal these Bylaws; (iii) fill vacancies in the board of directors; (iv) remove a director; or (v) change the membership of, or fill vacancies in, any committee of the directors. B. The directors may, at any time, with respect to a committee appointed hereunder, (i) revoke or alter the authority given to the committee, or override a decision made by the committee; (ii) terminate the appointment of, or change the membership of, the committee; and (iii) fill vacancies in the committee. Section 4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required. Section 4.3 Meetings and Action of Committees. A. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (chair of meetings), Section 3.9 (quorum), and Section 3.10 (board action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. B. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws. ARTICLE V. OFFICERS. Section 5.1 Officers. 26-23363-4 C1.1 P206

- E-52 - A. The officers of the Corporation shall include a chief executive officer, a chief financial officer and a secretary and such other officers (including without limitation, a chair of the board, president, vice presidents, assistant secretaries and a treasurer) as the board from time to time may determine. Any number of offices may be held by the same person. B. An officer is not required to hold stock in the Corporation as qualification for their office but must be qualified as required by the DGCL to become, act or continue to act as an officer. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. C. Any person appointed as the chair of the board must be a director. Any other officer need not be a director. D. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and officers, in addition to such remuneration, may receive, after they cease to hold such office or leaves the employment of the Corporation, a pension or gratuity. Section 5.2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment. Section 5.3 Subordinate Officers. The board of directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine. Section 5.4 Removal and Resignation of Officers. A. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. B. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. 26-23363-4 C1.1 P207

- E-53 - Section 5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. Section 5.6 Chair of the Board. The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and of the stockholders at which he or she shall be present, and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chair of the board shall also be the chief executive officer of the Corporation. Section 5.7 Representation of Shares of Other Corporations. The chair of the board, the chief executive officer, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority. Section 5.8 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors or the stockholders. ARTICLE VI. STOCK. Section 6.1 Stock Certificates. The shares of the Corporation shall not be represented by certificates but shall be uncertificated and represented by book entry notations in the books of the Corporation, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chair or vice chair of the Board, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile or electronic signature. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. 26-23363-4 C1.1 P208

- E-54 - Section 6.2 Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Section 6.3 Shares Without Certificates. Unless the Board determines that all of the shares of any class or series of stock of the Corporation shall be represented by certificates, the Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law and these Bylaws. Section 6.4 Dividends. The Board, subject to any restrictions contained in either the DGCL or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies. Section 6.5 Transfer of Stock. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred. ARTICLE VII. INDEMNITY. Section 7.1 Third-Party Actions. Subject to the provisions of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an 26-23363-4 C1.1 P209

- E-55 - action by or in the right of the Corporation) by reason of the fact that they are or were a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by them in connection with such action, suit, or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful. Section 7.2 Actions by or in the Right of the Corporation. Subject to the provisions of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VII, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Exchange Act. Section 7.3 Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 7.1 and Section 7.2, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith. Section 7.4 Determination of Conduct. 26-23363-4 C1.1 P210

- E-56 - Any indemnification under Section 7.1 or Section 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because they have met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 and such indemnified person was authorized in advance by the board of directors, as applicable. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or (ii) if such quorum is not obtainable or, even if obtainable, as a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (iii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iv) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (v) by the stockholders. Notwithstanding the foregoing, a director, officer, employee, or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee, or agent has not met the applicable standard of conduct set forth in Section 7.1 or Section 7.2 by petitioning a court of competent jurisdiction. Section 7.5 Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding, by an individual who may be entitled to indemnification pursuant to Section 7.1 or Section 7.2, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Corporation as authorized in this Article VII. Section 7.6 Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other entity. Section 7.7 Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against them and incurred by them in any such capacity or arising out of their status as such, whether or not the Corporation would have the power to indemnify them against such liability under this Article VII. Section 7.8 Indemnification of Other Persons. 26-23363-4 C1.1 P211

- E-57 - The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not a director or officer of the Corporation or is not serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, but whom the Corporation has the power or obligation to indemnify under the DGCL or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee, or other agent as permitted by the DGCL. The Corporation shall indemnify an employee, trustee, or other agent where required by law. Section 7.9 Savings Clause. If this Article VII or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated, or by any other applicable law. Section 7.10 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Section 7.11 Conflicts. No indemnification or advance shall be made under this Article VII, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: A. That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or B. That it would be inconsistent with any condition expressly imposed by a court in approving a settlement. ARTICLE VIII. RECORDS AND REPORTS. Section 8.1 Maintenance and Inspection of Records. A. The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing 26-23363-4 C1.1 P212

- E-58 - their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. B. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business. C. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Section 8.2 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to their position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list, and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper. Section 8.3 Annual Statement to Stockholders. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation. ARTICLE IX. NOTICE BY ELECTRONIC TRANSMISSION. Section 9.1 Notice by Electronic Transmission. A. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or the Bylaws shall be effective if 26-23363-4 C1.1 P213

- E-59 - given by a form of electronic transmission consented to by the stockholder to whom the notice is given. A corporation may give a notice by electronic mail without obtaining the consent noted herein. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. B. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. C. Any notice given pursuant to paragraph A shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. D. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 9.2 Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Section 9.3 Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312, or 324 of the DGCL. ARTICLE X. GENERAL MATTERS. 26-23363-4 C1.1 P214

- E-60 - Section 10.1 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “Person” includes both a corporation and a natural person. Section 10.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors. Section 10.3 Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Section 10.4 Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern. ARTICLE XI. AMENDMENTS. Section 11.1 Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the board of directors by the affirmative vote of a majority of the directors then in office. Section 11.2 Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class. Adopted: [date] 26-23363-4 C1.1 P215

- F-1 - APPENDIX F ARRANGEMENT DISSENT PROVISIONS DIVISION 2 OF PART 8 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) Definitions and application 237 (1) In this Division: “dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242; “notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent; “payout value” means, (a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution, (b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, (c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or (d) in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable. (2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that (a) the court orders otherwise, or (b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise. Right to dissent 238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows: (a) under section 260, in respect of a resolution to alter the articles (i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on, 26-23363-4 C1.1 P216

- F-2 - (ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91, or (iii) without limiting subparagraph (i), in the case of a benefit company, to alter the company's benefit provision; (b) under section 272, in respect of a resolution to adopt an amalgamation agreement; (c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9; (d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent; (e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking; (f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia; (g) in respect of any other resolution, if dissent is authorized by the resolution; (h) in respect of any court order that permits dissent. (1.1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement. (2) A shareholder wishing to dissent must (a) prepare a separate notice of dissent under section 242 for (i) the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and (ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting, (b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and (c) dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner. (3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must (a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and (b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares. 26-23363-4 C1.1 P217

- F-3 - Waiver of right to dissent 239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action. (2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must (a) provide to the company a separate waiver for (i) the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and (ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and (b) identify in each waiver the person on whose behalf the waiver is made. (3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to (a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and (b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder. (4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person. Notice of resolution 240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote, (a) a copy of the proposed resolution, and (b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent. (2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, 26-23363-4 C1.1 P218

- F-4 - at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote, (a) a copy of the proposed resolution, and (b) a statement advising of the right to send a notice of dissent. (3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote, (a) a copy of the resolution, (b) a statement advising of the right to send a notice of dissent, and (c) if the resolution has passed, notification of that fact and the date on which it was passed. (4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote. Notice of court orders 241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent (a) a copy of the entered order, and (b) a statement advising of the right to send a notice of dissent. Notice of dissent 242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must, (a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be, (b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or (c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of (i) the date on which the shareholder learns that the resolution was passed, and (ii) the date on which the shareholder learns that the shareholder is entitled to dissent. 26-23363-4 C1.1 P219

- F-5 - (2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company (a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or (b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section. (3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company (a) within the number of days,specified by the court order, after the shareholder receives the records referred to in section 241, or (b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241. (4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable: (a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect; (b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and (i) the names of the registered owners of those other shares, (ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and (iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares; (c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and (i) the name and address of the beneficial owner, and (ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name. (5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with. 26-23363-4 C1.1 P220

- F-6 - Notice of intention to proceed 243 (1) A company that receives a notice of dissent under section 242 from a dissenter must, (a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of (i) the date on which the company forms the intention to proceed, and (ii) the date on which the notice of dissent was received, or (b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter. (2) A notice sent under subsection (1) (a) or (b) of this section must (a) be dated not earlier than the date on which the notice is sent, (b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and (c) advise the dissenter of the manner in which dissent is to be completed under section 244. Completion of dissent 244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice, (a) a written statement that the dissenter requires the company to purchase all of the notice shares, (b) the certificates, if any, representing the notice shares, and (c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section. (2) The written statement referred to in subsection (1) (c) must (a) be signed by the beneficial owner on whose behalf dissent is being exercised, and (b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out (i) the names of the registered owners of those other shares, (ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and (iii) that dissent is being exercised in respect of all of those other shares. (3) After the dissenter has complied with subsection (1), 26-23363-4 C1.1 P221

- F-7 - (a) the dissenter is deemed to have sold to the company the notice shares, and (b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles. (4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares. (5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person. (6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division. Payment for notice shares 245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must (a) promptly pay that amount to the dissenter, or (b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares. (2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may (a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court, (b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and (c) make consequential orders and give directions it considers appropriate. (3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must (a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or (b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares. 26-23363-4 C1.1 P222

- F-8 - (4) If a dissenter receives a notice under subsection (1) (b) or (3) (b), (a) the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or (b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders. (5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that (a) the company is insolvent, or (b) the payment would render the company insolvent. Loss of right to dissent 246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur: (a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned; (b) the resolution in respect of which the notice of dissent was sent does not pass; (c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken; (d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed; (e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed; (f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent; (g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent; (h) the notice of dissent is withdrawn with the written consent of the company; (i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division. 26-23363-4 C1.1 P223

- F-9 - Shareholders entitled to return of shares and rights 247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares, (a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates, (b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and (c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division. 26-23363-4 C1.1 P224

- G-1 - APPENDIX G INTERIM ORDER (See attached.) 26-23363-4 C1.1 P225

SUPREME COURT OF BRITISH COLUMBIA VANCOUV!::R REGISTRY MAY O 7 2025 IN THE SUPREME COURT OF BRITISH COLUMBIA No. S-263352 Vancouver Registry OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT, S.B.C 2002, CHAPTER 57, AS AMENDED AND IN THE MATTER OF THE PROPOSED ARRANGEMENT INVOLVING CURALEAF HOLDINGS, INC. AND THE SHAREHOLDERS OF CURALEAF HOLDINGS, INC. BEFORE CURALEAF HOLDINGS, INC. ORDER MADE AFTER APPLICATION (Interim Order) ) ASSOCIATE JUDGE PECK ) PETITIONER 71May/2026 ON THE APPLICATION of the Petitioner, Curaleaf Holdings, Inc. ("Curaleaf') for an Interim Order under sections 288 and 291 of the British Columbia Business Corporations Act, S.B.C. 2002, c. 57, as amended (the "BCBCA"), in connection with an arrangement involving Curaleaf and the shareholders of Curaleaf under section 288 of the BCBCA [;J without notice coming on for hearing at courthouse at 800 Smithe Street, Vancouver, British Columbia on May 7, 2026 and on hearing Emma Sydora, counsel for Curaleaf and upon reading the Petition filed May 5, 2026 and Notice of Application filed May 5, 2026 herein, Affidavit #1 of Krystal Gosling made on May 5, 2026 (the "Gosling Affidavit"), and Affidavit #1 of Peter Clateman made on May 5, 2026 (the "Clateman Affidavit"); AND UPON BEING FURTHER ADVISED that it is the intention of Curaleaf to rely upon section 3(a)(10) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), as a basis for an exemption from the registration requirements of the U.S. Securities Act with respect to common stock in the capital of Cura leaf to be issued pursuant to the Arrangement based on the Court's approval of the Arrangement, as such term is defined in this Interim Order, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement; THIS COURT ORDERS that: DEFINITIONS 1. As used in this Interim Order, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the draft management information circular (the "Information Circular'') containing the draft Notice of Annual General and Special Meeting (the "Notice"), which is attached as Exhibit "A" to the Gosling Affidavit. 26-23363-4 C1.1 P226

- 2 - SPECIAL MEETING 2. Pursuant to section 291 (2)(b)(i) and sections 289(1)(a)(i) and (e) of the BCBCA, Curaleaf is authorized and directed to call, hold and conduct an annual and special meeting (the "Meeting") of the holders (the "Curaleaf Shareholders") of subordinate voting shares of Curaleaf (the "Curaleaf Subordinate Voting Shares") and multiple voting shares (the Multiple Voting Shares of Curaleaf (the "Curaleaf Multiple Voting Shares", collectively with the Curaleaf Subordinate Voting Shares, the "Curaleaf Shares"), to be held on June 22, 2026 at 9:00 a.m. (Eastern time) virtually at https://meetings. lumiconnect.com/200-400-246-452 to, inter a!ia, consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution"), approving and adopting in accordance with sections 289(1)(a)(i) and ( e) of the BCBCA, an arrangement under section 288 of the BCBCA (the "Arrangement") substantially as contemplated in the plan of arrangement (the "Plan of Arrangement"), a draft of which special resolution is attached at Appendix "D" to the Information Circular. 3. The Meeting shall be called, held and conducted in accordance with the BCBCA, the Notice, the Information Circular, the articles of Curaleaf and applicable securities laws, subject to the terms of this Interim Order and any further Order of this Court, and the rulings and directions of the Chair of the Meeting, such rulings and directions not to be inconsistent with this Interim Order, and to the extent of any inconsistency, this Interim Order shall govern. AMENDMENTS 4. Curaleaf is authorized to make, in the manner contemplated by and subject to the Arrangement, such amendments, modifications or supplements to the Arrangement, the Plan of Arrangement, the Notice and the Information Circular as it may determine without any additional notice to or authorization of any of the Curaleaf Shareholders or further orders of this Court. The Arrangement, the Plan of Arrangement, the Notice and the Information Circular as so amended, modified or supplemented, shall be the Arrangement, the Plan of Arrangement, the Notice and the Information Circular, respectively, to be submitted to the Meeting and the subject of the Arrangement Resolution. ADJOURNMENTS AND POSTPONEMENTS 5. Notwithstanding the provisions of the BCBCA and the notice of articles and articles of Curaleaf, and subject to the terms of the Arrangement, Curaleaf shall be entitled to adjourn, postpone or cancel the Meeting or the date of the application hearing for the Final Order on one or more occasions without the necessity of first convening the Meeting or first obtaining any vote of the Curaleaf Shareholders respecting the adjournment or postponement, and without the need for approval of this Court. Curaleaf shall provide notice of any such cancellation, adjournment or postponement of the Meeting or the date of the application for the Final Order by news release, newspaper advertisement or notice sent to the Curaleaf Shareholders by one of the methods specified in paragraphs 9 or 1 O of t_his Interim Order, as determined to be the most appropriate method of communication by the Curaleaf Board. 26-23363-4 C1.1 P227

- 3 - RECORD DATE 6. The record date for determining the Curaleaf Shareholders entitled to receive the Notice, the Information Circular, and the form of proxy ("Proxy Form") or voting instruction form ("VIF") all as applicable, in substantially the same form attached as Exhibits "A", "C" and "D" to the Gosling Affidavit, respectively, for use by Curaleaf Shareholders in connection with the Meeting (collectively, the "Meeting Materials"), and to vote at the Meeting, shall be the close of business on May 5, 2026 (the "Record Date"). 7. The Record Date will not change in respect of, or as a consequence of, any adjournment or postponement of the Meeting. NOTICE OF SPECIAL MEETING 8. The Information Circular is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of section 290(1)(a) of the BCBCA, and Curaleaf shall not be required to send to the Curaleaf Shareholders any other or additional statement pursuant to section 290(1)(a) of the BCBCA. 9. The Meeting Materials with such deletions, amendments or additional documents as counsel for Curaleaf may advise are necessary or desirable, and as are not inconsistent with the terms of this Interim Order, shall be sent: (a) to registered Curaleaf Shareholders ("Registered Curaleaf Shareholders") (those whose names appear in the central securities register of Curaleaf) determined as at the Record Date at least twenty one (21) days prior to the date of the Meeting, and in accordance with the requirements of (and the timelines prescribed by) National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102"), by: (i) mailing by prepaid mail, courier or the equivalent (unless the shareholder has chosen to receive proxy materials electronically, in which case by e-mail or other electronic means), notice of notice-and-access and the Proxy Form; and, (ii) using notice-and-access to deliver the Notice and Information Circular whereby those documents will be posted on a dedicated website hosted by Odyssey Trust Company ("Odyssey"), Curaleaf's transfer agent, at https://odysseytrust.com/client/crlf-holdings-inc/ and Curaleaf's profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar for Curaleaf's Registered Shareholders to access; (b) to non-registered holders or beneficial holders of Curaleaf Shares ("Non-Registered Curaleaf Shareholders") (those whose names do not appear in the central securities register of Curaleaf), by providing, in accordance with the requirements of (and within the timelines prescribed by) National Instrument 54-101 - Communications with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101 ") of the Canadian Securities Administrators by: 26-23363-4 C1.1 P228

-4- (i) mailing by prepaid mail, courier or the equivalent (unless the shareholder has chosen to receive proxy materials electronically, in which case by e-mail or other electronic means), notice of notice-and-access and the VIF; and, (ii) using notice-and-access to deliver the Notice and Information Circular whereby those documents will be posted on a dedicated website hosted by Odyssey, Curaleaf's transfer agent, at https://odysseytrust.com/client/crlf-holdings-inc/ and Curaleaf's profile on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov/edgar for Non-Registered Curaleaf Shareholders to access; (c) to the directors and auditors of Curaleaf by prepaid ordinary mail or by delivery in person or by recognized courier service or by email or facsimile transmission at least twenty-one (21) days prior to the date of the Meeting; and (d) at any time by email or facsimile transmission to any Curaleaf Shareholder who identifies himself, herself, or itself to the satisfaction of Curaleaf (acting through its representatives), who requests such email or facsimile transmission and, if required by Curaleaf, agrees to pay the charges related to such transmission and substantial compliance with this paragraph shall constitute good and sufficient notice of the Meeting. 10. In the event of an interruption in or cessation of postal services due to strike or otherwise, Curaleaf shall be authorized, in addition to or as an alternative to the methods of delivery specified in paragraph 9 above to communicate notice of the Meeting by publishing notice of the Meeting: (a) in a press release; and (b) in one of the following Canadian newspapers: (i) The Globe and Mail (National edition); or (ii) The National Post; and one of the following U.S. newspapers: (iii) The Washington Post; or (iv) The New York Times which publication shall include specific reference to locations (including www.sedarplus.ca and www.sec.gov/edgar) at which copies of the Meeting Materials and Court Materials (as defined below) will be available to be accessed. Such notice and access in compliance with this paragraph shall for all purposes constitute good and sufficient delivery of the Meeting Materials and Court Materials. 26-23363-4 C1.1 P229

- 5 - 11. Curaleaf shall also deliver and make available to holders of Curaleaf Options and holders of Curaleaf RSUs ("Curaleaf Incentive Securityholders"), at least twenty one (21) days prior to the hearing of the application for the Final Order, a copy of the Meeting Materials and Court Materials (as defined in paragraph 31 of this Interim Order) by either: (a) email transmission; (b) certified mail or prepaid ordinary mail or delivery by person or by recognized courier; (c) through Siebert.SPS ("Siebert") or the applicable equity incentive security management service used by Curaleaf as at the material time; or (d) if such person is also a Curaleaf Shareholder or director, in a manner set out in paragraphs 9 to 10 of this Interim Order. Delivery of such materials to Curaleaf Incentive Securityholders shall be to their addresses or email as they appear on the books and records of Curaleaf or its registrar and transfer agent, if applicable, at the close of business on the Record Date. Delivery of such materials through Siebert shall be provided to those persons identified on the books and records of Curaleaf or its registrar and transfer agent as Curaleaf Incentive Securityholders as at the close of business on the Record Date. 12. The Meeting Materials shall not be sent to Curaleaf Shareholders where mail previously sent to such holders by Curaleaf or its registrar and transfer agent has been returned to Curaleaf or its registrar and transfer agent on two or more previous consecutive occasions. 13. Accidental failure of or omission by Curaleaf to give notice to any one or more Curaleaf Shareholders or the directors and auditors of Curaleaf, or the non-receipt of such notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Curaleaf (including, without limitation, any inability to use postal services) shall not constitute a breach of this Interim Order or a defect in the calling of the Meeting and shall not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of Curaleaf, then it shall use reasonable efforts to rectify it by the method and in the time most reasonably practicable in the circumstances. DEEMED RECEIPT OF NOTICE 14. The Meeting Materials and any amendments, modifications, updates or supplements thereto and any notice of adjournment or postponement of the Meeting, shall be deemed to have been received: (a) in the case of mailing, the day (Saturday, Sunday and statutory holidays excepted) following the date of mailing as specified in section 6 of the BCBCA; 26-23363-4 C1.1 P230

- 6 - (b) in the case of delivery in person, upon receipt thereof at the intended recipient's address or, in the case of delivery by courier, one (1) business day after receipt by the courier; (c) in the case of transmission by email or facsimile, upon the transmission thereof; (d) in the case of any press release, news release, advertisement, or publication, including pursuant to paragraph 10 at the time of publication of the advertisement thereof; (e) in the case of electronic filing on SEDAR+ or EDGAR, upon the filing thereof; (f) in the case of electronic publication on Odyssey's dedicated website at https://odysseytrust.com/client/crlf-holdinqs-inc/, at the time of publication thereof; (g) in the case of any means of transmitted, recorded or electronic communication, upon the transmission thereof; and (h) in the case of Non-Registered Curaleaf Shareholders, three (3) days after delivery thereof to intermediaries and registered nominees. UPDATING MEETING MATERIALS 15. Notice of any amendments, modifications, updates or supplements to any of the information provided in the Meeting Materials or Court Materials (as defined in paragraph 31 of this Interim Order) may be delivered, at any time prior to the Meeting, to the Curaleaf Shareholders by press release, news release, newspaper advertisement, pre-paid ordinary mail, or by notice delivered by any of the means set forth in paragraphs 9 to 10 of this Interim Order, as determined to be the most appropriate method of communication by the Curaleaf Board. PERMITTED ATTENDEES 16. The only persons entitled to attend the Meeting shall be: (a) the Registered Curaleaf Shareholders as at the close of business on the Record Date, or their respective proxyholders; (b) directors, officers, advisors, and auditors of Curaleaf; and (c) other persons with the prior permission of the Chair of the Meeting, and the only persons entitled to vote on the Arrangement Resolution at the Meeting shall be the Registered Curaleaf Shareholders determined as at the Record Date (or their respective duly appointed proxyholders). 26-23363-4 C1.1 P231

- 7 - SOLICITATION OF PROXIES 17. Curaleaf is authorized to use a Proxy Form for Registered Curaleaf Shareholders, as applicable, in substantially the same form as attached as Exhibit "C" to the Gosling Affidavit, subject to Curaleaf's ability to insert dates and other relevant information in the final forms thereof and to make other non-substantive changes and changes legal counsel advise are necessary or appropriate, as well as a VIF for Non-Registered Curaleaf Shareholders in substantially the same form as attached as Exhibit "D" to the Gosling Affidavit, as applicable. Curaleaf is authorized, at its expense, to solicit proxies directly and through its officers, directors, and employees, and through such agents or representatives as it may retain for that purpose and by mail, telephone, or such other form of personal or electronic communication as it may determine. 18. The procedures for the use of proxies at the Meeting and revocation of proxies shall be as set out in the Notice and the Information Circular. 19. Curaleaf may in its discretion generally postpone or waive the time limits for the deposit of proxies by Curaleaf Shareholders if Curaleaf deems it advisable to do so, such waiver to be endorsed on the proxy by the initials of the Chair of the Meeting. QUORUM AND VOTING 20. The quorum at the Meeting shall be two Curaleaf Shareholders who are present in person or represented by proxy, without regard to the number of Curaleaf Shares held by such Curaleaf Shareholders. 21. At the Meeting, the votes in respect of the Arrangement Resolution shall be taken on the following basis: (a) each registered holder of Curaleaf Subordinate Voting Shares whose name is entered on the central securities register of Curaleaf as at the close of business on the Record Date is entitled to one (1) vote for each Curaleaf Subordinate Voting Share registered in his/her/its name; (b) each registered holder of Curaleaf Multiple Voting Shares whose name is entered on the central securities register of Curaleaf as at the close of business on the Record Date is entitled to fifteen (15) votes for each Curaleaf Multiple Voting Share registered in his/her/its name; and (c) the vote required to pass the Arrangement Resolution shall be the affirmative vote of sixty-six and two-thirds (662130/o) of the votes cast by the holders of Curaleaf Multiple Voting Shares and registered holders of Curaleaf Multiple Voting Shares present or represented by proxy at the Meeting, voting together as a single class. 26-23363-4 C1.1 P232

- 8 - SCRUITEER 22. The scrutineer for the Meeting shall be one or more representatives of Odyssey Trust Company, Curaleaf's transfer agent (or such other persons as Curaleaf may designate in its sole discretion). The duties of the scrutineer shall include: (a) reviewing and reporting to the Chair on the deposit and validity of proxies; (b) reporting to the Chair on the quorum of the Meeting; (c) reporting to the Chair on the polls taken or ballots cast, if ariy, at the Meeting; and (d) providing to Curaleaf and to the Chair written reports on matters related to their duties. DISSENT RIGHTS 23. Registered Curaleaf Shareholders as at the Record Date will have the right to dissent (the "Dissent Rights") in respect of the Arrangement Resolution in accordance with the provisions of Sections 237 to 247 of the BCBCA, as modified by the terms of this Interim Order, the Final Order and the Plan of Arrangement. 24. Notwithstanding section 242(1)(a) of the BCBCA, Registered Curaleaf Shareholders wishing to exercise Dissent Rights must send a written notice of dissent to the special resolution to approve the Arrangement contemplated by section 242 of the BCBCA (the "Notice of Dissent") to Curaleaf c/o Stikeman Elliott LLP, at 1155, Rene-Levesque Boulevard West, 41 st Floor, Montreal (Quebec) H2B 3V2, Canada, to the attention of Vanessa Coiteux by 5:00 p.m., Vancouver time, on June 18, 2026 or the business day that is two business days before the Meeting or any date to which the Meeting may be postponed or adjourned. 25. A Registered Curaleaf Shareholder wishing to exercise Dissent Rights must prepare a separate Notice of Dissent for themselves, if dissenting on their own behalf, and for each other person who beneficially owns Subordinate Voting Shares registered in the Dissenting Shareholder's name and on whose behalf the Registered Curaleaf Shareholder is dissenting, and must dissent with respect to all of the Curaleaf Subordinate Voting Shares registered in their name beneficially owned by the Non-Curaleaf Registered Shareholder on whose behalf they are dissenting. 26. Registered Curaleaf Shareholders who exercise Dissent Rights and who: (a) are ultimately entitled to be paid fair value for their Curaleaf Shares in respect of which such Registered Curaleaf Shareholder exercised Dissent Rights shall be entitled to be paid the fair value of such Curaleaf Shares and will be deemed to have irrevocably transferred such Curaleaf Shares to Curaleaf in consideration for such fair value (less, for greater certainty, any applicable withholding or other taxes), at the Effective Time, and will cease to have any rights as a Curaleaf Shareholder; or 26-23363-4 C1.1 P233

- 9 - (b) are ultimately not entitled for any reason to be paid the fair value of such Registered Curaleaf Shareholder's Curaleaf Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting Registered Curaleaf Shareholder, notwithstanding the provisions of sections 237 to 24 7 of the BCBCA, and shall be entitled to receive only what such holder would have received pursuant to the Arrangement if such Registered Curaleaf Shareholder had not purported to exercise Dissent Rights as contemplated in Section 2.2(1) of the Plan or Arrangement, but in no circumstance will Curaleaf or any other person be required to recognize Registered Curaleaf Shareholders who purport to exercise Dissent Rights as holders of Curaleaf Shares after the time that is immediately prior to the Effective Time, and the name of such holders of Curaleaf Shares who exercise Dissent Rights will cease to be entitled to the rights of a shareholder in respect of the Curaleaf Shares and the central securities register of Curaleaf will be amended to reflect that such former holder is no longer the holder of such Shares as at the Effective Time. 27. The exercise of Dissent Rights does not deprive a Registered Curaleaf Shareholder of the right to vote at the Meeting. However, a Registered Curaleaf Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the Curaleaf Shares beneficially held by such holder for the Arrangement Resolution. A vote against or abstaining from voting on the Arrangement Resolution, whether at the Meeting or by proxy, does not constitute a Dissent Notice for purposes of the right to dissent under sections 237 to 247 of the BCBCA. 28. The fair value of the Curaleaf Shares for the purposes of the Dissent Rights shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the Curaleaf Shareholders at the Meeting. 29. For greater certainty, in addition to any other restrictions in sections 237 to 247 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (a) any person who has voted, or has instructed a proxyholder to vote, in favor of the special resolution to approve the Arrangement at the Meeting; and (b) holders of Curaleaf Options and Curaleaf RSUs, in their capacity as such. APPLICATION FOR FINAL ORDER 30. The form of Notice of Petition attached as Exhibit "B" to the Gosling Affidavit is hereby approved as the form of notice for the hearing of the application for the Final Order. 31. Curaleaf shall include in the Meeting Materials, when sent in accordance with paragraphs 9 to 10 of this Interim Order, a copy of the Notice of Petition, in substantially the form attached as Exhibit "B'' to the Gosling Affidavit, and the text of this Interim Order (collectively, the "Court Materials"), and such Court Materials shall be deemed to have been served at the times specified in accordance with paragraphs 9-10 and/or 14 of this Interim Order, whether such persons reside within British Columbia or within another jurisdiction. 26-23363-4 C1.1 P234

- 10 - 32. The sending of the Meeting Materials and Court Materials in the manner contemplated by this Interim Order shall constitute good and sufficient service and no other form of service need be effected and no other material need be served on such persons in respect of these proceedings, except with respect to any person who shall: (a) File a Response to Petition, in the form prescribed by the Supreme Court Civil Rules, together with any evidence or material which is to be presented to the Court at the hearing of the Final Order; and (b) deliver the filed Response to Petition, together with a copy of any evidence or material which is to be presented to the Court at the hearing of the Application, to Curaleaf's counsel at: Stikeman Elliott LLP Barristers and Solicitors 2700 - 666 Burrard Street Vancouver, British Columbia V6C 2X8 Attention: Angela Crimeni by or before 4 p.m. (Vancouver time) on June 23, 2026, or as the Court may otherwise direct. 33. Upon the approval by the Curaleaf Shareholders of the Arrangement Resolution, in the manner set forth in this Interim Order, Curaleaf may apply to this Court (the "Application") for the Final Order: (a) pursuant to section 291 (4)(a) of the BCBCA approving the Arrangement; and (b) pursuant to section 291 (4)(c) of the BCBCA declaring that the Arrangement is procedurally and substantively fair and reasonable to the Curaleaf Shareholders and the hearing of the Application will be held on June 25, 2026, at 9:45 a.m. (Vancouver time) or as soon thereafter as the Application can be heard or at such other date and time as the Court may direct. 34. The persons entitled to appear and be heard at the hearing to sanction and approve the Arrangement, including without limitation, the Application, shall be only: (a) Curaleaf; and (b) Curaleaf Shareholders and other persons who have served and filed a Response to Petition and have otherwise complied with the Supreme Court Civil Rules and paragraph 32 of this Interim Order. 35. In the event that the hearing of the Application is adjourned, then only those persons who filed and delivered a Response to Petition in accordance with paragraph 32 of 26-23363-4 C1.1 P235

- 11 - this Interim Order need be served and provided with notice of the adjourned hearing date. 36. Curaleaf shall not be required to comply with Rule 8-1, and Rule 16-1 of the Supreme Court Civil Rules in relation to the hearing of the Application, and in particular any materials to be filed by Curaleaf in support of the hearing of the Application may be filed at any time prior to the hearing of the Application further order of this Court. VARIANCE 37. Curaleaf shall be entitled, at any time, to apply to vary this Interim Order. 38. To the extent of any inconsistency or discrepancy between this Interim Order and the Information Circular, the BCBCA, applicable Securities Laws or the notice of articles and articles of Curaleaf, this Interim Order will govern. 39. Rules 8-1 and 16-1(8) - (12) will not apply to any further applications in respect of this proceeding, including the Application and any application to vary this Interim Order. THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT S gnature of the lawyer for the Petitioner/Applicant, Curaleaf Holdings Inc. Lawyer: Emma Sydora 26-23363-4 C1.1 P236

- H-1 - APPENDIX H NOTICE OF ORDER (See attached.) 26-23363-4 C1.1 P237

No. S-263352 Vancouver Registry IN THE SUPREME COURT OF BRITISH COLUMBIA IN THE MATTER OF SECTION 288 OF THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT, S.B.C 2002, CHAPTER 57, AS AMENDED AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING CURALEAF HOLDINGS, INC. AND THE SHAREHOLDERS OF CURALEAF HOLDINGS, INC. CURALEAF HOLDINGS, INC. PETITIONER NOTICE OF HEARING OF PETITION TO: The holders (the “Curaleaf Shareholders”) of subordinate voting shares and multiple voting shares of Curaleaf Holdings, Inc. (“Curaleaf”) NOTICE IS HEREBY GIVEN that a Petition to the Court has been filed by Curaleaf in the Supreme Court of British Columbia for approval, pursuant to section 288 of the Canada Business Corporations Act, S.B.C 2002, c. 57, and amendments thereto, of an arrangement by way of a statutory plan of arrangement, involving Curaleaf and Curaleaf Shareholders (the “Arrangement”). NOTICE IS FURTHER GIVEN that by Order of an Associate Judge Peck of the Supreme Court of British Columbia, dated May 7, 2026, the Court has given directions by means of an interim order (the ‘‘Interim Order’’) on the calling of a special meeting (the ‘‘Meeting’’) of the Curaleaf Shareholders for the purpose of, among other things, considering and voting upon a special resolution to approve the Arrangement. NOTICE IS FURTHER GIVEN that if the Arrangement is approved at the Meeting, the Petitioner intends to apply to the Supreme Court of British Columbia for a final order (the ‘‘Final Order’’) approving the Arrangement and declaring that the Arrangement is procedurally and substantively fair and reasonable to the Curaleaf Shareholders, which application is expected to be heard at the courthouse at 800 Smithe Street, in the City of Vancouver, in the Province of British Columbia or as the Court may direct on June 25 at 9:45 a.m. (Vancouver time), or as soon thereafter as counsel may be heard or at such other date and time as the board of Curaleaf or the Court may direct. NOTICE IS FURTHER GIVEN that the Final Order approving the Arrangement will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof. IF YOU WISH TO BE HEARD AT THE HEARING OF THE APPLICATION FOR THE FINAL ORDER OR WISH TO BE NOTIFIED OF ANY FURTHER PROCEEDINGS, YOU MUST 26-23363-4 C1.1 P238

- 2 - GIVE NOTICE OF YOUR INTENTION by filing a form entitled ‘‘Response to Petition’’ together with any evidence or materials which you intend to present to the Court at the Vancouver Registry of the Supreme Court of British Columbia or as the Court may direct and YOU MUST ALSO DELIVER a copy of the Response to Petition and any other evidence or materials to Curaleaf’s address for delivery, which is set out below, on or before June 23, 2026 at 4:00 p.m. (Vancouver time). YOU OR YOUR SOLICITOR may file the Response to Petition. You may obtain a form of Response to Petition at the Registry or online from the BC Supreme Court website. The address of the Registry is 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1. IF YOU DO NOT FILE A RESPONSE TO PETITION AND ATTEND EITHER IN PERSON (OR AS DIRECTED BY THE COURT) OR BY COUNSEL at the time of the hearing of the application for the Final Order, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court deems fit, all without further notice to you. If the Arrangement is approved, it will affect the rights of the Curaleaf Shareholders. A copy of the Petition to the Court and the other documents that were filed in support of the Interim Order and will be filed in support of the Final Order will be delivered to any Curaleaf Shareholder upon request in writing addressed to the solicitors of the Petitioner at the address for delivery set out below. The Petitioner’s address for delivery is: Stikeman Elliott LLP Barristers and Solicitors 2700 – 666 Burrard Street Vancouver, BC V6C 2X8 Attention: Angela Crimeni DATED this 7 th day of May 2026. Counsel for the Petitioner, Curaleaf Holdings, Inc. Emma Sydora 26-23363-4 C1.1 P239

- I-1 - APPENDIX I NOTICE OF ARTICLES AND ARTICLES (See attached.) 26-23363-4 C1.1 P240

26-23363-4 C1.1 P241

26-23363-4 C1.1 P242

26-23363-4 C1.1 P243

Effective upon filing of Notice of Alteration with the Registrar of Companies on December 8, 2023 at 10:43 A.M.(Pacific Time).

Articles
of
CURALEAF HOLDINGS, INC.

Incorporation number: BC1018969

TABLE OF CONTENTS

Page No.

1. Interpretation 2
2. Shares and Share Certificates 2
3. Issue of Shares 4
4. Share Registers 4
5. Share Transfers 5
6. Transmission of Shares 6
7. Purchase of Shares 6
8. Borrowing Powers 7
9. Alterations 7
10. Meetings of Shareholders 8
11. Proceedings at Meetings of Shareholders 10
12. Votes of Shareholders 13
13. Directors 16
14. Election and Removal of Directors 18
15. Alternate Directors 20
16. Powers and Duties of Directors 21
17. Disclosure of Interest of Directors 21
18. Proceedings of Directors 23
19. Executive and Other Committees 25
20. Officers 26
21. Indemnification 27
22. Dividends 28
23. Documents, Records and Reports 29
24. Notices 30
25. Seal 31
26. Prohibitions 32
27. Special Rights and Restrictions 32

2 1. INTERPRETATION 1.1 Definitions In these Articles, the following words and phrases have the meanings set out beside them: (1) “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being; (2) “Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; (3) “Company” means the company whose name is set out at the top of page 1, being the company which has adopted these Articles; (4) “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; (5) “legal personal representative” means the personal or other legal representative of the shareholder; (6) “registered address” of a shareholder means the shareholder's address as recorded in the central securities register; (7) “seal” means the seal of the Company, if any. 1.2 Business Corporations Act and Interpretation Act Definitions Applicable The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail. 2. SHARES AND SHARE CERTIFICATES 2.1 Authorized Share Structure The authorized share structure of the Company consists of shares of the kinds, classes and, if any, series described in the Notice of Articles of the Company. 2.2 Form of Share Certificate Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act. 2.3 Shareholder Entitled to Certificate or Acknowledgment Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, but in respect of a share 26-23363-4 C1.1 P245

3 held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all. 2.4 Delivery by Mail Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen. 2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit: (1) order the share certificate or acknowledgment, as the case may be, to be cancelled; and (2) issue a replacement share certificate or acknowledgment, as the case may be. 2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive: (1) proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and (2) any indemnity the directors consider adequate. 2.7 Splitting Share Certificates If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request. 2.8 Certificate Fee There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors. 2.9 Recognition of Trusts Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of 26-23363-4 C1.1 P246

4 competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder. 3. ISSUE OF SHARES 3.1 Directors Authorized Subject to the rights of the holders of issued shares of the Company, the Company may allot, sell, issue and otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share. 3.2 Commissions and Discounts The Company may pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company. 3.3 Brokerage The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities. 3.4 Conditions of Issue Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when: (1) consideration is provided to the Company for the issue of the share by one or more of the following: (a) past services performed for the Company; (b) property; (c) money; and (2) the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1. 3.5 Share Purchase Warrants and Rights The Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time. 4. SHARE REGISTERS 4.1 Central Securities Register The Company must maintain in British Columbia a central securities register as required by the Business Corporations Act. The directors may appoint: 26-23363-4 C1.1 P247

5 (1) an agent to maintain the central securities register; and (2) one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place. 4.2 Closing Register The Company must not at any time close its central securities register. 5. SHARE TRANSFERS 5.1 Registering Transfers A transfer of a share of the Company must not be registered unless: (1) a duly signed instrument of transfer in respect of the share has been received by the Company; (2) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and (3) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company. 5.2 Form of Instrument of Transfer The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time. 5.3 Transferor Remains Shareholder Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer. 5.4 Signing of Instrument of Transfer If a shareholder, or their duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer: (1) in the name of the person named as transferee in that instrument of transfer; or (2) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered. 26-23363-4 C1.1 P248

6 5.5 Enquiry as to Title Not Required Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares. 5.6 Transfer Fee There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors. 6. TRANSMISSION OF SHARES 6.1 Legal Personal Representative Recognized on Death In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate. 6.2 Rights of Legal Personal Representative The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company. 7. PURCHASE OF SHARES 7.1 Company Authorized to Purchase Shares Subject to Article 7.2 and the special rights and restrictions attached to the shares of any class or series, the Company, if authorized by the directors, may purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution. 7.2 Purchase When Insolvent The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that: (1) the Company is insolvent; or (2) making the payment or providing the consideration would render the Company insolvent. 7.3 Sale and Voting of Purchased Shares If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it: 26-23363-4 C1.1 P249

7 (1) is not entitled to vote the share at a meeting of its shareholders; (2) must not pay a dividend in respect of the share; and (3) must not make any other distribution in respect of the share. 8. BORROWING POWERS The Company, if authorized by the directors, may: (1) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (2) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate; (3) guarantee the repayment of money by any other person or the performance of any of any other person; and (4) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company. 9. ALTERATIONS 9.1 Alteration of Authorized Share Structure Subject to Article 9.2, the Company may by: (1) a resolution of its board of directors (a) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; (b) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; (c) alter the identifying name of any of its shares; and (d) subdivide or consolidate all or any of its unissued, or fully paid issued, shares. (2) an ordinary resolution: (a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; and (b) if the Company is authorized to issue shares of a class of shares with par value: (i) decrease the par value of those shares; and (ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares. 26-23363-4 C1.1 P250

8 (3) a special resolution, otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act. 9.2 Special Rights and Restrictions The Company may by ordinary resolution: (1) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, unless any of those shares have been issued in which case the Company may do so only by special resolution; or (2) or delete any special rights or restrictions attached to the shares of any class or series of unless any of those shares have been issued in which case the Company may do so only by special resolution. 9.3 Change of Name The Company may by a resolution of its board of directors authorize an alteration of its Notice of Articles to change its name or adopt or change any translation of that name. 9.4 Other Alterations If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles. 10. MEETINGS OF SHAREHOLDERS 10.1 Annual General Meetings The Company must, unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, hold its first annual general meeting following incorporation, amalgamation or continuation within 18 months after the date on which it was incorporated or otherwise created and recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. 10.2 Resolution Instead of Annual General Meeting If all the shareholders entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business required to be transacted at that annual general meeting, the meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting. 10.3 Calling and Location of Meetings of Shareholders The directors may, whenever they think fit, call a meeting of shareholders to be held in British Columbia, Calgary, Alberta or Toronto, Ontario or at such other location as may be approved by the Registar of Companies at such time and place as may be determined by the directors. 10.4 Notice for Meetings of Shareholders The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary 26-23363-4 C1.1 P251

9 resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting: (1) if and for so long as the Company is a public company, 21 days; (2) otherwise, 10 days. 10.5 Record Date for Notice The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than: (1) if and for so long as the Company is a public company, 21 days; (2) otherwise, 10 days. If no record date is set, it is 5:00 p.m. on the business day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. 10.6 Record Date for Voting The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. 10.7 Failure to Give Notice and Waiver of Notice The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. 10.8 Notice of Special Business at Meetings of Shareholders If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must: (1) state the general nature of the special business; and (2) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: (a) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and (b) during statutory business hours on any one or more specified days before the day set for the holding of the meeting. 26-23363-4 C1.1 P252

10 11. PROCEEDINGS AT MEETINGS OF SHAREHOLDERS 11.1 Special Business At a meeting of shareholders, the following business is special business: (1) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; (2) at an annual general meeting, all business is special business except for the following: (a) business relating to the conduct of or voting at the meeting; (b) consideration of any financial statements of the Company presented to the meeting; (c) consideration of any reports of the directors or auditor; (d) the setting or changing of the number of directors; (e) the election or appointment of directors; (f) the appointment of an auditor; (g) the setting of the remuneration of an auditor; (h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and (i) any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders. 11.2 Special Majority The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution. 11.3 Quorum Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are present in person or represented by proxy. 11.4 One Shareholder May Constitute Quorum If there is only one shareholder entitled to vote at a meeting of shareholders: (1) the quorum is one person who is, or who represents by proxy, that shareholder, and (2) that shareholder, present in person or by proxy, may constitute the meeting. 11.5 Other Persons May Attend The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to 26-23363-4 C1.1 P253

11 attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting. 11.6 Requirement of Quorum No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting. 11.7 Lack of Quorum If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present: (1) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and (2) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place. 11.8 Lack of Quorum at Succeeding Meeting If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum. 11.9 Chair The following individuals are entitled to preside as chair at a meeting of shareholders: (1) the chair of the board, if any; or (2) if the chair of the board is absent or unwilling to act as chair of the meeting, the first of the following individuals to agree to act as chair: the president, if any. 11.10 Selection of Alternate Chair If, at any meeting of shareholders, the chair of the board or president are not present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, one of the chief executive officer, the chief financial officer, a vice-president, the secretary or the Company's legal counsel may act as chair of the meeting and, failing them, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting. 11.11 Adjournments The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than tl1e business left unfinished at the meeting from which the adjournment took place. 26-23363-4 C1.1 P254

12 11.12 Notice of Adjourned Meeting It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting. 11.13 Decisions by Show of Hands or Poll Every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy. 11.14 Declaration of Result The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in tl1e minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution. 11.15 Motion Need Not be Seconded No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion. 11.16 Casting Vote In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder. 11.17 Manner of Taking Poll Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders: (1) the poll must be taken: (a) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and (b) in the manner, at the time and at the place that the chair of the meeting directs; (2) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and (3) the demand for the poll may be withdrawn by the person who demanded it. 11.18 Demand for Poll on Adjournment A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting. 26-23363-4 C1.1 P255

13 11.19 Chair Must Resolve Dispute In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and their determination made in good faith is final and conclusive. 11.20 Casting of Votes On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way. 11.21 Demand for Poll No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected. 11.22 Demand for Poll Not to Prevent Continuance of Meeting The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded. 11.23 Retention of Ballots and Proxies The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting at its records office, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies. 12. VOTES OF SHAREHOLDERS 12.1 Number of Votes by Shareholder or by Shares Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3: (1) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and (2) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy. 12.2 Votes of Persons in Representative Capacity A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting. 12.3 Votes by Joint Holders If there are joint shareholders registered in respect of any share: (1) any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or 26-23363-4 C1.1 P256

14 (2) if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted. 12.4 Legal Personal Representatives as Joint Shareholders Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders. 12.5 Representative of a Corporate Shareholder If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as Its representative at any meeting of shareholders of the Company, and: (1) for that purpose, the instrument appointing a representative must: (a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or (b) be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; (2) if a representative is appointed under this Article 12.5: (a) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and (b) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages. 12.6 Proxy Provisions Do Not Apply to All Companies Articles 12.9 and 12.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. 12.7 Appointment of Proxy Holders Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. 12.8 Alternate Proxy Holders A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder. 26-23363-4 C1.1 P257

15 12.9 When Proxy Holder Need Not Be Shareholder Subject to Article 12.6 a person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if: (1) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5; (2) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or (3) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting. 12.10 Deposit of Proxy A proxy for a meeting of shareholders must: (1) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or (2) unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting. A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages. 12.11 Validity of Proxy Vote A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received: (1) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or (2) by the chair of the meeting, before the vote is taken. 12.12 Form of Proxy (1) Subject to Article 12.6, a proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting: [name of company] (the “Company”) The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting. 26-23363-4 C1.1 P258

16 Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): Signed [month, day, year] [Signature of shareholder] [Name of shareholder-printed] 12.13 Revocation of Proxy Every proxy may be revoked by an instrument in writing that is: (1) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or (2) provided, at the meeting, to the chair of the meeting. 12.14 Revocation of Proxy Must Be Signed An instrument referred to in Article 12.13 must be signed as follows: (1) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or their legal personal representative or trustee in bankruptcy; (2) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5. 12.15 Production of Evidence of Authority to Vote The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote. 13. DIRECTORS 13.1 First Directors; Number of Directors The directors, or the first directors after the Company being incorporated, amalgamated or continued, are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at: (1) subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company's first directors; (2) if the Company is a public company, the greater of three and the most recently set of: (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given);and (b) the number of directors set under Article 14.4; 26-23363-4 C1.1 P259

17 (3) if the Company is not a public company, the most recently set of: (a) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and (b) the number of directors set under Article 14.4. 13.2 Change in Number of Directors If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a): (1) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; (2) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies. 13.3 Directors' Acts Valid Despite Vacancy An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office. 13.4 Qualifications of Directors A director is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director. 13.5 Remuneration of Directors The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If they so decide, the remuneration, if any, of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. 13.6 Reimbursement of Expenses of Directors The Company must reimburse each director for the reasonable expenses they may incur in and about the business of the Company. 13.7 Special Remuneration for Directors If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, they may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that they may be entitled to receive. 13.8 Gratuity, Pension or Allowance on Retirement of Director Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to their spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance. 26-23363-4 C1.1 P260

18 14. ELECTION AND REMOVAL OF DIRECTORS 14.1 Election at Annual General Meeting At every annual general meeting and in every unanimous resolution contemplated by Article 10.2: (1) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and (2) the directors cease to hold office immediately before the election or appointment of directors under paragraph (1) but are eligible for re-election or re-appointment. 14.2 Consent to be a Director No election, appointment or designation of an individual as a director is valid unless: (1) that individual consents to be a director in the manner provided for in the Business Corporations Act; (2) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or (3) with respect to first directors, the designation is otherwise valid under the Business Corporations Act. 14.3 Failure to Elect or Appoint Directors If: (1) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or (2) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors; then each director then in office continues to hold office until the earlier of: (3) the date on which their successor is elected or appointed; and (4) the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles. 14.4 Places of Retiring Directors Not Filled If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re- elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose . If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office. 26-23363-4 C1.1 P261

19 14.5 Directors May Fill Casual Vacancies Any casual vacancy occurring in the board of directors may be filled by the directors. 14.6 Remaining Directors Power to Act The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or for any other purpose. 14.7 Shareholders May Fill Vacancies If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors. 14.8 Additional Directors Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed: (1) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or (2) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8. Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment. 14.9 Ceasing to be a Director A director ceases to be a director when: (1) the term of office of the director expires; (2) the director dies; (3) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or (4) the director is removed from office pursuant to Articles 14.10 or 14.11. 14.10 Removal of Director by Shareholders The Company may remove any director before the expiration of their term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy. 26-23363-4 C1.1 P262

20 14.11 Removal of Director by Directors The directors may remove any director before the expiration of their term of office if the director is convicted of an indictable offence, convicted by a court of an offence under or found in breach and sanctioned by a securities regulatory authority of any Canadian or United States securities legislation, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy. 15. ALTERNATE DIRECTORS 15.1 Appointment of Alternate Director Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be their alternate to act in their place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to the appointor within a reasonable time after the notice of appointment is received by the Company. 15.2 Notice of Meetings Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which their appointor is a member and to attend and vote as a director at any such meetings at which their appointor is not present. 15.3 Alternate for More Than One Director Attending Meetings A person may be appointed as an alternate director by more than one director, and an alternate director: (1) will be counted in determining the quorum for a meeting of directors once for each of their appointors and, in the case of an appointee who is also a director, once more in that capacity; (2) has a separate vote at a meeting of directors for each of their appointors and, in the case of an appointee who is also a director, an additional vote in that capacity; (3) will be counted in determining the quorum for a meeting of a committee of directors once for each of their appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; (4) has a separate vote at a meeting of a committee of directors for each of their appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity. 15.4 Consent Resolutions Every alternate director, if authorized by the notice appointing them, may sign in place of their appointor any resolutions to be consented to in writing. 15.5 Alternate Director Not an Agent Every alternate director is deemed not to be the agent of their appointor. 26-23363-4 C1.1 P263

21 15.6 Revocation of Appointment of Alternate Director An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by them. 15.7 Ceasing to be an Alternate Director The appointment of an alternate director ceases when: (1) their appointor ceases to be a director and is not promptly re-elected or re-appointed; (2) the alternate director dies; (3) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company; (4) the alternate director ceases to be qualified to act as a director; or (5) their appointor revokes the appointment of the alternate director. 15.8 Remuneration and Expenses of Alternate Director The Company must reimburse an alternate director for the reasonable expenses that would be properly reimbursed if they were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct. 16. POWERS AND DUTIES OF DIRECTORS 16.1 Powers of Management The directors must, subject to these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company. 16.2 Appointment of Attorney of Company The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove g. director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them. 17. DISCLOSURE OF INTEREST OF DIRECTORS 17.1 Obligation to Account for Profits A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is 26-23363-4 C1.1 P264

22 liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act. 17.2 Restrictions on Voting by Reason of Interest A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. 17.3 Interested Director Counted in Quorum A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting. 17.4 Disclosure of Conflict of Interest or Property A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act. 17.5 Director Holding Other Office in the Company A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to their office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine. 17.6 No Disqualification No director or intended director is disqualified by their office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or behalf of the Company in which a director is in any way interested is liable to be voided for that reason. 17.7 Professional Services by Director or Officer A director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer. 17.8 Director or Officer in Other Corporations A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and the director or officer is not accountable to the Company for any remuneration or other benefits received by them as director, officer or employee of, or from their interest in, such other person. 26-23363-4 C1.1 P265

23 18. PROCEEDINGS OF DIRECTORS 18.1 Meetings of Directors The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. 18.2 Voting at Meetings Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote. 18.3 Chair of Meetings The following individual is entitled to preside as chair at a meeting of directors: (1) the chair of the board, if any; (2) in the absence of the chair of the board, the president, if any, if the president is a director; or (3) any other director chosen by the directors if: (a) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting; (b) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or (c) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting. 18.4 Meetings by Telephone or Other Communications Medium A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who pru1icipates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. 18.5 Calling of Meetings A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time. 18.6 Notice of Meetings Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24 1. 26-23363-4 C1.1 P266

24 18.7 When Notice Not Required It is not necessary to give notice of a meeting of the directors to a director or an alternate director if: (1) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or (2) the director or alternate director, as the case may be, has waived notice of the meeting. 18.8 Meeting Valid Despite Failure to Give Notice The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting. 18.9 Waiver of Notice of Meetings Any director or alternate director may send to the Company a document signed by them waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to their alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. 18.10 Quorum The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting. 18.11 Validity of Acts Where Appointment Defective An act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer. 18.12 Consent Resolutions in Writing A resolution of the directors or of any committee of the directors may be passed without a meeting: (1) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or (2) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that they have or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing. A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors. 26-23363-4 C1.1 P267

25 19. EXECUTIVE AND OTHER COMMITTEES 19.1 Appointment and Powers of Executive Committee The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except: (1) the power to fill vacancies in the board of directors; (2) the power to remove a director; (3) the power to change the membership of, or fill vacancies in, any committee of the directors; and (4) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution. 19.2 Appointment and Powers of Other Committees The directors may, by resolution: (1) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate; (2) delegate to a committee appointed under paragraph (1) any of the directors ' powers, except: (a) the power to fill vacancies in the board of directors; (b) the power to remove a director; (c) the power to change the membership of, or fill vacancies in, any committee of the directors; and (d) the power to appoint or remove officers appointed by the directors; and (3) make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors ' resolution. 19.3 Obligations of Committees In the exercise of the powers delegated to a committee appointed under Articles 19.1 or 19.2, the committee must: (1) confirm to any rules that may from time to time be imposed on it by the directors; and (2) report every act or thing done in exercise of those powers at such times as the directors may require. 19.4 Powers of Board The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2: (1) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding; 26-23363-4 C1.1 P268

26 (2) terminate the appointment of, or change the membership of, the committee; and (3) fill vacancies in the committee. 19.5 Committee Meetings Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2: (1) the committee may meet and adjourn as it thinks proper; (2) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting; (3) a majority of the members of the committee constitutes a quorum of the committee; and (4) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote. 20. OFFICERS 20.1 Directors May Appoint Officers The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment. 20.2 Functions, Duties and Powers of Officers The directors may, for each officer: (1) determine the functions and duties of the officer; (2) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and (3) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer. 20.3 Qualifications An officer is not required to hold a share in the capital of the Company as qualification for their office but must be qualified as required by the Business Corporations Act to become, act or continue to act as an officer. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director. 20.4 Remuneration and Terms of Appointment All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer, in addition to such remuneration, may receive, after they cease to hold such office or leaves the employment of the Company, a pension or gratuity. 26-23363-4 C1.1 P269

27 21. INDEMNIFICATION 21.1 Definitions In this Article 21: (1) “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding; (2) “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company: (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; (3) “expenses” has the meaning set out in the Business Corporations Act. 21.2 Mandatory Indemnification of Directors and Officers and Former Directors and Officers The Company must indemnify a director, officer, former director or officer or alternate director of the Company and their heirs and legal personal representatives, as set out in the Business Corporations Act, against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, officer, former director and officer and alternate director is deemed to have contracted with the Comp any on the terms of the indemnity contained in this Article 21.2. 21.3 Mandatory Advancement of Expenses The Company must pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding but the Company must first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the eligible party will repay the amounts advanced. 21.4 Indemnification of Other Persons The Company may indemnify any other person in accordance with the Business Corporations Act. 21.5 Non-Compliance with Business Corporations Act The failure of a director, alternate director or officer of the Comp any to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part. 21.6 Company May Purchase Insurance The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who: 26-23363-4 C1.1 P270

28 (1) is or was a director, alternate director, officer, employee or agent of the Company; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (3) at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (4) at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position. 22. DIVIDENDS 22.1 Payment of Dividends Subject to Special Rights The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends. 22.2 Declaration of Dividends The directors may from time to time declare and authorize payment of such dividends as they may deem advisable. 22.3 No Notice Required The directors need not give notice to any shareholder of any declaration under Article 22.2. 22.4 Record Date The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p .m. on the date on which the directors pass the resolution declaring the dividend. 22.5 Manner of Paying Dividend A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways. 22.6 Settlement of Difficulties If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may: (1) set the value for distribution of specific assets; (2) determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and (3) vest any such specific assets in trustees for the persons entitled to the dividend. 26-23363-4 C1.1 P271

29 22.7 When Dividend Payable Any dividend may be made payable on such date as is fixed by the directors. 22.8 Dividends to be Paid in Accordance with Number of Shares All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held. 22.9 Receipt by Joint Shareholders If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share. 22.10 Dividend Bears No Interest No dividend bears interest against the Company. 22.11 Fractional Dividends If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend. 22.12 Payment of Dividends Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the ad dress of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority. 22.13 Capitalization of Surplus Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus. 23. DOCUMENTS, RECORDS AND REPORTS 23.1 Recording of Financial Affairs The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act. 23.2 Inspection of Accounting Records Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company. 26-23363-4 C1.1 P272

30 24. NOTICES 24.1 Method of Giving Notice Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permit ted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods: (1) prepaid mail addressed to the person at the applicable address for that person as follows: (a) for a record mailed to a shareholder, the shareholder's registered address; (b) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; (c) in any other case, the mailing address of the intended recipient; (2) delivery at the applicable address for that person as follows, addressed to the person: (a) for a record delivered to a shareholder, the shareholder's registered address; (b) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; (c) in any other case, the delivery address of the intended recipient; (3) fax to the fax number provided by the intended recipient for the sending of that record or records of that class; (4) e -mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or (5) physical delivery to the intended recipient. 24.2 Deemed Receipt of Mailing A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A record that is delivered to a person or their applicable address is deemed to be received by the person on receipt by that person or delivery to that address. A record that is sent to a person by fax or e-mail is deemed to be received by the person on transmission if sent during business hours at the place of intended receipt by that person and, if not sent during their business hours, on the next business day of the place of intended receipt of that person. 24.3 Certificate of Sending A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required, and sent as permitted, by Article 24.1 is conclusive evidence of that fact. 26-23363-4 C1.1 P273

31 24.4 Notice to Joint Shareholders A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share. 24.5 Notice to Trustees A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by: (1) mailing the record, addressed to them: (a) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and (b) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or (2) if an address referred to in paragraph 24.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. 25. SEAL 25.1 Who May Attest Seal Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of: (1) any t wo directors; (2) any officer, together with any director; (3) if the Company only has one director, that director; or (4) any one or more directors or officers or persons as may be determined by the directors. 25.2 Sealing Copies For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer. 25.3 Mechanical Reproduction of Seal The directors may authorize the seal to be impressed by third p arties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior 26-23363-4 C1.1 P274

32 officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies . Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them. 26. PROHIBITIONS 26.1 Definitions In this Article 26: (1) “designated security” means: (a) a voting security of the Company; (b) a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or (c) a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b); (2) “security” has the meaning assigned in the Securities Act (British Columbia); (3) “voting security” means a security of the Company that: (a) is not a debt security, and (b) carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing. 26.2 Application Article 26.3 does not apply to the Company if and for so long as it is a public company or its designated securities are beneficially owned, directly or indirectly, by more than 50 persons or companies, counting any two or more joint registered owners as one beneficial owner, and not counting employees and former employees of the Company or its affiliates. 26.3 Consent Required for Transfer of Shares or Designated Securities No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for re fusing to consent to any such sale, transfer or other disposition. 26-23363-4 C1.1 P275

33 PART 27 SPECIAL RIGHTS AND RESTRICTIONS 27.1 Subordinate Voting Shares An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held. (b) Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares. (c) Dividends. Holders of Subordinate Voting Shares shall be entitled to receive, as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares, unless otherwise determined by the Board of Directors of the Company. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares. (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future. 26-23363-4 C1.1 P276

34 (f) Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares shall occur unless, simultaneously, the Multiple Voting Shares and Exchangeable Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. (g) Conversion of Subordinate Voting Shares Upon an Offer. In the event that an offer is made to purchase Multiple Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Multiple Voting Shares of the Company are listed has not implemented any rules with respect to "coattail protections", or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined in Article 27.2(1)(f)(i)) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the Company shall deposit or cause the transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder. To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall: (i) give written notice to the transfer agent of the exercise of such right, and of the number of Subordinate Voting Shares in respect of which the right is being exercised; (ii) deliver to the transfer agent the share certificate or certificates representing the Subordinate Voting Shares in respect of which the right is being exercised, if applicable; and (iii) pay any applicable stamp tax or similar duty on or in respect of such conversion. No share certificates representing the Multiple Voting Shares, resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion will be re-converted into Subordinate Voting Shares at the then Conversion Ratio and the Company shall send or cause the transfer agent to send to the holder a share certificate representing the Subordinate Voting Shares. In the event that the offeror takes up and pays for the Multiple Voting Shares resulting from conversion, the Company shall cause the transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror. (h) Conversion of Subordinate Voting Shares into Non-Voting Exchangeable Shares. Each issued and outstanding Subordinate Voting Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the transfer 26-23363-4 C1.1 P277 agent accompanied by the certificate or certificates representing the Subordinate Voting Shares or, if uncertificated, such other evidence of ownership as the transfer agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Subordinate Voting Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Subordinate Voting Shares which the holder wishes to have converted, and shall be accompanied by sufficient monies necessary to pay any applicable stamp tax or similar duty on or in respect of such conversion. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the transfer agent, the Company will issue a share certificate or other evidence of ownership representing Proportionate Voting Shares on the basis set out above to the registered holder of the Subordinate Voting Shares. If fewer than all of the Subordinate Voting Shares represented by a certificate accompanying the notice are to be converted, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Subordinate Voting Shares converted into Exchangeable Shares hereunder will automatically be cancelled. 27.2 Multiple Voting Shares An unlimited number of Multiple Voting shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to 15 votes in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 15 votes per Multiple Voting Share. (b) Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b), each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held. (c) Dividends. The holder of Multiple Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio (as defined in Article 27.2(1)(f)(i))) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting 26-23363-4 C1.1 P278

Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board of Directors of the Company. (d) Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares. (e) Rights to Subscribe; Pre-Emptive Rights. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future. (f) Conversion. Holders of Multiple Voting Shares shall have conversion rights as follows (the "Conversion Rights"): (i) Right to Convert. Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Multiple Voting Share is surrendered for conversion. The initial "Conversion Ratio" for shares of Multiple Voting Shares shall be one Subordinate Voting Share for each Multiple Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Sections 27.2(1)(f)(iv) and 27.2(1)(f)(v). (ii) Automatic Conversion. (A) On the first business day following the first annual meeting of the shareholders of the Company held after the Subordinate Voting Shares become listed or quoted on a United States national securities exchange such as The NASDAQ Stock Market or The New York Stock Exchange, each Multiple Voting Share shall be automatically converted, without any further action, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio, and each Permitted Holder of Multiple Voting Shares shall automatically be deemed to have exercised his, her or its rights under subsection 27.2(1)(f)(i) to convert such Multiple Voting Share into one fully paid and non-assessable Subordinate Voting Share. (B) Upon the first date that any Multiple Voting Share shall be held by a person other than by a Permitted Holder, the Permitted Holder which held such Multiple Voting Share until such date, without any further action, 36 26-23363-4 C1.1 P279

37 shall automatically be deemed to have exercised his, her or its rights under subsection 27.2(1)(f)(i) to convert such Multiple Voting Share into one fully paid and nonassessable Subordinate Voting Share. (C) In addition, all Multiple Voting Shares held by a Permitted Holder will convert automatically, without any further action, into Subordinate Voting Shares at such time as the Permitted Holders that hold Multiple Voting Shares no longer as a group beneficially own, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding shares of the Company on a non-diluted basis. (D) A Multiple Voting Share that is converted into Subordinate Voting Shares as provided for in subsection 27.2(1)(f)(ii)(A) or 27.2(1)(f)(ii)(B) will automatically be cancelled. (E) For the purposes hereof: (i) "Members of the Immediate Family" means with respect to any individual, each parent (whether by birth or adoption), spouse or child (including any step-child) or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned persons, and each legal representative of such individual or of any aforementioned persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a person shall be considered the spouse of an individual if such person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual; and (ii) "Permitted Holders" means (a) Boris Jordan and any Members of the Immediate Family of Boris Jordan, and (b) any Person controlled, directly or indirectly by one or more of the Persons referred to in clause (a) above. (iii) Mechanics of Conversion. Before any holder of Multiple Voting Shares shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Subordinate Voting Shares or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (each, a "Conversion Notice") and the Subordinate Voting Shares resulting therefrom shall be registered in the name of the registered holder of the Multiple Voting Shares 26-23363-4 C1.1 P280

38 converted or, subject to payment by the registered holder of any stock transfer or applicable taxes and compliance with any other reasonable requirements of the Company in respect of such transfer, in such name or names as such registered holder may direct in writing. Upon receipt of such notice and certificate or certificates and, as applicable, compliance with such other requirements, the Company shall (or shall cause its transfer agent to), at its expense, as soon as practicable thereafter, remove or cause the removal of such holder from the register of holders in respect of the Multiple Voting Shares for which the conversion right is being exercised, add the holder (or any person or persons in whose name or names such converting holder shall have directed the resulting Subordinate Voting Shares to be registered) to the securities register of holders in respect of the resulting Subordinate Voting Shares, cancel or cause the cancellation of the certificate or certificates representing such Multiple Voting Shares and issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates or the equivalent in any non-certificated inventory system (such as, for example, a Direct Registration System) administered by any applicable depository or transfer agent of the Company, representing the Subordinate Voting Shares issued upon the conversion of such Multiple Voting Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted. A Multiple Voting Share that is converted into Subordinate Voting Shares as provided for in this subsection 27.2(1)(f) will automatically be cancelled. (iv) Adjustments for Distributions. In the event the Company shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a "Distribution"), then, in each such case for the purpose of this Section 27.2(1)(f)(iv), the holders of Multiple Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution. (v) Recapitalizations; Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a "Recapitalization"), provision shall be made so that the holders of Multiple Voting Shares shall thereafter be entitled to receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 27.2(1)(f) with respect to the rights of the holders of Multiple Voting Shares after the Recapitalization to the end that the provisions of this Section 27.2(1)(f) (including 26-23363-4 C1.1 P281

39 adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Multiple Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable. (vi) No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded down to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of Multiple Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion. (vii) Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 27.2(1)(f), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Multiple Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Multiple Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Multiple Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Multiple Voting Share. (viii) Effect of Conversion. All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the "Conversion Time"), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion. (ix) Retirement of Shares. Any Multiple Voting Share converted shall be retired and cancelled and may not be reissued as shares of such class or any other class or series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Multiple Voting Shares accordingly. (x) Disputes. Any holder of Multiple Voting Shares that beneficially owns more than 5% of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the Conversion Ratio or the arithmetic calculation of the Conversion Ratio (as defined herein) by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the holder within five (5) business days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, as applicable. If the holder and the Company are unable to agree upon such determination or calculation of the 26-23363-4 C1.1 P282

40 Conversion Ratio, as applicable, within five (5) business days of such response, then the Company and the holder shall, within one (1) business day thereafter, submit the disputed arithmetic calculation of the Conversion Ratio, as applicable, to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. (g) Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Multiple Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. (h) Conversion of Multiple Voting Shares Upon an Offer. In addition to the conversion rights set out in Section 27.2(1)(f), in the event that an offer is made to purchase Subordinate Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Subordinate Voting Shares of the Company are then listed has not implemented any rules with respect to "coattail protections", or if the Subordinate Voting Shares are not then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Section 27.2(1)(h) may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company shall or shall cause its transfer agent for the Subordinate Voting Shares to deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder. To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall: (i) give written notice to the transfer agent of the exercise of such right, and of the number of Multiple Voting Shares in respect of which the right is being exercised; (ii) deliver to the transfer agent the share certificate or certificates representing the Multiple Voting Shares in respect of which the right is being exercised, if applicable; and (iii) pay any applicable stamp tax or similar duty on or in respect of such conversion. 26-23363-4 C1.1 P283

41 No share certificates representing the Subordinate Voting Shares, resulting from the conversion of the Multiple Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion will be re-converted into Multiple Voting Shares at the inverse of Conversion Ratio then in effect and the Company shall send, or cause its transfer agent to send, to the holder a share certificate representing the Multiple Voting Shares. In the event that the offeror takes up and pays for the Subordinate Voting Shares resulting from conversion, the Company shall or shall cause its transfer agent to deliver to the holders thereof the consideration paid for such shares by the offeror. 27. 3 Rights, Privileges, Restrictions and Conditions Applicable to Subordinate Voting Shares – Redemption Provisions Redemption For the purposes of this Section 27.3, the following terms will have the meaning specified below: 1.1 "Board" means the board of directors of the Company. 1.2 "Business" means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis - derived products in the United States, which include the owning and operating of cannabis licenses. 1.3 "Fair Market Value" will equal: (i) the volume weighted average trading price (VWAP) of the Shares to be redeemed for the five (5) Trading Day period immediately after the date of the Redemption Notice on the Canadian Securities Exchange or other national or regional securities exchange on which such Shares are listed, or (ii) if no such quotations are available, the fair market value per share of such Shares as set forth in the Valuation Opinion. 1.4 "Governmental Authority" or "Governmental Authorities" means any United States or foreign, federal, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority). 1.5 "Licenses" means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority required for, or relating to, the conduct of the Business. 1.6 "Ownership" (and derivatives thereof) means (i) ownership of record as evidenced in the Company's share register, (ii) "beneficial ownership" as defined in Section 1 of the Business Corporations Act (British Columbia), or (iii) the power to exercise control or direction over a security; 1.7 "Person" means an individual, partnership, Company, limited liability Company, trust or any other entity. 1.8 "Redemption" has the meaning ascribed thereto in Section 27.3(5). 26-23363-4 C1.1 P284

42 1.9 "Redemption Date" means the date on which the Company will redeem and pay for the Shares pursuant to Section 27.3(5). The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith. 1.10 "Redemption Notice" has the meaning ascribed thereto in Section 27.3(6). 1.11 "Redemption Price" means the price per Share to be paid by the Company on the Redemption Date for the redemption of Shares pursuant to Section 27.3(5) and will be equal to the Fair Market Value of a Share, unless otherwise required by any Governmental Authority; 1.12 "Shares" means the Subordinate Voting Shares of the Company. 1.13 "Significant Interest" means ownership of five percent (5%) or more of all of the issued and outstanding shares of the Company. 1.14 "Subject Shareholder" means a person, a group of persons acting in concert or a group of persons who, the Board reasonably believes, are acting jointly or in concert. 1.15 "Trading Day" means a day on which trades of the Shares are executed on the Canadian Securities Exchange or any national or regional securities exchange on which the Shares are listed. 1.16 "Unsuitable Person" means any person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Shares; or (ii) any person (including a Subject Shareholder) with a Significant Interest whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any Licenses or in the Company being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such person's failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, as determined by the Board, in its sole discretion, after consultation with legal counsel and if a license application has been filed, after consultation with the applicable Governmental Authority. 1.17 "Valuation Opinion" means a valuation and fairness opinion from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm. (2) Subject to Section 27.3(4), no Subject Shareholder will acquire or dispose of a Significant Interest, directly or indirectly, in one or more transactions, without providing 15 days' advance written notice to the Company by mail sent to the Company's registered office to the attention of the Corporate Secretary. 26-23363-4 C1.1 P285

43 (3) If the Board reasonably believes that a Subject Shareholder may have failed to comply with the provisions of Section 27.3(2), the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Shares held. (4) The provisions of Sections 27.3(2) and 27.3(3) will not apply to the ownership, acquisition or disposition of Shares as a result of: 4.1 any transfer of Shares occurring by operation of law including, inter alia, the transfer of Shares of the Company to a trustee in bankruptcy; 4.2 an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section 27.3(2); or 4.3 the conversion, exchange or exercise of securities of the Company (other than the Shares) duly issued or granted by the Company, into or for Shares, in accordance with their respective terms. (5) At the option of the Company, Shares owned by an Unsuitable Person may be redeemed by the Company (the "Redemption") for the Redemption Price out of funds lawfully available on the Redemption Date. Shares redeemable pursuant to this Section 27.3(5) will be redeemable at any time and from time to time pursuant to the terms hereof. (6) In the case of a Redemption, the Company will send a written notice to the holder of the Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Shares to be redeemed on the Redemption Date, (iii) the formula pursuant to which the Redemption Price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (if the Resulting Issuer is no longer listed on the Canadian Securities Exchange or another recognized securities exchange), and (vi) any other requirement of surrender of the Shares to be redeemed (the "Redemption Notice"). The Redemption Notice may be conditional such that the Company need not redeem the Shares owned by an Unsuitable Person on the Redemption Date if the Board determines, in its sole discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. The Company will send a written notice confirming the amount of the Redemption Price as soon as possible following the determination of such Redemption Price. (7) The Company may pay the Redemption Price by using its existing cash resources, incurring debt, issuing additional Shares, issuing a promissory note in the name of the Unsuitable Person, or by using a combination of the foregoing sources of funding. (8) To the extent required by applicable laws, the Company may deduct and withhold any tax from the Redemption Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made. (9) On and after the date the Redemption Notice is delivered, any Unsuitable Person owning Shares called for Redemption will cease to have any voting rights with respect to such Shares and on and after the Redemption Date specified therein, such holder will cease to have any rights whatsoever with respect to such Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable Governmental Authority), 26-23363-4 C1.1 P286

44 such persons may exercise voting rights of such Shares and the Board may determine, in its sole discretion, not to redeem such Shares. Following any Redemption in accordance with the terms of this Section 27.3, the redeemed Shares will be cancelled. (10) All notices given by the Company to holders of Shares pursuant to this Schedule, including the Redemption Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder's registered address as shown on the Company's share register. (11) The Company's right to redeem Shares pursuant to this Schedule will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the articles or the bylaws of the Company or otherwise with respect to the acquisition by the Company of Shares or any restrictions on holders thereof. (12) In connection with the conduct of its Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses. (13) In the event that any provision (or portion of a provision) of this Section 27.3 or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of Section 27.3 (including the remainder of such provision, as applicable) will continue in full force and effect. 27. 4 Exchangeable Shares An unlimited number of Exchangeable shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below: (a) Voting Rights. Except as otherwise required by the Business Corporations Act or these Articles, the holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the shareholders of the Company; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the shareholders of the Company. (b) Dividends. The holders of the Exchangeable Shares shall not be entitled to receive any dividends. (c) Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company. (d) Exchange Right. Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be exchanged for one Subordinate Voting Share. The conversion right may be exercised at any time and from time to time by notice in writing delivered to the transfer 26-23363-4 C1.1 P287

45 agent accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the transfer agent may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted, and shall be accompanied by sufficient monies necessary to pay any applicable stamp tax or similar duty on or in respect of such conversion. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the transfer agent, the Company will issue a share certificate or other evidence of ownership representing Subordinate Voting Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be exchanged, the holder is entitled to receive a new certificate representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Subordinate Voting Shares hereunder will automatically be cancelled. (e) Change of Control Adjustment. Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Subordinate Voting Shares, or a sale or conveyance of all or substantially all the assets of the Company to any other body corporate, trust, partnership or other entity (each a "Change of Control"), each Exchangeable Share that is outstanding on the effective date of a Change of Control shall remain outstanding and, upon the exchange of such Exchangeable Share thereafter, shall be entitled to receive and shall accept, in lieu of the number of Subordinate Voting Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Subordinate Voting Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the "Adjusted Exchange Consideration"), provided that, in the event that, in connection with a Change of Control, the Exchangeable Shares are to be exchanged for securities of another body corporate, trust, partnership or other entity that are substantially equivalent in all respects to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the board of directors of the Company, acting reasonably, using the same exchange ratio as is applicable for the Subordinate Voting Shares in connection with such Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control shall be exchanged for the Alternative Exchangeable Security. If the Adjusted Exchange Consideration includes cash, then the Company shall, or shall cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by the Company on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately following the Change of Control. All such funds shall be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and shall solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis). If, in connection with a Change of Control, a holder of a Subordinate Voting Share may elect a form of consideration (including, without limitation, shares, other securities, cash or 26-23363-4 C1.1 P288

46 other property) from options made available, then all holders of Exchangeable Shares shall be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by all holders of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline, provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares shall be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration shall equal the consideration that a holder of Subordinate Voting Shares making an election on the terms set forth in the preceding sentence would have received in the transaction. After any adjustment pursuant to these terms, the term "Subordinate Voting Shares", where used above, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this section, the holder is entitled to receive upon the exchange of Exchangeable Shares, and the number of Subordinate Voting Shares indicated by any exchange of an Exchangeable Share shall be interpreted to mean the number of Subordinate Voting Shares or other property or securities the holder of the Exchangeable Share is entitled to receive upon the exchange of an Exchangeable Share as a result of such adjustment and all prior adjustments pursuant to these terms. (f) Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Multiple Voting Shares and Subordinate Voting Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities. (g) Alteration to Rights of Exchangeable Shares. As long as any Exchangeable Shares remain outstanding, the Company will not, without the consent of the holders of the Exchangeable Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Exchangeable Shares. 26-23363-4 C1.1 P289

- J-1 - APPENDIX J CHANGE OF AUDITOR PACKAGE (See attached.) 26-23363-4 C1.1 P290

CURALEAF HOLDINGS, INC. (the “Corporation”) NOTICE OF CHANGE OF AUDITOR (the “Notice”) To: PKF O’Connor Davies, LLP And To: BDO USA, P.C. RE: Notice Regarding Change of Auditor Pursuant to Section 4.11 of National Instrument 51- 102 – Continuous Disclosure Obligations (“NI 51-102”) Curaleaf Holdings, Inc. (the “Company”) hereby gives notice pursuant to Section 4.11 of NI 51-102 as follows: 1. At the request of the Company, PKF O’Connor Davies, LLP (the “Former Auditor”), will be resigning as the Company’s independent auditor effective May 6, 2026 (the “Effective Date”). 2. On the Effective Date, the Company will appoint BDO USA, P.C. (the “Successor Auditor”) to fill the vacancy created by the resignation of the Former Auditor, and to hold such position until the close of the next annual meeting of shareholders of the Company. 3. The resignation of the Former Auditor as auditor of the Company and the appointment of the Successor Auditor as auditor of the Company were considered and approved by the Board of Directors of the Company. 4. The Former Auditor has not expressed any modified opinion in its reports for the Company’s two (2) most recently completed fiscal years or for any period subsequent to the most recently completed period for which an audit report was issued and preceding the Effective Date. 5. In the opinion of the Board of Directors of the Corporation, no “reportable event” as defined in NI 51-102 has occurred since the date of the Former Auditor’s appointment. DATED May 5, 2026 CURALEAF HOLDINGS, INC. Per: “Ed Kremer” Ed Kremer Chief Financial Officer 26-23363-4 C1.1 P291

PKF O’CONNOR DAVIES, LLP 245 Park Avenue, New York, NY 10167 I Tel: 212.867.8000 or 212.286.2600 I Fax: 212.286.4080 I www.pkfod.com PKF O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms. May 6, 2026 British Columbia Securities Commission Alberta Securities Commission Financial and Consumer Affairs Authority of Saskatchewan The Manitoba Securities Commission Ontario Securities Commission Autorité des marchés financiers (Québec) Financial and Consumer Services Commission (New Brunswick) Nova Scotia Securities Commission Financial and Consumer Services Division (Prince Edward Island) Office of the Superintendent of Securities Service, Newfoundland and Labrador Office of the Yukon Superintendent of Securities Office of the Superintendent of Securities (Northwest Territories) Office of the Superintendent of Securities, Nunavut Dear Sirs/Mesdames: Re: Curaleaf Holdings, Inc. – Change of Auditor Pursuant to National Instrument 51-102 – Continuous Disclosure Obligations, we have reviewed the information contained in the Notice of Change of Auditor of Curaleaf Holdings, Inc. dated May 5, 2026 (the "Notice") and, based on our knowledge of such information at this time, we agree with the statements made in the Notice. Yours very truly, PKF O’Connor Davies, LLP New York, New York 26-23363-4 C1.1 P292

26-23363-4 C1.1 P293

SUPPLEMENT DATED JUNE 15, 2026 TO MANAGEMENT INFORMATION CIRCULAR DATED MAY 7, 2026 IN RESPECT OF THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF CURALEAF HOLDINGS, INC. TO BE HELD ON JUNE 22, 2026 The management information circular dated May 7, 2026 (the “Circular”) of Curaleaf Holdings, Inc. (the “Company”) prepared in connection with the annual general and special meeting of shareholders of the Company to be held on June 22, 2026 (the “Meeting”) is hereby amended and supplemented as set out below. All defined terms used in this supplement (the “Supplement”) and not otherwise defined shall have the respective meanings ascribed to them in the Circular, which is available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar. Other than as set out in this Supplement, the Circular remains unamended. AMENDMENT TO THE ARTICLES OF THE COMPANY – ADDITIONAL DISCLOSURE REGARDING THE PROPOSED AMENDMENT The Company wishes to provide the following additional details regarding the Proposed Amendment, which should be read in conjunction with the section entitled “Matters to be Voted at the Meeting – Amendment to the Articles of the Company” in the Circular. Board Approval The Company clarifies that, at the meeting of the Board held on April 30, 2026, four of the five directors in attendance concluded that the Proposed Amendment is in the best interests of Curaleaf and recommended that holders of Subordinate Voting Shares (other than Mr. Boris Jordan and his affiliated and associated entities) vote in favour of the Proposed Amendment. The resolutions approving the Proposed Amendment and the related recommendation to the holders of Subordinate Voting Shares were adopted by majority vote of the Board. After balancing the various benefits, risks and other factors and considerations discussed in the Circular, and acknowledging Mr. Jordan’s contribution to the success of the Company, one director determined not to support the Proposed Amendment, as such director did not believe that the Proposed Amendment was necessary, and could potentially lead to an unfavorable market reaction. The Company notes that there was no discernible market reaction following the announcement of the Proposed Amendment. Mr. Jordan, given his interest in the Proposed Amendment, recused himself from, and was not present for, the deliberations on, and the vote in respect of, the Proposed Amendment at the meeting of the Board held on April 30, 2026. Considerations of Alternatives The Company further clarifies that, as part of its process as authorized by its mandate, the Special Committee considered alternatives to the Proposed Amendment. Having regard to the following factors, the Special Committee determined that it would not be appropriate to seek other alternatives to the Proposed Amendment: a) the narrow scope of the Proposed Amendment, which removes only the listing-based trigger without affecting the conversion ratio, the Minimum Ownership Threshold, the transfer-based sunset, the coattail arrangements or any other shareholder rights; b) the absence of any consideration or economic benefit to Mr. Jordan, with the Multiple Voting Shares continuing to convert on a one-for-one basis; c) the retained ownership-based sunsets, which are objective, self-executing and tied to Mr. Jordan’s continued alignment with shareholders; and 26-23363-4 C1.1 P294

d) the procedural safeguards applicable to the Proposed Amendment, including the “majority of the minority” vote required under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). In light of the foregoing, the Special Committee determined that the Proposed Amendment appropriately addressed the primary negative impact of the Listing-Based Sunset Event, being that it does not represent an appropriate sunset trigger event, as it may cause uncertainty and unpredictability following an uplisting to a U.S. exchange. For the reasons stated in the Circular, the Special Committee determined that the Proposed Amendment was reasonable and in the best interests of the Company. Independent Legal Counsel to the Special Committee The Special Committee considered whether to retain its own independent legal counsel, and determined that it was not necessary in the circumstances, having regard to: a) the limited scope of the Proposed Amendment; b) the comprehensive advice provided by the Company’s long-standing external counsel (which is independent of Mr. Jordan), at each meeting of the Special Committee; c) the procedural safeguards applicable to the Proposed Amendment, including the “majority of the minority” approval requirement under MI 61-101; and d) the approach taken in connection with the Company’s 2021 amendment to the Multiple Voting Shares structure, where the special committee similarly did not retain separate independent legal counsel. The Special Committee was satisfied throughout its deliberations with the quality, scope and independence of the legal advice it received from the Company’s external counsel. Additional Reasons and Rationale for the Proposed Amendment The Company also discloses the following additional details regarding the reasons and rationale for the Proposed Amendment, which should be read in conjunction with the “Background to the Proposed Amendment – Reasons for the Proposed Amendment” section in the Circular: When the Listing-Based Sunset Event was adopted in 2021, a U.S. stock exchange listing was seen as a major milestone that would naturally coincide with a shift in the Company’s governance. Since then, circumstances have changed. Since 2021, the U.S. cannabis sector has continued to face a rapidly evolving and often challenging regulatory environment, including in connection with the recent U.S. federal rescheduling announcement, ongoing developments in state-level licensing regimes, and continued uncertainty as to applicable tax positions (including Section 280E of the U.S. Internal Revenue Code). In addition, following the Company’s 2023 move from the Canadian Securities Exchange to the Toronto Stock Exchange, management gained valuable experience with stock exchange transitions. That experience confirmed that a listing is primarily a financing and liquidity decision instead of a reason to change governance. While the rescheduling announcement has increased the likelihood of a potential listing of the Company on a major U.S. stock exchange, and the conditions for such a listing are becoming clearer, the Company continues to operate in a rapidly evolving regulatory environment. Stable leadership remains particularly important in this context. Tying an automatic governance change to a U.S. listing could disrupt that stability at a critical time. 26-23363-4 C1.1 P295

Further, since 2021, market practice in respect of dual-class share structures has continued to evolve. The Special Committee took into account evolving market trends regarding dual-class share structures, including recent IPOs of companies with similar share structures and the addition of dual-class issuers in stock indices, and determined that the Proposed Amendment was consistent with prevailing market practice. While the Company continues to undertake preparatory work to maintain flexibility to pursue a listing if and when circumstances permit (including the recently implemented reverse stock split), no specific transaction, timeline or outcome for a U.S. listing was assumed by the Special Committee or the Board. Accordingly, the potential listing of the Subordinate Voting Shares on a U.S. national securities exchange in the short to medium term did not constitute a determinative or material factor in the Special Committee’s or the Board’s consideration of the terms of the Proposed Amendment. Prior Valuation The Company confirms that, after reasonable inquiry, neither Curaleaf nor any director or senior officer of Curaleaf has knowledge of any “prior valuation” (as such term is defined in MI 61-101) in respect of Curaleaf that is relevant to the Proposed Amendment and that has been made in the 24 months before the date of the Circular. REMINDER TO VOTE Every vote is important. The Company encourages all shareholders to review the Circular and the other meeting materials, which are available under the Company’s profile on SEDAR+ at www.sedarplus.ca, on EDGAR at www.sec.gov/edgar and on the Company’s website. The Company has determined to extend the proxy cut-off of 4:00 p.m. (Eastern time) on Thursday, June 18, 2026. Shareholders may deposit their executed form of proxy with the Company's transfer agent and registrar, Odyssey Trust Company, at 1230, 300 5th Ave SW, Calgary, AB, T2P 3C4, up until at 3:00 p.m. (Eastern time) on June 19, 2026. The Company encourages all shareholders to vote their Subordinate Voting Shares in advance of the proxy cut-off time specified in this Supplement. Shareholders are urged to carefully review the Circular and accompanying materials, as they contain important information regarding the matters to be considered at the Meeting. Registered shareholders and beneficial shareholders who have questions or require assistance with voting should contact the Company or their broker or other intermediary, as applicable, in accordance with the instructions set out in the meeting materials. As the existing form of proxy for the Meeting confers discretionary authority on the persons named in the proxy with respect to amendments or variations to the matters identified in the Notice of Meeting or other matters which may properly come before the Meeting or any adjournment or postponement thereof, the Company will not be distributing an amended form of proxy. APPROVAL The contents and filing of this Supplement to the Circular have been approved by the directors of the Company. DATED at Stamford, Connecticut this 15th day of June, 2026. BY ORDER OF THE BOARD OF DIRECTORS (Signed) “Joseph Lusardi” Joseph Lusardi Executive Vice-Chairman 26-23363-4 C1.1 P296